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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Quotesmith.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.003 per share, of Quotesmith.com, Inc.
	(2)	Aggregate number of securities to which transaction applies: 2,363,636
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $5.30, which is the average of the bid and asked prices of Quotesmith.com, Inc. common stock on March 2, 2004, as reported on the Nasdaq SmallCap Market

	(4)	Proposed maximum aggregate value of transaction: $13,000,000
	(5)	Total fee paid: $1,647
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Insure.com

Quotesmith.com, Inc.
8205 South Cass Avenue, Suite 102
Darien, Illinois 60561

Dear Stockholders of Quotesmith.com, Inc.:

        On May 7, 2004, we acquired substantially all of the assets of Life Quotes, Inc., or Life Quotes, a domestic insurance agency that solicited business from prospective customers in all 50 states, together with certain real estate owned by an affiliate of the sole stockholder of Life Quotes, for aggregate consideration of approximately $18.4 million, after adjustments and prorations. We funded this acquisition by borrowing $6,500,000 from Zions Bancorporation, or Zions, and by using cash on hand. We did not acquire the entity Life Quotes, Inc. We intend to issue 2,363,636 shares of our common stock to Zions resulting in $13,000,000 in gross proceeds. The proceeds of this stock issuance will be used to repay the loan from Zions and for general corporate purposes. The assets of Life Quotes and the related real estate are owned by a wholly-owned subsidiary of Quotesmith.com.

        We entered into a stock purchase agreement with Zions on March 1, 2004 which was subsequently amended on May 7, 2004. Under the terms of the stock purchase agreement, we have agreed to issue 2,363,636 shares of our common stock to Zions for $13,000,000 in gross proceeds. The common stock to be issued to Zions will not be registered, and will be restricted following the stock issuance. In connection with the issuance of stock to Zions, we have entered into an investor rights agreement with Zions, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock whereby we have agreed, among other things, to increase the size of our Board of Directors by one member and to nominate an individual designated by Zions to serve on the Board of Directors. Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock have agreed to vote all of their shares of common stock in favor of such individual. In accordance with the investor rights agreement, Zions has designated as its nominee, and we have nominated for election as director, John B. Hopkins. In addition, Messrs. Bland and Thoms, together with their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, entered into voting agreements with Zions on May 7, 2004 whereby these persons have agreed, among other things, to vote their shares of our common stock (which represents over 60% of our outstanding common stock) in favor of the stock issuance to Zions. This number is sufficient to approve the stock issuance to Zions.

        In connection with the Life Quotes acquisition, we have agreed to establish the Quotesmith.com, Inc. 2004 Non-Qualified Stock Option Plan, or the Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain former employees of Life Quotes who continue to work for us.

        The enclosed proxy statement also contains annual meeting proposals for the election of two directors and the ratification of Ernst & Young LLP as our independent auditors for 2004.

        Our common stock is listed on the Nasdaq SmallCap Market under the ticker symbol "QUOT." In compliance with Nasdaq rules, we will seek stockholder approval of (i) the issuance of our common stock to Zions and (ii) the establishment of the Life Quotes employee stock option plan at our annual meeting of stockholders on [    •    ], 2004 to be held at our offices at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, at 9:00 a.m., Chicago time. At our annual meeting of stockholders we will also conduct an election for two directors to serve until the 2007 annual meeting and seek ratification of the appointment of Ernst & Young LLP as our independent auditors for 2004.

        Our Board of Directors has unanimously approved (i) the issuance of shares of our common stock to Zions and recommends that you vote in favor of the issuance of shares of our common stock to Zions and (ii) the establishment of the Life Quotes employee stock option plan and recommends that you vote in favor of establishing the Life Quotes employee stock option plan. In addition, our Board of Directors recommends that you vote in favor of the nominees for election to the Board of Directors and in favor of ratifying Ernst & Young LLP as our independent auditors for 2004.

        You are not entitled to dissenter's or appraisal rights in connection with the issuance of our common stock to Zions. The holders of more than 60% of our common stock outstanding prior to the stock issuance have agreed to vote in favor of the proposals. This number is sufficient to approve of the stock issuance to Zions. Following the stock issuance, Zions will own approximately 32.3% of our outstanding common stock, and approximately 29% of our common stock on a fully-diluted basis.

        We urge you to consider carefully all of the information provided in this proxy statement and its attachments, including a copy of Mystic Capital fairness opinion attached as Annex A-1, the executive summary of the real estate appraisal attached as Annex A-2, the asset purchase agreement attached as Annex A-3, the stock purchase agreement attached as Annex A-4, the real property purchase agreement attached as Annex A-5, the investor rights agreement attached as Annex A-6, the Voting Agreements attached as Annexes A-7 and A-8, the Non-Competition Agreement attached as Annex A-9, the Agency Agreement attached as Annex A-10, the amendment to the Stock Purchase Agreement attached as Annex A-11, and the Life Quotes employee stock option plan attached as Annex A-12. In particular, you should consider carefully the "Risk Factors" beginning on page 25 of this proxy statement.

        Your vote is important, regardless of the number of shares you own. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided or by attending the annual meeting in person. To approve the proposals submitted to you, vote "FOR" the proposals by following the instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name" (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Sincerely,

Robert S. Bland Chairman of the Board, President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of this transaction or the securities to be issued or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [    •    ], 2004 and is first being mailed to Quotesmith.com stockholders on or about [    •    ], 2004.

Quotesmith.com, Inc.
8205 South Cass Avenue, Suite 102
Darien, Illinois 60561

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2004

        The 2004 Annual Meeting of Stockholders of Quotesmith.com, Inc., a Delaware corporation will be held at our offices at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, on [    •    ], 2004 at 9:00 a.m., Chicago time, for the following purposes:

1.
To approve the issuance of 2,363,636 shares of our common stock to Zions Bancorporation, or Zions, for $13,000,000 in gross proceeds pursuant to the stock purchase agreement entered into on March 1, 2004 (as subsequently amended on May 7, 2004), by and between Quotesmith.com and Zions and the related investor rights agreement dated March 1, 2004, by and among Quotesmith.com, Zions, Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock. The proceeds of the stock issuance will be used to repay the $6,500,000 loan we received from Zions on May 7, 2004 to fund a portion of our acquisition of substantially all of the assets Life Quotes, Inc., or Life Quotes, and certain real estate owned by an affiliate of the sole stockholder of Life Quotes, and for general corporate purposes. The assets of Life Quotes and the related real estate are owned and operated by Life Quotes Acquisition, Inc., our wholly-owned subsidiary;

2.
To approve the establishment of the Quotesmith.com, Inc. 2004 Non-Qualified Stock Option Plan, or Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain former employees of Life Quotes who continue to work for us;

3.
To elect two persons to our Board of Directors to serve until the 2007 Annual Meeting of Stockholders;

4.
To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004; and

5.
To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        The accompanying proxy statement describes the acquisition and the stock issuance in more detail. We encourage you to read the entire document and each of its attachments carefully.

        Our Board of Directors has unanimously approved (i) the issuance of shares of our common stock to Zions and recommends that you vote in favor of the issuance of shares of our common stock to Zions and (ii) the establishment of the Life Quotes employee stock option plan and recommends that you vote in favor of establishing the Life Quotes employee stock option plan. In addition, our Board of Directors recommends that you vote in favor of the nominees for election to the Board of Directors and in favor of ratifying Ernst & Young LLP as our independent auditors for 2004.

        The affirmative vote of a majority of the shares that are present, in person or by proxy, at the annual meeting and entitled to vote will be sufficient to approve the stock issuance and the establishment of the Life Quotes employee stock option plan. The affirmative vote of a plurality of such shares will be sufficient to elect each director. The affirmative vote of a majority of such shares will be sufficient to ratify the appointment of Ernst & Young LLP.

        Stockholders of record as of the close of business on May 31, 2004, the record date, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders for any purpose germane to the annual meeting at our offices for the ten days immediately preceding the annual meeting date. Our Annual Report for the year ended December 31, 2003 is being mailed to all stockholders of record on the record date and accompanies the enclosed proxy statement.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your proxy may be revoked in the manner described in the proxy statement at any time before it has been voted at the annual meeting.

By Order of the Board of Directors,

Robert S. Bland Chairman of the Board, President and Chief Executive Officer
Darien, Illinois [•], 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR
PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND.

i

Expenses	61
Indemnification	61
THE STOCK PURCHASE AGREEMENT	62
Issuance	62
Representations and Warranties	62
Conditions to Closing	64
Indemnification	65
Termination	65
Covenants	65
Amendment	66
OTHER AGREEMENTS	67
Real Property Purchase Agreement	67
Investor Rights Agreement	67
Interests of Affiliates in the Stock Issuance	69
Non-Competition Agreement with Kenneth L. Manley	70
Agency Agreement with Kenneth L. Manley	70
Voting Agreements	70
OUR BUSINESS	72
Industry Background	72
The Insure.com Solution	74
Our Strategy	76
Our Business Model	77
Insurance Products	78
Technology	79
Marketing	80
Material Strategic Relationships and Agreements	80
Competition	81
Regulation	82
Employees	83
Properties	83
Legal Proceedings	83
QUOTESMITH.COM FINANCIAL INFORMATION	84
QUOTESMITH.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	84
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	90
INFORMATION ABOUT LIFE QUOTES	90
LIFE QUOTES FINANCIAL INFORMATION	91
LIFE QUOTES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	91
PROPOSAL 2. ESTABLISHMENT OF LIFE QUOTES EMPLOYEE STOCK OPTION PLAN	94
Purpose of the Plan	94
General	94
Administration of the Plan	94
Eligibility to Receive Awards	94

ii

Options	94
Adjustments Upon Changes in Capitalization	95
Sale Events	95
Amendment and Termination of the Plan	95
Stock Options to be Granted to Participants	95
Transferability of Stock Options	96
U.S. Tax Aspects	96
Life Quotes Employee Stock Option Plan Benefits	96
Equity Compensation Plan Information	97
PROPOSAL 3. ELECTION OF DIRECTORS	98
MANAGEMENT	99
Board Committees and Meetings	100
Audit Committee Financial Expert	101
Director Compensation	102
Stockholder Communications	102
Compensation Committee Interlocks and Insider Participation	102
PRINCIPAL STOCKHOLDERS	103
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	104
EXECUTIVE COMPENSATION	105
Summary Compensation Table	105
Option Grants in 2003	105
2003 Year End Option Values	106
Employment Agreements and Change of Control Agreements	106
STOCK PERFORMANCE GRAPH	107
COMPENSATION COMMITTEE REPORT	108
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	109
REPORT OF THE AUDIT COMMITTEE	110
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	111
PROPOSAL 4. RATIFICATION OF INDEPENDENT AUDITORS	111
Audit Fees	111
Audit-Related Fees	111
Tax Fees	111
All Other Fees	111
Pre-Approval Policies and Procedures	111
OTHER MATTERS	112
ADDITIONAL INFORMATION	112
2005 STOCKHOLDER PROPOSALS	112
FINANCIAL STATEMENTS OF QUOTESMITH.COM	F-1
FINANCIAL STATEMENTS OF LIFE QUOTES	F-23

iii

Page
ANNEXES
Annex A-1—Mystic Capital Fairness Opinion	A-1-1
Annex A-2—Executive Summary of Real Estate Appraisal	A-2-1
Annex A-3—Asset Purchase Agreement	A-3-1
Annex A-4—Stock Purchase Agreement	A-4-1
Annex A-5—Real Property Purchase Agreement	A-5-1
Annex A-6—Investor Rights Agreement	A-6-1
Annex A-7—Bland Parties Voting Agreement	A-7-1
Annex A-8—Thoms Parties Voting Agreement	A-8-1
Annex A-9—Non-Competition Agreement	A-9-1
Annex A-10—Agency Agreement	A-10-1
Annex A-11—Amendment to Stock Purchase Agreement	A-11-1
Annex A-12—Life Quotes Employee Stock Option Plan	A-12-1
Annex A-13—Audit Committee Charter	A-13-1

iv

FORWARD LOOKING STATEMENTS

        Because we want to provide you with more meaningful and useful information, this proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "could," or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks in 2004 and beyond which may differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties, and other factors include, without limitation, the following:

  •
  the benefits expected to result from the acquisition of substantially all of the assets of Life Quotes and the related real estate;

  •
  the benefits expected to result from the issuance of shares of Quotesmith.com common stock to Zions in connection with the acquisition;

  •
  the performance and financial condition of Quotesmith.com, Life Quotes or the combined company following the acquisition;

  •
  our ability to achieve or sustain profitability;

  •
  demand for life insurance;

  •
  providing accurate insurance quotes;

  •
  our ability to manage our expenses, quickly respond to changes in our marketplace and meet consumer expectations;

  •
  the complexity of our technology and our use of our technology;

  •
  our ability to hire and retain senior management and other qualified personnel;

  •
  intense competition in the insurance industry;

  •
  our ability to keep pace with technological changes and future regulations affecting our business;

  •
  constraints of the systems we employ; and

  •
  our ability to raise additional capital if necessary.

        See the section of the proxy statement entitled "Risk Factors" beginning on page 25 for a description of these and other risks, uncertainties, and factors.

        You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason after the date of this proxy statement. Unless otherwise expressly stated, all references to "we," "us," "our," "Quotesmith," and the "Company" refer to Quotesmith.com, Inc. and its subsidiaries. The information contained on our Web sites, or Web sites that are linked to our Web sites, is not incorporated herein by reference.

SUMMARY TERM SHEET

        This term sheet is a summary of the material terms of our recently completed acquisition of the business formerly conducted by Life Quotes, Inc., or Life Quotes, and our proposed issuance of shares of our common stock to Zions Bancorporation, or Zions. This term sheet does not contain all of the information regarding the acquisition or the stock issuance that you may consider important.

  •
  We acquired substantially all of the assets and related real estate of Life Quotes on May 7, 2004, for aggregate consideration of approximately $18.4 million, after adjustments and prorations (see "The Asset Purchase Agreement" on page 58).

  •
  The assets and related real estate, which we believe will be sufficient to enable us to operate the business in which Life Quotes was engaged in the same manner as it was operated prior to the acquisition, are owned and operated by a wholly-owned subsidiary of ours.

  •
  We funded this acquisition by borrowing $6,500,000 from Zions and by using cash on hand (see "The Asset Purchase Agreement—Source of Funds" on page 60).

  •
  We intend to issue 2,363,636 shares of our common stock to Zions, resulting in $13,000,000 in gross proceeds, which will be used to repay the loan from Zions and for general corporate purposes (see "The Stock Purchase Agreement" on page 62).

  •
  The holders of over 60% of our outstanding common stock as of the date hereof have entered into voting agreements with Zions whereby they have agreed, among other things, to vote all of their shares in favor of the stock issuance to Zions (see "Other Agreements—Voting Agreements" on page 70).

  •
  Certain of our stockholders have agreed to vote in favor of a Zions nominee to our board (see "Other Agreements—Investor Rights Agreement" on page 67.)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is making this proxy solicitation?
A:	We are making the solicitation at the direction of our Board of Directors.
Q:	Do any directors or executive officers of Quotesmith.com have any direct or indirect interest in the stock issuance or the acquisition?
A:
Messrs. Bland and Thoms are party to the investor rights agreement and have been granted a right of first refusal with respect to Zions' shares under certain circumstances. See "Proposal 1. Approval of Stock Issuance to Zions Bancorporation—Other Agreements—Interests of Affiliates in the Stock Issuance."
Q:	Who has the right to vote at the annual meeting?
A:	Only holders of our common stock of record as of May 31, 2004 may vote at the annual meeting.
Q:	What should I do now?
A:	Just indicate on your proxy card how you want to vote, and sign, date and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.
Q:	When and where will the annual meeting take place?

The meeting will take place at 9:00 a.m. on [ • ], 2004 at our offices at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561. You may attend the meeting and vote your shares in person, rather than voting by proxy.
Q:	Are you entitled to dissenter's or appraisal rights?
A:	No. You are not entitled to dissenter's or appraisal rights in connection with the acquisition or the stock issuance.
Q:	If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A:
No. Your broker will vote your shares of common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares following the directions your broker provides you. If you do not provide instructions to your broker, your shares will not be voted.
Q:	Can you change your vote after you have mailed in your proxy?
A:
Yes. You may revoke a proxy at any time before the meeting is convened by filing with the secretary of Quotesmith.com an instrument of revocation or a duly executed proxy bearing a later date. You may also revoke a proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, constitute a revocation of proxy.
Q:	When is the stock issuance expected to be completed?
A:	We anticipate completing the stock issuance shortly after the annual meeting, subject to satisfaction of the closing conditions under the stock purchase agreement.
Q:	Who can help answer my questions?
A:
If you want additional copies of this document, or if you want to ask any questions about the stock issuance or any other matter set forth in this proxy statement, you should contact: Phillip Perillo, Chief Financial Officer, Quotesmith.com, Inc., (630) 515-0170.

SUMMARY

        This summary highlights all of the material information contained in the proxy statement, but may not contain all of the information that is important to you. Although all material information regarding the transactions is contained in this proxy statement, you should read carefully this entire document, including the appendices and the other documents to which we refer you, for a more complete understanding of the transactions that are the subject of this proxy statement.

The Companies (Pages 72—90)

Quotesmith.com, Inc.
8205 South Cass Avenue, Suite 102
Darien, Illinois 60561
(630) 515-0170
 www.insure.com

        We are an insurance agency and brokerage headquartered in Darien, Illinois. We own and operate a comprehensive online consumer insurance information service, accessible at www.insure.com, which caters to the needs of self-directed insurance shoppers. Since our inception in 1984, we have been continuously developing a proprietary and comprehensive insurance price comparison and order-entry system that provides instant quotes from over 200 insurance companies for numerous life and health insurance products. We use this database to provide customers with a large array of comparative life and health insurance quotes online, over the phone or by mail, and we allow the customer to purchase insurance from the company of their choice either online or over the phone with our licensed insurance customer service staff. Our website also provides insurance information and decision-making tools, along with access to other forms of personal insurance, such as auto, homeowners, renters, long-term care and travel insurance through various partners. We generate revenues from the receipt of commissions paid by insurance carriers, which are tied directly to the volume of insurance sales that we produce. We also generate revenue from the sale of online traffic to third parties that provide lines of insurance that we do not provide as a broker, such as auto and homeowners insurance. In these cases, the revenue we receive is tied directly to the volume of online traffic we provide. We conduct our insurance agency and brokerage operations primarily using salaried, non-commissioned personnel and we generate prospective customer interest using traditional direct response advertising methods conducted primarily offline.

        For the seven-year period ended December 31, 2003, we have spent a total of $57.3 million in direct-to-consumer advertising and have sold approximately 133,000 new policies. During that same period, we have generated revenues of $62.8 million and incurred net losses of $43.7 million.

        We previously acquired selected assets of Insurance News Network, LLC, including its content-rich consumer information website, www.insure.com, on December 7, 2001. Insure.com provided insurance-related information and decision-making tools, along with library of thousands of insurance articles that are well organized and served up in an easy-to-navigate format. This information has been integrated with our insurance quoting services.

        Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT." Information on Quotesmith.com's website does not constitute a part of this proxy statement. All common stock and per share information in this proxy statement has been retroactively adjusted to reflect a one-for-three reverse stock split that became effective on March 7, 2001.

Life Quotes, Inc.
32045 Castle Court
Evergreen, Colorado 80439
800-670-5433

        Life Quotes was founded in 1979 as a traditional life insurance agency. Instead of meeting with customers face-to-face, Life Quotes sells insurance by phone, fax, email and/or mail. People who need life insurance find Life Quotes through radio, television and internet advertising. Prior to the acquisition, Life Quotes employed over 80 people.

The Transactions (Pages 39—43)

        On May 7, 2004, we acquired substantially all of the assets of Life Quotes, a domestic insurance agency that solicited business from prospective customers in all 50 states, together with certain real estate owned by an affiliate of the sole stockholder of Life Quotes, for aggregate consideration of approximately $18.4 million, after adjustments and prorations. We expect that the assets we acquired, together with the real estate, will be sufficient to enable us to operate the business in which Life Quotes was engaged in the same manner as it was operated prior to the acquisition. We funded this acquisition by using cash on hand and by borrowing $6,500,000 from Zions. We intend to repay the loan from Zions with a portion of the proceeds from the issuance of 2,363,636 shares of our common stock to Zions. The remainder of the $13,000,000 in gross proceeds of this stock issuance will be used for general corporate purposes. The assets of Life Quotes and the related real estate are owned by a wholly-owned subsidiary of Quotesmith.com.

        In connection with the acquisition of the assets of Life Quotes, we have agreed to establish the Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain former employees of Life Quotes who continue to work for us.

The Stock Issuance (Page 62)

        Pursuant to the stock purchase agreement we entered into with Zions on March 1, 2004 (as subsequently amended on May 7, 2004), we have agreed to issue and sell to Zions, and Zions has agreed to purchase, 2,363,636 shares of our common stock, which includes an equal number of shares of our preferred share purchase rights, at an aggregate purchase price of $13,000,000, or approximately $5.50 per share, representing a 3.6% premium to the last sale price of our common stock on March 2, 2004, the last day prior to the public announcement of the stock purchase agreement and the asset purchase agreement, which was $5.30, the average of the bid and asked prices of our common stock, as reported on the Nasdaq SmallCap Market on March 2, 2004. The last sale price of our common stock on May 27, 2004, the last practicable date for which results were available for inclusion in this proxy statement, was $5.50, which is the average of the bid and asked prices of our common stock, as reported on the Nasdaq SmallCap Market, representing no discount to the price Zions is paying. Subject to the satisfaction of the conditions set forth in the stock purchase agreement, the closing of the issuance and sale of such common stock will occur shortly after the annual meeting. The common stock to be issued to Zions will not be registered, and will be restricted following the stock issuance. In connection with the issuance of stock to Zions, we have entered into an investor rights agreement with Zions, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock whereby we have agreed, among other things, to increase the size of our Board of Directors by one member and to nominate an individual designated by Zions to serve on the Board of Directors. These persons have agreed to vote all of their shares of common stock in favor of such individual. In accordance with the investor rights agreement, Zions has designated as its nominee, and we have nominated for election as director, John B. Hopkins. In addition, Messrs. Bland and Thoms, together with their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, have entered into voting agreements with Zions whereby these persons have agreed, among other things, to vote all of their shares in favor of the stock issuance to Zions.

Material Conditions to the Stock Issuance (Page 64)

        Zions' obligation to consummate the stock issuance is subject to the satisfaction or waiver of certain conditions, including the following:

  •
  There must be no event or circumstance that had or would reasonably be expected to have a material adverse effect on us;

  •
  We must have filed all notices and obtained all consents required to be filed or obtained by us;

  •
  The issuance of the stock by us must be legal, and there must be no order or action pending or threatened preventing or seeking to prevent the proposed issuance of such stock or the other transactions contemplated by the stock purchase agreement and the investor rights agreement;

  •
  Our Board must have taken the requisite steps to increase the size of our Board of Directors by one member and appoint to our Board of Directors a director designated by Zions in accordance with the investor rights agreement;

  •
  All of our officers and employees must be must be bound by employment, confidentiality, non-compete, non-solicitation and work product agreements satisfactory to Zions;

  •
  Zions must have completed its due diligence investigation of us;

  •
  We must have amended our rights plan to exempt the issuance of the stock to Zions;

  •
  We must have obtained shareholder approval of the issuance of the stock to Zions; and

  •
  Amendments and waivers of "change of control" provisions of the employment agreements of Robert S. Bland and William V. Thoms must have been obtained.

Termination of the Stock Purchase Agreement (Page 65)

        The stock purchase agreement may be terminated at any time prior to the closing:

  •
  by mutual consent of us and Zions;

  •
  by either us or Zions if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the stock purchase agreement, which breach has not been cured within five business days after the breaching party receives notice of such breach, or if any order preventing the consummation of the transactions contemplated by the stock purchase agreement or the investor rights agreement has become final and non-appealable; or

  •
  by either us or Zions, so long as such party has not materially breached its obligations under the stock purchase agreement, if the closing has not occurred on or before November 7, 2004.

The Investor Rights Agreement (Pages 67—69)

        In connection with the stock purchase agreement, we entered into an investor rights agreement with Zions, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock. After giving effect to the stock issuance, the number of shares and percentage ownership of each of Messrs. Bland and Thoms and Zions, based on shares held and outstanding on June 22, 2004, would be as follows:

Name	Shares Owned	Percentage Ownership
Mr. Bland, spouse and partnership	2,356,445	32.2%
Mr. Thoms and spouse	690,500	9.4%
Zions	2,363,636	32.3%

        The investor rights agreement provides certain demand registration rights to the holders of the stock we are issuing to Zions, as well as piggyback registration rights. In addition, the investor rights agreement provides Zions with certain rights for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement, including that:

  •
  Zions will have preemptive rights to subscribe for future issuances of our capital stock or securities convertible into or exercisable for shares of our capital stock, other than issuances under certain authorized or issued options, under our employee stock purchase plan or in a registered offering;

  •
  We will comply with certain covenants regarding the operation of our business (including a change in our line of business) and the provision of financial and other information;

  •
  The number of directors on our Board of Directors will be fixed at seven. Zions will be entitled to designate an individual to serve on the Board of Directors. Pursuant to the terms of the investor rights agreement, we have agreed to nominate, and Messrs. Bland and Thoms, together with their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, have agreed to vote all of their shares of common stock in favor of, such individual for election to the Board of Directors;

  •
  The consent of the majority of our Board of Directors will be required for us to take certain actions, and the consent of 75% of the members of our Board of Directors will be required for us to take certain other actions

        We also agreed to maintain certain directors' and officers' liability insurance for Zions' nominee, and to indemnify and hold harmless such director to the same extent as all of our other directors.

        Zions has agreed that, without the consent of a majority of our Board of Directors, it and its affiliates will not, prior to the first anniversary of the date of the investor rights agreement:

  •
  Acquire any additional shares of our common stock;

  •
  Initiate a special meeting of our stockholders to elect directors;

  •
  Make any agreement with respect to voting of our common stock or deposit our common stock in a voting trust;

  •
  Other than the Zions nominee, seek the election of any member of our Board of Directors except as nominated by our nominating committee, or seek the removal of any director;

  •
  Request us to amend or waive these restrictions;

  •
  Participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, our voting securities;

  •
  publicly announce or submit a proposal for any extraordinary transaction involving us or our securities or assets; or

  •
  form or join in a "group" (as defined in the rules promulgated by the SEC) in connection with the foregoing.

        In addition, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock each agreed that, for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement, they will vote for the Zions nominee to our Board of Directors. In addition, these persons have granted tag-along rights to Zions for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement. This means that if any of these persons proposes to sell any of our common stock, subject to certain exceptions, they will afford Zions the right to participate proportionately in such sale based on the total number of shares owned by Zions divided by the total number of shares owned by Zions and the seller or sellers

(in each case, on a fully-diluted basis determined as of the close of business on the day immediately prior to the tag-along notice date).

        These persons also granted to Zions, and Zions granted to these persons and to us, a right of first refusal with respect to certain transfers of their shares of common stock.

The Life Quotes Acquisition (Pages 58—61)

        We acquired substantially all of the assets of Life Quotes and assumed certain specified liabilities on May 7, 2004. We also acquired the real property previously used by Life Quotes. We expect that the assets we acquired, together with the real estate, will be sufficient to enable us to operate the business in which Life Quotes was engaged in the same manner as it was operated prior to the acquisition. We used the proceeds of a $6,500,000 loan from Zions, together with cash on hand, to consummate the acquisition.

Purchase Price (Page 59)

        We acquired the assets in exchange for the assumption of certain Life Quotes liabilities and payment of $13,364,308 in cash, after adjustments. Of such cash, at closing, $13,011,308 was paid to Life Quotes and $353,000 was deposited with an escrow agent in accordance with an escrow agreement. Under the escrow agreement, within thirty days after May 7, 2005, we will deliver to Life Quotes a statement setting forth the amount of accounts receivable arising out of the conduct of Life Quotes' business that we collected in such one year period. If the amount of accounts receivable exceeds $2,450,000, then the entire $353,000 placed in escrow (less $3,000 in escrow fees) will be paid to Life Quotes. However, if the amount of accounts receivable is less than $2,450,000, then the difference will be paid to us from the escrowed cash, and the remainder will be paid to Life Quotes. If the shortfall exceeds $350,000, we will be paid the entire escrowed amount but will not be able to recover any additional sums from Life Quotes or Kenneth L. Manley. The amount of accounts receivable as of May 31, 2004 were $1,564,000.

        We also acquired certain property in Evergreen, Colorado that was used by Life Quotes in its business for an additional $4,991,947, after customary prorations. We have also agreed to establish the Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain former employees of Life Quotes who continue to work for us.

Information about the Annual Meeting (Pages 35—37)

        The annual meeting of Quotesmith.com will be held on [    •    ], 2004, at our offices at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, at 9:00 a.m., Chicago time. The meeting will be held for the following purposes:

  •
  to approve the stock issuance;

  •
  to approve the establishment of the Life Quotes employee stock option plan;

  •
  to elect two directors to serve until the 2007 Annual Meeting of Stockholders;

  •
  to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004; and

  •
  to transact such other business as may properly come before the annual meeting or any adjournment thereof.

SELECTED FINANCIAL AND OTHER DATA OF QUOTESMITH.COM

        The historical statement of operations data and balance sheet data in the table below is derived from our financial statements. This data should be read in conjunction with "Quotesmith.com Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements, related notes, and other financial information included elsewhere in this proxy statement. The historical results presented below are not necessarily indicative of the results to be expected for any future period.

	Year Ended December 31,					Quarter Ended March 31,
	2003	2002	2001	2000	1999	2004	2003
	(in thousands, except per share data)
Statement of Operations Data:
Revenues	$9,737	$10,777	$8,851	$15,236	$8,408	$2,452	$2,572
Expenses:
Selling and marketing	4,735	2,912	7,052	24,201	14,397	1,360	1,303
Operations	3,394	7,756	6,004	7,445	5,481	897	972
General and administrative	3,349	3,194	3,503	4,432	3,570	901	801

Total expenses	11,478	13,862	16,559	36,078	23,448	3,158	3,076
Operating loss	(1,741)	(3,085)	(7,708)	(20,842)	(15,040)	(706)	(504)
Interest income, net	368	359	1,075	2,220	1,220	86	92
Realized gain on sale of securities	92	—	—	—	—	0	—

Net loss	$(1,281)	$(2,726)	$(6,633)	$(18,622)	$(13,820)	$(620)	$(413)

Basic and diluted net loss per share	$(0.26)	$(0.55)	$(1.22)	$(2.93)	$(2.64)	$(0.12)	$(0.08)

Weighted average common shares and equivalents outstanding, basic and diluted	4,917	4,964	5,441	6,366	5,237	4,958	4,909
	December 31,					March 31,
	2003	2002	2001	2000	1999	2004
	(in thousands, except per share data)
Balance Sheet Data:
Cash and equivalents	$677	$1,640	$4,033	$4,269	$8,990	$1,165
Working capital	5,607	10,485	18,514	27,443	48,308	7,702
Total assets	17,526	19,559	23,000	32,643	55,178	17,166
Long-term liabilities	—	35	84	128	—	—
Total liabilities	760	1,464	1,085	2,976	5,982	926
Total stockholders' equity	16,766	18,095	21,915	29,667	49,196	16,239
	Year Ended December 31,					Quarter Ended March 31,
	2003	2002	2001	2000	1999	2004	2003
Selected Operating Statistics:
Completed quotes
Term life	866,000	1,266,000	1,425,000	2,105,000	1,496,000	308,000	244,000
Health and other	960,000	1,305,000	876,000	1,993,000	963,000	293,000	351,000

Total completed quotes	1,826,000	2,571,000	2,328,000	4,098,000	2,459,000	601,000	595,000
Policies sold
Term life	11,011	16,498	16,915	33,491	17,093	2,521	2,816
Health and other	4,845	4,753	3,367	4,029	747	1,117	1,217

Total policies sold	15,856	21,251	20,282	37,520	17,786	3,658	4,033

Selected Quarterly Operating Results

        The following tables set forth unaudited quarterly statements of operations data for 2003 and 2002. The information for each of these quarters has been prepared on substantially the same basis as the audited financial statements included elsewhere in this annual report, and, in our opinion, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Quarter Ended
2003
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	(in thousands, except per share data)
Revenues	$2,572	$2,510	$2,430	$2,225
Expenses:
Selling and marketing	1,303	1,356	1,076	1,001
Operations	972	837	835	749
General and administrative	801	816	929	803

Total expenses	3,076	3,009	2,840	2,553

Operating loss	(504)	(499)	(410)	(328)
Interest income, net	91	98	91	88
Realized gains (losses) on sale of securities	—	93	—	(1)

Net loss	$(413)	$(308)	$(319)	$(241)

Net loss per share basic and diluted	$(0.08)	$(0.06)	$(0.06)	$(0.05)
	Quarter Ended
2002
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	(in thousands, except per share data)
Revenues	$2,572	$3,194	$2,667	$2,344
Expenses:
Selling and marketing	588	667	622	1,035
Operations	1,933	2,014	2,280	1,529
General and administrative	853	811	781	749

Total expenses	3,374	3,492	3,683	3,313

Operating loss	(802)	(298)	(1,016)	(969)
Interest income, net	102	76	84	97

Net loss	$(700)	$(222)	$(932)	$(872)

Net loss per share basic and diluted	$(0.14)	$(0.04)	$(0.19)	$(0.18)

SELECTED FINANCIAL DATA OF LIFE QUOTES

        The historical statement of operations data and balance sheet data in the table below is derived from the audited financial statements of Life Quotes as of and for the years ended December 31, 2003 and 2002 and from the unaudited books and records of Life Quotes for all other periods. The historical results presented below are not necessarily indicative of the results to be expected for any future period.

	Year ended December 31,					Quarter ended March 31,
	2003	2002	2001	2000	1999	2004	2003
			(unaudited)			(unaudited)
	(in thousands)					(in thousands)
Summary of Operations Data:
Revenues	$10,407	$8,941	$5,760	$8,003	$4,472	$3,045	$2,644
Expenses:
Salaries, wages and benefits	4,433	4,448	2,570	3,047	2,054	862	1,037
Selling and marketing	3,557	2,166	1,230	1,872	1,432	1,107	975
Other	1,297	1,543	1,614	1,274	408	294	462

Total expenses	9,287	8,157	5,414	6,193	3,894	2,263	2,474
Net income	1,120	784	346	1,810	578	782	170

	December 31,					March 31,
	2003	2002	2001	2000	1999	2004	2003
			(unaudited)			(unaudited)
	(in thousands)					(in thousands)
Balance Sheet Data:
Cash and equivalents (overdraft)	$(61)	$37	$(45)	$—	$—	$149	$(61)
Working capital	398	379	121	323	150	518	398
Total assets	710	675	637	582	232	854	710
Total liabilities	89	51	74	0	34	120	89
Total stockholder's equity	621	624	563	582	198	734	621

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The preliminary unaudited pro forma condensed combined balance sheet at March 31, 2004 and December 31, 2003 combines the historical consolidated balance sheets of Quotesmith.com and Life Quotes, giving effect to the acquisition as if it had been consummated on March 31, 2004 and December 31, 2003, respectively. The preliminary unaudited pro forma condensed combined income statement for the quarter ended March 31, 2004 and the year ended December 31, 2003 combines the historical consolidated income statements of Quotesmith.com and Life Quotes giving effect to the acquisition as if it had occurred on January 1, 2004 and January 1, 2003, respectively. We have adjusted the historical financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:

  •
  accompanying notes to the preliminary unaudited pro forma condensed combined financial statements;

  •
  our historical financial statements as of and for the quarter ended March 31, 2004 included elsewhere in this proxy statement;

  •
  our historical financial statements as of and for the year ended December 31, 2003 included elsewhere in this proxy statement;

  •
  Life Quotes' separate historical unaudited financial statements as of and for the quarter ended March 31, 2004 included elsewhere in this proxy statement; and

  •
  Life Quotes' separate historical audited financial statements as of and for the year ended December 31, 2003 included elsewhere in this proxy statement.

        The preliminary unaudited pro forma condensed combined financial statements have been prepared for informational purposes only. The preliminary unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the preliminary unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The preliminary unaudited pro forma condensed combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions.

        The preliminary unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting with Quotesmith.com treated as the acquirer. Accordingly, our cost to acquire Life Quotes has been allocated to the acquired assets and liabilities based upon their estimated fair values at the date indicated. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	At March 31, 2004
	Historical Quotesmith.com	Historical Life Quotes	Pro Forma Acquisition Adjustments		Pro Forma Combined	Pro Forma Stock Sale Adjustments		Pro Forma
	(in thousands)
Assets
Cash equivalents	$1,165	$149	$(149)	(a)	$1,165	$—		$1,165
Fixed maturity investments	5,633	—	(5,633)	(b)	—	6,500	(l)	6,500
Commission receivable	1,177	490	1,478	(c)	3,145	—		3,145
Other current assets	655	—	(200)	(d)	455	—		455

Total current assets	8,630	639	(4,504)		4,765	6,500		11,265

Fixed maturity investments	7,946	—	(6,233)	(e)	1,723	—		1,723
Land	—	—	830	(f)	830	—		830
Building	—	—	4,670	(f)	4,670	—		4,670
Furniture, equipment and computer software	272	215	—		487	—		487
Intangible assets	318	—	3,700	(g)	4,018	—		4,018
Goodwill	—	—	7,173	h	7,173	—		7,173

Total Assets	$17,166	$854	$5,646		$23,666	$6,500		$30,166

Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$928	$120	$(120)	(i)	$928	$—		$928
Note payable	—	—	6,500	(j)	6,500	(6,500)	(m)	—

Total liabilities	928	120	6,380		7,428	$(6,500)		928
Stockholders equity:
Common stock	22	—	—		22	7	(n)	29
Additional paid-in capital	64,076	—	—		64,076	12,993	(n)	77,069
Retained earnings (deficit)	(44,089)	734	(734)	(k)	(44,089)	—		(44,089)
Treasury stock	(3,794)	—	—		(3,794)	—		(3,794)
Accumulated other comprehensive income	23	—	—		23	—		23

Total stockholders' equity	16,238	734	(734)		16,238	13,000		29,238

Total liabilities and stockholders' equity	$17,166	$854	$5,646		$23,666	$6,500		30,166

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

	Three Months Ended March 31, 2004
	Historical Quotesmith.com	Historical Life Quotes	Pro Forma Acquisition Adjustments		Pro Forma Combined	Pro Forma Stock Sale Adjustments		Pro Forma
	(in thousands, except per share data)
Revenues:
Commissions and fees	$2,450	$3,045	$(75)	(o)	$5,420	$—		$5,420
Other	2	—	—		2			2

Revenue	2,452	3,045	(75)		5,422	—		5,422
Expenses:
Selling and marketing	1,360	1,107	—		2,467			2,467
Operations	897	1,156	107	(p)	2,160			2,160
General and administrative	901	—	—		901	—		901

Total expenses	3,158	2,263	107		5,528	—		5,528

Operating income (loss)	(706)	782	(182)		(106)	—		(106)
Interest income (expense), net	86	—	(133)	(q)	(47)	103	(r)	56
Realized gains on sale of securities	—	—	—		—	—		—

Income (loss) before income taxes	(620)	782	(315)		(153)	103		(50)
Income tax credit	—	—	—		—	—		—

Net income (loss)	$(620)	$782	$(315)		$(153)	$103		$(50)

Net loss per common share, basic and diluted	$(0.12)	—	—		$(0.03)	—		$(0.01)
Weighted average common shares and equivalents outstanding, basic and diluted	4,958,232	—	—		4,958,232	2,363,636	(s)	7,321,868

See accompanying notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

        On March 1, 2004 we entered into an asset purchase agreement with Life Quotes and a real estate purchase agreement with an affiliate of the sole stockholder of Life Quotes. Under the terms of the asset purchase agreement, we agreed to acquire substantially all of the assets of Life Quotes, and assume certain specified liabilities, for a payment of $13,356,000, after adjustments, plus acquisition expenses of $200,000. Under the terms of the real estate purchase agreement, we agreed to acquire the real property previously used by Life Quotes for a payment of $5,000,000, subject to customary prorations at closing. The acquisition of the assets and the real estate was completed on May 7, 2004 using internal funds and borrowing $6,500,000 from Zions under a loan agreement.

        We also entered into a stock purchase agreement with Zions on March 1, 2004. Under the terms of the stock purchase agreement, we have agreed to issue 2,363,636 shares of our common stock to Zions for $13,000,000 in gross proceeds. We will use the proceeds of the stock issuance to Zions to repay the loan and to replace a portion of the internal funds used for the acquisition.

        The preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2004 reflects the acquisition and the sale of common stock as if they occurred on March 31, 2004. The preliminary unaudited pro forma condensed combined income statement for the three months ended March 31, 2004 reflects the acquisition, including acquisition expenses, and the sale of common stock as if they occurred on January 1, 2004.

        The purchase price, including acquisition expenses, has been allocated as follows based upon purchase accounting adjustments as of March 31, 2004 (in thousands):

Land and building(1)	$5,500
Accounts receivable(2)	1,968
Other tangible assets	215
Intangible assets(3)	3,700
Goodwill	7,173

Allocated purchase price	$18,556

(1)
Represents adjustments for fair value.

(2)
Represents adjustments to conform Life Quotes' accounting policy to ours (see Note 2).

(3)
Represents identified finite life intangible assets, primarily customer-related insurance intangibles and a non-compete contract (see Note 3).

        The above allocation of the purchase price is slightly different than the allocation shown in the notes to the preliminary unaudited pro forma condensed combined financial statements as of December 31, 2003, as the valuation of accounts receivable would have changed due to additional revenue and collections between December 31, 2003 and March 31, 2004, and the valuation of tangible assets changed due to a reduction in their fair value between December 31, 2003 and March 31, 2004.

        The preliminary unaudited pro forma condensed combined financial statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

        The preliminary unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for under the purchase method of accounting

(purchase accounting) with Quotesmith.com as the acquiring entity. Accordingly, under purchase accounting, the assets and liabilities of Life Quotes are adjusted to their fair value. For purposes of these preliminary unaudited pro forma condensed combined financial statements, consideration has also been given to the impact of conforming Life Quotes' accounting policies to ours. Additionally, certain amounts in the historical consolidated financial statements of Life Quotes have been reclassified to conform to our financial statement presentation. The preliminary unaudited pro forma condensed combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions.

        The preliminary unaudited pro forma adjustments represent management's estimates based on information available at this time. Actual adjustments to the combined balance sheet and income statements will differ, perhaps materially, from those reflected in these preliminary unaudited pro forma condensed combined financial statements because the assets and liabilities of Life Quotes will be recorded at their respective fair values on the date the acquisition is consummated, and the preliminary assumptions used to estimate these fair values may change between now and the completion of the accounting for the acquisition. Estimated fair value adjustments to certain balance sheet amounts are preliminary and may change as a result of additional analysis. The final purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

        The preliminary unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the acquisition is consummated and after completion of a thorough analysis to determine the fair values of Life Quotes' tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming of Life Quotes' accounting policies to ours, could be materially different from the preliminary unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of Life Quotes' assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to goodwill and may impact the combined income statements.

Note 2—Pro Forma Adjustments

        The pro forma adjustments related to the preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2004 assume the acquisition and the sale of common stock took place on March 31, 2004. The pro forma adjustments to the preliminary unaudited pro forma condensed combined income statement for the three months ended March 31, 2004 assumes the acquisition and the sale of common stock took place on January 1, 2004.

        The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Life Quotes and to conform Life Quotes' accounting policies to ours. The amounts and descriptions related to the preliminary adjustments are as follows:

		Increase (Decrease) As of March 31, 2004
		(in thousands)
Unaudited pro forma condensed combined balance sheet
a)	Elimination of Life Quotes asset not acquired	$(149)
b)	Invested assets used to complete the acquisition	(5,633)
c)	Adjustment to conform the accounting policy for receivable and revenue recognition (see below)	1,478
d)	Transfer acquisition costs to assets acquired	(200)
e)	Invested assets used to complete the acquisition	(6,233)
f)	Acquisition of land and building at fair value	5,500
g)	Record the identifiable intangible assets related to the acquisition—See Note 3	3,700
h)	Record the goodwill associated with the acquisition	7,173
i)	Eliminate Life Quotes liabilities not assumed	(120)
j)	Borrowing from Zions to complete the acquisition	6,500
k)	Eliminate Life Quotes retained earnings not acquired	(734)
l)	Invest proceeds of stock sale in excess of debt repayment	6,500
m)	Repay note payable with proceeds of stock sale	(6,500)
n)	Record issuance of common stock to Zions	13,000
		Increase (Decrease) Three months Ended March 31, 2004
		(in thousands)
Unaudited pro forma condensed combined income statement
o)	Adjustment to conform the accounting policy for receivable and revenue recognition	$(75)
p)	Adjustments to record depreciation and amortization of acquired assets, and to eliminate rent expense	107
q)	Adjustment to recognized reduction in investment income for invested assets used to complete the acquisition ($68) and interest expense on the note payable ($65)	(133)
r)	Adjustment to reflect additional interest income earned on the investment of proceeds from the stock sale in excess of the debt repayment ($38) and reduction of interest expense on the note payable ($65)	103
s)	Record the sale of additional shares to Zions	2,363,636 shares

        Regarding adjustment (c), above, our revenue recognition policy is to recognize annual first year commissions for term life business as revenues when the policy has been approved by the underwriter and an initial premium payment (which may be annual, semi-annual, quarterly or monthly) has been made by the customer and reported to us by the insurance carrier. An allowance, based on historical factors, is provided for estimated commissions that will not be received due to the nonpayment of installment premiums and premium refunds. Life Quotes' policy is to recognize annual first year commissions for term life business as revenues when notified by the insurance company that the commissions have been earned, meaning that the policyholder has paid the premium. Any subsequent premium refunds that resulted in commissions being returned to the insurance carriers would be recognized in the period in which the refund occurred. The difference in these two policies accounts for the adjustment of $1,478,000 noted above, which amounts to commissions due on first year term life policies that are in force but have remaining unpaid installments.

        We intend to replace the quoting and order entry software now used by Life Quotes with the Quotesmith.com online order and case management software. The costs of this replacement have not yet been quantified, but are not expected to have a significant effect on the financial statements for 2004 since our software is proprietary, meaning that we can increase the number of users without an increase in any license fees, and Life Quotes already has most of the hardware necessary to run these systems. Therefore, no effect has been provided for these costs in the pro forma financial statements.

Note 3—Identified Intangible Assets

        A summary of the significant identifiable intangible assets and their respective estimated useful lives is as follows:

	Intangible Asset Balance	Estimated Useful Life	Amortization Method
	(in thousands)
Insurance contract renewals	$3,500	10 years	Accelerated	(a)
Non-compete agreement	200	6 years	Straight line

Total	$3,700

(a)
The fair value of insurance contract renewals was estimated based on the actual policies in force as of March 31, 2004, and the renewal commission rates paid by each insurance carrier. These commissions were estimated to have a maximum useful life of ten years, based on the terms of the contracts with the insurance carriers, and an annual lapse rate was applied to the expected renewals for each carrier based on historical trends. Finally, the estimated annual commission payment streams calculated by applying the lapse rates to the expected commissions were discounted at a rate of 4%, which was felt to be an appropriate rate to allow for both interest expense and risk, to determine a present value of $3.5 million. Amortization will be on an accelerated basis, as renewal commissions will decline each year due to lapses. The ultimate realization of the value of the contract renewals is dependant on a number of factors, including actual lapse ratios, which can be affected by factors not under our control, such as death rates and the pricing level of insurance policies that could be purchased to replace the policies in the renewal stream. As a result, the actual amount realized from the contract renewals acquired may differ significantly from the amount recorded in the pro forma financial statements, causing impairment.

Note 4—Earnings Per Share

        The pro forma earnings per common share data has been computed based on the combined historical income of Life Quotes and Quotesmith.com and the impact of pro forma adjustments. Weighted average shares were calculated using our historical weighted average common shares outstanding and the number of shares to be issued to Zions.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	At December 31, 2003
	Historical Quotesmith.com	Historical Life Quotes	Pro Forma Acquisition Adjustments		Pro Forma Combined	Pro Forma Stock Sale Adjustments		Pro Forma
	(in thousands)
Assets
Cash equivalents	$677	$(61)	$61	(a)	$677	$—		$677
Fixed maturity investments	4,204	—	(4,204)	(b)	—	6,500	(l)	6,500
Commission receivable	1,062	462	1,581	(c)	3,105	—		3,105
Other current assets	424	86	(86)	(d)	424	—		424

Total current assets	6,367	487	(2,648)		4,206	6,500		10,706

Fixed maturity investments	10,346	—	(7,852)	(e)	2,494	—		2,494
Land	—	—	830	(f)	830	—		830
Building	—	—	4,670	(f)	4,670	—		4,670
Furniture, equipment and computer software	375	223	—		598	—		598
Intangible assets	438	—	3,700	(g)	4,138	—		4,138
Goodwill	—	—	7,090	(h)	7,090	—		7,090

Total Assets	$17,526	$710	$5,790		$24,026	$6,500		$30,526

Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$760	$89	$(89)	(i)	$760	$—		$760
Note payable	—	—	6,500	(j)	6,500	(6,500)	(m)	—

Total liabilities	760	89	6,411		7,260	(6,500)		760
Stockholders equity:
Common stock	22	—	—		22	7	(n)	29
Additional paid-in capital	64,076	—	—		64,076	12,993	(n)	77,069
Retained earnings (deficit)	(43,469)	621	(621)	(k)	(43,469)	—		(43,469)
Treasury stock	(3,794)	—	—		(3,794)	—		(3,794)
Accumulated other comprehensive income	(69)	—	—		(69)	—		(69)

Total stockholders' equity	16,766	621	(621)		16,766	13,000		29,766

Total liabilities and stockholders' equity	$17,526	$710	$5,790		$24,026	$6,500		$30,526

See accompanying notes.

 UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

	Year Ended December 31, 2003
	Historical Quotesmith.com	Historical Life Quotes	Pro Forma Acquisition Adjustments		Pro Forma Combined	Pro Forma Stock Sale Adjustments		Pro Forma
	(in thousands, except per share data)
Revenues:
Commissions and fees	$9,718	$10,369	$177	(o)	$20,264	$—		$20,264
Other	19	38	—		57			57

Revenue	9,737	10,407	177		20,321	—		20,321
Expenses:
Selling and marketing	4,735	3,557	—		8,292	—		8,292
Operations	3,395	4,087	—		7,482	—		7,482
General and administrative	3,349	1,643	188	(p)	5,180	—		5,180

Total expenses	11,479	9,287	188		20,954	—		20,954

Operating income (loss)	(1,742)	1,120	(11)		(633)	—		(633)
Interest income (expense), net	368	—	(569)	(q)	(201)	426	(r)	225
Realized gains on sale of securities	93	—	—		93	—		93

Income (loss) before income taxes	(1,281)	1,120	(580)		(741)	426		(315)
Income tax credit	—	—	—		—	—		—

Net income (loss)	$(1,281)	$1,120	$(580)		$(741)	$426		$(315)

Net loss per common share, basic and diluted	$(0.26)	—	—		$(0.15)	—		$(0.04)
Weighted average common shares and equivalents outstanding, basic and diluted	4,917,314	—	—		4,917,314	2,363,636	(s)	7,280,950

See accompanying notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

        On March 1, 2004 we entered into an asset purchase agreement with Life Quotes and a real property purchase agreement with an affiliate of the sole stockholder of Life Quotes (each dated as of January 31, 2004). Under the terms of the asset purchase agreement, we agreed to acquire substantially all of the assets of Life Quotes, and assume certain specified liabilities, for a payment of $13,356,000, after adjustments, plus acquisition expenses of $200,000. Under the terms of the real property purchase agreement, we agreed to acquire the real property previously used by Life Quotes for a payment of $5,000,000, subject to customary prorations at closing. The acquisition of the assets and the building was completed on May 7, 2004 by using internal funds and by borrowing $6,500,000 from Zions under a loan agreement.

        We also entered into a stock purchase agreement with Zions on March 1, 2004. Under the terms of the stock purchase agreement, we have agreed to issue 2,363,636 shares of our common stock to Zions for $13,000,000 in gross proceeds. We will use the proceeds of the stock issuance to Zions to repay the loan and to replace a portion of the internal funds used for the acquisition.

        The preliminary unaudited pro forma condensed combined balance sheet as of December 31, 2003 reflects the acquisition and the sale of common stock as if they occurred on December 31, 2003. The preliminary unaudited pro forma condensed combined income statement for the year ended December 31, 2003 reflects the acquisition, including acquisition expenses, and the sale of common stock as if they occurred on January 1, 2003.

        The purchase price, including acquisition expenses, has been allocated as follows based upon purchase accounting adjustments as of December 31, 2003 (in thousands):

Land and building(1)	$5,500
Accounts receivable(2)	2,042
Other tangible assets	224
Intangible assets(3)	3,700
Goodwill	7,090

Allocated purchase price	$18,556

(1)
Represents adjustments for fair value.

(2)
Represents adjustments to conform Life Quotes' accounting policy to ours (see Note 2).

(3)
Represents identified finite life intangible assets, primarily customer-related insurance intangibles and a non-compete contract (see Note 3).

        The above allocation of the purchase price is slightly different than the allocation shown in the notes to the preliminary unaudited pro forma condensed combined financial statements as of March 31, 2004, as the valuation of accounts receivable would have changed due to additional revenue and collections between December 31, 2003 and March 31, 2004, and the valuation of tangible assets changed due to a reduction in their fair value between December 31, 2003 and March 31, 2004.

        The preliminary unaudited pro forma condensed combined financial statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

        The preliminary unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for under the purchase method of accounting (purchase accounting) with Quotesmith.com as the acquiring entity. Accordingly, under purchase accounting, the assets and liabilities of Life Quotes are adjusted to their fair value. For purposes of these preliminary unaudited pro forma condensed combined financial statements, consideration has also been given to the impact of conforming Life Quotes' accounting policies to ours. Additionally, certain amounts in the historical consolidated financial statements of Life Quotes have been reclassified to conform to our financial statement presentation. The preliminary unaudited pro forma condensed combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions.

        The preliminary unaudited pro forma adjustments represent management's estimates based on information available at this time. Actual adjustments to the combined balance sheet and income statements will differ, perhaps materially, from those reflected in these preliminary unaudited pro forma condensed combined financial statements because the assets and liabilities of Life Quotes will be recorded at their respective fair values on the date the acquisition is consummated, and the preliminary assumptions used to estimate these fair values may change between now and the completion of the accounting for the acquisition. Estimated fair value adjustments to certain balance sheet amounts are preliminary and may change as a result of additional analysis. The final purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

        The preliminary unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the acquisition is consummated and after completion of a thorough analysis to determine the fair values of Life Quotes' tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming of Life Quotes' accounting policies to ours, could be materially different from the preliminary unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of Life Quotes' assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to goodwill and may impact the combined income statements.

Note 2—Pro Forma Adjustments

        The pro forma adjustments related to the preliminary unaudited pro forma condensed combined balance sheet as of December 31, 2003 assume the acquisition and the sale of common stock took place on December 31, 2003. The pro forma adjustments to the preliminary unaudited pro forma condensed combined income statement for the year ended December 31, 2003 assumes the acquisition and the sale of common stock took place on January 1, 2003.

        The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Life Quotes and to conform Life Quotes' accounting policies to ours. The amounts and descriptions related to the preliminary adjustments are as follows:

		Increase (Decrease) As of December 31, 2003
		(in thousands)
Unaudited pro forma condensed combined balance sheet
a)	Elimination of Life Quotes asset not acquired	$61
b)	Invested assets used to complete the acquisition	(4,204)
c)	Adjustment to conform the accounting policy for receivable and revenue recognition	1,581
d)	Elimination of Life Quotes asset not acquired	(86)
e)	Invested assets to be used to complete the acquisition	(7,852)
f)	Acquisition of land and building at fair value	5,500
g)	Record the identifiable intangible assets related to this acquisition—See Note 3	3,700
h)	Record the goodwill associated with the acquisition	7,090
i)	Eliminate Life Quotes liabilities not assumed	(89)
j)	Borrowing from Zions to complete the acquisition	6,500
k)	Eliminate Life Quotes retained earnings	(621)
l)	Invest proceeds of stock sale in excess of debt repayment	6,500
m)	Repay note payable with proceeds of stock sale	(6,500)
n)	Sale of common stock to Zions	13,000
		Increase (Decrease) Year Ended December 31, 2003
		(in thousands)
Unaudited pro forma condensed combined income statement
o)	Adjustment to conform the accounting policy for receivable and revenue recognition	$177
p)	Adjustments to record depreciation and amortization of acquired assets, and to eliminate rent expense	188
q)	Adjustment to recognized reduction in investment income for invested assets used to complete the acquisition ($309) and interest expense on note payable ($260)	569
r)	Adjustment to reflect additional interest income earned on the investment of proceeds from the stock sale in excess of debt repayment ($166) and reduction of interest expense on the note payable ($260)	426
s)	Record the sale of additional shares to Zions	2,363,636 shares

        Regarding adjustment (c) above, our revenue recognition policy is to recognize annual first year commissions for term life business as revenues when the policy has been approved by the underwriter and an initial premium payment (which may be annual, semi-annual, quarterly or monthly) has been made by the customer and reported to us by the insurance carrier. An allowance, based on historical factors, is provided for estimated commissions that will not be received due to the nonpayment of installment premiums and premium refunds. Life Quotes' policy is to recognize annual first year commissions for term life business as revenues when notified by the insurance company that the commissions have been earned, meaning that the policyholder has paid the premium. Any subsequent premium refunds that resulted in commissions being returned to the insurance carriers would be recognized in the period in which the refund occurred. The difference in these two policies accounts for the adjustment of $1,581,000 noted above, which is equal to the commissions due on first year term life policies that are in force but have remaining unpaid installments.

        We intend to replace the quoting and order entry software now used by Life Quotes with the Quotesmith.com online order and case management software. The costs of this replacement have not yet been quantified, but are not expected to have a significant effect on the financial statements for 2004 since our software is proprietary, meaning that we can increase the number of users without an increase in any license fees, and Life Quotes already has most of the hardware necessary to run these systems. Therefore, no effect has been provided for these costs in the pro forma financial statements.

Note 3—Identified Intangible Assets

        A summary of the significant identifiable intangible assets and their respective estimated useful lives is as follows:

	Intangible Asset Balance	Estimated Useful Life	Amortization Method
	(in thousands)
Insurance contract renewals	$3,500	10 years	Accelerated(a)
Non-compete agreement	200	6 years	Straight line

Total	$3,700

(a)
The fair value of insurance contract renewals was estimated based on the actual policies in force as of January 31, 2004 and the renewal commission rates paid by each insurance carrier. These commissions were estimated to have a maximum useful life of ten years, based on the terms of the contracts with the insurance carriers, and an annual lapse rate was applied to the expected renewals for each carrier based on historical trends. Finally, the estimated annual commission payment streams calculated by applying the lapse rates to the expected commissions were discounted at a rate of 4%, which management felt to be an appropriate rate to allow for both interest expense and risk, to arrive at a present value of $3.5 million. Amortization will be on an accelerated basis, as renewal commissions will decline each year due to lapses. The ultimate realization of the value of the contract renewals is dependant on a number of factors, including actual lapse ratios, which can be affected by factors not under our control, such as death rates and the pricing level of insurance policies that could be purchased to replace the policies in the renewal stream. As a result, the actual amount realized from the contract renewals acquired may differ significantly from the amount recorded in the pro forma financial statements, causing impairment.

Note 4—Earnings Per Share

        The pro forma earnings per common share data has been computed based on the combined historical income of Life Quotes and Quotesmith.com and the impact of pro forma adjustments. Weighted average shares were calculated using our historical weighted average common shares outstanding and the shares to be issued to Zions.

RISK FACTORS

Risks Relating to the Proposed Stock Issuance

If the issuance of 2,363,636 shares of Quotesmith.com stock to Zions is approved and consummated, Zions, together with two of our officers and directors, will own a significant portion of our stock and control Quotemsith.com and their interests may not be the same as our public stockholders

        As of May 1, 2004, Robert S. Bland, our Chairman, President and Chief Executive Officer directly or indirectly controlled approximately 46.3% of our outstanding common stock, and William V. Thoms, our Executive Vice President and Chief Operating Officer, directly controlled approximately 14.0% of our outstanding common stock. Following the consummation of the issuance of 2,363,636 shares of our common stock to Zions, Messrs. Bland and Thoms would directly or indirectly control approximately 31.6% and 9.6%, respectively, of our common stock, and Zions will directly control approximately 31.7% of our common stock. As a result, if Zions, Messrs. Bland and Thoms act together, or if Zions and Mr. Bland act together, they will be able to take any of the following actions without the approval of additional public stockholders:

  •
  elect our directors;

  •
  amend provisions of our certificate of incorporation,

  •
  approve a merger, sale of assets or other major corporate transaction;

  •
  defeat any takeover attempt, even if it would be beneficial to our public stockholders; and

  •
  otherwise control the outcome of all matters submitted for a stockholder vote.

        If these persons act together and take any of the actions described above, the interests of our other stockholders may be harmed. For example, these persons could discourage or prevent potential mergers, takeovers or other change of control transactions that could be beneficial to our public stockholders, which could adversely affect the market price of our common stock. They may also be able to prevent or frustrate attempts to replace or remove incumbent management through their ability to elect directors. Furthermore, they may choose to advance their own interests at the expense of other stockholders, such as by acting to entrench themselves in a management position or electing themselves as directors.

        The investor rights agreement we signed with Zions contains supermajority board voting provisions that could make it more difficult for stockholders to change the policies of our Board of Directors and elect new members to our Board of Directors

        So long as Zions holds 40% of the shares we intend to issue to them, the investor rights agreement we signed with Zions will give Zions the right to nominate or appoint one member of our Board of Directors. We must also receive a vote of at least 75% of our directors for us to:

  •
  authorize, issue or sell any equity security (including options), other than certain specified options or pursuant to our employee stock purchase plan (of which there are presently 161,083 options available for grant under our stock option plan and 63,929 shares available for purchase under our employee stock purchase plan);

  •
  increase the authorized number of shares of our stock;

  •
  enter into any registration rights agreement;

  •
  repurchase or redeem any of our securities other than on a pro rata basis;

  •
  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any entity, (ii) purchase, or agree to purchase all or substantially all of the securities of, any entity or (iii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any entity, in each case, for consideration in an amount, which when combined with all other such transactions in any fiscal year, exceeds $5,000,000;

  •
  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any entity in which it is not the surviving entity or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets;

  •
  sell or dispose of business or assets in excess of $1,000,000.

  •
  alter or change materially and adversely the rights of holders of our common stock;

  •
  incur indebtedness or guarantees in excess of $2,500,000 individually or $5,000,000 in the aggregate;

  •
  amend or propose to amend our charter or bylaws;

  •
  liquidate, dissolve, recapitalize, or effect a stock split or reverse stock split, or obligate ourselves to do so;

  •
  engage in any other business other than the business we are currently engaged in; or

  •
  declare any dividends or distributions.

        This supermajority provision, combined with Zions' right to nominate or appoint one member of our Board of Directors, could discourage others from initiating a potential merger, takeover or another change of control transaction that could be beneficial to our public stockholders. In addition, this supermajority provision could make it more difficult for stockholders to change the members and policies of our Board of Directors because any of the actions described above would require the approval of six of our seven directors. As a result, the market price of our common stock could be harmed.

        If the stock issuance to Zions is approved and consummated and the holders of that stock choose to exercise their registration rights and sell their stock, the market price of our common stock could decrease and our ability to raise capital in the public markets may be adverse affected

        If the stock issuance to Zions is approved and consummated, the 2,363,636 shares we will issue to Zions will not be registered and will be restricted securities. However, the holders of these shares will have registration rights under the investor rights agreement. The investor rights agreement provides both demand registration rights and piggyback registration rights to the holders of these shares. Sales of significant amounts of these shares following registration in accordance with the investor rights agreement or the perception that such sales will occur could adversely affect the market price of our common stock or our future ability to raise capital through an offering of equity securities or debt securities convertible into equity securities.

Risks Relating to the Acquisition of
Substantially all of the Assets of
Life Quotes and the Related Real Estate

The acquisition of substantially all of the assets of Life Quotes and the related real estate may not provide a successful and profitable complement to our sales efforts

        We have acquired substantially all of the assets of Life Quotes and the related real estate. The assets of Life Quotes and the related real estate are owned and operated by Life Quotes Acquisition, Inc., our wholly-owned subsidiary. Life Quotes, based in Evergreen, Colorado, sold insurance over the phone to customers who call for a quote in response to direct response advertising. In anticipation of this acquisition, we entered into an agreement with Life Quotes to direct calls from customers in response to a phone number placed in certain of our advertising to Life Quotes. We have continued to direct these calls to the Life Quotes operation after the acquisition. While the Life Quotes business has operated profitably in the past, there can be no assurance that it will continue to do so or that our company as a whole will be profitable. As described further in the pro forma financial statements included elsewhere in this proxy statement, our company as a whole would not have been profitable on a pro forma basis in 2003 or the first quarter of 2004. There can also be no assurance that the Life Quotes telephone sales model will form a successful complement to our present online sales and fulfillment model and that we will be able to generate the anticipated additional sales revenue from our present advertising.

We may not be successful at integrating and managing the Life Quotes operation

        Life Quotes uses a different business model than our own, using commission based telephone sales personnel to provide quotes and take applications, whereas we use primarily salaried insurance professionals to answer questions and process applications primarily filled out online by the customer. While our intent is to operate Life Quotes as a stand-alone sales organization in Evergreen, Colorado through our wholly-owned subsidiary, there can be no assurance that we will be able to operate these two different business models efficiently and effectively. We intend to introduce our online technology to the telephone sales personnel as an order-entry and case management system. We may be unable to adequately train the commission based sales personnel to use our order-entry and case management technology, or that technology may not adequately support telephone sales personnel. This would create a lack of efficiency that could lead to lower sales volumes. We do not have experience managing a commission-based sales staff, as the Quotesmith.com staff is primarily salaried. Although we have tried to minimize this risk by retaining all of the senior management at Life Quotes except for the former owner, if we are unable to effectively manage, motivate and compensate a commission-based sales staff, our revenues could decline and we may not be able to operate our company profitably.

Kenneth L. Manley has a limited ability to compete with us

        Kenneth L. Manley, the previous owner of Life Quotes, has informed us that he intends to, and the agreements we have with him permit him to, set up and sell life insurance. Any life insurance Mr. Manley sells must be sold by him as a general agent to us. He is also limited in the amount of life insurance he may sell to not more than $2.0 million a year commissionable premiums (which limit increases each year during the term of the agreements). As a result, he has the limited ability to directly compete with us, which may harm us.

We may not be successful at integrating the operating systems at Life Quotes with our own systems

        Life Quotes has its own proprietary software that is used for quoting, preparation of applications and customer data base management.We intend to replace this software with our online order and case management software. The costs of this replacement have not yet been quantified, but are not expected to have a significant effect on the financial statements for 2004 since our software is proprietary, meaning that we can increase the number of users without an increase in any license fees, and the Life Quotes operation already has most of the hardware necessary to run these systems. However, if we are unable to replace the existing software with our own and properly train the Life Quotes staff to use it effectively, our business will be harmed.

Our preliminary allocation of the purchase price to acquire Life Quotes may differ from the final allocation, and the related purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented in this proxy statement

        The preliminary unaudited pro forma condensed combined financial statements presented elsewhere in this proxy statement have been prepared using the purchase method of accounting with Quotesmith.com treated as the acquirer. Accordingly, our cost to acquire the Life Quotes assets and real estate has been allocated to the acquired assets and liabilities based upon their estimated fair values at December 31, 2003 and March 31, 2004, as applicable. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented in this proxy statement. To the extent that the final adjustments are materially different, our financial statements could be materially adversely affected, which could have a material adverse effect on the price of our common stock.

Risks Related to Our Business

Our insurance brokerage business has not been profitable and may not become profitable in the future, even with the new telephone sales and fulfillment facility

        Our first complete year of focusing on our Internet based insurance service was 1997. We incurred operating losses each year subsequent to 1997, through the year ended December 31, 2003 and the first quarter ended March 31, 2004. Because of our overhead structure, including the ongoing costs of employing highly-skilled technical personnel, we will need to generate higher revenues than we did in 2003 in order to achieve profitability. Even if we achieve profitability, we may not be able to maintain profitability in the future.

If the term life insurance industry declines, our business will suffer because 71% of our 2003 revenues were derived from the sale of term life insurance

        For the year ended December 31, 2003, approximately 71% of our revenue was derived from the sale of individual term life insurance (or approximately 86% if we had acquired Life Quotes as of such date). Because of this high concentration of revenue from one line of insurance, our current financial condition is largely dependent on the economic health of the term life insurance industry. If sales of term life insurance decline, for any reason, our business would be substantially harmed. In addition, in recent years, term life insurance premiums have been declining. If term life insurance premiums continue to decline, it will become even more difficult for us to become profitable.

We may generate limited commission revenues because consumers can obtain free quotes and other information without purchasing insurance through our Web site

        We generate commission revenues only if a consumer purchases insurance through our service. Consumers can access our Web site and obtain quotes and other information free of charge without any obligation to purchase insurance through us. Because all of the insurance policies quoted at our Web site can be purchased through sources other than us, consumers may take the quotes and other information that we provide to them and purchase one of our quoted policies from the agent or broker of their choice. If consumers only use our Web site for insurance quote information purposes, we will not generate revenues and our business would be significantly harmed.

We do not have agency contracts with all of the insurance companies we quote on our Web site and some insurance companies may refuse to participate in our database or refuse to do business with us

        While we obtain the information contained in our database directly from over 200 insurance companies being quoted and listed on our Web site, we currently only hold agency contracts with 180 of these insurance companies. In the past, a number of insurance companies quoted on our Web site have refused to appoint us as an agent or refused to permit us to publish their quotes for various reasons, including:

  •
  we do not meet with our customers on a face to face basis;

  •
  some insurance companies may have exclusive relationships with other agents;

  •
  we publicly market our service on a price oriented basis which is not compatible with the insurance company's branding efforts; and

  •
  a formal business relationship with us might be perceived negatively by the insurance company's existing distribution channels.

        We do not intentionally include in our database insurance companies who object to their inclusion. If a significant number of insurance companies object to the inclusion of their information in our database, the breadth of our database would be limited. If consumers purchase a material number of policies from insurance companies with whom we are not appointed as an agent, and these insurance companies refuse to enter into agency contracts with us, it could harm our business and results of operations.

        In addition, the insurance companies with which Life Quotes previously did business may refuse to continue to do business with Life Quotes now that we have acquired their business. Many of these insurance companies have the ability to terminate their agency relationship upon thirty days notice.

Our strategic relationships and agreements may not generate a material amount of revenues for us

        As part of our marketing strategy, we have entered into certain strategic relationships and agreements with third-party Web sites and companies in order to increase the realized revenue from visitors to our Web sites. During 2003, we generated fee revenues totaling $1.7 million from these sources. Most of these strategic agreements permit either party to terminate the agreement with short notice. As a result, we cannot assure you that any of these relationships or agreements will be profitable or generate any material amount of revenues in the future. If our strategic relationships and agreements do not meet our expectations regarding revenues and earnings, our business could be harmed.

If we lose any of our key executive officers our business may suffer because we rely on their knowledge of our business

        We believe that our success is significantly dependent upon the continued employment and collective skills of our executive officers, including Founder and Chief Executive Officer, Robert S. Bland, and Executive Vice President and Chief Operating Officer, William V. Thoms. We maintain key man life insurance policies on Messrs. Bland and Thoms and both of these officers have entered into employment contracts with us. The loss of either of these two executives or any of our other key executive officers could harm us.

If our insurance quotes are inaccurate and we must pay out cash reward guarantees, our business could be harmed

        We offer consumers a $500 cash reward guarantee that we provide an accurate insurance quote. For the year ended December 31, 2001, we paid $7,500, for the year ended December 31, 2002, we paid $10,000 and for the year ended December 31, 2003, we paid $8,500 in such cash rewards. If our quotes or those of services with respect to which we have click through arrangements are inaccurate and we are required to pay a material number of cash reward guarantees, it could have a negative effect on our operation results.

Risks Related to the Insurance Industry

Our bonus commission revenues are highly unpredictable and may cause fluctuations in our operating results

        Our bonus commission revenues relate to the amount of premiums paid for new insurance policies to a single insurance company. In other words, if consumers purchase policies from a fewer number of insurance companies our bonus commissions may be higher than if the same policies were purchased from a larger number of insurance companies. The decision to purchase a policy from a particular insurance company typically relates to, among other factors, price of the policy and rating of the insurance company, both of which are factors over which we have no control. Insurance companies often change their prices in the middle of the year for competitive reasons. This may reduce the number of policies placed with that insurance company which may then reduce our potential bonus commissions. In addition, we have no control over the bonus commission rates that are set by each individual insurance company. As a result of these factors, we are unable to control the amount and timing of bonus commission revenues we receive in any particular quarter or year and these amounts may fluctuate significantly.

The insurance sales industry is intensely competitive, and if we fail to successfully compete in this industry our market share and business will be harmed

        The markets for the products and services offered on our site are intensely competitive and characterized by rapidly changing technology, evolving regulatory requirements and changing consumer demands. We compete with traditional insurance distribution channels, including insurance agents and brokers, new non-traditional channels such as commercial banks and savings and loan associations, and a growing number of direct distributors including other online services, such as InsWeb Corporation and SelectQuote.

        We also potentially face competition from a number of large online services that have expertise in developing online commerce and in facilitating a high volume of Internet traffic for or on behalf of our competitors. For instance, some of our competitors have relationships with major electronic commerce companies. Other large companies with strong brand recognition, technical expertise and experience in online commerce and direct marketing could also seek to compete in the online insurance market.

        There can be no assurance that we will be able to successfully compete with any of these current or potential insurance providers.

Insurance companies that have appointed us as agents may cancel those appointments

        Most of our agency contracts allow the insurance company to cancel our agency appointment at any time. Should any of the companies with which we place significant amounts of business decide to cancel our appointments, our business could be harmed.

Risks Related to Regulation

Our compliance with the strict regulatory environment applicable to the insurance industry is costly, and if we fail to comply with the numerous laws and regulations that govern the industry we could be subject to penalties

        We must comply with the complex rules and regulations of each jurisdiction's insurance department which impose strict and burdensome guidelines on us regarding our operations. Compliance with these rules and regulations imposes significant costs on our business. Each jurisdiction's insurance department typically has the power, among other things, to:

  •
  authorize how, by which personnel and under what circumstances an insurance premium can be quoted and published;

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  approve which entities can be paid commissions from insurance companies;

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  license insurance agents and brokers;

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  monitor the activity of our non-licensed customer service representatives; and

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  approve policy forms and regulate some premium rates.

        Due to the complexity, periodic modification and differing statutory interpretations of these laws, we may not have always been and we may not always be in compliance with all these laws. In addition, Life Quotes has at times been subject to regulatory action for failing to comply with these laws. While we are not aware of any past instances of noncompliance with these laws by either Life Quotes or us that had or could have a material impact on our company or an investment in our stock, failure to comply with these numerous laws in the future could result in fines, additional licensing requirements or the revocation of our license in the particular jurisdiction. These penalties could significantly increase our general operating expenses and harm our business. In addition, even if the allegations in any regulatory action against us turn out to be false, negative publicity relating to any allegations could result in a loss of consumer confidence and significant damage to our brand. We believe that because many consumers and insurance companies are not yet comfortable with the concept of purchasing insurance online, the publicity relating to any such regulatory or legal issues could harm our business.

Regulation of the sale of insurance over the Internet and other electronic commerce is unsettled, and future regulations could force us to change the way we do business or make operating our business more costly

        As a company involved in the sale of insurance over the Internet, we are subject to additional regulatory risk as insurance regulations have not been fully modified to cover Internet transactions. Currently, many state insurance regulators are exploring the need for specific regulation of insurance sales over the Internet. Any new regulation could dampen the growth of the Internet as a means of providing insurance services. Moreover, the laws governing general commerce on the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. In addition, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. Any new laws or regulations or new interpretations of existing laws or regulations relating to the Internet could harm our business.

If we become subject to legal liability for the information we distribute on our Web site or communicate to our customers, our business could be harmed

        Our customers rely upon information we provide regarding insurance quotes, coverage, exclusions, limitations and ratings. To the extent that the information we provide is not accurate, we could be liable for damages from both consumers and insurance companies. These types of claims have been brought, sometimes successfully, against agents, online services and print publications in the past. These types of claims could be time consuming and expensive to defend, divert management's attention, and could cause consumers to lose confidence in our service. As a result, these types of claims, whether or not successful, could harm our business, financial condition and results of operations.

        In addition, because we are appointed as an agent for only 180 of the over 200 insurance companies quoted on our Web site, we do not have contractual authorization to publish information regarding the policies from insurance companies for whom we are not appointed. Several of these insurance companies have in the past demanded that we cease publishing their policy information and others may do so in the future. In some cases we have published information despite these demands. If we are required to stop publishing information regarding some of the insurance policies that we track in our database, it could harm us.

Risks Related to the Internet and Electronic Commerce

Any failures of, or capacity constraints in, our systems or the systems of third parties on which we rely could reduce or limit visitors to our Web site and harm our ability to generate revenue

        We use both internally developed and third party systems to operate our service. If the number of users of our service increases substantially, we will need to significantly expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate or timing of any of these increases, or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Our ability to facilitate transactions successfully and provide high quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our service has experienced periodic system interruptions, and it is likely that these interruptions will continue to occur from time to time. Additionally, our systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break ins, sabotage, computer viruses, acts of vandalism and similar events. We may not carry sufficient business interruption insurance to compensate for losses that could occur. Any system failure that causes an interruption in service or decreases the responsiveness of our service would impair our revenue generating capabilities, and could damage our reputation and our brand name.

Our success depends, in part, on our ability to protect our proprietary technology

        We believe that our success depends, in part, on protecting our intellectual property. Other than our trademarks, most of our intellectual property consists of proprietary or confidential information that is not subject to patent or similar protection. Competitors may independently develop similar or superior products, software or business models.

        We cannot guarantee that we will be able to protect our intellectual property. Unauthorized third parties may try to copy our products or business model or use our confidential information to develop competing products. Legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet related businesses are uncertain and still evolving. As a result, we cannot predict the future viability or value of our proprietary rights and those of other companies within the industry.

We may be subject to claims of infringement that may be costly to resolve and, if successful, could harm our business

        Our business activities and products may infringe upon the proprietary rights of others. Parties may assert valid or invalid infringement claims against us. Any infringement claims and resulting litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights. Even if we eventually won, any resulting litigation could be time consuming and expensive to defend and could divert our management's attention.

If we are unable to adapt to the rapid technological change in our industry, we will not remain competitive and our business will suffer

        Our market is characterized by rapidly changing technologies, frequent new product and service introductions, and evolving industry standards. The recent growth of the Internet and intense competition in our industry exacerbate these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the features and reliability of our database and service. We may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructures or adapt our technology to respond to these changes.

Demand for our services may be reduced if we are unable to safeguard the security and privacy of our customer's information

        A significant barrier to electronic commerce and online communications has been the need for secure transmission of confidential information over the Internet. Our ability to secure the transmission of confidential information over the Internet is essential in maintaining consumer and insurance company confidence in our service. In addition, because we handle confidential and sensitive information about our customers, any security breaches would damage our reputation and could expose us to litigation and liability. We cannot guarantee that our systems will prevent security breaches.

Our business assumes the continued dependability of the Internet infrastructure

        Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with its significant growth and increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security, and the timely development of complementary products, such as high speed modems, for providing reliable Internet access and services. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face outages and delays in the future. Outages and delays are likely to cause a loss of business by affecting the level of Internet usage and the processing of insurance quotes and applications requests made through our Web site. We are unlikely to make up for this loss of business.

Risks Related to the Ownership of Our Common Stock

Our common stock is currently trading at low prices which could further reduce the liquidity of the market for, and the price of, our common stock

        We believe that the current per share price level of our common stock has reduced the effective marketability of our shares of common stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

        In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our common stock at its current low share price.

        We believe that the current price of our common stock may have a negative impact on the liquidity and price of our common stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, our common stock.

Our stock price may have wide fluctuations and Internet related stocks have been particularly volatile

        The market price of our common stock has been highly volatile and subject to wide fluctuations. For example, during 2003 the last sale price of our common stock ranged from a low of $3.46 on March 31, 2003 to a high of $6.00 on July 7, 2003 (these prices being the average of the bid and asked prices of our common stock as reported on the Nasdaq SmallCap Market on the relevant dates). The Nasdaq stock market has experienced significant price and volume fluctuations and the market prices of securities of technology companies, particularly Internet related companies, have been highly volatile. Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate fluctuations, could adversely affect the market price of our common stock. In addition, the market prices for stocks of Internet related and technology companies, particularly following an initial public offering, frequently reach levels that bear no relationship to the operating performance of such companies. These market prices generally are not sustainable and are subject to wide variations. If our common stock trades to unsustainably high levels, it likely will thereafter experience a material decline.

Certain provisions in our charter documents and Delaware law, together with our concentration of stock ownership in a few persons, could discourage takeover attempts and lead to management entrenchment

        Our certificate of incorporation and bylaws and Delaware law contain anti takeover provisions that could have the effect of delaying or preventing changes in control that a stockholder may consider favorable. The provisions in our charter documents include the following:

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  we have a classified Board of Directors with three year staggered terms that will delay the ability of stockholders to change the membership on the Board of Directors;

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  our Board of Directors has the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without stockholder approval;

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  stockholder action may be taken only at a special or regular meeting; and

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  we have advance notice procedures that must be complied with by stockholders for them to nominate candidates to our Board of Directors.

        Our preferred stock purchase rights could cause substantial dilution to any person or group who attempts to acquire a significant interest in Quotesmith.com without advance approval of our Board of Directors. The stock purchase agreement we have entered into with Zions requires us to amend our rights plan to exempt acquisitions of shares of our common stock by Zions from the operation of the rights plan. In addition, our executive officers have employment agreements that may entitle them to substantial payments in the event of a change of control. We have entered into amendments to our employment agreements with Messrs. Bland and Thoms that exempt the issuance of stock to Zions from constituting a change of control under these employment agreements.

        Furthermore, as of May 1, 2004, Messrs. Bland and Thoms directly or indirectly controlled approximately 60.3% of our outstanding common stock. Following the consummation of the stock issuance, these individuals, together with Zions, will control approximately 72.9% of our common stock. This high concentration of stock ownership, together with the anti-takeover measures described above, could prevent or frustrate attempts to remove or replace incumbent management, including Messrs. Bland and Thoms. These persons may act to further their interests as management rather than the interests of our public stockholders.

        The foregoing could also have the effect of delaying, deferring or preventing a change in control of Quotemsith.com, discourage bids for our common stock at a premium over the market price, or harm the market price of, and the voting and other rights of the holders of, our common stock. We also are subject to Delaware laws that could have similar effects. One of these laws prohibits us from engaging in a business combination with any significant stockholder for a period of three years from the date the person became a significant stockholder unless specific conditions are met.

THE ANNUAL MEETING AND PROXY SOLICITATION

When and Where the Annual Meeting will be Held

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our management, at the direction of our Board of Directors, for use at the annual meeting of Quotesmith.com stockholders to be held on [    •    ], 2004 at 9:00 a.m., Chicago time, at our offices, located at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, and any adjournments thereof. This proxy statement and the enclosed Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about [    •    ], 2004.

What will be Voted on

        At the annual meeting, you will be asked to consider and vote on:

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  a proposal to approve the issuance of 2,363,636 shares of our common stock to Zions for $13,000,000 in gross proceeds. The proceeds of the stock issuance will be used to repay the $6,500,000 loan we received from Zions to fund a portion of our acquisition of substantially all of the assets of Life Quotes and certain related real estate and for general corporate purposes;

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  a proposal to approve the establishment of the Quotesmith.com, Inc. 2004 Non-Qualified Stock Option Plan, or Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain former employees of Life Quotes who continue to work for us;

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  a proposal to elect two persons to our Board of Directors to serve until the 2007 Annual Meeting of Stockholders;

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  a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004; and

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  any other business as may properly come before the annual meeting or any adjournment thereof.

        For the reasons set forth in more detail elsewhere in this proxy statement, our Board of Directors recommends a vote "FOR" the approval of each of the proposals set forth above.

Who may Vote at the Annual Meeting

        The Board of Directors has fixed the close of business on May 31, 2004 as the record date for the annual meeting. Stockholders of record as of the record date are entitled to notice of and to vote at the annual meeting. If you own shares of Quotesmith.com common stock that are registered in someone else's name (for example, a nominee), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders for any purpose germane to the annual meeting at our offices for the ten days immediately preceding the annual meeting date. At the close of business on the record date, 4,958,232 shares of common stock were outstanding held by approximately 1,800 stockholders of record. Each stockholder is entitled to one vote for each share of Quotesmith.com common stock held as of the record date on all matters to be considered at the annual meeting.

How to Vote

        You may vote in person or by proxy. The proxy card accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the annual meeting. You are urged to complete, sign and date the accompanying form of proxy and return it as soon as possible in the envelope provided for that purpose. Returning a proxy card does not prevent you from attending the annual meeting or from changing your vote. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, and not properly revoked, the shares represented thereby will be voted as indicated on such proxy. Executed but unmarked proxies will be voted by the person(s) named thereon (i) for the approval of the issuance of 2,363,636 shares of Quotesmith.com common stock to Zions, (ii) for the approval of the establishment of the Life Quotes employee stock option plan, (iii) for the election of the nominees named herein as directors (or a substitute therefor if the nominee is unable or refuses to serve), (iv) for the ratification of Ernst & Young LLP as our independent auditors for 2004 and (v) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the annual meeting. If you wish to designate a person or persons to act as your proxy at the annual meeting, other than the proxies designated by the Board of Directors, you may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the proxy and transmit it directly to such other designated person or persons for use at the annual meeting.

        Our Board of Directors knows of no other matters that may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

How to Change your Vote

        You may revoke a proxy at any time before the meeting is convened by filing with the secretary of Quotesmith.com an instrument of revocation or a duly executed proxy bearing a later date. You may also revoke a proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, constitute a revocation of a proxy.

Quorum and Vote Required

        Under our certificate of incorporation and by-laws and under Delaware law, a vote of stockholders is not required to approve the issuance of our common stock to Zions. However, because the number of shares we will be issuing to Zions exceeds 20% of our common stock outstanding prior to the issuance, stockholder approval is required under the rules of the Nasdaq SmallCap Market. Similarly, although a vote of stockholders is not required to approve the establishment of the Life Quotes employee stock option plan under our certificate of incorporation or by-laws or under Delaware Law, stockholder approval is required under the rules of the Nasdaq SmallCap Market.

        Stockholders do not have the right to cumulate their votes in the election of directors. A majority of the shares entitled to vote at and present, in person or by proxy, at the annual meeting will constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares that are present, in person or by proxy, at the annual meeting and entitled to vote will be sufficient to approve the stock issuance to Zions and the establishment of the Life Quotes employee stock option plan. The affirmative vote of a plurality of such shares will be sufficient to elect each director. The affirmative vote of a majority of such shares will be sufficient to ratify the appointment of Ernst & Young LLP.

        The holders of over 60% of our common stock outstanding have entered into an agreement requiring them to vote in favor of (i) the proposal to issue 2,363,636 shares of our common stock to Zions, (ii) the proposal to establish the Life Quotes employee stock option plan, (iii) the proposal to elect the nominees named herein as directors and (iv) the ratification of Ernst & Young LLP as our independent auditors for 2004.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be treated as present at the annual meeting for purposes of reaching a quorum. Abstentions shall have no effect on the election of directors but shall be treated as a vote against the approval of the stock issuance to Zions, the establishment of the Life Quotes employee stock option plan and the ratification of the independent auditors. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Solicitation of Proxies and Expenses of Solicitation

        The cost of soliciting proxies will be borne by Quotesmith.com. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares of Quotesmith.com common stock and will be reimbursed by us for their reasonable expenses in forwarding such materials.

Appraisal Rights

        Stockholders who do not vote in favor of the proposals described in this proxy statement will not be entitled to dissenter's or appraisal rights. Accordingly, we will not make special provisions for stockholders to enforce such rights.

MARKET PRICE INFORMATION

        All common stock and per share information in this proxy statement have been retroactively adjusted to reflect a one-for-three reverse stock split that became effective on March 7, 2001.

        Market Information.    Our common stock began trading on the Nasdaq National Market under the symbol "QUOT" on August 3, 1999, the date of our initial public offering. Prior to this date, no established public trading market for our common equity existed. Effective the opening of business on July 20, 2001, our stock listing was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market, retaining its existing symbol, QUOT. The last sale price of our common stock on March 2, 2004, the last day prior to the public announcement of the stock purchase agreement and the asset purchase agreement, was $5.30, which is the average of the bid and asked prices of Quotesmith.com, Inc. common stock, as reported on the Nasdaq SmallCap Market on March 2, 2004. The last sale price of our common stock on May 27, 2004, the last practicable date for which results were available for inclusion in this proxy statement, was $5.50, which is the average of the bid and asked prices of Quotesmith.com, Inc. common stock, as reported on the Nasdaq SmallCap Market on May 27, 2004. As of May 15, 2004 the approximate number of record holders of our common stock was 1,800. The following table sets forth, for the period indicated, the high and low last sale price (as adjusted for a one-for-three reverse stock split effective March 7, 2001) of our common stock as reported on the Nasdaq National Market and the Nasdaq SmallCap Market, as applicable.

	High	Low
2004:
First quarter	$6.00	$4.92
2003:
First quarter	$4.60	$3.46
Second quarter	5.12	3.55
Third quarter	6.00	4.01
Fourth quarter	4.92	3.84
2002:
First quarter	$3.20	$2.00
Second quarter	3.08	2.60
Third quarter	2.85	2.38
Fourth quarter	4.23	2.41

        Dividends.    We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The investor rights agreement prohibits us from paying cash dividends on our common stock unless certain conditions are met. We currently intend to retain all future earnings to finance the growth and development of our business. Any future determination as to the payment of dividends will be made by our Board of Directors and will depend on our results of operations, financial condition, capital requirements, and any other factors our Board of Directors considers relevant.

PROPOSAL 1. APPROVAL OF STOCK ISSUANCE TO ZIONS BANCORPORATION

        We financed the purchase price for the acquisition of substantially all of the assets of Life Quotes and the related real estate by borrowing $6,500,000 from Zions and by using cash on hand. We plan to issue 2,363,636 shares of our common stock, in a private placement to Zions for an aggregate price of $13,000,000, or approximately $5.50 per share. We plan to use a portion of the proceeds of the stock issuance to repay the loan from Zions and the remainder for general corporate purposes. There will be no material tax consequences to us as a result of the stock issuance.

        The acquisition of the Life Quotes business will be accounted for under the purchase method of accounting with Quotesmith.com as the acquiring entity. Accordingly, under purchase accounting, the assets and liabilities of Life Quotes will be adjusted to their fair value as of the date of the acquisition. Any excess of the purchase price over the fair value of the assets acquired will be recorded as goodwill. For tax purposes, we assume that we will be able to deduct the value of any intangible assets and goodwill as provided in the Internal Revenue Code of 1986, as amended.

        Regulatory Approvals.    We believe that there are no material federal or state regulatory requirements or approvals necessary to consummate the stock issuance, and none were required to consummate the acquisition of substantially all of the assets of Life Quotes and the related real estate. We believe we have the appropriate licenses to offer and sell insurance in all fifty states.

        Interests of Affiliates in the Transactions.    Except as described below, none of our affiliates, including our officers and directors, had any interest in the acquisition, or has any interest in the stock issuance, apart from their respective interests as our stockholders. Pursuant to the investor rights agreement described below, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock each agreed that, for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement, they will vote for the Zions nominee to our Board of Directors. In addition, these persons have granted tag-along rights to Zions for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement. This means that if any of these persons proposes to sell any of their Quotesmith.com common stock, subject to certain exceptions, they will afford Zions the right to participate proportionately in such sale based on the total number of shares owned by Zions divided by the total number of shares owned by Zions and the seller or sellers (in each case, on a fully diluted basis determined as of the close of business on the day immediately prior to the tag-along notice date). These persons also granted to Zions, and Zions granted to these persons and to us, a right of first refusal with respect to certain transfers of their shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE STOCK ISSUANCE TO ZIONS.

Background of the Transactions

        During 2002 and 2003, Kenneth L. Manley, the Chief Executive Officer and sole stockholder of Life Quotes, and Robert L. Bland, our Chairman of the Board, President and Chief Executive Officer, had general, exploratory conversations regarding the possibility of Quotesmith.com acquiring the business of Life Quotes. In July 2003, Mr. Bland and Mr. Manley had a series of specific conversations about Quotesmith.com acquiring the business of Life Quotes. During July 2003, Phillip Perillo, our Chief Financial Officer, conducted a preliminary financial due diligence investigation of Life Quotes. In July 2003, we sent a draft asset purchase agreement to Mr. Manley, pursuant to which we would pay the purchase price in a combination of cash and stock. In August 2003, we sent to Life Quotes and their counsel, John Meck of Welborn, Sullivan, Meck & Tooley, P.C., a revised draft of a purchase agreement, this version reflecting the possibility of acquiring the stock of Life Quotes. During August 2003, we had discussions with a number of banks regarding their possible acquisition of our common stock in exchange for a cash infusion. On October 23, 2003, at a regularly scheduled meeting of our Board of Directors, the status of negotiations with Mr. Manley and possible funding sources was discussed. On October 27, 2003, Mr. Bland and Mr. Manley met and agreed to the terms of a proposed transaction whereby we would acquire substantially all of the assets and related real estate of Life Quotes. In November 2003, we entered into a marketing agreement with Life Quotes under which we would provide them with term life insurance leads in exchange for a share of the profits of any sales made. In early November 2003, we reached tentative agreement with Zions to sell $13,000,000 of our common stock to them, subject to documentation, and therefore changed our offer to Life Quotes to be an all cash offer for substantially all of the assets and real estate of Life Quotes. On November 20, 2003, we delivered a revised asset purchase agreement to Life Quotes which incorporated those terms.

        In December 2003, we hired Mystic Capital Advisors Group, LLC, or Mystic Capital, to assist us in evaluating the fairness of the acquisition of Life Quotes and in our due diligence efforts. Mystic Capital did not participate in any negotiations regarding the transactions. On December 22, 2003, we received the first draft of an investor rights agreement and stock purchase agreement from Zions' counsel. Late in December 2003, Life Quotes and its counsel proposed signing a letter of intent. We rejected this suggestion and instead suggested that we concentrate our efforts on negotiating the draft asset purchase agreement. We received Mr. Meck's first comments on the asset purchase agreement on December 29, 2003. Messrs. Perillo, Bland, Meck and Manley, together with David Kaufman (a partner at Duane Morris LLP), met at Mr. Meck's offices in Denver, Colorado on January 9, 2004, to further negotiate the asset purchase agreement and related documents. With our legal advisors, we continued negotiating with Mr. Meck on the asset purchase agreement, real property purchase agreement and related documents. We, with our legal advisors, negotiated the terms of the stock purchase and investor rights agreement with Zions and their counsel. We and our advisors continued our legal, financial and business due diligence of Life Quotes during the months of January and February 2004.

        On January 29, 2004, we held a regularly scheduled meeting of our Board of Directors where the status of negotiations with Life Quotes and Zions was reviewed. At the meeting, Mystic Capital reviewed the fairness of the Life Quotes transaction from a financial point of view. They provided their oral opinion, which was subsequently confirmed in writing as of February 27, 2004, that based on and subject to the assumptions, qualifications and limitations contained in the opinion, the transactions contemplated by the asset purchase agreement and real property purchase agreement were fair to our stockholders from a financial point of view. Our Board of Directors also reviewed the potential stock sale to Zions. Mr. Kaufman reviewed the terms and conditions of the stock issuance to Zions, the acquisition of substantially all of the assets of Life Quotes and the related real estate and the related documentation. Our Board of Directors then reviewed and discussed the terms of the proposed transactions. Our Board of Directors unanimously adopted a resolution approving and adopting the stock issuance, the acquisition and the related transactions contemplated thereby and voted to recommend approval of the stock issuance to our stockholders, subject to final documentation. During the month of February, the parties continued to negotiate the terms of the asset purchase agreement, real property purchase agreement, stock purchase agreement, investor rights agreement and other related documentation. We continued to perform due diligence investigations of Life Quotes with Mystic Capital and Duane Morris LLP. Life Quotes also prepared financial statements.

        After the close of business on March 1, 2004, the parties executed and delivered the asset purchase agreement, the real property purchase agreement, the stock purchase agreement and the investor rights agreement. Prior to the opening of business on March 3, 2004, the transactions were publicly announced.

        Throughout March and April of 2004, we continued to progress toward closing the acquisition and the stock issuance. During this time, it became apparent that we would not be able to consummate the stock issuance in a timely fashion. Our management discussed with Zions the possibility of obtaining a loan from Zions for a portion of the purchase price of Life Quotes, which would enable us to consummate the acquisition in a timely fashion. With our legal advisors, we negotiated the terms of a possible loan transaction with Zions and their counsel.

        On April 22, 2004, we held a regularly scheduled meeting of our Board of Directors where the status of our progress toward closing was reviewed. Our Board of Directors also reviewed and discussed the terms of the potential loan transaction with Zions to fund a portion of the purchase price of the Life Quotes business prior to consummation of the stock issuance to Zions. Our Board of Directors unanimously adopted a resolution approving and adopting the loan transaction.

        On May 7, 2004, borrowed $6,500,000 from Zions to fund a portion of the purchase price of the Life Quotes business. We consummated the acquisition of Life Quotes on that date. In addition, we executed an amendment to the stock purchase agreement with Zions to reflect the revised financing structure and extend the termination date, and Messrs. Bland and Thoms, together with their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, entered into voting agreements with Zions pursuant to which these persons have agreed, among other things, to vote their shares of our common stock in favor of the stock issuance to Zions.

Reasons for the Transactions

        We entered into a stock purchase agreement with Zions on March 1, 2004. Under the terms of the stock purchase agreement, we have agreed to issue 2,363,636 shares of our common stock to Zions for $13,000,000 in gross proceeds. The common stock to be issued to Zions will not be registered, and will be restricted following the stock issuance. In connection with the issuance of stock to Zions, we have entered into an investor rights agreement with Zions, Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock whereby we have agreed, among other things, to increase the size of our Board of Directors by one member and to nominate an individual designated by Zions to serve on the Board of Directors. Messrs. Bland and Thoms, their spouses, and the partnership through which Mr. and Mrs. Bland hold their common stock have agreed to vote all of their shares of common stock in favor of such individual. In accordance with the investor rights agreement, Zions has designated as its nominee, and we have nominated for election as director, John B. Hopkins.

        On May 7, 2004, we acquired substantially all of the assets of Life Quotes, a domestic insurance agency that solicited business from prospective customers in all 50 states, and assumed certain specified liabilities for a payment of $13,364,308, after adjustments. We also acquired certain real estate owned by an affiliate of the sole stockholder of Life Quotes and previously used by Life Quotes for a payment of $4,991,947, after customary prorations. We expect that the assets we acquired, together with the real estate, will be sufficient to enable us to operate the business in which Life Quotes was engaged in the same manner as it was operated prior to the acquisition. We funded this acquisition by using cash on hand and by borrowing $6,500,000 from Zions. We intend to repay the loan from Zions with a portion of the proceeds from the issuance of 2,363,636 shares of our common stock to Zions. The remainder of the $13,000,000 in gross proceeds of this stock issuance will be used for general corporate purposes. The assets of Life Quotes and the related real estate are owned by a wholly-owned subsidiary of Quotesmith.com.

        Also on May 7, 2004, Messrs. Bland and Thoms, together with their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, entered into voting agreements with Zions pursuant to which these persons have agreed, among other things, to vote their shares of our common stock in favor of the stock issuance to Zions. We also issued a promissory note to Zions in the amount of $6,500,000 and amended the stock purchase agreement to reflect the revised financing structure. The proceeds of this note were used to fund a portion of the purchase price for the acquisition of the Life Quotes business.

        In connection with the acquisition of the assets of Life Quotes, we agreed to establish the Quotesmith.com, Inc. 2004 Non-Qualified Stock Option Plan, or the Life Quotes employee stock option plan, pursuant to which options to purchase up to 300,000 shares of our common stock may be granted to certain employees of Life Quotes who agree to work for us.

        At its January 29, 2004 meeting, the Board of Directors determined that the stock issuance and the acquisition are each in our best interest and the best interest of our stockholders and unanimously resolved to recommend to our stockholders to vote in favor of the stock issuance.

        At its April 22, 2004 meeting, the Board of Directors determined that the loan transaction with Zions is in our best interest and the best interest of our stockholders, and reaffirmed its resolution to recommend to our stockholders to vote in favor of the stock issuance.

        In making its determination with respect to stock issuance, the Board considered a number of potential benefits, including those listed below:

  •
  The stock issuance will allow us to repay the loan from Zions and replenish our cash on hand that was used to fund a portion of the purchase price of the Life Quotes business.

  •
  Selling 2,363,636 shares of common stock at $5.50 a share was at a price above the market price of the shares of common stock when the business terms were reached.

  •
  The issuance of shares to Zions not only provides funds to repay the loan from Zions and replenish our cash on hand, it brings us an investor with experience in electronic commerce.

        In making the determination with respect to the acquisition, the Board considered a number of potential benefits, including those listed below:

  •
  The cash consideration we paid for the assets of Life Quotes represented an attractive price, in the opinion of the Board. The price of the building was less than its current appraised value of $5,500,000. Accounts receivable, which should be collected within one year of the closing, accounted for $2,450,000 of the purchase price. The discounted present value of the renewal commission stream was estimated to account for another $3,500,000 of the purchase price. This value was calculated by taking the annual renewal commission income generated presently by the Life Quotes book of business, reducing it for the annual estimated lapse ratio by carrier, and then discounting those expected cash flows at a rate of 4%, which was determined to be an appropriate rate for this calculation based on current market interest rates. This calculation resulted in the valuation of $3,500,000 for the renewal commission stream. Our Board of Directors felt that the remaining approximately $7,000,000 of the purchase price was an attractive price to pay for a business that filled our need for a life-insurance telephone-based sales center with an operation that has been consistently profitable, generated revenue growth of 16% in 2003 compared to 2002, and recorded a profit in 2003 of approximately $1,100,000 million on revenues of approximately $10,400,000. Our Board also felt that the price was attractive considering that a significant portion will be recaptured through the collection of receivables and renewals, the building would be acquired for less than its appraised value and the operation has been growing and profitable.

  •
  Mystic Capital Advisors Group LLC presented its opinion to the Board of Directors that based upon and subject to the assumptions, qualifications and limitations contained in the opinion, the consideration to be paid for the assets and related real estate is fair, from a financial point of view, to our stockholders. In conjunction with delivering its opinion, Mystic Capital made a presentation to the Board of Directors as to various financial and other matters underlying such opinion. See "Opinion of Quotesmith.com's Financial Advisor" for a description of the presentation to the Board of Directors.

  •
  The acquisition of Life Quotes was a strategic move on our part to better penetrate the market of life insurance buyers. Our existing web site provides such buyers with an efficient way of searching our data base of life insurance products, selecting an appropriate policy and applying for that policy while online. However, we feel that there are many other customers who need to speak with a licensed sales agent before buying. The acquisition of Life Quotes provides us with an experienced team of telephone-based licensed sales representatives who can fill that need for us.

        The Board of Directors also identified and considered several potentially negative factors relating to the stock issuance and the acquisition, including the following:

  •
  The closing of the stock issuance is subject to a number of conditions, some of which are beyond our control.

  •
  We have agreed to certain operating restrictions in our business in the investor rights agreement.

  •
  We have agreed to nominate a Zions designee to our Board.

  •
  We have granted Zions certain preemptive and registration rights.

        The Board of Directors concluded that the potentially negative factors were outweighed by the potential benefits to be gained by the stock issuance and the acquisition. The members of the Board of Directors evaluated all of the factors described above in view of their knowledge of the business and operation of Life Quotes and their business judgment. In light of the wide variety of factors considered in connection with its evaluation of the stock issuance and the acquisition, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

Opinion of Quotesmith.com's Financial Advisor

        We engaged Mystic Capital to act as our financial advisor in connection with our Board of Directors' evaluation of the acquisition of substantially all of the assets of Life Quotes and the related real estate. Mystic Capital agreed to assist us in analyzing our acquisition of the Life Quotes business. Mystic Capital was also engaged to render a written opinion to our Board of Directors as to the fairness, from a financial point of view, of the consideration to be paid by us in connection with the acquisition. In requesting Mystic Capital's advice and opinion, no restrictions or limitations were imposed by us upon Mystic Capital with respect to the investigations made or the procedures followed by Mystic Capital in rendering its opinion.

        On January 29, 2004, Mystic Capital reviewed the financial aspects of the proposed acquisition and delivered its opinion, or the Mystic Capital Opinion, to our Board of Directors to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be paid by us pursuant to the asset purchase agreement and the real property purchase agreement was fair to our stockholders from a financial point of view.

        The full text of the Mystic Capital Opinion, which describes, among other things, the assumptions made, matters considered, and the limitations on the review undertaken, is attached to this proxy statement as Annex A-1 and is incorporated in this proxy statement by reference. The description of the Mystic Capital Opinion set forth below is qualified in its entirety by reference to the full text of the Mystic Capital Opinion in Annex A-1. You should read the Mystic Capital Opinion carefully and in its entirety.

        The Mystic Capital Opinion is directed only to the fairness, from a financial point of view, of the consideration to be paid pursuant to the asset purchase agreement and the real property purchase agreement by us. Further, the Mystic Capital Opinion is not a recommendation to any stockholder as to how he or she should vote at our annual meeting. Mystic Capital was not retained as an advisor or agent to our stockholders or any other person, and it is acting only as an advisor to our Board of Directors.

        Mystic Capital is a national investment banking firm. As part of its investment banking business, Mystic Capital is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, sales and distributions of securities, private placements and valuations for estate, corporate and other purposes. Mystic Capital was selected by us to act as our financial advisor because of Mystic Capital's expertise in valuing and advising firms in the financial and insurance industry in merger and acquisition transactions.

Description of the Transaction

        The following section speaks as if the Life Quotes acquisition had not yet occurred because that is when Mystic performed its analysis. As part of the acquisition, Life Quotes will sell, transfer, convey and deliver to us certain assets of Life Quotes as well as a building and land owned by the Kenneth L. Manley Revocable Trust dated as of June 10, 1987, an affiliate of the sole stockholder of Life Quotes. Total consideration to be paid the sellers is $18,395,000 and is equal to the sum of the following:

  •
  $13,395,0000 will be paid for the acquired assets and certain assumed liabilities of Life Quotes, of which $350,000 will deposited in an escrow account for a period of twelve months, and

  •
  $5,000,000, will be paid under the terms set forth in the real property purchase agreement for the building and land on which Life Quotes operates.

        The total consideration to be paid to the sellers in connection with the acquisition was determined by us, and Mystic Capital evaluated the amount of consideration as determined by us.

Professional Undertaking

        In arriving at its opinion, Mystic Capital, among other things:

  •
  Reviewed documents including, but not limited to, the following:

  •
  Responses to a standard questionnaire which provided information related to the history and overview of Life Quotes, its ownership and personnel and its book of business and markets;

  •
  Financial statements for Life Quotes for the fiscal years ending December 31, 1999 through December 31, 2003;

  •
  The Asset Purchase Agreement, dated as of January 31, 2004 (signed March 1, 2004), by and among us, Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc.;

  •
  Reviewed Life Quotes' history, current business status, and future prospects;

  •
  Investigated Life Quotes' business, its competition, and its industry;

  •
  Reviewed financial data and other information supplied to it by Life Quotes and obtained from other sources;

  •
  Interviewed management personnel of Life Quotes to become generally familiar with the management team, management systems and procedures and business status, and undertook other activities to permit it to assess the risks associated with an acquisition of Life Quotes;

  •
  Held discussions with members of Life Quotes' management regarding past and current business operations, financial condition, results of regulatory examinations and the business and future prospects of Life Quotes;

  •
  Compared the results of operations, market value, valuation multiples and reported financial condition of Life Quotes with similar information for certain other publicly traded companies which it deemed to be relevant;

  •
  Compared the proposed financial terms of the acquisition with the financial terms of certain other mergers and acquisitions of insurance agencies which it deemed to be relevant;

  •
  Took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the insurance industry generally;

  •
  Spoke with us and our counsel to discuss the progress of the transaction, the progress of its analyses and issues related to the transaction;

  •
  Conducted other studies, analyses and investigations, and considered other information, that it deemed appropriate; and

  •
  Evaluated the consideration to be paid to the sellers, including all conditions imposed as a condition to receipt of such consideration, under the asset purchase agreement and the real property purchase agreement.

Comparable Public Company Analysis

        Mystic Capital tracks six publicly traded insurance brokers: Arthur J. Gallagher & Co. (NYSE: AJG), Brown & Brown (NYSE: BRO), Hilb, Rogal & Hobbs (NYSE: HRH), Hub International, Inc. (NYSE: HBG), USI Holdings Corporation (NASDAQ: USIH), and Willis Group Holdings, Ltd. (NYSE: WSH).

        The table below displays the market capitalization and adjusted market value metrics for these six insurance brokers. The adjusted market value is equal to the diluted market capitalization minus (plus) the tangible net worth (deficit) shown on the broker's balance sheet as of December 31, 2003. Adjusted market value is not enterprise value; however, it has some similarities. Enterprise value is the market capitalization of a firm plus the marketable debt of a firm. Enterprise value does not give any consideration to excess value or excess liability of a firm's balance sheet. While adjusted market value contemplates these factors it first takes the diluted market capitalization, which is derived by multiplying the diluted shares outstanding by the market price on the measurement date. From this figure the tangible net worth (total equity less intangibles) is subtracted, or tangible net deficit added, to calculate a more comparable market capitalization value which can be compared to the transaction being discussed. Mystic Capital believes that this adjusted market value provides a more comparable metric for assessing the acquisition of the Life Quotes business than market capitalization.

Valuation Metrics of Public Insurance Brokers(1)
December 31, 2003

Metric	Low	Mean	Median	High
Diluted Market Capitalization/ Revenues	1.74	2.71	2.43	4.64
Diluted Market Capitalization/EBITA	8.40	10.17	9.98	13.04
Adjusted Market Value/Revenues	1.90	2.74	2.73	4.59
Adjusted Market Value/EBITA	8.49	10.31	10.32	12.90

        The table below compares the mean of the indicated metrics for the publicly traded insurance brokers to the proposed Life Quotes transaction. The multiples presented consider only the $13,395,000 paid for the business assets acquired and liabilities assumed, and do not include the $5,000,000 paid for the building and land.

Metric	Industry Mean	Life Quotes Pro Forma
Deal Value/Revenues	2.71	1.30
Deal Value/EBITA	10.17	8.33
Adjusted Market Value/Revenues	2.73	1.00
Adjusted Market Value/EBITA	10.31	6.36

(1)
Fourth Quarter, 2003 Insurance Broker Report. Mystic Capital Advisors Group, LLC. February 23, 2004.

        The table below lists the public company brokers and their market capitalization.

Company	Ticker	Exchange	Price Earnings	Market Capitalization in $ Billions
Marsh & McLennan Cos. Inc.	MMC	NYSE	16.7	24.990
Aon Corp	AOC	NYSE	12.1	7.746
Willis Group Holdings	WSH	NYSE	17.3	5.569
Arthur J. Gallagher & Co.	AJG	NYSE	18.0	2.858
Brown & Brown	BRO	NYSE	21.9	2.403
Hilb Rogal & Hamilton Co	HRH	NYSE	15.1	1.168
USI Holdings Corp	USIH	NASDAQ	23.4	0.656
Hub International	HBG	NYSE	13.6	0.531

Public Broker Average			17.3	5.740

Date 2/2/04
Source: Bloomberg.com

Comparable Transaction Analysis

        Due to the micro-cap nature of most of the insurance brokerage sector, very few comparable transactions are announced on an annual basis. Of those that are announced, very few buyers announce the details of the transaction and the financial condition of the seller at the time of closing. Of the comparable transactions that are announced, the typical transaction information released is price and revenues. Since income statement information is generally not released it is difficult to gauge true financial performance multiples. The table below displays the price/revenue value of the five insurance broker transactions announced during 2003 that involved operations with $5 to $15 million in annual revenue. The source of this information is SNL Financial. Mystic Capital did not perform specific procedures to verify the data received from SNL Financial, other than reviewing information available through public sources such as press releases and regulatory filings.

Buyer	Seller	Date	Price/Revenue
American Independence Corp.	Vorhees Risk Management	1/1/03	2.45
USI Holdings	Hastings, Tapley Insurance Agency	5/15/03	1.26
F.N.B. Corp.	Lupfer Frakes	12/31/03	1.56
Old National	Insurance & Risk Management	7/8/03	1.94
BancorpSouth	Ramsey, Krug, Farrell & Lensing	12/31/03	2.16
		Low	1.26
		Mean	1.87
		Median	1.94
		High	2.45
		Life Quotes Transaction	1.30

Opinion of Mystic Capital Advisors

        In rendering its opinion, Mystic Capital assumed and relied upon the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by us and Life Quotes or their representatives, or that was otherwise reviewed by it. Mystic Capital did not attempt or assume any responsibility to independently verify any of the information reviewed by it. Mystic Capital did not review any individual policyholder files.

        Mystic Capital was not requested to make, and has not made, an independent evaluation or appraisal of the real property nor of the sellers' assets or liabilities (contingent or otherwise) or other data related to the physical condition of the real property. A third party real estate appraiser was retained by Quotesmith.com to perform an appraisal on the subject property during February 2004. While Mystic Capital has retained a copy of the executive summary provided in conjunction with the appraisal report, Mystic Capital makes no representation as to the qualifications of the appraiser and does not provide an opinion as to the accuracy of the report.

        The Mystic Capital Opinion was just one of the many factors taken into consideration by our Board of Directors in determining to approve the acquisition of the Life Quotes business. See "—Reasons for the Transactions." The Mystic Capital Opinion does not address the relative merits of the acquisition as compared to any alternative business strategies that might exist for us, nor does it address the effect of any other business combination in which we might engage. The Mystic Capital Opinion was not an expression of an opinion as to the prices at which our shares of common stock would trade following the announcement of the acquisition.

        In connection with rendering its opinion, Mystic Capital performed a variety of financial analyses. The following is a summary of the material analyses presented to our Board of Directors at its January 29, 2004 meeting. The summary set forth below does not purport to be a complete description of the analyses performed by Mystic Capital, but describes, in summary form, the principal elements of the presentation made by Mystic Capital to our Board of Directors on January 29, 2004. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Mystic Capital was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Mystic Capital did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Mystic Capital considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Mystic Capital did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized below, Mystic Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

        In performing its analyses, Mystic Capital made numerous assumptions with respect to industry performance, general business, economic and market conditions and other matters, many of which are beyond our control. The projections and other information used in the analyses performed by Mystic Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

        Mystic Capital valued Life Quotes, excluding the assets purchased under the real property purchase agreement, using three different valuation methodologies. The first two methods are commonly used to value business enterprises and include the price/earnings method and the capitalization of earnings method. A third method, which was developed specifically for valuing insurance agencies, was also used and is referred to as the combination method.

        In addition, a fourth valuation methodology, a Net Present Value Analysis, or NPV, was performed to confirm the results obtained pursuant to the three methodologies described aboves. The NPV was not used to determine the midpoint value, but rather as a comparative valuation method.

        The price/earnings method of valuation attempts to determine the value of an agency's book of business, as of the date of valuation, by multiplying sustainable, pre-tax profits by an average price/earnings ratio of comparable publicly held insurance brokers. The theory is that public brokers could calculate what a potential acquisition may be worth to them based on this kind of analysis. This average P/E ratio is then usually discounted (rarely given a premium), as public brokers will normally not tolerate any potential dilution in their firm's stock values. This discount represents the degree of relative risk that a particular firm adds to the equation over and above the broker's own day-to-day risk of doing business.

        The four components of this method of valuation method are described, as they relate to Life Quotes, in the table below:

Component	Description
Sustainable Pre-Tax Profits	$1,609,000 or 15.7% of pro forma revenues
Average Public Brokers' Price/Earnings Ratio	As of the valuation date, the publicly-traded brokers had an average after-tax P/E ration of 17.3, or approximately 10.4 on an estimated pre-tax basis
Discount	Given Life Quotes' current market size and growth factors, the P/E multiple of the public brokers was discounted 35%, bringing the multiple to approximately 6.75x pre-tax profits
Working Capital Requirement	$722,090, or 30 days of pro forma expenses

        The summary calculation in tabular format is follows:

Sustainable Earnings Capacity	$1,609,000
Adjusted P/E Multiple (rounded)	x 6.75

Gross Price/Earnings Value	10,855,920
Less: 30 Days Working Capital	(722,090)

Asset Valuation from P/E Method	$10,133,830

        The straight capitalization of earnings before taxes method of valuation divides pro forma, pre-tax income by a rate of return requirement composed of an investor's "risk free" rate (that one could reasonably expect from such safe investments as U.S. government bonds) and an additional risk-adjusted rate of return for investing in the retail insurance industry, and specifically in Life Quotes, as compared to alternatives.

        The capitalization rate of 16.75% was calculated using the Capital Asset Pricing Model (CAPM). The 10-year Treasury Issues were yielding approximately 4.25% at the valuation date, and could be considered relatively "risk free." To compensate for the specific risk associated with Life Quotes, one could impose an additional 12.5% rate of return when this specific investment is compared to others. The calculation is summarized below.

CAPITALIZATION RATE CALCULATION
CAPITAL ASSET PRICING MODEL (CAPM)
Cap Rate = Risk Free + Beta (Market Return - Risk Free)

Key Inputs
risk free return based on the 10-year treasury		4.25%
SIC composite adjusted levered beta		0.70 (1)
5 year return on S&P 500		13.06 (1)
risk adjustment due to size and liquidity		6.25%
Calculation

risk free return		4.25%
plus:	beta (market return - risk free rate) or 0.70* (13.06% - 4.25%)	6.17%
Total		10.42%
plus:	risk adjustment due to size and liquidity	6.25%
capitalization rate		16.67%
capitalization rate (rounded to the nearest quarter)		16.75%

(1)
Cost of Capital 2004 Yearbook, Insurance Agents, Brokers and Service—SIC Code 64, IbbotsonAssociates, Data through March 2004.

        The following summarizes the capitalization of earnings method.

Pro Forma Pre-Tax Profit	$1,609,000
Capitalization Rate	/ .1675

Gross Intangible Value	9,605,970
Less: 30 Days Working Capital	(722,090)

Capitalization Rate Asset Value	$8,883,880

        The combination method of valuation rests on the premise of professional valuations for investors in agencies of this size, be they internal or external, where the option to buy a firm needs to be justified on an investment return within an assumed 5.0 to 7.0 years based upon comparable sized acquisitions in the same geographic territory. This method uses inherent risk in order to determine where, within this range, a particular agency is valued based upon a multiple of pro forma earnings.

        Risk is the main determinant as to where a particular agency fits within the investment return period. While it is feasible for exceptional and riskier brokerages and books of business to exceed and trail, respectively, the investment return period, the average national insurance brokerage has risk factors giving its books of business a value of from 5.0 to 7.0x pro forma earnings. Life Quotes was given a total score of 170 (see below) on the Inherent Risk Factor Matrix, which includes 20 risk characteristics inherent to an agency. This score was then translated into an overall combination multiple of 6.78 which was then applied to the pro forma pre-tax profit as illustrated below to derive the combination method value.

Pro Forma EBIT	$1,609,000
Combination Multiple	× 6.78

Gross Value	10,905,440
Less: 30 Days Working Capital	(722,090)

Combination Method Valuation	$10,183,350

        In order to establish inherent risk, an appraiser evaluates a wide array of characteristics of an agency. These characteristics are both quantitative and qualitative in nature and may or may not be measurable. Although each risk characteristic contributes to the overall risk factor established for the agency, individual components of risk must be weighted separately based upon the appraiser's experience in the industry and the overall impact the specific risk bearing component is determined to have when developing agency value.

        For purposes of introducing objectivity into the inherent risk analysis, twenty different risk bearing criteria have been selected. These characteristics are listed in the matrix below. The characteristics to which the appraiser applies a higher weighting are listed at the top of the table, and those which have a lesser role are listed on the lower half of the table. To each of these twenty characteristics, the appraiser assigns the agency a "grade," listed in the first column, which is based on a scale of 0-5. The center column represents the relative weight assigned to the category. Finally, the right hand column represents the product of the first and second columns and results in the agency's Total Risk Factor Score. A higher score indicates lower risk.

        The Inherent Risk Factor Matrix and comments on Life Quotes' specific risk factors that were rated either above or below average by the appraiser are as follows.

INHERENT RISK FACTOR MATRIX

Risk Component		Subjective Agency (1-5)	Relative Rating (1-3)	Total (1-15)
1	Overall Profitability	3	3	9
2	Revenue Growth	5	3	15
3	Account Concentration	5	3	15
4	Insurance Carriers & Markets	4	3	12
5	Sales Compensation	5	3	15
6	Employment Agreements, Book Ownership	4	3	12
7	Employee Efficiency	4	3	12
8	Insurance Product Offering	1	3	3
9	Geographic Diversification of Customer Base	5	2	10
10	Business Specialties	4	2	8
11	Account Retention History	4	2	8
12	Agency Performance versus Industry	4	2	8
13	Organizational Structure	4	2	8
14	Business Succession Plan	3	2	6
15	Quality of Personnel	3	2	6
16	Liquidity Position	1	2	2
17	Training, Professional Development, & Other	4	2	8
18	Size & Stability	5	1	5
19	Receivables Position	5	1	5
20	Use of Automation	3	1	3

Agency's Total Risk Factor Score				170

Possible Total Points				225
High Value				180
Average Value				135
Low Value				90
Agency % of Average				126%

        Revenue Growth was rated well above average due to the 22.9% growth in revenues over the last four year period.

        Account Concentration is rated well above average as revenues are derived from writing large volumes of small accounts and the revenue stream is not vulnerable to the volatility from the loss of a few key accounts.

        Insurance Carriers and Markets were rated above average based upon the number of highly rated national insurance carriers from which Life Quotes has appointments.

        Sales Compensation was given a rating well above average as producers are compensated at a rate of 30% and receive incentive bonuses for production.

        Employment Agreements, Book Ownership was given an above average rating as Life Quotes has a signed Producer Agreement or Staff Agreement from each employee at the time of hiring which includes appropriate non-compete, non-solicitation and non-piracy provisions.

        Employee Efficiency was rated above average based upon Life Quotes' revenue per employee result of approximately $130,000.

        Insurance Product Offering was given a rating well below average as Life Quotes only provides term life insurance coverage and no other insurance product offerings.

        Geographic Diversification of Customer Base was given a rating well above average as advertising, and resulting revenues generated, are derived from across the United States and are not dependent upon any particular region or customer base.

        Business Specialties was given an above average rating as Life Quotes specializes in writing term life insurance and has developed a refined process for generating customers, quoting and closing life insurance policies of this nature.

        Account Retention History was given an above average rating due to the retention of life insurance accounts and ongoing fee revenues generated by those accounts.

        Agency Performance versus Industry was given an above average rating based upon the overall profitability results, return to its owner and growth experienced by Life Quotes.

        Organizational Structure was given an above average rating as Life Quotes is organized into geographic regions and teams which provide sales and service to customers in those regions. The management team is very knowledgeable of the industry in which it operates, and Life Quotes provides adequate training for its employees.

        Liquidity Position was given a rating well below average as there are minimum liquid assets and its current ratio, days' excess working capital, and cash as a percentage of total asset ratios are all well below the industry standard.

        Training, Professional Development and Other was rated above average as Life Quotes encourages its employees to attend training seminars.

        Size and Stability was given a rating well above average based upon the $10.3 million revenues generated on a national basis.

        Receivables Position is rated well above average as the insurance carriers direct bill all customer accounts; thus, the exposure to uncollectible accounts is nil.

        Based upon weightings utilized among the three methods above, a summary of the overall valuation of business assets acquired, excluding the real property, is presented in the following table:

	Low Range	High Range	Mid-Point
Earnings Valuation	$9,490,350	$9,997,030	$9,733,690
Entity Valuation	$17,852,560	$18,339,240	$18,095,900
Earnings Valuation/PF Revenue	0.92	0.97	0.95
Earnings Valuation/PF Earnings	5.90	6.20	6.05

The entity valuation is a combination of the earnings valuation plus the tangible net worth of $8,362,210.

        The net present value of future after-tax cash flows method of valuation, which was used as a comparative valuation method, utilizes various assumptions to determine the value of the expected future cash flow stream. The total of such future cash flows are summarized and discounted to a present value by an appropriate discount rate. Based upon the following calculation, the net present value of Life Quotes as discounted at a rate of 21.75% is $9,988,200.

NET PRESENT VALUE SUMMARY

Year	EBITA (12.5% Growth)	Amortization	Tax	Cash Flow	After Tax Residual (calculated below)	Net After Tax Cash Flow
Year 0	$1,609,000	$—	$—	$—	$—	$—
Year 1	1,810,130	660,000	460,050	1,350,080	—	1,350,080
Year 2	2,036,400	660,000	550,560	1,485,840	—	1,485,840
Year 3	2,290,950	660,000	652,380	1,638,570	—	1,638,570
Year 4	2,577,320	660,000	766,930	1,810,390	—	1,810,390
Year 5	2,899,490	660,000	895,800	2,003,690	14,435,120	16,438,810
				NPV		$9,988,200
				Valuation Midpoint		9,733,690
				Difference		$254,510

        The tangible net worth, which remains unchanged, of $8,362,210 is added to the earnings valuation in order to determine the entity valuation. The following table illustrates the result as of December 31, 2003:

Net Present Value
Earnings Valuation	$9,988,200
Entity Valuation	$18,350,410

The above net present value result is slightly higher than the $9,977,000 high end of the earnings valuation ranged derived by this analysis.

        The Mystic Capital Opinion is based on business, economic, market, and other conditions as they existed on December 31, 2003, to the extent it was able to analyze such conditions. Based upon Mystic Capital's investigation and analysis, and subject to the foregoing qualifications, assumptions, and limitations, it is Mystic Capital's opinion as of January 29, 2004, that the acquisition and consideration to be paid by us is fair from a financial point of view to our stockholders. In rendering this opinion, Mystic Capital analyzed the amount to be paid to the sellers and the terms of such payments relative to a valuation of assets to be received by us.

Fees

        Pursuant to the terms of an engagement letter dated as of October 22, 2003 between us and Mystic Capital, we have paid Mystic Capital a cash fee of $12,000. Additionally, Mystic Capital earned $25,000 in conjunction with certain due diligence procedures that were performed in connection with the acquisition. We have also agreed to reimburse Mystic Capital for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Mystic Capital and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. Mystic Capital was not entitled to any success or other fee contingent upon the success of the acquisition. The terms of the fee arrangement with Mystic Capital, which we and Mystic Capital believe are customary in transactions of this nature, were negotiated at arm's length between us and Mystic Capital, and our Board of Directors was aware of such arrangement.

Real Estate Appraisal

        We engaged Rocky Mountain Valuation Specialists, LLC, or RMVS, to develop an opinion of the market value of a fee simple estate in the real property we acquired pursuant to the real property purchase agreement. A copy of the executive summary of the real estate appraisal is attached as Annex A-2 hereto. RMVS provides real estate valuation services in Colorado. We selected RMVS to appraise the real property based on their reputation and their proximity to the real property. We paid RMVS $4,450 for their services in connection with providing the appraisal. RMVS did not determine or recommend the amount of consideration to be paid for the real property.

        RMVS uses three basic approaches to assess real estate value. These are identified as the income capitalization, direct sales comparison and cost approaches.

          The income capitalization approach measures value by capitalization of the the net income from the real estate. The potential gross income is first estimated based on data derived directly from the market. Deductions are then made for vacancy and collection loss, and normal operating expenses. The resulting net income figure is then converted to a value estimate by any one of several capitalization methods.

          The direct sales comparison approach is based on comparison between the subject property and similar properties which sold within a reasonable period prior to the date of appraisal, and which are capable of providing insight into the valuation of the subject property. Units of comparison are examined and developed and after making the appropriate adjustment for differences such as locational and physical characteristics, are then applied to the subject to derive an indication of value. Critical in this valuation methodology is the availability of sufficient market comparables with which to make valid comparisons.

          The cost approach to value is developed by two fundamental opinions: the value of the land and the value of the improvements to the land. Initially, the current fair market value of the land is estimated as if unimproved and capable of being put to its highest and best use. The reproduction or replacement cost new of the improvements, less any accrued depreciation, is then added, along with any contributory value of the site improvements. The validity of the resulting value estimate is impacted to varying degrees by the accuracy of the cost estimates and the depreciation estimate.

Cost Approach

        The cost approach is widely used by many appraisers because its application is relatively uniform.

        The inherent difficulty within the cost approach is the estimate of depreciation to be deducted from the replacement cost new. The key to proper application of the cost approach is to derive physical depreciation adjustments from the market and correctly derive external obsolescence in an overbuilt or depressed market.

        The application of the cost approach begins with a determination of the site value, calculates a replacement cost for the improvements, calculates and deducts the impact of all forms of depreciation, resulting in a depreciated replacement cost. This depreciated figure is added to the site value, for a concluded cost value determination.

        A summary of the results of the cost approach is set forth in the table below:

Building Replacement Cost		3,906,451
Site Improvements		315,000
Soft Costs	10%	422,145

Base Replacement + Soft Costs		4,643,596
Entrepreneurial Incentive	15%	696,539

Replacement Cost New		5,340,135
Less Accrued Depreciation	6%	320,408

Physical & Functional		5,019,727

Land Value		830,000
Concluded Value		5,849,727

Rounded		5,850,000

Direct Sales Comparison Approach

        The direct sales comparison approach to value compares the subject to similar properties that have sold or are under contract in the same or similar market. This approach is based on the principle of substitution, which states that no commodity has a value greater than a similar commodity offering similar uses, similar utility, and similar function that can be purchased within a reasonable time frame. In other words, the market value of a property is set by the price of acquiring a substitute property which could provide the owner with similar utility. The principal of substitution helps reconcile all three approaches to value, as it provides linkage in the underlying determination of the subject's market value.

        Using a common unit of comparison is an effective device to adjust for differences in physical characteristics while controlling for scale or some other factor. This control allows the appraiser to determine the impact of differences in attributes between the subject and comparable sale properties. The unit of comparison is different from elements of comparison, which are the factors that allow the appraiser to adjust the unit of comparison to reflect differences between the subject and comparable sale properties. Determining the appropriate unit of comparison depends on the type of property being appraised.

        RMVS discussed recent market transactions with area brokers, as well as evaluating the physical attributes of the subject property's use type. In both instances, the predominant unit of comparison was sale price per building square foot.

        RMVS concluded that the subject would most probably transact at a rate near the measures of central tendency and applied a rate of $135.00 per square foot. A total value for the subject property via the direct sales comparison approach has been calculated as follows:

Price/SF	x SF	= Indicated Value
$135.000	43,401sf	= $5,859.135
	Rounded	= $5,860,000

Income Approach

        This approach to value is predicated on the premise that the property is designed to return a flow of income to the owner when properly developed. The theory of the income approach advocates that the value of the property is the present worth of the net income it will produce during the remainder of its economic life. An investor or prospective purchaser should consider the income producing ability of the property and the expected return on his investment.

        The income approach measures market value by determining the price that open market conditions would justify paying for a particular property's net income stream. This is specifically accomplished for an appraisal by discounting the property's projected net income into present value by use of a capitalization rate derived from sales of comparable properties. The property's net operating income is the key term.

        Net operating income is generally arrived at through a process that determines prevailing open market rents, rates of vacancy and collection loss, and expenses necessary to operate the property and service the tenants. Prevailing market rates of vacancy and collection loss and operating expenses are deducted from prevailing market rent to product the property's projected net income.

        It is important to note that: (i) vacancy and collection loss is a projection over the entire economic life of the property, not that which occurs at a given point in time, (ii) for appraisal purposes, income taxes, depreciation, debt service, capital improvements, franchising fees, and business expenses of the owner are excluded from operating expenses since they are expenses of the owner and not of the property and (iii) the proper rental for the property is that prevailing in the marketplace as of the appraisal date and not that which is carried over from old lease arrangements.

        Economic net income is converted to a value indication under this approach by application of an overall capitalization rate, which is derived from market sales occurring during the applicable period, as well as comparison with prevailing market data, such as the America Council of Life Insurance. The overall rate includes provisions for a market rate of return on the investment as well as recapture of the investment.

        A survey of economic data for similarly situated properties in the area was conducted by RMVS to determine appropriate economic parameters with which to derive a valid conclusion of value based on the stabilized income generating capabilities of the subject property.

        A pro-forma income analysis based on the information determined by RMVS follows:

Restatement of Economic Variables
Net rentable area:		43,401
Rental Rate:		$19.00/sf
Indicated Vacancy:		6.0%
Expenses:		$6.50
Capitalization Rate:		9.5%
Potential Gross Income		$824,619
Less Vacancy/Collection Loss		49,477

Effective Gross Income		$775,142
Fixed Expenses	$/SF
Real Estate Taxes	$2.66	$115,447
Insurance	$0.25	10,850
Variable Expenses
Utilities	$1.25	$54,251
Interior Maintenance & Janitorial	Actual + 5%	40,320
Repair & Maintenance (Exterior)	Actual + 5%	4,515
Snow and Trash	Actual + 5%	5,324
Management Fee	5% EGI	38,757
Reserves & Replacements	$0.25	10,850

Less Operating Expenses		$280,314

Net Operating Income		$494,828

Net Operating Income / Capitalization Rate = Indicated Value

	$494,828 / 9.5%	=	$5,208,716
Rounded:			$5,210,000

Summary and Conclusion

        The final step in the appraisal process is the correlation of the three approaches in such a way as to detail the strengths and weaknesses of each approach. In evaluating these approaches, RMVS has taken into account the purposes of the appraisal, the quality and quantity of the appraisal data, and the type of property. These considerations have provided indications of the weight given to each approach.

        All things considered, the income approach was provided greatest weight and both the direct sales comparison and cost approaches provide a supported basis for market value of the subject property. RMVS concluded that as of February 17, 2004, the as is value of a fee simple interest in the subject property was $5,500,000.

THE ASSET PURCHASE AGREEMENT

        The following is a discussion of the material terms of the asset purchase agreement. The full text of the asset purchase agreement is attached as Annex A-3 hereto and is included as part of this proxy statement. You are encouraged to read the entire asset purchase agreement carefully.

Assets To Be Acquired

        We purchased, free and clear of all liens, all right, title and interest in and to substantially all of the assets of Life Quotes, including the following assets:

  •
  Tangible and intangible personal property used in the conduct of the Life Quotes business, including all furniture, fixtures, equipment, machinery, office supplies, business forms and policy statements, brochures and other marketing materials and other tangible personal property used or held for use in the conduct of Life Quotes' business;

  •
  Certain leased personal property used in Life Quotes' business;

  •
  All intellectual property used or held for use in the operation of Life Quotes' business (including Life Quotes' goodwill therein) and all rights, privileges, claims, causes of actions and options relating or pertaining to the Life Quotes' business or assets, including the name "Life Quotes," any websites, domain names (including, "www.lifequotes.com"), and Life Quotes' books and records;

  •
  Certain assumed contracts;

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  Prepaid expenses related to Life Quotes' assets;

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  Licenses, permits, franchises, and similar consents granted by governmental or regulatory authorities;

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  All rights to receive payments arising out of the conduct of Life Quotes' business comprised of deferred and unpaid first year commissions on life insurance policies, and all other trade accounts receivable, notes and other indebtedness due or owed to Life Quotes and arising out of the conduct of Life Quotes' business;

  •
  Work-in-process, including pending life insurance policies and applications;

  •
  Rights to receive renewal payments, service fees and renewal policy fee bonuses from in-force life insurance policies; and

  •
  Goodwill of the Life Quotes business.

We did not acquire, and Life Quotes did not transfer to us, certain specified assets, including certain artwork and cash on hand.

        Income and revenues from Life Quotes' business were allocated such that amounts earned prior to the effective date of the acquisition, January 31, 2004, were allocated to Life Quotes, and amounts earned after the effective date were allocated to us. For example, commissions paid on an insurance carrier's commission statements covering the period prior to the effective date belong to Life Quotes, even if payment is received after the effective date, and commissions paid on an insurance carrier's commission statements covering the period after the effective date belong to us regardless of when payment is actually received. Similarly, costs and expenses of Life Quotes' business were allocated such that costs and expenses incurred prior to the effective date were allocated to Life Quotes, and costs and expenses incurred after the effective date were allocated to us. For example, expenses for advertising that is aired or run prior to the effective date were borne by Life Quotes regardless of the date of the vendor's invoice or when payment is made, and expenses for advertising that is aired or run after the effective date were borne by us regardless of the date of the vendor's invoice or when payment is made. In each case, amounts relating to periods that overlap the effective date were pro rated based on the number of days in such period before and after the effective date. On May 7, 2004, the closing date, we deducted an amount of $154,553 from the purchase price otherwise due Life Quotes for a settlement of this allocation of income, revenue, costs, and expenses during the period between the effective date and the closing date.

Assumed Liabilities

        As partial consideration for the assets purchased, we assumed as of the effective date the following liabilities of Life Quotes:

  •
  The obligations of Life Quotes under certain contracts and licenses arising and to be performed on or after the effective date, determined at closing to total approximately $118,000;

  •
  The obligations of Life Quotes with respect to certain accounts payable, determined at closing to total less than $1,000; and

  •
  Certain other specified liabilities of Life Quotes, consisting primarily of the non-cancelable portion of advertising contracts and determined at closing to total approximately $1,450,000.

We did not assume any other liabilities of Life Quotes. In particular, we did not assume:

  •
  Any liabilities related to assets of Life Quotes we did not purchase, such as liabilities related to any trade creditors, payroll or payroll tax liabilities, payments due to any former employee of Life Quotes for amounts due under any benefit plan, bonus plan or incentive arrangement, income tax liabilities, severance liabilities to any former employees of Life Quotes, or liabilities with respect to any vacation pay or 401(a) contribution of such employees;

  •
  Any environmental or product liability claims arising out of or relating to the past, present or future operations of Life Quotes or with respect to contamination of the real property we purchased under the real property purchase agreement that occurred prior to May 7, 2004, the closing date;

  •
  Any contractual obligations or liabilities relating to Life Quotes' existing facilities;

  •
  Any liability of Life Quotes for taxes, costs and expenses incurred in connection with the asset purchase agreement;

  •
  Any liability of Life Quotes under any "bulk sales" or similar law or statute relating to the transfer of the assets under the asset purchase agreement; or

  •
  Any liability for taxes imposed on Life Quotes or Kenneth L. Manley at any time, or attributable to the operation of Life Quotes' business prior to January 31, 2004, the effective date.

Purchase Price

        We acquired the assets in exchange for the assumption of certain Life Quotes liabilities and payment of $13,364,308 in cash, after adjustments. Of such cash, at closing, $13,011,308 was paid to Life Quotes and $353,000 was deposited with an escrow agent in accordance with an escrow agreement. Under the escrow agreement, within thirty days after May 7, 2005, we will deliver to Life Quotes a statement stating the amount of accounts receivable arising out of the conduct of Life Quotes' business that we collected in such one year period. Accounts receivable consist of first year commissions due on policies in force by January 31, 2004, which have not yet been collected because the insured has elected to pay the premium on an installment basis. The insurance carriers remit these commissions after the installment premiums have been collected. Based on an analysis of Life Quotes' in force business as of January 31, 2004, these commission receivables were calculated to be $2,450,000. If the amount of accounts receivable actually collected equals or exceeds $2,450,000, then the entire $353,000 (less

$3,000 in escrow fees) placed in escrow will be paid to Life Quotes. However, if the amount of accounts receivable is less than $2,450,000, then the difference will be paid to us from the escrowed cash, and the remainder will be paid to Life Quotes. If the shortfall exceeds $350,000, we will be paid the entire escrowed amount but will not be able to recover any additional sums from Life Quotes or Kenneth L. Manley. The amount of accounts receivable as of May 31, 2004 were $1,564,000.

Closing

        The acquisition closed on May 7, 2004. We extended the original closing date from April 1, 2004 to no later than August 1, 2004, and were required to pay Life Quotes interest on $18,395,000 at the rate of 4.5% per annum for the period from April 1, 2004 to May 7, 2004, and were also required to pay Life Quotes $5,000 per week for the services of Kenneth L. Manley for the period from April 1, 2004 to May 7, 2004. We paid a total of $83,911 in interest at the closing, and we paid a total of $25,000 to Mr. Manley for his services through the closing.

Source of Funds

        We funded the acquisition by using approximately $12,000,000 from our cash and investments and by borrowing $6,500,000 from Zions. On May 7, 2004, we executed a promissory note in favor of Zions in the principal amount of $6,500,000. The note matures on the earlier of November 7, 2004 and the closing of the stock issuance. The note bears interest at a rate of 4% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months). Interest is payable quarterly in arrears on August 7, 2004 and November 7, 2004 and thereafter on demand. However, beginning on July 7, 2004, the interest rate on the note will be increased automatically by 1% (100 basis points) on the 7th day of each month until the principal balance, and any accrued and unpaid interest, is paid in full in cash. We may prepay the note at any time in whole or in part without penalty.

        The note contains several covenants, including that we will use our reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things on our part necessary to convene the annual meeting by July 7, 2004. We also must obtain Zions' consent under the note before making certain restricted payments, incurring indebtedness in excess of $25,000 and incurring encumbrances on our assets.

        We will use the proceeds of the stock issuance to repay the outstanding principal and any accrued and unpaid interest on the note and for general corporate purposes.

Representations and Warranties, Covenants and Closing Conditions

        We and Life Quotes each provided customary representations, warranties and covenants with respect to a purchase of assets and assumption of liabilities under the asset purchase agreement, and we each had customary conditions to closing.

Employee Matters

        We were under no obligation to extend offers of employment to the employees of the Life Quotes business. However, we extended offers of employment to substantially all of Life Quotes' former employees. Employees who accepted our employment offer became our employees effective May 7, 2004. In addition, we have agreed to use our reasonable best efforts, from and after the closing date, to offer certain employees of Life Quotes who we hire options to purchase an aggregate of 300,000 shares of our common stock. Such stock options will vest over a three-year period on terms similar to those terms offered to our other employees.

Agreements Regarding Kenneth L. Manley

        Kenneth L. Manley has agreed to assist us with the day-to-day operation of the Life Quotes business for a period of one month after the closing. For an additional three months after such one month period, Mr. Manley will, if we request, consult with us regarding the Life Quotes business for such things as procuring licenses and making filings, and assisting with marketing and advertising. Mr. Manley will not be required to devote more than 20% of his time to such consulting, and Mr. Manley will not be entitled to any additional compensation for his assistance or consulting (however, we will reimburse him for his expenses).

Expenses

        The costs and expenses of Life Quotes' audited financial statements were borne equally by Life Quotes and us. We will bear the costs of preparing our own audited financial statements using the Life Quotes financial statements. We were responsible for any sales or use taxes arising in connection with the closing and our acquisition of the assets. Except for the foregoing, we and Life Quotes each paid our own expenses.

Indemnification

        Life Quotes and Kenneth L. Manley will indemnify and hold harmless us and our officers, shareholders, directors, employees, agents, representatives and affiliates from and against all losses that each incurs arising out of or resulting from:

  •
  Any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Life Quotes contained in the asset purchase agreement (in each case disregarding materiality);

  •
  Actions taken by Life Quotes or Kenneth L. Manley during the period prior to the closing date with respect to the Life Quotes business or the assets we acquired that constitutes a breach of their obligations under the asset purchase agreement or the real property purchase agreement.

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  Life Quotes' benefit plans;

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  Liabilities of Life Quotes we did not assume;

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  Taxes imposed on us (other than sales and use taxes as described above);

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  Any claims by third parties that allege circumstances that, if true, would be a breach or violation of a representation or warranty made by Life Quotes or Kenneth L. Manley; and

  •
  Certain litigation of Life Quotes.

        We are obligated to indemnify and hold harmless Life Quotes and its shareholders, directors, officers, employees, agents, and affiliates from and against all losses that each incurs arising out of or resulting from:

  •
  Any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of us contained in the asset purchase agreement (in each case disregarding materiality); and

  •
  Liabilities of Life Quotes we did assume.

        The maximum obligation of Life Quotes and Kenneth L. Manley under these indemnification provisions is the aggregate purchase price we paid under the asset purchase agreement and the real property purchase agreement. Indemnity obligations will be reduced for any insurance received and claims for indemnification may not be made until the aggregate amount of all such claims exceeds $5,000.

THE STOCK PURCHASE AGREEMENT

        The following is a discussion of the material terms of the stock purchase agreement. The full text of the stock purchase agreement is attached as Annex A-4 hereto, and is included as part of this proxy statement. The full text of the amendment to the stock purchase agreement is attached as Annex A-11 hereto, and is included as part of this proxy statement. You are encouraged to read the entire stock purchase agreement and the amendment carefully.

Issuance

        We have agreed to issue and sell to Zions, and Zions has agreed to purchase, 2,363,636 shares of our common stock, which includes an equal number of shares of our preferred share purchase rights, at an aggregate purchase price of $13,000,000. The closing of the issuance and sale of such common stock will occur shortly after the annual meeting, or approximately $5.50 per share, representing a 3.6% premium to the last sale price of our common stock on March 2, 2004, the last day prior to the public announcement of the stock purchase agreement and the asset purchase agreement, which was $5.30, the average of the bid and asked prices of our common stock, as reported on the Nasdaq SmallCap Market on March 2, 2004. The last sale price of our common stock on May 27, 2004, the last practicable date for which results were available for inclusion in this proxy statement, was $5.50, which is the average of the bid and asked prices of our common stock, as reported on the Nasdaq SmallCap market, representing no discount to the price Zions is paying.

Representations and Warranties

        We made customary representations and warranties to Zions in the stock purchase agreement, including as to the following:

  •
  Our and our subsidiaries' due organization, valid existence and good standing, our requisite power to carry on our business as it is now being conducted and as it is proposed to be conducted, and our due qualification to transact business and good standing in certain jurisdictions;

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  Our power and authority to enter into the stock purchase agreement and the investor rights agreement and to issue and sell the stock to be issued to Zions;

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  Our capitalization, including the options, warrants and other rights to purchase stock we have granted and the pro forma capitalization after the consummation of the transactions under the stock purchase agreement, and the identity and holdings of certain of our stockholders;

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  The authorization, execution, delivery, and performance by us, and the enforceability against us, of the stock purchase agreement and the investor rights agreement;

  •
  The valid issuance of the stock to be issued to Zions;

  •
  The absence of any consents from governmental entities or parties to any contracts with us necessary for the execution, delivery and performance of the stock purchase agreement and the investor rights agreement and the issuance of the stock to be issued to Zions, other than certain securities filings;

  •
  The exemption from the registration requirements of the securities laws for the issuance of the stock to be issued to Zions;

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  The absence of any legal proceedings pending or, to our knowledge, threatened against us that questions the validity of the stock purchase agreement or investor rights agreement, our right to issue the stock to be issued to Zions, or that might result in a material adverse effect on us or a change in our current equity ownership;

  •
  The ownership of our intellectual property, infringements and similar matters regarding such intellectual property, and certain other matters relating to our intellectual property;

  •
  The absence of certain violations of, or of certain conflicts between the stock purchase agreement and the investor rights agreement and, our charter and bylaws, contracts to which we are bound or applicable laws;

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  Certain of our agreements and actions;

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  The absence of certain related-party transactions;

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  The permits necessary for our business;

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  Our compliance with environmental and safety laws;

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  Our disclosure to Zions of all information it has requested for deciding whether to purchase the stock from us, and the accuracy of such information;

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  The absence of other registration rights;

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  Our and our subsidiaries' charter and bylaws;

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  Title to our property and assets, including the absence of certain liens on such property and assets;

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  The financial statements we provided to Zions, including that such financial statements fairly present our financial condition and results of operations, and that there are no undisclosed liabilities, except for those incurred in the ordinary course of business and that are not material;

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  The reports we have made under the securities laws;

  •
  The absence, since September 30, 2003, of certain changes in us and our business, including the absence of changes in our assets, liabilities, financial condition and results of operations from that reflected in our financial statements, except for those incurred in the ordinary course of business and are not material;

  •
  Matters related to our benefits plans and compliance with ERISA;

  •
  Tax matters, including that we have filed all tax returns and paid all taxes required to be filed and paid, that the provision we have made for taxes is adequate, and that all amounts required to be withheld by us have been so withheld and paid to taxing authorities;

  •
  Insurance-related matters, including the sufficiency of our insurance;

  •
  Our minute books;

  •
  Labor relations matters;

  •
  Employee matters;

  •
  The use of proceeds from our sale of stock to Zions;

  •
  The execution by our employees, consultants, and officers of agreements regarding confidentiality and proprietary information, and the absence of defaults under such agreements; and

  •
  The absence of brokers' fees.

        Zions also made customary representations and warranties to us in the stock purchase agreement, including as to the following:

  •
  Zions' due organization, valid existence and good standing;

  •
  Zions' power and authority to enter into the stock purchase agreement and investor rights agreement, the authorization, execution, delivery and performance by Zions, and the enforceability against Zions, of the stock purchase agreement and the investor rights agreement;

  •
  Customary investment representations; and

  •
  The absence of brokers' fees, other than fees and expenses payable to Appleby Group, Inc.

Conditions To Closing

        Zions' obligations to purchase the stock it proposes to purchase are subject to the satisfaction or waiver of certain conditions, including the following:

  •
  Our representations and warranties must be true and correct in all material respects as of the date of the stock purchase agreement and as of the closing date;

  •
  We must have performed and complied with the agreements to be performed or complied with by us on or before the closing date;

  •
  There must be no event or circumstance that had or would reasonably be expected to have a material adverse effect on us;

  •
  We must have filed all notices and obtained all consents required to be filed or obtained by us pursuant to the stock purchase agreement;

  •
  The issuance of the stock by us must be legal, and there must be no law, order or action in effect, pending or threatened preventing or seeking to prevent the proposed issuance of such stock or the other transactions contemplated by the stock purchase agreement and investor rights agreement;

  •
  Our Board must have taken the requisite steps to increase the size of our Board of Directors by one member and appoint to our Board of Directors a director designated by Zions in accordance with the investor rights agreement, as described below;

  •
  Zions shall have received legal opinions, dated as of the closing date, reasonably satisfactory to it and its counsel of our special counsel, Duane Morris LLP, and our general counsel, Richard C. Claahsen;

  •
  All of our officers and employees must be must be bound by employment, confidentiality, non-compete, non-solicitation and work product agreements satisfactory to Zions;

  •
  Zions must have completed and be satisfied, in its sole discretion, its due diligence investigation of us;

  •
  We must not have dissolved, liquidated, entered into bankruptcy or similar proceedings, or taken similar steps;

  •
  We must not have any liabilities other than those set forth on our financial statements or incurred in the ordinary course of business;

  •
  We must have amended our rights plan to exempt the issuance of the stock to Zions;

  •
  We must have obtained shareholder approval of the issuance of the stock to Zions; and

  •
  Amendments and waivers of "change of control" provisions of the employment agreements of Robert S. Bland and William V. Thoms must have been obtained.

        Our obligations to close the issuance of stock to Zions are also subject to the satisfaction or waiver of certain conditions, including the following:

  •
  The issuance of the stock by us must be legal, and there must be no law, order in effect preventing the proposed issuance of shares or the other transactions contemplated by the stock purchase agreement and investor rights agreement; and

  •
  We must have obtained shareholder approval of the issuance of the stock to Zions.

Indemnification

        In the event that Zions suffers any loss or claim as a result our breach of (or a third person alleging facts that, if true, would mean we have breached) any of our representations, warranties and covenants contained the stock purchase agreement or our actions or failure to act (including statements, actions or omissions made or information provided by us, our agents, employees, advisors, representatives or the Board of Directors) in connection with or relating to the stock purchase agreement or the investor rights agreement, then we will indemnify Zions from and against the loss or claim Zions may suffer through and after the date of such claim for indemnification.

        The maximum obligation of ours under the indemnification provisions is the purchase price for the stock we are issuing. Claims for indemnification may not be made until the aggregate amount of all such claims exceeds $25,000.

Termination

        The stock purchase agreement may be terminated at any time prior to the Closing:

  •
  by mutual consent of us and Zions;

  •
  by either us or Zions if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the stock purchase agreement, which breach has not been cured within five business days after the breaching party receives notice of such breach, or if any order preventing the consummation of the transactions contemplated by the stock purchase agreement or the investor rights agreement has become final and non-appealable; or

  •
  by either us or Zions, so long as such party has not materially breached its obligations under the stock purchase agreement, if the closing has not occurred on or before June 1, 2004 (November 7, 2004 as a result of the amendment to the stock purchase agreement).

Covenants

        We have agreed that, between the date of the stock purchase agreement and the closing, we:

  •
  will not take, or permit or cause our subsidiaries to take, directly or indirectly, any action or enter into any transaction outside the ordinary course of our business without Zions' prior written consent;

  •
  will take, and cause our subsidiaries to take, all necessary corporate action to satisfy the conditions to closing; and

  •
  will take such actions as may be needed to assist and cooperate with Zions to complete the sale of the stock to Zions.

Amendment

        The stock purchase agreement may be amended and the observance of any term of the stock purchase agreement may be waived only with the written consent of us and Zions.

        The stock purchase agreement was amended on May 7, 2004 to, among other things:

  •
  reduce the $13,000,000 purchase price for the 2,363,636 shares to be issued pursuant to the stock purchase agreement by any and all amounts (including, without limitation, principal and interest) payable to Zions pursuant to the $6,500,000 promissory note we issued to Zions on May 7, 2004, as of the date of the closing of the stock issuance;

  •
  provide that the closing of the stock issuance shall occur on the third business day after the satisfaction or waiver of the conditions to closing set forth in the stock purchase agreement;

  •
  provide that the proceeds from the stock issuance will be used by us to repay any amounts payable to Zions under the promissory note and for general corporate purposes;

  •
  reflect the fact that the applicable standard for stockholder approval of the stock issuance is approval by the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the annual meeting and not approval by the affirmative vote of a majority of the outstanding shares of our common stock;

  •
  delete certain conditions to our obligation to consummate the stock issuance; and

  •
  change the date by which if the closing of the stock issuance has not occurred either Zions or Quotesmith.com may terminate the stock purchase agreement (so long as they have not materially breached their obligations thereunder) from June 1, 2004 to November 7, 2004.

OTHER AGREEMENTS

Real Property Purchase Agreement

        The following is a discussion of the material terms of the real property purchase agreement. The full text of the real property purchase agreement is attached as Annex A-5 hereto, and is included as part of this proxy statement. You are encouraged to read the entire real property purchase agreement carefully.

        On May 7, 2004, we purchased from The Kenneth L. Manley Revocable Trust dated as of June 10, 1987, an affiliate of the sole stockholder of Life Quotes, certain property located at 32045 Castle Court in Evergreen, Colorado that was used by Life Quotes in its business. The address of The Kenneth L. Manley Revocable Trust dated as of June 10, 1987 is c/o Kenneth L. Manley, 758 Soda Creek Drive, Evergreen, Colorado 80439. The real property consists of an approximately 43,400 square foot office building built in 2000 and located on approximately 3.2 acres. The purchase price for this property under the real property purchase agreement was $5,000,000, subject to customary prorations. We paid $4,991,946.89 for this property at closing. The closing of such purchase was simultaneous with the closing of the asset purchase agreement. We and Mr. Manley each provided customary representations, warranties, and covenants with respect to a purchase of real estate under the real property purchase agreement, and we each had customary conditions to closing.

Investor Rights Agreement

        The following is a discussion of the material terms of the investor rights agreement. The full text of the investor rights agreement is attached as Annex A-6 hereto, and is included as part of this proxy statement. You are encouraged to read the entire investor rights agreement carefully.

        The holders of 50% or more of the stock we are issuing to Zions (including any shares issued as a dividend or distribution thereon), may make up to three requests for us to register such stock under the Securities Act of 1933, or the Securities Act. We refer to the stock we are issuing to Zions as the registrable securities. Upon the making of such a request, we will notify the other holders of registrable securities and will use our commercially reasonable efforts to effect as soon as practicable thereafter the registration of the shares initially requested to be so registered and such additional shares as such other holders may request within 30 days of our notice. Such registrations are subject to certain limitations on the number of shares to be included in an underwritten offering pursuant to such registrations and on the timing of such registrations. The holders of 50% or more of the registrable securities may also request that we effect up to three additional registrations on Form S-3. Upon such requests, we will also notify other holders of registrable securities, and we will effect as soon as practicable thereafter the registration of the shares initially requested to be so registered and such additional shares as such other holders may request within 30 days of our notice, again subject to certain limitations. In addition to such demand registrations, the holders of the stock we are issuing to Zions will be able to include their shares in certain registrations we may propose to make. We will pay the expenses (other than underwriting discounts and commissions) incurred in connection with all such registrations. These registration rights will expire when Zions and other holders of registrable securities are eligible to sell all of such registrable securities pursuant to Rule 144(k) under the Securities Act.

        We also agreed that, for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement:

  •
  We will deliver certain financial statements and material correspondence with Nasdaq to Zions, permit Zions to visit and conduct a reasonable inspection of our properties and book and records, and permit Zions access to our officers, employees and accountants to discuss our affairs, finances and accounts;

  •
  Zions will have preemptive rights to subscribe for future issuances of our capital stock or securities convertible into or exercisable for shares of our capital stock, other than issuances under certain authorized or issued options, under our employee stock purchase plan or in a registered offering;

  •
  We will comply with certain covenants regarding the operation of our business (including a change in our line of business) and the provision of financial and other information;

  •
  The number of directors on our Board of Directors will be fixed at seven, and Zions will be entitled to nominate or appoint one of such directors;

  •
  The consent of the majority of our Board of Directors will be required for us to:

  •
  make capital expenditures in excess of $500,000 in any single transaction or 115% of the amount approved in our budget for such fiscal year;

  •
  make any loan or advance, other than travel advances to employees in the ordinary course of business;

  •
  adopt any new or amend any employee benefit plan;

  •
  engage in any transaction with any affiliate, officer, director, or stockholder (or members of their immediate families) other than in the ordinary course of business and at arms length;

  •
  enter into material contracts;

  •
  approve the annual operating and capital budget, or any amendments or deviations;

  •
  establish board committees;

  •
  waive any material rights or consent to settle any material litigation;

  •
  institute litigation or similar proceedings outside the ordinary course of business; and

  •
  make decisions to employ or terminate our senior executives and fix their compensation; and

  •
  The consent of 75% of the members of our Board of Directors will be required for us to:

  •
  authorize, issue or sell any equity security (including options), other than certain specified options or pursuant to our employee stock purchase plan;

  •
  increase the authorized number of shares of our capital stock;

  •
  enter into any registration rights agreement;

  •
  repurchase or redeem any of our securities other than on a pro rata basis;

  •
  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any entity, (ii) purchase, or agree to purchase all or substantially all of the securities of, any entity or (iii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any entity, in each case, for consideration in an amount, which when combined with all other such transactions in any fiscal year, exceeds $5,000,000;

  •
  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any entity in which it is not the surviving entity or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets;

  •
  sell or dispose of business or assets in excess of $1,000,000.

  •
  alter or change materially and adversely the rights of holders of our common stock;

    •
    incur indebtedness or guarantees in excess of $2,500,000 individually or $5,000,000 in the aggregate;

    •
    amend or propose to amend our charter or bylaws;

    •
    liquidate, dissolve, recapitalize or reorganize, or effect a stock split or reverse stock split, or obligate ourselves to do so;

    •
    engage in any other business other than the business we are currently engaged in; or

    •
    declare any dividends or distributions.

        We agreed to maintain certain directors' and officers' liability insurance for the director nominated or appointed by Zions, and to indemnify and hold harmless such director to the same extent as all of our other directors.

        Zions has agreed that, without the consent of a majority of our Board of Directors, it and its affiliates will not, prior to the first anniversary of the closing date:

  •
  Acquire any additional shares of our common stock;

  •
  Initiate a special meeting of our stockholders to elect directors;

  •
  Make any agreement with respect to voting of our common stock or deposit our common stock in a voting trust;

  •
  Seek the election of any member of our board of directors except as nominated by our nominating committee, or seek the removal of any director, other than the Zions nominee;

  •
  Request us to amend or waive these restrictions;

  •
  Participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, our securities;

  •
  publicly announce or submit a proposal for any extraordinary transaction involving us or our securities or assets; or

  •
  form or join in a "group" (as defined in the rules promulgated by the SEC).

Interests of Affiliates in the Stock Issuance

        Pursuant to the investor rights agreement, Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock each agreed that, for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement, they will vote for the Zions nominee to our Board of Directors. In addition, these persons have granted tag-along rights to Zions for so long as Zions holds 40% of the shares of stock it purchases under the stock purchase agreement. This means that if any of these persons proposes to sell any of their Quotesmith.com common stock, subject to certain exceptions, they will afford Zions the right to participate proportionately in such sale based on the total number of shares owned by Zion divided by the total number of shares owned by Zions and the seller or sellers (in each case, on a fully diluted basis determined as of the close of business on the day immediately prior to the tag-along notice date).

        These persons also granted to Zions, and Zions granted to these persons and to us, a right of first refusal with respect to certain transfers of their shares of common stock.

Non-Competition Agreement with Kenneth L. Manley

        The following is a discussion of the material terms of the non-competition agreement. The full text of the non-competition agreement is attached as Annex A-9 hereto, and is included as part of this proxy statement. You are encouraged to read the entire non-competition agreement carefully.

        Under the non-competition agreement between Kenneth L. Manley and us that was executed on May 7, 2004 (the closing of the acquisition of the Life Quotes assets), Mr. Manley agreed that, for three years, he will not:

  •
  compete with the Life Quotes business anywhere in the United States;

  •
  interfere with any relationship between us and any insurance company, insurance agent, insurance provider, landlord, dealer, distributor, agent, principal, customer, supplier or employee of ours;

  •
  solicit the employment by others of any of our or of Life Quotes' employees or former employees, or encourage any of our or Life Quotes' employees to terminate their employment or enter into employment with any other person, unless such employee or former employee has not been employed by us or the Life Quotes business for at least 12 months;

  •
  disparage us, the Life Quotes business, or our assets, business, personnel, prospects or operations, including on any internet "Message Board" or website or similar venue; or

  •
  disclose any confidential information regarding us or the Life Quotes business.

Agency Agreement with Kenneth L. Manley

        The following is a discussion of the material terms of the agency agreement. The full text of the agency agreement is attached as Annex A-10 hereto, and is included as part of this proxy statement. You are encouraged to read the entire agency agreement carefully.

        Notwithstanding the non-competition agreement, under the asset purchase agreement and the agency agreement among us, our wholly-owned subsidiary and Kenneth L. Manley we executed on May 7, 2004 (the closing of the acquisition of the Life Quotes assets), Mr. Manley, his spouse and children, and the entity which owned the assets of Life Quotes will be permitted to sell life insurance products, provided that they place such products through us as our agent and such placements do not exceed $2.0 million in annual first year commissionable premium (increased annually based on the rate of inflation). In addition, Mr. Manley, his spouse and children, and the entity which owned the assets of Life Quotes agreed in the agency agreement to non-competition provisions substantially similar to those described above during the term of the agency agreement and, unless the agency agreement is terminated by us other than for cause, the three-year period beginning on the later to occur of the end of the term of the non-competition agreement and termination of the agency agreement. The term of the agency agreement will initially be for three years and thereafter will automatically extend for additional one-year periods unless earlier terminated by us for cause, as defined in the agreement, or by any party after the initial three year term on thirty days' prior notice.

Voting Agreements

        The following is a discussion of the material terms of the voting agreements. The full text of the voting agreement executed by the Bland parties is attached as Annex A-7 hereto, and the full text of the voting agreement executed by the Thoms parties is attached as Annex A-8 hereto, and these agreements are included as part of this proxy statement. You are encouraged to read the entire voting agreements carefully.

        On May 7, 2004, Mr. and Mrs. Bland and the partnership through which they hold their common stock, who we refer to as the Bland parties, on the one hand, and Zions, on the other hand, entered into a voting agreement. In addition, on May 7, 2004, Mr. and Mrs. Thoms, who we refer to as the Thoms parties, on the one hand, and Zions, on the other hand, entered into a voting agreement. Except for the parties thereto and number of shares beneficially owned by such parties, the voting agreements are identical with respect to their provisions.

        The voting agreements provide that each of the parties thereto will vote or caused to be voted all of their shares of our common stock:

  •
  in favor of the stock issuance to Zions pursuant to terms of the stock purchase agreement, as amended, and the consummation of the transactions contemplated by the stock purchase agreement and the investor rights agreement;

  •
  against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Quotesmith.com under the stock purchase agreement; and

  •
  against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the benefit to Zions of the transactions contemplated by the stock purchase agreement.

        Each of the parties thereto also agrees not to enter into any agreement, arrangement or understanding with any person or entity prior to the termination date, which we define below, to vote or give instructions, whether before or after the termination date, in any manner inconsistent with the bullet points above.

        The termination date is defined for purposes of the voting agreements as the earlier of (i) the consummation of the transactions contemplated by the stock purchase agreement and (ii) the termination of the stock purchase agreement in accordance with its terms.

OUR BUSINESS

        We are an insurance agency and brokerage headquartered in Darien, Illinois. We own and operate a comprehensive online consumer insurance information service, accessible at www.insure.com, which caters to the needs of self-directed insurance shoppers. Since our inception in 1984, we have been continuously developing a proprietary and comprehensive insurance price comparison and order-entry system that provides instant quotes from over 200 insurance companies for numerous life and health insurance products. We use this database to provide customers with a large array of comparative life and health insurance quotes online, over the phone or by mail, and we allow the customer to purchase insurance from the company of their choice either online or over the phone with our licensed insurance customer service staff. Our website also provides insurance information and decision-making tools, along with access to other forms of personal insurance, such as auto, homeowners, renters, long-term care and travel insurance through various partners. We generate revenues from the receipt of commissions paid by insurance carriers, which are tied directly to the volume of insurance sales that we produce. We also generate revenue from the sale of online traffic to third parties that provide lines of insurance that we do not provide as a broker, such as auto and homeowners insurance. In these cases, the revenue we receive is tied directly to the volume of online traffic we provide. We conduct our insurance agency and brokerage operations primarily using salaried, non-commissioned personnel and we generate prospective customer interest using traditional direct response advertising methods conducted primarily offline.

        For the seven-year period ended December 31, 2003, we have spent a total of $57.3 million in direct-to-consumer advertising and have sold approximately 133,000 new policies. During that same period, we have generated revenues of $62.8 million and incurred net losses of $43.7 million.

        On December 7, 2001, we acquired selected assets of Insurance News Network, LLC, including its content-rich consumer information Web site, www.insure.com. Insure.com provides insurance-related information and decision-making tools, along with library of thousands of insurance articles that are well organized and served up in an easy-to-navigate format. This information has been integrated with our insurance quoting services.

Industry Background

  The Traditional Insurance Market in the United States

        The insurance market in the United States represents over $1 trillion in annual paid premiums, with life insurance premiums accounting for over $500 billion of that total. Sales of term life insurance account for almost 50% of the policies sold. Insurance products are widely held by households and businesses. The United States insurance market is broadly divided into two categories: life and health insurance and property and casualty insurance. Over 4,000 insurance companies, including over 1,000 life insurance companies, distribute their products through a network of agents and brokers or sell directly to consumers. There are approximately one million individuals licensed as agents and brokers to sell insurance in the United States. A variety of distribution systems have evolved, including "captive" one-company agents and independent agents and brokers that typically represent only two to five insurance companies.

  Challenges to Purchasing and Delivering Insurance

        There are numerous challenges to the informed purchase and delivery of insurance products. Some of these challenges are due to the specialized nature of insurance products and other challenges result from the way in which insurance has been traditionally distributed.

        These challenges include:

        Fragmented delivery.    Insurance products are available from captive agents, independent agents and direct distribution channels as well as new entrants, including banks and other financial institutions.

Because of this fragmentation, there has been no single source of policy coverage and pricing information from which a consumer can obtain unbiased and complete information.

        Quantity and variation of products.    Insurance policies vary by type of insurance product, underwriting guidelines, insurance company, jurisdiction and the particular characteristics and preferences of the consumer. This creates a complex pricing structure that is not readily understandable or comparable without the use of technology.

        Information-intensive underwriting process.    The underwriting process requires consumers to submit, and insurance companies to collect, large amounts of individualized and personal information. This process is difficult, time consuming and, if not accurately completed, will delay the approval of a policy.

        Negative consumer perception.    Consumers often believe that they paid too much for their insurance and were not properly informed by insurance agents. Face-to-face contact with an insurance agent may convey the sense of a high-pressure sales environment with a lack of unbiased information.

        Misalignment of interests between insurance agents and consumers.    Commission-based insurance agents represent only a limited number of insurance companies. Accordingly, they are compensated to promote and sell a limited range of products, which is in direct conflict with the consumer's need to obtain insurance at the lowest price.

        Inconvenient and time-consuming purchase.    Researching policy coverage, contacting competing insurance companies, collecting information and obtaining insurance quotes require large blocks of time usually during regular working hours. Consumers are often unable to shop for insurance on their own time and from the convenience of their own home.

  Emergence of the Internet and Electronic Commerce

        The Internet has emerged as a global medium for communication, information and commerce. The Internet possesses a number of unique characteristics that differentiate it from traditional media and other methods of commerce, including:

  •
  companies can reach and serve a large and global group of consumers electronically from a central location;

  •
  companies can provide personalized, low-cost and real time consumer interaction;

  •
  users communicate or access information without geographic or temporal limitations;

  •
  users enjoy greater convenience and privacy and face less sales pressure; and

  •
  users have an enormous diversity of easily accessible content and commerce offerings.

        As a result of these unique characteristics and the Internet's growing adoption rate, businesses have an enormous opportunity to conduct commerce over the Internet. The Internet gives companies the opportunity to develop one-to-one relationships with consumers worldwide without having to make the significant investments to build and manage a local market presence or develop the printing and mailing capabilities associated with traditional direct marketing activities.

  Emergence of the Electronic Service Category

        A new category of Internet-based electronic service providers has emerged that offers a focused range of services with special emphasis on providing relevant content, information and transaction capabilities. Recent examples include companies operating as online providers of mortgages, online securities brokers and automobile referral services. These consumer-focused, one-stop, information-based destinations provide enhanced, high margin services by acting as independent intermediaries that facilitate interaction and transaction flow between buyers and sellers. Consumers benefit because they are able to obtain value-added information services and transaction capabilities on their own time schedule. Sellers benefit because they are able to deliver targeted offerings more effectively to consumers.

  Online Insurance Opportunity

        The growing acceptance of the Internet and electronic commerce presents a significant opportunity for the insurance industry by allowing consumers to more efficiently and effectively research and transact with insurance companies. The fragmentation of the insurance industry and the significant price and product variation has led consumers to seek alternative means of purchase and insurance companies to seek alternative means of distribution. We believe that the vast information sharing and communications power of the Internet will significantly improve the insurance industry for both consumers and insurance companies.

        Characteristics of the insurance product that make it particularly well suited for delivery over the Internet include:

  •
  insurance is an information-based product that needs no physical shipment or warehousing of merchandise;

  •
  through a single medium, consumers can access information and compare a wide variety of insurance companies' products;

  •
  effective two-way communication flow via the Internet allows insurance companies to interact with consumers and rapidly collect underwriting information;

  •
  enhanced convenience, privacy and control over the process of researching and purchasing insurance without the pressure of a commissioned agent; and

  •
  ability of insurance companies to target and serve segments of the market which previously were unprofitable through traditional distribution channels by reducing the need for large sales staff and costly local offices.

        We believe there exists a significant market opportunity for a large-scale, comprehensive and unbiased Internet-based insurance service. Self-directed consumers are attracted to the broadest selection of insurance companies and a compelling value proposition based upon price, time and transaction fulfillment.

The Insure.com Solution

        The Insure.com web site enables consumers and business owners to obtain instant quotes from over 200 insurance companies for several different life, health, auto and home insurance products, and we guarantee the accuracy of every quote. Customers who prefer an offline experience can receive comparative life and health insurance quotes from our licensed insurance professionals and can complete an insurance application over the phone. Our web site provides consumers and business owners with insurance-related information, and decision-making tools. Combining the reach and efficiency of the Internet with our proprietary database and industry expertise developed over the past 20 years, we provide a complete "quote to policy delivery" insurance solution.

        We have created a model that addresses the challenges faced by traditional insurance distribution methods in a manner that offers significant benefits to both consumers and insurance companies. The Insure.com model allows consumers to:

  •
  research and become informed about insurance coverage issues

  •
  efficiently search for, analyze and compare insurance products;

  •
  quickly request and obtain insurance quotes, either online or by phone; and

  •
  easily select and purchase insurance from the insurance company of their choice.

        The Insure.com solution provides the following principal advantages to both consumers and insurance companies:

        Comprehensive Source of Insurance Information and Products.    Using our easy-to-navigate web site, consumers can access insurance-related information, and decision-making tools, as well as a library of thousands of insurance articles. Our Web site also provides insurance quotes from over 200 insurance companies across several types of insurance including individual term life, private passenger automobile, dental, individual and family medical, long-term care, disability, small group medical, and "no exam" whole life. We believe we offer consumers access to the largest, most complete repository of comparative information on insurance products, insurance pricing and insurance providers. We empower consumers with relevant current pricing knowledge, coverage information and independent rating information so consumers can make informed buying decisions.

        Guaranteed-Accurate Instant Quotes.    Over the past 20 years, we have developed what we believe to be the most complete, regularly updated database used to determine insurance quotes. The ability to obtain instant quotes on the Internet is the first priority for consumers purchasing insurance online, according to a recent survey by an independent research group. We obtain and regularly update all of our pricing, underwriting and policy coverage information contained in our databases directly from the insurance company to ensure accuracy. We offer consumers a unique $500 cash reward guarantee that we provide an accurate quote. In addition, we also offer a $500 cash reward guarantee that we provide the lowest price quote available with respect to term life and automobile insurance policies. These Quotesmith.com guarantees are unmatched by any competitor.

        Consumer in Control.    We put consumers in control of their insurance purchase decisions by providing them with the ability to efficiently search, analyze and compare prices of insurance products from multiple insurance companies in complete privacy, on their own time and free from the pressure to buy associated with traditional salespeople. Consumers choose from what we believe is the largest selection of insurance companies using their own preferences regarding price and insurance company rating. Consumers are able to purchase insurance directly through us without ever speaking to a commissioned salesperson if they so choose.

        Convenience.    Consumers who use Insure.com no longer need to contact different insurance companies or salespeople, one by one, in order to gather information to make educated decisions. Unlike traditional agents who only recommend and promote a limited number of insurance companies' policies, we provide real time access to a large database of over 200 insurance companies' products. Our comparison service presents users with a comprehensive listing of insurance quotes, ranked by price. We believe that this large array of available insurance providers in a single destination saves consumers time and effort in searching for and obtaining the most suitable coverage.

        Quote to Policy Delivery Support.    Consumers purchase insurance directly through us. We do not abandon the consumer once the insurance company has been selected, but continue to provide value-added support and service throughout the insurance purchase process. We facilitate this process by:

  •
  providing a licensed agent's explanation of various pricing, coverage and independent rating information when asked;

  •
  providing access to our licensed agents to assist consumers in completing insurance applications;

  •
  offering applications that can be filled out online or over the phone while speaking with a licensed insurance professional; and

  •
  arranging and monitoring the collection of outside underwriting information including paramedical examinations, laboratory reports and medical records.

        Focus on Customer Service.    Customer service is both our foundation and a strategic priority. We provide a high level of customer service throughout the application process and aim to eliminate consumer dissatisfaction and frustration. Our customer service staff has an average of approximately 10 years of experience in the insurance industry. Prior to the consummation of the Life Quotes acquisition on May 7, 2004, we employed 19 customer service representatives. The employees we hired from Life Quotes include an additional 55 licensed insurance agents to assist with customer service.

        We implement our customer service objectives by:

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  requiring all new employees to attend "Quotesmith University," a training course that teaches all of the service tasks we perform for our customers;

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  monitoring call centers to ensure prompt and consistent responses to phone, mail and e-mail inquiries;

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  providing regular application status reports and Web access to our customers on a consistent basis through policy delivery; and

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  offering a 30-day cancellation option on term life policies.

        Licensed National Insurance Agency.    Unlike traditional insurance agents who are often only licensed in one or a limited number of states, our company and/or certain of its employees are licensed to distribute insurance throughout the United States. This allows us to process and offer insurance policies to consumers nationwide. Over a 20 year period, we have established vital information-contributor relationships with over 200 insurance companies, of which we are currently appointed as an authorized agent by approximately 180 insurance companies.

        User Friendly System.    At our web site, www.insure.com, consumers can access our Internet-based services, research policy options and initiate purchase requests 24 hours a day, 7 days a week. Our easy to use web site is designed for fast viewing and general compatibility with all commonly used browsers. Callers to either the Insure.com or the Life Quotes call centers can receive quotes, discuss policy options with our licensed insurance agents and initiate purchase requests over the telephone.

Our Strategy

        Our strategy is to be the leading service for all insurance needs of individuals. The key elements of our strategy include:

        Pursue Cost-Effective Marketing.    We intend to pursue a cost-effective marketing strategy designed to promote our Insure.com brand and consumer awareness of the benefits of researching and buying insurance through us by using advertising methods that will produce the most revenue for the advertising dollars spent. We are basing our ad spending decisions on media that has worked in the past, but monitoring results to make any necessary adjustments. As an example, we have severely reduced our spending on radio advertising, but increased it on direct mail, as we can better track the results of direct mail advertising. Also, we are focusing more of our spending on advertising where we pay for actual leads generated. For example, we have an agreement with Comparison Market to purchase leads for life and health insurance that are generated from their Insurance.com web site. We do not plan to curtail our advertising expenditures as we believe that this will lead to lower revenues without achieving profitability. We have reduced our operating costs in recent years and feel that we are now operating much more efficiently than we have in the past and can handle higher volumes of insurance business. We feel that combining lower operating expenses with higher revenues is the way to achieve profitability.

        Broaden our service to provide the customer with the ability to receive quotes and buy either online or through a telephone based sales staff.    During the last quarter of 2002 and the first quarter of 2003, we launched our proprietary online application technology for most of our term life sales. While providing a very efficient and cost effective method of fulfillment, it is our belief that not providing a personal, telephone based option for customers restricted the number of sales we could make to potential buyers. During the fourth quarter of 2003, we opened a small quote-by phone facility along with the ability to fill out an application over the phone with a licensed insurance professional in our Darien, Illinois operations center. We also acquired Life Quotes, a telephone based life insurance brokerage, to provide these services to customers responding to an 800 number in new advertising. We intend for our acquisition of Life Quotes and the related real estate to provide a telephone based complement to our online sales model for term life insurance.

        Leverage Customer Base.    We have expanded our insurance product offerings and believe there is significant opportunity to leverage our existing customer base and provide new products to them without significant customer acquisition costs. We plan to tailor our marketing efforts based on consumer profiles contained in our database of existing customers. We also believe that the content acquired in the purchase of the Insure.com Web site will continue to provide us with a permanent new customer gateway, thereby allowing us to reduce our future customer acquisition costs and our reliance on direct-to-consumer advertising as our primary source of new customers.

        Strengthen and Pursue Strategic Relationships and Agreements.    We believe that strategic joint ventures and licensing arrangements are attractive methods of expansion, as they will enable us to combine our expertise in Internet-based insurance offerings with other brand names, complementary services or technology. We plan to pursue additional relationships and agreements in the future. In addition, we may seek to acquire additional complementary technologies or businesses.

        Continue to Focus on Customer Service.    We provide insurance products and services for consumers from initial evaluation through policy delivery. In order to provide the highest level of service throughout the insurance buying process, we will monitor feedback from consumers and add new features designed to increase customer usage and loyalty.

Our Business Model

        We have created a model that enables consumers to research, shop for and purchase insurance in a manner that we believe is simpler, faster and more convenient than traditional methods. Even if the customer prefers to transact this business by phone, our database provides almost instant quotes from our database of over 200 insurance companies, and our online application technology provides an efficient order entry platform. As of December 31, 2003, 2002 and 2001 there were 133,000, 117,500 and 96,300 customer profiles in our database. We provide a complete "quote to policy delivery" insurance solution. Our model:

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  allows consumers to specify the desired coverage and indicate their personal medical conditions to generate appropriate individualized quotes;

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  allows consumers to indicate a range of substitutability among insurance companies and policy features—for example, consumers may want to purchase insurance from a company rated "A" or better by A.M. Best;

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  allows consumers to choose the premium range they are prepared to pay for the policy they want;

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  allows consumers to purchase insurance with or without the involvement of a commissioned salesperson;

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  allows us to monitor and care for applicants through the underwriting process and policy delivery stage; and

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  allows insurance companies to offer additional policies within their existing pricing structures.

        We employ a team approach to customer service. If a customer wishes to initiate an insurance application request or obtain information concerning an application already in process, each and every customer service representative is able to provide assistance.

        Our process is comprised of four primary stages.

        Initial Information Evaluation.    Consumers visit our user-friendly web site or speak with a licensed insurance professional to access our comprehensive database of insurance policy price rates, underwriting guidelines, policy coverage and exclusion information, and financial stability ratings of over 200 insurance companies. To help consumers understand the underwriting process, our web site provides information and helpful tips on how the underwriting process works.

        Search, Retrieval and Comparison.    Online consumers can quickly obtain a customized cost comparison report in a single search by completing a brief and anonymous questionnaire at the start of the online session. Customers who call in or request a quote by mail will receive the same information. Each anonymous consumer inquiry triggers a proprietary cost search and comparison algorithm that sorts through a database of thousands of insurance options that is updated daily. The search result, delivered in seconds, is a comprehensive comparison of insurance policies ranked by the lowest price that matches the consumer's criteria. Consumers can then click to view (or callers can discuss with a licensed insurance professional):

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  specific coverage details about the policy;

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  exclusions and guarantees (including policy acceptance guidelines); and

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  latest financial stability ratings from five independent rating services.

        Application Processing.    If a consumer desires to purchase a policy, the consumer selects an insurance company and policy, and then fills out an application while online or on the phone with a licensed insurance professional. We offer online applications to accelerate the underwriting process for the most popular of the insurance companies within our term life offerings and have expanded into other product lines. After the consumer completes, receives via download or mail and signs the completed online application, the consumer returns the application to us. We then submit the application to the insurance company for underwriting on behalf of the consumer. We provide toll-free support during business hours to assist the consumer in completing the application.

        Underwriting.    During the underwriting process, we regularly track the progress of the consumer's outstanding items. We also assist the insurance company by arranging for a paramedical examination and facilitate the collection of any other outside information needed. We obtain status reports from the insurance company at least every ten days regarding the application and regularly communicate this information to the consumer. We review all policies for accuracy prior to delivery to the consumer.

        If an insurance company declines to issue the policy or issues a counter offer at a higher premium, we send a letter to the consumer stating the reasons that the policy is not being issued as applied for. In this instance, we also assist the consumer in finding suitable alternative coverage wherever possible and whenever asked.

        Once a policy has been issued and been paid for by the consumer, we receive a commission from the insurance company. We do not charge consumers for using our Quotesmith.com technology and do not currently sell banner advertising at our Insure.com web site.

Insurance Products

        Quotesmith.com historically offered quote and policy-related information regarding term life insurance. We now also offer instant quotes and related information on additional insurance products for both individuals and small businesses. Our current product offerings include:

        Individual term life.    This is life insurance coverage that has no cash value and continues for a fixed period of time such as 15, 20 or 25 years. We have been offering instant quotes and delivering term life policies since 1993.

        Private passenger automobile.    This provides collision and liability insurance to individuals for private cars and vehicles. We provide a multi-company auto insurance price comparison service using third-party technology.

        Homeowner's.    This provides insurance against fire and other perils for personal residences. We provide this service using third-party technology.

        Dental.    This includes traditional indemnity insurance along with fixed discount plans. We provide this service using third-party technology.

        Individual and family medical.    This is also known as comprehensive major medical insurance. We have been offering instant medical insurance quotes since 1998. Our offerings include traditional plans, PPOs and HMOs from Blue Cross and Blue Shield plans and other carriers.

        International travel medical.    This provides medical insurance for U.S. citizens traveling abroad and for foreign citizens traveling in the United States, as well as other risks associated with international travel. We currently provide a multi-company international medical and travel insurance price comparison service using third-party technology.

        Small group medical.    Small group medical insurance are those comprehensive medical plans offered to firms that employ from 2 to 100 people. We began offering instant quotes from, and tracking traditional plans of, PPOs, HMOs and Blue Cross and Blue Shield plans in the second quarter of 1999.

        "No-exam" life.    This provides insurance for persons who want life insurance coverage without a paramedical examination. We offer instant quotes using third party technology.

        Renters Insurance.    This provides insurance against the perils of fire, theft and windstorm for renters. We provide instant quotes using third party technology.

        We constantly evaluate our offerings based on a number of factors, including market acceptance and profitability. We may decide to add or delete lines of coverage at any time.

Technology

        Proprietary Insurance Information Databases.    We maintain a proprietary database of premium rates and policy coverage information from over 200 insurance companies. We do not rely upon state insurance departments or any other regulatory agencies to obtain any insurance pricing information. Instead, we obtain and regularly update all of the pricing, underwriting and policy coverage information contained in our databases directly from each quoted insurance company. We obtain financial stability ratings from A.M. Best, Fitch, Inc., Moody's, Standard & Poor's and Weiss Ratings, Inc. and hold licenses to distribute the copyrighted rating from each of these ratings services. Our dedicated staff of full-time market reporters regularly contacts the insurance companies quoted on our service and monitors and updates our databases as market conditions warrant. Each business day we make hundreds of changes to our insurance database.

        Technology Systems.    Our systems for processing quotes, purchase requests, application progress tracking, customer notification and revenue recognition are highly automated and integrated. Customer service representatives equipped with online computer terminals can access a customer's account information from our database on demand. Our core technology systems use a combination of our own proprietary technologies and commercially available, licensed technologies. We have internally developed and enhanced our proprietary programs over a period of 20 years using scalable tools and platforms to allow us to rapidly expand our network and computing capacity.

        An internal programming and system administration staff supports our technology. In addition to supporting the systems, our staff continually enhances our software and hardware and develops new systems and services to better service our customers and business objectives.

        Server Hosting and Backup.    Our Web sites are hosted by InterNap Network Services in Chicago, Illinois. This grade "A" telecommunications data center provides redundant communications lines to the Internet backbone, emergency power backup, and security, as well as 24-hour monitoring and engineering support. In addition, we have implemented load balancing systems and our own redundant servers to provide for fault tolerance. These redundancies permit us to perform scheduled maintenance without taking our Web sites offline. Finally, tape backups are performed nightly to prevent a loss of data.

Marketing

        We attract new consumers and communicate the availability of new products and services primarily through direct response marketing methods. We have established ourselves as a leading Internet-based insurance brand through an offline marketing campaign consisting primarily of magazine advertisements, radio and direct mail. We employ in-house volume media buying and other strategies to minimize the expenses of broad-based advertising. Using our proprietary information processing systems and consumer database as well as other resources, we employ statistical analyses to measure the effectiveness and efficiency of our marketing efforts. In the past, Life Quotes has also advertised using traditional direct response marketing methods, primarily radio and print media advertisements. We plan to take advantage of the combined firms' advertising spending to reach the maximum number of potential customers for the lowest possible cost. We anticipate that certain synergies will occur from this combining of advertising budgets, such as the sale of health, auto and homeowners products to customers of Life Quotes, and better tem life customer penetration from the Insure.com advertising by offering a quote by phone option.

        We intend to aggressively pursue a marketing strategy designed to promote our Insure.com brand and consumer awareness of the benefits of buying insurance through us. We intend to target households and small businesses.

        Our marketing strategy is to promote our brands and attract self-directed consumers to our web sites. Our marketing initiatives include:

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  leveraging the Insure.com content to increase customer traffic via our new customer gateway;

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  using direct response print advertisements placed primarily in financially oriented magazines and special interest magazines;

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  advertising via radio and direct mail; and

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  entering into strategic relationships with other financial services and general purpose web sites to increase our access to online consumers.

Material Strategic Relationships and Agreements

        We selectively pursue strategic relationships and agreements to expand our access to online consumers, to build our brand name recognition and to expand our products and services with a variety of companies. Revenue associated with our agreements with strategic partners comprised approximately 18% of total revenue for the year ended December 31, 2003. Partners that provided material amounts of revenue in 2003, defined as 10% or more of total revenue from strategic partners, and the terms of the partnership agreements are as follows:

        Comparison Market—Certain of our automobile insurance traffic is sent to Comparison Market, and we are paid on a per-quote basis for quotes given to these customers. For the year ended December 31, 2003, fees from Comparison Market accounted for 56% of our revenue from strategic partners.

        Amica Insurance—Homeowners insurance traffic is sent to Amica, and we are paid a fee based on the policies sold to these customers. For the year ended December 31, 2003, fees from Amica accounted for 10% of our revenue from strategic partners.

Competition

        The insurance marked in the United States represents over $1 trillion in annual paid premiums, with life insurance premiums accounting for over $500 billion of that total. Sales of term life insurance account for almost 50% of the policies sold. Insurance products are widely held by households and businesses. The United States insurance market is broadly divided into two categories: life and health insurance and property and casualty insurance. Over 4,000 insurance companies, including over 1,000 life insurance companies, distribute their products through a network of agents and brokers or sell directly to consumers. There are approximately one million individuals licensed as agents and brokers to sell insurance in the United States. A variety of distribution systems have evolved, including "captive" one-company agents and independent agents and brokers that typically represent only two to five insurance companies. We compete with these traditional providers of insurance products as well as online providers. The market for selling insurance products over the Internet is new, rapidly evolving and intensely competitive. Current and new competitors may be able to launch new sites at a relatively low cost. There are a number of companies that either sell insurance online or provide lead referral services online.

        We believe that we are the most comprehensive Internet-based insurance service because we provide consumers complete quote to policy delivery insurance services, instant quotes from over 200 insurance companies for several different insurance products and the ability to buy online or over the phone. Our Internet-based, lead-referral competitors generally capture consumer name and address information to be forwarded, as a prospective sales lead, to a specified insurance company, without personalized customer service or fulfillment capabilities. Other Internet-based competitors have created Web sites as alternatives to their traditional sales activities and offer products from a single insurance company or a relatively small group of insurance companies with little or no comparative overview of prices. While we believe that our complete quote to policy delivery service offers a more comprehensive Internet-based insurance service solution than these competitors, we nonetheless expect to face intense competition from these other types of insurance services.

        We also face competition from the traditional distributors of insurance such as captive agents, independent brokers and agents and direct distributors of insurance. Insurance companies and distributors of insurance products are increasingly competing with banks, securities firms and mutual fund companies that sell insurance or alternative products to similar consumers.

        We potentially face competition from unanticipated alternatives to our insurance service from a number of large Internet companies and services that have expertise in developing online commerce and in facilitating Internet traffic. These potential competitors could choose to compete with us directly or indirectly through affiliations with other electronic commerce companies, including direct competitors. Other large companies with strong brand recognition, technical expertise and experience in Internet commerce could also seek to compete with us. Competition from these and other sources could harm our business, results of operations and financial condition.

        We believe that the principal competitive factors in our markets are price, brand recognition, web site useability, ability to fulfill customer purchase requests, customer service, reliability of delivery, ease of use, and technical expertise and capabilities. Many of our current and potential competitors, including Internet directories and search engines and traditional insurance agents and brokers, have longer operating histories, larger consumer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources than us. Several of these competitors may be able to secure products and services on more favorable terms than we can obtain. In addition, many of these competitors may be able to devote significantly greater resources than us for developing Web sites and systems, marketing and promotional campaigns, attracting traffic to their Web sites and attracting and retaining key employees.

        Increased competition may result in reduced operating margins, loss of market share and damage to our brand. We cannot assure you that we will be able to compete successfully against current and future competitors or that competition will not harm our business, results of operations and financial condition.

Regulation

        The insurance industry and the marketers of insurance products are subject to extensive regulation by state governments and by the District of Columbia. This regulation extends to the operations of insurance companies, insurance agents and to our service. While we believe that we are in material compliance with these regulations and that we have the appropriate licenses to offer and sell insurance in all fifty states, we can give you no assurance that we would be deemed to be in compliance with all applicable insurance licensing requirements and marketing regulations of each jurisdiction in which we operate, or that we do not need to obtain any additional licenses.

        Our products are sold throughout the United States through licenses held by us and/or one of our employees, as is required by each state's insurance department. In general, state insurance laws establish supervisory agencies with broad administrative and supervisory powers to:

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  grant and revoke licenses to transact business;

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  impose continuing education requirements;

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  regulate trade practices;

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  require statutory financial statements of the insurance companies;

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  approve individuals and entities to which commissions can be paid;

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  monitor the activity of our non-licensed customer service representatives;

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  regulate methods of transacting business and advertising; and

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  approve policy forms, and regulate premium rates for some forms of insurance.

        Moreover, existing state insurance regulations require that a firm, or individual within that firm, must be licensed in order to quote an insurance premium. State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to compliance with applicable insurance laws and regulations by insurance companies and their agents. In recent years, a number of insurance agents and the life insurance companies they represent, have been the subject of regulatory proceedings and litigation relating to alleged improper life insurance pricing and sales practices. Some of these agents and insurance companies have incurred or paid substantial amounts in connection with the resolution of these matters. We do not currently sell the types of life insurance—primarily cash value life insurance policies such as universal life—that are the subject of these actions.

        In addition, licensing laws applicable to insurance marketing activities and the receipt of commissions vary by jurisdiction and are subject to interpretation as to the application of these requirements to specific activities or transactions. We and/or many of our employees are currently licensed to sell insurance in every state and the District of Columbia. All interaction with customers is done through our licensed customer service staff. We do not permit any of our unlicensed personnel who occasionally have contact with customers to act as insurance agents. We monitor the regulatory compliance of our sales, marketing and advertising practices and the related activities of our employees. We also provide continuing education and training to our staff in an effort to ensure compliance with applicable insurance laws and regulations. However, we cannot assure you that a state insurance department will not make a determination that one or more of these activities constitute the solicitation of insurance and that personnel must be licensed. Such a determination could harm our business.

        The federal government does not directly regulate the marketing of most insurance products. However, some products, such as variable life insurance, must be registered under federal securities laws and therefore the entities selling these products must be registered with the National Association of Securities Dealers, Inc. We do not currently sell any federally regulated insurance products. If we elect to sell these federally regulated products in the future, we would be required to qualify for and obtain the required licenses and registrations. We cannot assure you that we will be able to obtain these licenses.

        Further, we are subject to various federal laws and regulations affecting matters such as pensions, age and sex discrimination, financial services, securities and taxation. Congress recently passed legislation that provides for national licensing of insurance agents and brokers. The legislation provides an impetus for states to enact either uniform laws and regulations governing licensing of individuals and entities authorized to sell and solicit the purchase of insurance, as well as reciprocity laws and regulations governing the licensing of non resident individuals. This legislation and other future federal or state legislation could result in increased regulation of our business.

        The future regulation of insurance sales via the Internet as a part of the new and rapidly growing electronic commerce business sector is unclear. We believe that we are currently in compliance with all of these regulations. However, if additional state or federal regulations are adopted, they may have an adverse impact on us.

Employees

        As of December 31, 2003, we had 51 employees in the following categories:

Customer Service	18
Policy Processing and Support	9
Carrier Database	5
Information Technology	10
Administration	9

        We have never had a work stoppage. Our employees are not represented by a collective bargaining unit. We consider our relations with our employees to be good. Our future success will depend, in part, on our ability to continue to attract, integrate, retain and motivate highly qualified technical and managerial personnel, for whom competition is intense. Effective as of the consummation of the acquisition of Life Quotes, we added an additional 85 employees.

Properties

        Our executive, administrative and operating offices are located in approximately 19,000 square feet of leased office space in Darien, Illinois under a lease that expires on December 31, 2006. We believe that suitable office space will be available on commercially reasonable terms. We operate the business we acquired from Life Quotes in an approximately 43,000 square foot office building in Evergreen, Colorado which which we acquired from an affiliate of the sole stockholder of Life Quotes at closing. There are no other tenants in the building, which has sufficient space to cover any anticipated expansion plans for the foreseeable future.

Legal Proceedings

        From time to time we have been, and expect to continue to be, subject to legal and regulatory proceedings and claims in the ordinary course of business. Legal and regulatory proceedings and claims may include claims of alleged infringement of third party intellectual property rights, notices from state regulators that we may have violated state regulations, and litigation instituted by dissatisfied policy holders. These claims, even if without merit, could result in the significant expenditure of our financial and managerial resources. We are not aware of any such claims that we believe will, individually or in the aggregate, materially affect our business, financial condition or results of operations.

QUOTESMITH.COM FINANCIAL INFORMATION

        Included in this proxy statement are our audited financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and our unaudited financial statements as of March 31, 2004 and for the quarter ended March 31, 2004.

QUOTESMITH.COM MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview and Critical Accounting Policies

        We generate revenues primarily from the receipt of commissions paid to us by insurance companies based upon the policies sold to consumers through our service. These revenues come in the form of first year, bonus and renewal commissions that vary by company and product. We recognize the full first year commission revenues on term life insurance after the insurance company approves the policy and accepts the initial premium payment. At the time revenue is recognized, an allowance is recorded based on historical information for estimated commissions that will not be received due to the non payment of installment first year premiums. We recognize commissions on all other lines of business after we receive notice that the insurance company has received payment of the related premium. First year commission revenues per policy can fluctuate due to changing premiums, commission rates, and types or amount of insurance sold. We receive bonuses based upon individual criteria set by insurance companies. We recognize bonus revenues when we receive notification from the insurance company of the bonus due to us. Bonus revenues are typically higher in the fourth quarter of our fiscal year due to the bonus system used by many life insurance companies. Revenues for renewal commissions are recognized after we receive notice that the insurance company has received payment for a renewal premium. Renewal commission rates are significantly less than first year commission rates and may not be offered by every insurance company. We also generate revenues from the receipt of fees paid by various sources that are tied directly to the volume of insurance sales or traffic that we produce for such third party entities. Our revenue recognition accounting policy has been applied to all periods presented in this proxy statement under the captions "Selected Financial and Other Data of Quotesmith.com" and "Unaudited Pro Forma Condensed Combined Financial Statements."

        The timing between when we submit a consumer's application for insurance to the insurance company and when we generate revenues has varied over time. The type of insurance product and the insurance company's backlog are the primary factors that impact the length of time between submitted applications and revenue recognition. Over the past three years, the time between application submission and revenue recognition has averaged approximately four months. Any changes in the amount of time between submitted application and revenue recognition, of which a significant part is not under our control, will create fluctuations in our operating results and could affect our business, operating results and financial condition.

        Operations expenses are comprised of both variable and semi variable expenses, including wages, benefits and expenses associated with processing insurance applications and maintaining our database and web sites. The historical lag between the time an application is submitted to the insurance companies and when we recognize revenues significantly impacts our operating results as most of our variable expenses are incurred prior to application submission.

        Selling and marketing expenses consist primarily of direct advertising costs. The costs of communicating the advertising are expensed in the period the advertising is communicated.

        We have established the 1997 Stock Option Plan, or the plan, to provide additional incentives to our employees, officers, and directors. Under the plan, an aggregate of 500,000 shares of Quotesmith.com common stock may be granted to participants in the plan. We account for stock option grants in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to

Employees" and related interpretations, and, accordingly, recognize no compensation expense for stock options granted to employees where the exercise price is equal to or greater than the market price at the date of the grant. Stock compensation accounting is discussed more fully in Notes 2 and 7 to the audited financial statements included elsewhere in this proxy statement.

        We previously acquired selected assets of Insurance News Network, LLC, including its Web site, www.insure.com. The Insure.com web site at that time comprised an insurance news organization consisting of consumer insurance news, information, and decision-making tools. The cost of the acquisition included $1.4 million in cash, the grant of 50,000 stock options with an estimated fair value of $82,000, and expenses of $79,000. The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired, intangible assets of $1,433,000 and furniture, equipment, and software of $128,000, based on the estimated fair values at the date of acquisition. Intangible assets are being amortized on a straight-line basis over three years.

        No income tax credits have been recognized relating to our tax loss carryforwards due to uncertainties relating to future taxable income.

Results of Operations

Comparison of Years Ended December 31, 2003 and 2002

Revenues

        Revenues decreased 10% to $9.7 million in 2003 from $10.8 million in 2002. This decrease is attributable to a 25% decrease in the number of policies sold, from 21,251 in 2002 to 15,856 in 2003. During the fourth quarter of 2002 and the first quarter of 2003, we implemented our online application technology for term life insurance business. While this technology streamlined the application process and eliminated the need to employ third party administrative firms to process applications on our behalf, leading to a significant reduction in operations expenses, we believe that many potential customers were unwilling to use this technology, possibly due in part to a reluctance to enter sensitive personal information online. We feel that this accounts for at least a significant portion of the decline in the number of policies sold in 2003, and has led us to provide quote and application facilities by phone. During the third quarter of 2003, we began calling some of our potential customers who started, but did not complete an on-line application. The result of these sample calls convinced us of the need for a call center that could call all customers with incomplete applications, as it became apparent that a significant number of them would buy a policy upon being called. It is our intention to have all of these potential customers called in the future. The decrease in policies sold was partially offset by a 21% increase in revenue per policy sold. In 2002, revenue per policy sold was $507. This figure increased to $614 in 2003, as we were able to obtain more favorable commission and bonus arrangements with some of our carriers. The additional life insurance revenue provided as a result of the Life Quotes acquisition may help us achieve higher production bonuses than some of our insurance carriers in the future, although the timing and amount of bonuses we receive are controlled by the amount of business we place with certain insurance carriers. There can be no assurance given that the Life Quotes acquisition will result in higher bonus revenues.

Expenses

        Selling and Marketing.    Selling and marketing expenses increased $1.8 million, or 63%, to $4.7 million in 2003 from $2.9 million in 2002. During 2003, we chose to increase marketing expenditures in order to support our new Insure.com brand name. As part of that increase, we placed advertisements on national radio in 2003, a strategy we had not employed in 2002. We were able to increase selling and marketing expenses because of the decrease in our operations expenses, described below. We also increased advertising spending during the year in an attempt to generate more leads and sales.

        Operations.    Operations expense decreased 56% to $3.4 million in 2003 from $7.8 million in 2002, and decreased as a percentage of revenue from 72% in 2002 to 35% in 2003. As mentioned above, the development and launch of our online application and order fulfillment technology in late 2002 and early 2003 allowed us to discontinue the use of third party administrators to process and complete life insurance applications, resulting in a reduction in 2003 expenses of $1.4 million as compared with 2002. Also, effective October 31, 2002, the separate Insure.com editorial office was closed and the positions were transferred to our headquarters location, resulting in cost savings of $1.0 million. We were also able to staff our operations center in our Darien, Illinois headquarters facility with fewer people in 2003 than in 2002, saving an additional $583,000 in expense compared to 2002. In addition, as discussed in Note 9 to the audited financial statements included elsewhere in this proxy statement, expense in 2002 included $337,000 for the write off of computer software.

        General and Administrative.    General and administrative expenses increased 5% from $3.2 million in 2002 to $3.3 million in 2003, and increased from 30% of revenues in 2002 to 34% of revenues in 2003.

Interest Income, Net

        Interest income, net was $368,000 in 2003 compared to $359,000 in 2002. The components of interest income are as follows:

	Years ended December 31,
	2003	2002
Interest income	$376,243	$372,677
Interest expense	(8,290)	(14,002)

Interest income, net	$367,953	$358,675

        There were also net realized gains on the sale of securities of $93,000 in 2003. There were no securities sales in 2002.

Income Taxes (Credit)

        We had no income tax credit for 2003 and 2002 due to valuation allowances provided against net deferred tax assets.

Comparison of Years Ended December 31, 2002 and 2001

Revenues

        Revenues increased 22% to $10.8 million in 2002 from $8.9 million in 2001. This increase is attributable in part to a 5% increase in the number of policies sold, from 20,282 in 2001 to 21,251 in 2002. This increase can be attributed to a number of factors, including the cumulative effect of our marketing spending, which has promoted the benefits of buying insurance from our web site, as well as an increase in application requests for life insurance in the fourth quarter of 2001 which resulted in increased revenue when these applications were converted into paid policies in 2002, and seems to have resulted from increased demand for life insurance after the September 11, 2001 terrorist attacks. Revenue in 2002 was also positively impacted by a 16% increase in revenue per policy sold. In 2001, revenue per policy sold was $436. This figure increased to $507 in 2002. This increase results from higher face amounts of life insurance coverage sold, resulting in more premium and therefore in more commission revenue. We attribute this increase to the improving acceptance of the internet as a medium for purchasing larger amounts of term life insurance coverage.

Expenses

        Selling and Marketing.    Selling and marketing expenses decreased $4.1 million, or 59%, to $2.9 million in 2002 from $7.1 million in 2001. During 2002, we chose to continue the reduction in marketing expenditures that began in 2001, as we have been able to generate more revenue with less marketing expense. In 2002, we were able to reduce our marketing expense per policy sold (total selling and marketing costs divided by the number of new policy sales) by 61%, to $137 per policy sold in 2002 from $348 per policy sold in 2001.

        Operations.    Operations expense increased 29% to $7.8 million in 2002 from $6.0 million in 2001, and increased as a percentage of revenue to 72% in 2002 from 68% in 2001. This increase resulted from the increased use of third party administrators to process and complete life insurance applications, which resulted in an increase in expenses of $966,000. There were also additional costs related to the maintenance and content development of the Insure.com website as a stand-alone operation for ten months in 2002 versus one month in 2001, which resulted in a $1.1 million increase in expenses. Effective October 31, 2002, the Insure.com office was closed and the positions were transferred to our headquarters location. In addition, as discussed in Note 9 to the audited financial statements included elsewhere in this proxy statement, expense in 2002 included $337,000 for the write off of computer software.

        General and Administrative.    General and administrative expenses decreased 9% to $3.2 million in 2002 from $3.5 million in 2001, and decreased to 30% of revenues in 2002 from 40% of revenues in 2001. We reduced wages and payroll taxes by $858,000, but amortization of intangible assets increased $442,000 as a result of the acquisition of certain assets of Insurance News Network, LLC, on December 7, 2001.

Interest Income, Net

        Interest income, net was $359,000 in 2002 compared to $1.1 million in 2001. The components of interest income are as follows:

	Years ended December 31,
	2002	2001
Interest income	$372,677	$1,094,747
Interest expense	(14,002)	(19,052)

Interest income, net	$358,675	$1,075,695

        The decrease in net interest income is due primarily to a decrease in average invested assets in 2002, along with lower yields on fixed maturity investments.

Income Taxes (Credit)

        We had no income tax credit for 2002 and 2001 due to valuation allowances provided against net deferred tax assets.

Comparison of the Quarters Ended March 31, 2004 and March 31, 2003

Revenues

        Revenues decreased $120,000 to $2.5 million in the first quarter of 2004, compared to $2.6 million in the same period of 2003. The components of revenue are as follows:

	Quarter ended March 31,
	2004	2003
Commissions—life insurance	$1,828,237	$1,805,689
Commissions—health and other	277,964	257,439
Fees from strategic partners	344,022	493,934
Other revenue	1,991	14,499

Total revenue	$2,452,214	$2,571,561

        Commission income increased $43,000, or 2% in the first quarter of 2004 compared to the same period in the prior year. Although policies sold decreased 10% to 3,638 in the first quarter of 2004 from 4,033 in the first quarter of 2003, the average commission revenue per policy sold increased to $579 in the first quarter of 2004 from $512 in the first quarter of 2003, an increase of 13%. The increase in average revenue per policy results from higher bonus arrangements with some of our major carriers. Fees from strategic partners decreased $150,000, or 30%, in the first quarter of 2004 compared to the same period in 2003, as a result of lower traffic being sent to partners.

Expenses

        Selling and Marketing.    Selling and marketing expenses increased $57,000 (4.4%) in the first quarter of 2004 when compared with the same period in 2003. Included in the 2004 expense of $1,360,000 was a total of $390,000 in fees for click traffic from one provider of an insurance website. This arrangement began in 2004, so there was no similar expense in 2003. Other selling and marketing expenses consist primarily of the costs of magazine advertisements and direct mail. In 2003, selling and marketing expenses also included the costs of radio advertising, which has been limited this year.

        We are basing our ad spending decisions on media that has worked in the past, but monitoring results to make any necessary adjustments. As an example, we have severely reduced our spending on radio advertising, but increased it on direct mail, as we can better track the results of direct mail advertising. Also, we are focusing more of our spending on advertising where we pay for actual leads generated. For example, we have an agreement with Comparison Market to purchase leads for life and health insurance that are generated from their Insurance.com web site. We do not plan to curtail our advertising expenditures as we believe that this will lead to lower revenues without achieving profitability. We have reduced our operating costs in recent years and feel that we are now operating much more efficiently than we have in the past and can handle higher volumes of insurance business. We feel that combining lower operating expenses with higher revenues is the way to achieve profitability.

        Operations.    Operations expenses decreased 8% to $897,000 for the quarter ended March 31, 2004, compared to $972,000 for the same period in 2003. This decrease in operations expenses is the result of our previously announced cost reduction measures, including the use of our new online order fulfillment technology, which has significantly reduced our handling costs per policy. The first quarter of 2003 still had some of the costs associated with the business model being used prior to the implementation of this new technology, primarily fees paid to third party administrative firms to complete and process insurance applications, which accounted for $124,000 of expense in the first quarter of 2003 that was not incurred in the same period of 2004.

        General and Administrative.    General and administrative expenses increased approximately $100,000 or 13%, from $801,000 for the quarter ended March 31, 2003, to $901,000 for the quarter ended March 31, 2004. Higher expenses for corporate insurance and employee compensation resulted in the increase in this category.

Interest Income

        Interest income was $86,000 in the first quarter of 2004 compared to $92,000 in the first quarter of 2003. The decrease in interest income reflects a slightly smaller investment portfolio as well as lower interest rates.

Income Taxes (Credit)

        We had no income tax credit for 2004 and 2003 due to valuation allowances provided against net deferred tax assets.

Liquidity and Capital Resources

        The acquisition of substantially all of the assets of Life Quotes and the related real estate on May 7, 2004 was paid for with $6,500,000 obtained through a short-term loan from Zions and approximately $12,000,000 from our cash and investments. The proceeds from the proposed sale of 2,363,636 shares of our common shares to Zions for $13,000,000 will be used to pay off the loan and any accrued interest thereon, with the remainder of the proceeds being added to our cash and fixed maturity investment portfolio. We currently expect that the cash and fixed maturity investments we presently hold after the Life Quotes acquisition will be sufficient to meet our anticipated cash requirements for at least the next 12 months, including the operations of the Life Quotes business subsequent to the closing date of the acquisition.

        The timing and amounts of our working capital expenditures are difficult to predict, and should we decide to purchase more shares of our common stock, engage in acquisitions of companies or their assets, or begin new projects requiring additional resources, we may require additional financing. If we require additional equity financing for operations beyond the sale of shares to Zions, it may be dilutive to our stockholders and the equity securities issued in a subsequent offering may have rights or privileges senior to the holders of our common stock. If debt financing is available, it may require restrictive covenants with respect to dividends, raising capital, and other financial and operational matters, which could impact or restrict our operations. If we cannot obtain adequate financing on acceptable terms, we may be required to reduce the scope of our marketing or operations, which could harm our business, results of operations, and our financial condition.

        Our sources of funds will consist primarily of commissions and fee revenue generated from the sale of insurance products, investment income, and sales and maturity proceeds from our fixed income portfolio. The principal uses of funds are selling and marketing expenses, operations, general and administrative expenses, purchases of furniture, equipment and software.

        Cash used by operating activities was approximately $496,000 for the first quarter of 2004, compared with cash used by operating activities of $173,000 for the same period in 2003. Cash was used by operating activities in the first quarter of 2004 primarily to fund the net loss for the period, as well as to pay for an increase in other assets consisting primarily of costs connected with the acquisition of Life Quotes, such as attorney fees. These costs have been capitalized as part of the cost of the acquisition. In the first quarter of 2003, cash was used to fund the net loss as well as to pay for an increase in other assets and a reduction in accounts payable and accrued liabilities. Our cash used for operations has varied significantly from our net operating losses, primarily because of non-cash expenses for depreciation and amortization, as follows:

	Quarter Ended March 31,
	2004	2003
Depreciation	$103,283	$165,440
Amortization	184,362	171,539

During both periods, amortization consisted primarily of charges related to intangible assets acquired in December 2001 from Insurance News Network. Cash flow from operations is also impacted by increases in the total accounts receivable, which indicate revenues recorded in the statement of operations that have not yet been collected.

        Cash provided by investing activities was $998,000 in the first quarter of 2004, consisting of the sale of investments. During 2003, the purchase of investments exceeded maturities, resulting in a use of cash by investing activities.

        Cash used by financing activities was $13,000 in the first quarter of 2004, compared with approximately $11,000 used by financing activities for the same period in 2003. The cash used by financing activities in both periods was used to make payments under a capital lease obligation.

Cash Flow Obligations

        In the normal course of business, we enter into financing transactions, lease agreements, or other commitments. These commitments may obligate us to certain cash flows during future periods. The following table summarizes such obligations as of March 31, 2004.

	Payments due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-term debt obligations	—	—	—	—	—
Capital lease obligations	$21,709	$21,709	—	—	—
Operating lease obligations	$767,089	$273,960	$493,129	—	—
Purchase obligations	—	—	—	—	—

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The primary objective of our investment activities is to preserve principal while at the same time maximizing yields without significantly increasing risk. To achieve this objective, we maintain a portfolio of cash and equivalents and investments in a variety of marketable securities including both government and corporate obligations.

        Substantially all of our investments are subject to interest rate risk. We consider all investments as available-for-sale, and unrealized gains (losses) on those investments totalled $23,501 at March 31, 2004 and $(69,184) at December 31, 2003.

        We did not hold any derivative financial instruments as of March 31, 2004, and have never held such instruments in the past. Additionally, all our transactions have been denoted in U.S. currency and do not have any risk associated with foreign currency transactions.

        Due to the short term nature of our investments, a 1% increase in interest rates would not decrease the fair market value of our investments by a material amount.

INFORMATION ABOUT LIFE QUOTES

        Life Quotes, Inc. was founded in 1979 as a traditional life insurance agency. Instead of meeting with customers face-to-face, prior to the acquisition Life Quotes, Inc. sold insurance by phone, fax, email and/or mail. People who need life insurance find Life Quotes, Inc. through radio, television and internet advertising. Prior to the acquisition, Life Quotes, Inc. employed over 80 people. An affiliate of the sole stockholder of Life Quotes, Inc. owned an approximately 43,000 square foot office building that we purchased in Evergreen, Colorado where the Life Quotes, Inc. operation was conducted. Life Quotes, Inc. is a private company. All of the outstanding equity securities of Life Quotes, Inc. are owned by Kenneth L. Manley. Life Quotes, Inc. is an S-corporation under the Internal Revenue Code of 1986, as amended. Accordingly, for tax purposes, all of Life Quotes, Inc.'s net income flows through Life Quotes, Inc. directly to its sole stockholder. Mr. Manley, as the sole stockholder of Life Quotes, Inc., has regularly caused Life Quotes, Inc. to distribute its excess cash directly to him. Life Quotes has no equity compensation plans.

        During the last quarter of 2002 and the first quarter of 2003, we launched our proprietary online application technology for most of our term life sales. While providing a very efficient and cost effective method of fulfillment, it is our belief that not providing a personal, telephone based option for customers restricted the number of sales we could make to potential buyers. For this reason, we decided to acquire the assets of Life Quotes, a telephone based life insurance brokerage, to provide these services to customers as a telephone based complement to our online sales model for term life insurance.

LIFE QUOTES FINANCIAL INFORMATION

        Included in this proxy statement are Life Quotes' audited financial statements as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 and Life Quotes' unaudited financial statements as of March 31, 2004 and for the quarter ended March 31, 2004.

LIFE QUOTES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview and Critical Accounting Policies

        Life Quotes operates as an insurance agency marketing primarily individual term life insurance. Life Quotes generates revenue from the receipt of commissions and fees paid by numerous life insurance companies based on new first year premium and renewal premium in force. During the years ended December 31, 2003 and 2002 and the quarter ended March 31, 2004, over 95% of these premiums were with four insurance companies. Life Quotes conducts its insurance agency business using a combination of commissioned marketing agents, and salaried or hourly support staff. After a short initiation period, marketing agents are paid entirely by commission. Life Quotes generates prospective customer interest through a combination of advertising methods, primarily radio, print, and through their web site.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Life Quotes recognizes revenue, including first year commissions, renewal commissions and volume-based bonuses, when notified by the insurance company that the commissions have been earned. Receivables are recognized for revenues earned prior to the end of an accounting period, but not received until after the end of the period.

        Life Quotes recognizes advertising costs as incurred. Production costs are expensed in the first period that the advertising takes place. The costs of communicating the advertising are expensed in the period in which the advertising is communicated.

        Life Quotes maintains its available cash in demand checking accounts in federally insured banks.

        Furniture, equipment, and computer software are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives ranging from three to five years. Repair and maintenance costs are charged to expense as incurred.

        No provision for income taxes has been included in the accompanying financial statements as Life Quotes has elected to be treated as an S corporation for tax purposes. Consequently all items of income and expense are reflected in the income tax returns of the shareholder.

Results of Operations

Comparison of Years Ended December 31, 2003 and December 31, 2002

Revenues

        Revenues increased 16% to $10.4 million in 2003 from $8.9 million in 2002. This can be attributed to a 6% increase in policies sold, from 11,688 in 2002 to 12,391 in 2003, along with a 10% increase in revenue per policy sold, from $765 in 2002 to $840 in 2003. The increase in policies sold can be attributed to increased advertising expenditures, which resulted in more leads to Life Quotes' in house agents. The increase in revenue per policy can be attributed to increases in the face amounts of policies sold as well as higher commission rates.

Expenses

        Advertising and promotion expenses increased $1.4 million to $3.6 million in 2003 from $2.2 million in 2002, as additional funds were committed to advertising to increase lead flow to Life Quotes' in house agents, as mentioned above. Personnel costs remained fairly constant at approximately $4.4 million, as increased commission payments to in house agents, which resulted from the increased revenue, were offset by staff reductions resulting from the consolidation of support functions. All other expenses, totaling $1.3 million in 2003, declined $0.2 million from $1.5 million in 2002, due primarily to a reduction in rent expense. In total, expenses increased by $1.1 million to $9.3 million in 2003, from $8.2 million in 2002, primarily from the increase in advertising and promotional expenditures mentioned above.

Income Taxes

        Life Quotes has elected to be taxed as an S corporation. Consequently, all items of income and expense are reflected on the income tax returns of the shareholder. Accordingly, no provision for income taxes is made in the financial statements.

Comparison of Quarters Ended March 31, 2004 and March 31, 2003

Revenues

        Revenues increased 15% to $3.0 million in 2004 from $2.6 million in 2003. There was a 14% decrease in policies sold, from 2,932 in 2003 to 2,535 in 2004, which was offset by a 33% increase in revenue per policy sold, from $901 in 2003 to $1,201 in 2004. Life Quotes attributes the decrease in policies sold to a decrease in the number of in house sales agents. Voluntary terminations resulted in 10 fewer agents (approximately 15%) in the first quarter of 2004, when compared to the same period of 2003. The increase in revenue per policy can be attributed primarily to an increase in bonus commission, which increased from $409,000 during the first three months of 2003 to $936,000 during the same period in 2004. Bonus commissions can vary significantly from period to period, as they are based on volumes of business placed with specific carriers. Carriers offer differing bonus arrangements, so the carriers selected by the in house sales agents can significantly affect bonus commissions.

Expenses

        Selling and marketing expenses increased $132,000 to $1.1 million in 2004 from $975,000 in 2002, as additional funds were committed to advertising in response to the decline in policies sold. Personnel costs declined $175,000 to $861,000 from $1.04 million. The lower number of policies sold decreased the portion of compensation paid to employees that is based on the number of sold policies. Commissions paid to in house sales agents also declined, as this commission is based on the premium paid by policyholders on policies sold, which declined 12% in the first quarter of 2004 when compared to the first quarter of 2003. All other expenses, totaling $294,000 in 2004, declined $168,000 from $462,000 million in 2003, due primarily to a reduction in rent expense. In total, expenses decreased by $210,000 to $2.3 million in 2004, from $2.5 million in 2003, primarily from the increase in selling and marketing expenditures mentioned above.

Income Taxes

        Life Quotes has elected to be taxed as an S Corporation. Consequently, all items of income and expense are reflected on the income tax returns of its sole shareholder. Accordingly, no provision for income taxes is made in the financial statements.

Liquidity and Capital Resources

        As mentioned above, Life Quotes has elected to be taxed as an S Corporation. As a result, it has paid significant distributions to its shareholder, $1.1 million in 2003 and $.6 million in 2002. These distributions have limited the amount of capital retained in Life Quotes. Life Quotes had approximately $149,000 of cash on hand at March 31, 2004, and has relied on its positive cash flow from operations to fund its activities.

        Sources of funds consist primarily of commissions generated from the sale of life insurance. The principal uses of funds are advertising and promotion expenses, salaries and wages, including commissions to in house agents, other operating expenses, acquisitions of furniture and equipment and distributions to its sole shareholder.

        Cash provided by operations amounted to $906,000 during the first quarter of 2004, up from $461,000 in 2003. The increase is primarily attributable to the increase in net income of $611,000 million.

        Life Quotes leases its office space from its sole stockholder under an informal month-to-month lease. Lease payments made to the stockholder for the quarter ended March 31, 2004 and the years ended December 31, 2003 and 2002, were $40,000, $400,000 and $600,000, respectively.

        Life Quotes maintains a contributory retirement plan under Internal Revenue Code Section 401(k) for all of its full time employees. Under the terms of the plan, employees may contribute a portion of their salary, with an annual limit as established by law. Life Quotes is obligated to contribute an amount equal to 15% of the employee's contribution. Employees vest in company contributions after three years of employment. Retirement expense for the quarter ended March 31, 2004 and the years ended December 31, 2003 and 2002 was $6,000, $20,000 and $50,000, respectively.

        Life Quotes provides health insurance benefits to its full time employees under the terms of several plans. The employee may choose coverage levels and deductible amounts based on their personal and family situation. Life Quotes pays for the employee and withholds premium from the employee's wage for dependents. Life Quotes does not have any agreements to provide post retirement benefits.

        Life Quotes is subject to legal proceedings and claims in the ordinary course of business. We are not aware of any legal proceedings or claims that are believed to have a material effect on its financial position.

PROPOSAL 2. ESTABLISHMENT OF LIFE QUOTES EMPLOYEE STOCK OPTION PLAN

        In connection with the acquisition of substantially all of the assets of Life Quotes and the related real estate, we have agreed to establish an option plan for the benefit of former Life Quotes employees who continue to be employees of Life Quotes Acquisition, Inc., or the Life Quotes subsidiary, our wholly-owned subsidiary. The Board of Directors has approved the adoption of the Quotesmith.com, Inc. 2004 Non-Qualified Stock Option Plan, or the plan. Adoption of the plan is subject to the approval of the majority of the shares of our common stock which are present in person or by proxy and entitled to vote at the annual meeting. The following paragraphs provide a summary of the material features of the plan and its operation. A copy of the plan in its entirety is attached as Annex A-12 to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
ESTABLISHMENT OF THE LIFE QUOTES EMPLOYEE STOCK OPTION PLAN.

Purpose of the Plan

        The plan is intended to provide for the award of stock options to certain former employees of Life Quotes who continue to be employees of the Life Quotes subsidiary.

General

        The plan provides for the granting of non-qualified stock options to eligible participants. The maximum number of shares of our common stock available for stock options under the plan is 300,000. Until approved by our stockholders, no stock options may be exercised under the plan. The plan expires 10 years after April 1, 2004, the effective date of the plan.

Administration of the Plan

        The plan will be administered by a committee of our Board of Directors consisting solely of two or more Board members, each of whom shall qualify as a "Non-employee Director" within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an "outside director" within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, or the Code. Subject to the terms of the plan, the committee has the discretion to determine the employees who shall be granted stock options, the size of such stock options, and the terms and conditions of such stock options.

Eligibility to Receive Awards

        Employees of the Life Quotes subsidiary are eligible to receive one or more stock options. The actual number of employees who will receive stock options under the plan cannot be determined because the grant of stock options is discretionary.

Options

        The committee may grant nonqualified stock options. The number of shares covered by each option will be determined by the committee.

        The price of the shares of our common stock subject to each stock option is set by the committee, subject to the following restrictions. The exercise price of an option shall be 100% of the fair market value (on the date of grant) of the shares covered by the option.

        The exercise price of each option must be paid in full at the time of exercise in cash, check, by the tender of shares of our common stock that are already owned by the participant, pursuant to a cashless exercise program, or by any combination of the foregoing. Any taxes required to be withheld must be paid by the participant at the time of exercise.

        Options vest and become exercisable over a three year period from the date of grant to a participant. One-third of the option shares shall vest on the first anniversary of the grant date, an additional one-third of the option shares shall vest on the second anniversary of the grant date, and the remaining one-third on the third anniversary of the grant date. Options expire at the times established by the committee, but not later than 10 years after the date of grant.

        Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the plan provides that no employees may be granted, in any fiscal year, options to purchase more than 200,000 shares of our common stock.

Adjustments Upon Changes in Capitalization

        In the event of any change in the outstanding shares of our common stock by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting our common stock and not involving the receipt of consideration by us, the committee shall make appropriate adjustments in the aggregate number of shares of our common stock subject to the plan and the exercise price applicable to outstanding stock option awards or grants.

Sale Events

        In the event of a sale of substantially all of our the assets, a sale of our stock to a third party, or a consolidation or merger of Quotesmith.com in which we are not the survivor, each of which we refer to as a sale event, we may, at our option, give each participant in the plan at least ten business days written notice prior to the anticipated date of the consummation of a sale event. Upon receipt of such notice, and for a period of five business days thereafter, each participant in the plan will be permitted to exercise, in whole or in part, the unexercised portion of each stock option held by such participant in accordance with the terms and conditions of the plan and the award agreement relating such stock option. Upon the consummation of the sale event, all stock options will be canceled and forfeited to the extent they have not been exercised.

        In lieu of delivering notice of a sale event, we may, at our option, cause the successor or acquiring corporation in connection with any sale event or, if applicable, the corporate parent of any such corporation, which we refer to as the successor corporation, to assume in writing our obligations under the plan and the outstanding stock options awarded pursuant to the plan. In such event, the number and kind of shares acquirable upon the exercise of the stock options and the exercise price applicable thereto will be adjusted appropriately and the stock options as so adjusted will be deemed solely to represent rights to acquire shares of the successor corporation in the manner provided in the agreements between the successor corporation and Quotesmith.com.

Amendment and Termination of the Plan

        Our Board of Directors may amend or terminate the plan, or any part thereof, at any time. No such action by our Board of Directors may impair in any material way any award previously granted under the plan without the written consent of the participant.

Stock Options to be Granted to Participants

        As described above, the committee has discretion to determine the number of stock options (if any) to be granted to any participant under the plan. Accordingly, the actual number of stock options to be granted to any participant is not determinable.

Transferability of Stock Options

        Unless determined otherwise by the committee, stock options may not be transferred or assigned other than by will or by the applicable laws of descent and distribution.

U.S. Tax Aspects

        A U.S. recipient of a stock option will not have taxable income upon the grant of the option. When exercising non-qualified stock options which are vested on the date of exercise, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

        We will be entitled to a tax deduction in connection with a stock option under the plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income.

        The table set forth below sets forth the benefits that will be available to (i) our chief executive officer, (ii) our named executive officers, (iii) our executive officers as a group, (iv) our directors who are not executive officers as a group, (v) nominees for director, (vi) associates of directors, executive officers or director nominees and (vii) all employees, including all current officers who are not executive officers, as a group. Benefits will only be available to employees of the Life Quotes subsidiary.

Life Quotes Employee Stock Option Plan Benefits

Name and Position	Dollar Value ($)	Number of Options
Robert S. Bland President, Chief Executive Officer	0	0
William V. Thoms Executive Vice President, Chief Operating Officer	0	0
Phillip A. Perillo Senior Vice President, Chief Financial Officer	0	0
Executive Group	0	0
Non-Executive Director Group	0	0
Director Nominees	0	0
Associates of Directors, Executive Officers or Director Nominees	0	0
Non-Executive Officer Employee Group	*	300,000

*
The dollar value of benefits under the Life Quotes employee stock option plan available to the non-executive officer employee group cannot be determined since the value of any benefits will depend on the value of our common stock on the date of exercise relative to the value of our common stock on the date of grant.

        The following table sets forth the following information as of December 31, 2003: (i) the number of shares of our common stock to be issued upon the exercise of outstanding options, warrants and rights, (ii) the weighted-average exercise price of such options, warrants and rights and (iii) the number of shares of our common stock remaining available for future issuance under our equity compensation plans, other than the outstanding options, warrants and rights described above.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (exlcuding securities reflected in column (a))
Equity compensation plans approved by security holders	218,332	$7.34	208,489
Equity compensation plans not approved by security holders	—	—	—
Total	218,332	$7.34	208,489

        Please see note 7 to the audited financial statements of Quotesmith.com included elsewhere in this proxy statement for a description of the material features of the Quotesmith.com, Inc. 1997 Stock Option Plan.

PROPOSAL 3. ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of six directors divided into three classes serving staggered three-year terms. Each year, the directors of one class will stand for election as their terms of office expire. Messrs. Gretsch and Rueben are designated as Class I directors, with their terms of office expiring in 2006, Admiral Jeremiah A. Denton, Jr. is designated as a Class II director with his term of office expiring in 2004, and Messrs. Bland, Shannon and Thoms are designated as Class III directors with their terms of office expiring in 2005. Pursuant to the investor rights agreement we entered into with Zions, Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, and we have agreed to, among other things, increase the size of our Board of Directors by one member and to nominate an individual designated by Zions to serve on the Board of Directors. Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, have agreed to vote all of their shares of common stock in favor of such individual. In accordance with the investor rights agreement, Zions has designated as its nominee, and we have nominated for election as director, John B. Hopkins.

        The Board has nominated Admiral Denton for re-election to the Board at the annual meeting. Each nominee has indicated his willingness to serve if elected, except that Mr. Hopkins has indicated that he will not be willing to serve if the stock issuance is not consummated. In the event that Mr. Hopkins is unwilling to serve, we would not increase the size of the Board of Directors. In the event that a nominee should become unwilling or unable to serve as a director, all duly executed proxies shall be voted for the election of such other person as may be designated by the Board of Directors. Unless authority to vote for a nominee is withheld, all votes represented by a properly executed proxy will be cast in favor of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

MANAGEMENT

        The following table sets forth information regarding our Board of Directors, including the nominees to the Board, our executive officers and certain other key employees as of May 1, 2004:

NAME	AGE	POSITION
Robert S. Bland	50	Chairman of the Board, President, Chief Executive Officer
William V. Thoms	51	Executive Vice President, Chief Operating Officer, Director
Phillip A. Perillo	54	Senior Vice President, Chief Financial Officer
Richard C. Claahsen	39	Vice President, Corporate Secretary
Bruce J. Rueben	51	Director
Timothy F. Shannon	50	Director
Jeremiah A. Denton, Jr.*	78	Director
Richard F. Gretsch	51	Director
John B. Hopkins*	39	Director

*
Nominee for election.

        Robert S. Bland has served as our Chairman of the Board, President and Chief Executive Officer since he founded Quotesmith.com in 1984. From 1979 to 1984, Mr. Bland was president and sole stockholder of Security Funding Corporation, an insurance agency. In March 1984, Mr. Bland sold Security Funding Corporation in order to raise capital to found Quotesmith.com. Mr. Bland holds a B.S. in marketing from the University of Colorado.

        William V. Thoms has served as our Executive Vice President since 1994. From 1988 to 1993, Mr. Thoms was responsible for our operations and customer service departments. Mr. Thoms is a founding stockholder. Prior to joining us, Mr. Thoms was a sales manager for Western Dressing, Inc., a privately held salad dressing manufacturing company, from 1972 to 1987.

        Phillip A. Perillo has served as our Senior Vice President and Chief Financial Officer since May 2002. From 2000 to 2001, he served as Chief Financial Officer of David Gomez and Associates, an executive recruiting and consulting services firm. From 1988 to 1999, Mr. Perillo served as Senior Vice President and Chief Financial Officer of BCS Financial Corporation, an insurance group of companies. Mr. Perillo holds an MBA in Finance from DePaul University and a B.S. in Accounting from the University of Illinois at Chicago.

        Richard C. Claahsen has served as our Vice President of Regulatory Affairs since May 1999. From June 1997 to May 1999, Mr. Claahsen served as our Director of Regulatory Affairs. From October 1996 to June 1997, he was a special agent with Northwestern Mutual Life Insurance Company. From 1993 to 1996, Mr. Claahsen was a litigation paralegal at Templeton & Associates of Chicago, Illinois. In 1999, Mr. Claahsen received his Chartered Life Underwriter designation from The American College of Bryn Mawr, Pennsylvania. Mr. Claahsen holds a B.A. and an M.A. in philosophy from the Catholic University of America and a J.D. from ITT Chicago Kent College of Law.

        Bruce J. Rueben became a director of Quotesmith.com in January 1998. He has been president of the Minnesota Hospital and Health Care Partnership, Minnesota's hospital association, since November 1998. From January 1994 to November 1998, Mr. Rueben was president of the Maine Hospital Association. From 1989 to 1994, Mr. Rueben was senior vice president and assistant treasurer of the Virginia Hospital Association. Mr. Rueben holds a B.S. from the Virginia Commonwealth University School of Business and a M.B.A. from the University of South Carolina.

        Timothy F. Shannon became a director of Quotesmith.com in January 1998. Since 1991, he has been President of Bradner Smith & Company, a printing paper products company and a subsidiary of Bradner Central Company. In 1995, he was appointed to the Bradner Central Company Board of

Directors. Bradner Central Company, headquartered in Elk Grove Village, Illinois, is a wholesale paper distribution company. Mr. Shannon holds a B.S. in Business Administration from the University of Illinois.

        Admiral Jeremiah A. Denton, Jr. became a director of Quotesmith.com in August 1999. He currently serves as president of the National Forum Foundation. Admiral Denton was elected as a United States Senator from Alabama in 1980, and served from 1981 to 1987. From 1987 to 1989, Admiral Denton, after being appointed by President Reagan, served as chairman of the presidential Commission on Merchant Marine and Defense. Admiral Denton holds a B.S. from the United States Naval Academy and an M.A. in international affairs from George Washington University.

        Richard F. Gretsch became a director of Quotesmith.com in August 1999. He currently serves as global offering manager for AT&T Global Network Services and has held this position since AT&T purchased the IBM global network. Mr. Gretsch had been global offering manager for IBM Internet Connection Service since 1995. Mr. Gretsch holds a B.S. in finance and accounting from the University of Arizona and a M.B.A. from the University of Notre Dame.

        John B. Hopkins currently serves as Vice President, Finance of Zions Bancorporation, a position he has held since 2003. From 2001 to 2003, he was the Chief Financial Officer of the e-Commerce unit of Zions Bancorporation. From 1998 to 2000, he was Director, Financial Planning of Citrix Systems in Fort Lauderdale, Florida. Mr. Hopkins holds a B.S. in finance from the University of Utah and an M.B.A. from the University of Chicago. We believe that Mr. Hopkins will be independent within the meaning of the NASD marketplace rules.

Board Committees and Meetings

        Our Board of Directors met four times during 2003, pursuant to scheduled quarterly Board meetings. In accordance with the NASD marketplace rules, we have determined that Messrs. Gretsch, Shannon and Rueben and Admiral Denton are independent within the meaning of the NASD marketplace rules. In accordance with the NASD marketplace rules, the independent directors meet separately, without the non-independent directors present, following each regularly scheduled quarterly Board meeting. We do not have a policy regarding board members' attendance at the annual meeting. Four board members were in attendance at the annual meeting held on April 9, 2003.

        Our Board of Directors has an executive committee, an audit committee and a compensation committee. Our Board of Directors does not currently have a nominating committee. Rather, each member of our Board of Directors participates in the process of identifying and considering individuals for Board membership. Our Board of Directors believes its current process is effective since two members of the Board of Directors collectively hold over 60% of our currently outstanding common stock and the current members of the Board of Directors are seasoned executives from a variety of backgrounds. Each member of our Board of Directors satisfies the independence requirements established by the NASD marketplace rules, other than Messrs. Bland and Thoms. The Board of Directors will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption "2004 Stockholder Proposals."

        Once our Board of Directors has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), the independent members of the Board of Directors make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Board of Directors when the candidate is recommended, the Board's own knowledge of the prospective candidate and information, if any, obtained by the Board's inquiries. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board of Directors or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the independent members of the Board of Directors determines that additional consideration is warranted, it may gather additional information about the candidate's background and experience. The independent members of the Board of Directors then evaluate the prospective nominee against the following standards and qualifications:

  •
  Achievement, experience and independence;

  •
  Wisdom, integrity and judgment;

  •
  Understanding of the business environment; and

  •
  Willingness to devote adequate time to Board duties.

        The independent members of the Board of Directors also consider such other relevant factors as they deem appropriate, including the current composition of the Board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the independent members of the Board of Directors determine whether to interview the candidate. If the independent members of the Board of Directors decide that an interview is warranted, one or more of those members, and others as appropriate, interviews the candidate in person or by telephone. After completing this evaluation and interview, the independent members of the Board of Directors make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the independent members of the Board of Directors.

        Our Board of Directors has adopted a resolution addressing the nominations process described above.

        Our executive committee consists of Messrs. Bland, Thoms and Rueben. The executive committee is authorized to exercise, between meetings of our Board of Directors, all of the powers and authority of our Board of Directors in the direction and management of Quotesmith.com, except to the extent prohibited by applicable law or our certificate of incorporation, or another committee shall have been accorded authority over the matter.

        Our audit committee consists of Messrs. Gretsch, Shannon and Rueben. The audit committee is composed of three independent directors. Information regarding the functions performed by the committee, its membership, and the number of meetings held during the year is set forth in this proxy statement under the caption "Report of the Audit Committee." The audit committee is governed by a written charter approved by the Board of Directors. The audit committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis since its adoption. A copy of the audit committee's charter is attached as Annex A-13 to this proxy statement. The audit committee met four times during 2003. Each member of the audit committee satisfies the independence requirements established by the NASD marketplace rules.

        Our compensation committee consists of Messrs. Gretsch, Shannon and Rueben, each of whom is independent within the meaning of the NASD marketplace rules. The compensation committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our executive officers and administers our employee benefit plans. The compensation committee met one time during 2003.

        During 2003, all members of the Board of Directors attended at least 75% of the Board of Directors' meetings and their respective committee meetings.

Audit Committee Financial Expert

        The audit committee does not presently have a financial expert as a member. The Board of Directors is expected to look for and obtain a member of the Board of Directors who will qualify as the audit committee's financial expert. We have attempted to find a member to our Board who will qualify as a financial expert. We anticipate electing Mr. Hopkins to the Board of Directors and appointing him to the audit committee. We believe he will qualify as our financial expert.

Director Compensation

        Directors who are also employees of Quotesmith.com receive no compensation for serving on our Board of Directors. Non-employee directors receive an annual stipend of $16,000 and $500 per committee meeting attended. In addition, we reimburse non-employee directors for all reasonable travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive stock option grants under the Quotesmith.com, Inc. 1997 Stock Option Plan. No stock options were granted to non-employee directors in 2003.

Stockholder Communications

        Historically, Quotesmith.com has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders are free to contact any director or executive officer directly by writing in care of Quotesmith.com or by sending an email to board@insure.com. Stockholders can contact the audit committee directly by sending an email to audit@insure.com. In the past, stockholders have contacted the executive officers if they have concerns. Two of our largest shareholders are members of the Board of Directors.

        Quotesmith.com believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year the Board of Directors will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

Compensation Committee Interlocks and Insider Participation

        None of our compensation committee members is an officer or employee of Quotesmith.com. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our compensation committee.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to beneficial ownership of our common stock as of May 1, 2004, both before and after giving effect to the sale of 2,363,636 shares of our common stock to Zions, by: (i) each stockholder that is known to us to beneficially own more than 5% of our common stock; (ii) each of our directors, including nominees; (iii) our chief executive officer and each of our named executive officers; and (iv) all of our executive officers and directors as a group.

        The mailing address for each of the below named individuals, other than Zions, is c/o Quotesmith.com, Inc., 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561. The mailing address for Zions is One South Main Street, Suite 1134, Salt Lake City, Utah 84111. No natural person will have sole or shared voting or investment power over the shares to be issued to Zions.

        Applicable percentage ownership in the table below is based upon 4,958,232 shares of common stock outstanding as of May 1, 2004. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options presently exercisable or exercisable within 60 days of May 1, 2004, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

	Prior to the Stock Issuance		After the Stock Issuance
	Shares Beneficially Owned	Percent	Shares Beneficially Owned	Percent
Our CEO, Named Executive Officers and Directors
Robert S. Bland(1)	2,359,778	46.3%	2,359,778	31.8%
William V. Thoms(2)	713,833	14.0%	713,833	9.6%
Phillip A. Perillo(3)	80,000	1.6%	80,000	1.1%
Timothy F. Shannon(4)	17,777	*	17,777	*
Bruce J. Rueben(4)	12,333	*	12,333	*
Admiral Jeremiah A. Denton, Jr.(4)	13,333	*	13,333	*
Richard F. Gretsch(4)	11,666	*	11,666	*
Richard C. Claahsen(5)	2,594	*	2,594	*
John B. Hopkins(6)	0	*	0	*
All Executive Officers and Directors as a Group (9 Persons)(7)	3,211,314	63.0%	3,211,314	43.1%
Other 5% Stockholders
Zions Bancorporation(8)	—	—	2,363,636	31.7%

*
Less than 1%.

(1)
Includes 1,137,390 shares owned by Mr. Bland as a tenant in common with his wife, Maureen A. Bland, and 1,219,055 shares owned by Southcote Partners, L.P., a limited partnership whose sole general partners are Mr. and Mrs. Bland. Also includes options to purchase 3,333 shares of common stock that are exercisable within 60 days of May 1, 2004.

(2)
Includes options to purchase 3,333 shares of common stock that are exercisable within 60 days of May 1, 2004.

(3)
Includes options to purchase 80,000 shares of common stock that are exercisable within 60 days of May 1, 2004.

(4)
Includes options to purchase 11,666 shares of common stock that are exercisable within 60 days of May 1, 2004.

(5)
Includes options to purchase 2,594 shares of common stock that are exercisable within 60 days of May 1, 2004.

(6)
Mr. Hopkins is a Vice President of Zions.

(7)
Includes options to purchase 135,924 shares of common stock that are exercisable within 60 days of May 1, 2004.

(8)
Zions Bancorporation will exercise sole voting and investment power over the shares to be issued and sold to it through its authorized officers acting under the supervision of its Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to provide us with copies of such reports. Based solely on a review of the copies provided to us and written representations from such reporting persons, we believe that all applicable Section 16(a) filing requirements have been met for such reporting persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation paid for services rendered to Quotesmith.com during our last three years in all capacities by (i) our Chief Executive Officer, and (ii) our other highest paid executive officers during 2003 with cash compensation in excess of $100,000, who we refer to as the named executive officers.

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position					Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus
Robert S. Bland President, Chief Executive Officer	2003 2002 2001	$300,000 300,000 300,000	$	— — —	— — —	$31,854 — —	(1)
William V. Thoms Executive Vice President, Chief Operating Officer	2003 2002 2001	250,000 250,000 247,115		— 11,932	— — —	— —
Phillip A. Perillo(2) Senior Vice President and Chief Financial Officer	2003 2002	173,654 72,116		25,000 —	105,000
Hao Chang(3) Senior Vice President, Chief Information Officer	2003 2002 2001	116,827 136,558 114,231		— — —	— 50,000 —	— — —

(1)
Other compensation paid to Mr. Bland in 2003 consisted of a transportation allowance of $22,536 and reimbursement of certain club dues of $9,318.

(2)
Mr. Perillo was hired as Senior Vice President and Chief Financial Officer in May 2002.

(3)
Mr. Chang terminated employment with Quotesmith.com on October 17, 2003.

Option Grants in 2003

        There were no grants of stock options to the named executive officers in 2003.

2003 Year End Option Values

        The following table sets forth certain information regarding the number and value of unexercised options held by the Named Executive Officers as of December 31, 2003. No stock options were exercised during 2003 by the named executive officers.

	Number of Securities Underlying Unexercised Options at December 31, 2003
			Value of Unexercised In-the-Money Options at December 31, 2003
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert S. Bland	3,333	—	$—	$—
William V. Thoms	3,333	—	—	—
Phillip A. Perillo	40,000	65,000	120,400	171,400
Hao Chang(1)	—	—	—	—

(1)
Mr. Chang terminated employment with Quotesmith.com on October 17, 2003.

Employment Agreements and Change of Control Arrangements

        Mr. Chang left Quotesmith.com voluntarily on October 17, 2003 and was paid no severance.

        We entered into employment agreements with Messrs. Bland and Thoms in 1999 in contemplation of our initial public offering. Each of their original terms of employment continued through December 31, 2001, and the terms are automatically renewed each January 1 for successive one-year terms unless we or the applicable executive provides written notice to the contrary at least sixty days prior to the expiration of the then-current term. Messrs. Bland and Thoms are each entitled to a base salary of $300,000. These base salaries are reviewed annually by our compensation committee and may be increased by the compensation committee. Once increased, their then-current base salary may not be decreased. Messrs. Bland and Thoms are also eligible to receive bonus payments in accordance with any arrangements or bonus plans we establish, as determined by the compensation committee. Messrs. Bland and Thoms are entitled to participate in our stock option plan to the same extent as our other senior executives. Messrs. Bland and Thoms are also eligible to receive such benefits and perquisites as are generally provided by us to our senior executive officers. These employment agreements also contain standard non-competition, confidentiality and assignment of invention provisions.

        We entered into an employment agreement with Mr. Perillo on December 19, 2002. Mr. Perillo's original term of employment was from January 1, 2003 to December 31, 2003, and the term is automatically renewed each January 1 for successive one-year terms unless we or Mr. Perillo provide written notice to the contrary at least sixty days prior to the expiration of the then-current term. Mr. Perillo is entitled to a base salary of $200,000, which may be increased at our option but not decreased. Mr. Perillo is also eligible to receive periodic performance-based bonuses based upon the factors reasonably chosen by our Board of Directors. Mr. Perillo was granted options to purchase 25,000 shares of common stock, which options will vest and become exercisable on May 22, 2005 and were priced consistent with the terms of our stock option plan. Mr. Perillo is also eligible to receive such benefits and perquisites as are generally provided by us to our executive employees. Mr. Perillo's employment agreement also contains non-competition, non-solicitation, confidentiality and assignment of invention provisions.

        In addition, the agreements for Messrs. Bland and Thoms provide for separation benefits if one of these executives is terminated without cause or if the executive terminates his employment for good reason, including a change of control of Quotesmith.com. In the event of a termination without cause or for good reason, each of Messrs. Bland and Thoms is entitled to receive a lump sum payment equal to two times his base annual salary. In the event of a separation payment, Messrs. Bland and Thoms are entitled to gross up payments for any excise taxation incurred. Messrs. Bland and Thoms have waived these change of control provisions for the sale of common shares to Zions. In the event of a termination without cause or for good reason during the three months prior to or twelve months after a change of control, Mr. Perillo is entitled to receive two years of base pay and bonus at the targeted amount.

Stock Performance Graph

        The graph below compares the annual percentage changes in Quotesmith.com's cumulative total stockholder return from August 3, 1999 (the date of our initial public offering) through December 31, 2003, with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market and the CRSP Total Return Index for Nasdaq Insurance Stocks for the same period. The Insurance Stock Index includes insurance companies, brokers, agents, and related services. The graph assumes the investment of $100 and the reinvestment of all dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	8/13/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Quotesmith.com, Inc.	$100.00	$103.409	$6.536	$6.455	$12.818	$14.909
Nasdaq Stock Market (U.S. Companies)	100.00	157.238	95.461	75.364	51.604	$77.410
Nasdaq (Insurance Index)	100.00	84.426	97.653	104.584	102.663	$124.668

COMPENSATION COMMITTEE REPORT

        The compensation committee of the Board of Directors determined the compensation of our Chief Executive Officer and our other executives in 2004. To ensure that our executive compensation program is administered in an objective manner, the compensation committee is composed entirely of directors who are neither executive officers nor employees of Quotesmith.com, and each member of the compensation committee is independent within the meaning of Rule 4200(a)(15) of the NASD marketplace rules. In addition to determining the salary and bonus compensation for all of our executive officers, the compensation committee determines the nature, timing and amount of awards and grants under Quotesmith.com's stock option plans and makes recommendations as to the administration of other compensation plans and programs as they relate to executive officers.

        This report is intended to describe the philosophy that underlies the cash and equity-based components of our intended executive pay program in 2004. It also describes the details of each element of the program, as well as the rationale for compensation paid to our Chief Executive Officer and executive officers in general in 2003.

Compensation of Executive Officers Generally

        The compensation philosophy of Quotesmith.com is to (i) provide a competitive total compensation package that enables us to attract and retain key executive and employee talent needed to accomplish our goals and (ii) directly link compensation to improvements in our financial and operational performance.

        Our compensation program for all executive officers emphasizes variable compensation, primarily through performance-based grants of equity-based incentives in the form of stock options. Salaries of all executive officers are generally targeted at median market levels.

        The compensation committee will continue to monitor our compensation program in order to maintain the proper balance between cash compensation and equity-based incentives and may consider further revisions in the future.

Components of Compensation

        Salary.    The compensation committee will review each executive officer's salary annually. Objective and subjective performance goals are set each year for each executive officer, which will vary depending upon the specific position or role of the executive within Quotesmith.com. The compensation committee's review will take into consideration both our performance with respect to revenue growth and operating margins, together with the duties and performance of each executive. The compensation committee also considers provisions relating to salary set forth in employment agreements with certain of our executive officers.

        Bonus.    Certain of our employees who perform significant management and decision-making functions are eligible to receive a performance bonus. Messrs. Bland and Thoms did not receive a bonus in 2003. Awards to executives may be made by the compensation committee after considering the recommendation of our Chief Executive Officer (except for awards granted to the Chief Executive Officer) and the financial performance of Quotesmith.com as measured by revenue growth and operating margins, or any other factors that the compensation committee deems relevant. Bonuses for fiscal 2003 were awarded based on Quotesmith.com's financial performance, as measured by the factors listed above. The bonus component of the executive compensation package is designed to be less than industry averages.

        Stock Options.    The compensation committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management's interests with those of our stockholders on a long-term basis. In addition, the compensation committee recognizes that we conduct our business in an increasingly competitive industry and that, in order for Quotesmith.com to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives and managers who possess demonstrated skills and experience. We believe that stock options can play an important role in attracting and retaining such employees. For these reasons, we previously adopted the Quotesmith.com, Inc. 1997 Stock Option Plan, or the stock option plan, as a stock-based incentive program for our employees, executive officers and directors. The compensation committee believes the stock option plan is an important feature of our executive compensation package. Under the stock option plan, the compensation committee may grant options to executive officers who are expected to contribute materially to Quotesmith.com's future success. In determining the size of stock option grants, the compensation committee will focus primarily on our performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. The value of the stock options is directly tied to the value of a share of our common stock.

        Compensation of the Chief Executive Officer.    Mr. Robert Bland currently serves as Chief Executive Officer and President. Mr. Bland was compensated during the 2003 fiscal year using the same general philosophy and criteria used for other executive officers as described above. Specifically, Mr. Bland receives a base salary that is set by the compensation committee. The committee members evaluate the appropriateness of his base based on several factors, including Quotesmith.com's progress toward profitability and achievement of strategic goals. The compensation committee noted that the net loss of Quotesmith.com has continued to decline as expenses have been reduced through operating efficiencies implemented during the past two years. Mr. Bland received no bonus during the past three years, as the compensation committee considers the fact that Mr. Bland owns almost 2.4 million shares of Quotesmith.com common stock to be adequate incentive compensation.

        Tax Considerations.    The compensation committee has determined that it is unlikely that Quotesmith.com would pay any amounts for 2003 that would result in a loss of the federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

        The foregoing report has been approved by all of the members of the compensation committee.

The Compensation Committee

Richard F. Gretsch
Bruce J. Rueben
Timothy F. Shannon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Since the date of our initial public offering in August 1999, Richard F. Gretsch, Bruce J. Rueben and Timothy F. Shannon have served on the compensation committee of the Board of Directors. None of these individuals have been employees of Quotesmith.com.

REPORT OF THE AUDIT COMMITTEE

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION HEREOF INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT THEREIN, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        The audit committee oversees our financial reporting process on behalf of the Board of Directors. In 2000, the Board of Directors adopted a written charter of the audit committee. A copy of the Audit Committee Charter is attached as Annex A-13 to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in our Annual Report on Form 10-K with management, including by having a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as may be modified or supplemented.

        The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and Quotesmith.com including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

        The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the auditors, with and without management present, to discuss the results of their examination, their evaluation of Quotesmith.com's internal controls, and the overall quality of Quotesmith.com's financial reporting. The audit committee held four meetings during 2003.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Quotesmith.com's independent auditors for 2004.

The Audit Committee

Richard F. Gretsch
Bruce J. Rueben
Timothy F. Shannon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        There are no related party transactions required to be included in this proxy statement.

PROPOSAL 4. RATIFICATION OF INDEPENDENT AUDITORS

        Subject to ratification by the stockholders, the Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as independent auditors to audit our financial statements for the year ended December 31, 2004. Representatives of the firm of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees for each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q were $200,901 in 2003 and $172,800 in 2002.

Audit-Related Fees

        The aggregate fees billed in each of the last two fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption "Audit Fees" were $7,100 in 2003 and $10,800 in 2002. The audit-related fees for 2003 involved consulting regarding acquisition accounting issues, and the audit-related fees for 2002 involved accounting disclosure regarding the Insurance News Network acquisition and assistance for our temporary chief accountant.

Tax Fees

        For the last two fiscal years, there were no fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

All Other Fees

        The aggregate fees billed in each of the last two fiscal years for products and services provided by Ernst & Young LLP, other than the services reported above, were $1,601 in 2003 and $1,500 in 2002. The fees were for use of Ernst & Young Online Service.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. In the event stockholders fail to ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditor at any time if the Board of Directors determines that such a change would be in our best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented at the annual meeting other than those listed in the notice of the meeting. If any other matters do come before the annual meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, is available without charge upon written request addressed to the Secretary of Quotesmith.com, 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561.

2005 STOCKHOLDER PROPOSALS

        You may submit proposals to be voted upon at the 2005 annual meeting of stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2005 proxy statement. Any such stockholder proposals must be submitted in writing to the Secretary of Quotesmith.com no later than [    •    ], 2004. If you are interested in submitting such a proposal we advise you to review the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not ensure that it will be included in our proxy statement.

        Alternatively, under our By-laws, a proposal or nomination that you do not seek to include in our 2005 proxy statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary of Quotesmith.com for the 2005 Annual Meeting of Stockholders not less than 120 days prior to the date on which we first mail our proxy materials for the 2004 annual meeting of stockholders, unless the date of the 2005 annual meeting of stockholders is advanced by more than 30 days or delayed by 30 days from the anniversary of the 2004 annual meeting. For our 2005 annual meeting of stockholders, any such proposal or nomination must be submitted no later than [    •    ], 2004. If the date of the 2005 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2004 annual meeting, the deadline for you to submit any such proposal or nomination is a reasonable time before we begin to print and mail our proxy materials for the 2005 annual meeting of stockholders. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2005 annual meeting of stockholders. If you do not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies we solicits to vote in accordance with our best judgment on any such proposal or nomination you submit. You should contact the Secretary of Quotesmith.com in writing at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561 to make any submission or to obtain additional information as to the proper form and content of submissions.

By Order of the Board of Directors

Robert S. Bland
Chairman of the Board, President and Chief Executive Officer
Darien, Illinois [•], 2004

QUOTESMITH.COM, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Quotesmith.com, Inc.

        We have audited the accompanying balance sheets of Quotesmith.com, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quotesmith.com, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
January 16, 2004 Except Note 10, as to which the date is March 10, 2004

QUOTESMITH.COM, INC.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Cash and equivalents	$676,728	$1,639,909
Fixed maturity investments—available for sale at fair value (Note 3)	4,204,150	8,823,890
Commissions receivable, less allowances (2003—$176,000; 2002—$197,000)	1,062,534	1,125,544
Other assets	423,715	324,686

Total current assets	6,367,127	11,914,029
Fixed maturity investments—available for sale at fair value (Note 3)	10,345,555	5,843,988
Furniture, equipment, and computer software at cost, less accumulated depreciation (2003—$2,859,000; 2002—$2,284,000)	375,177	885,469
Intangible assets at cost, less accumulated amortization (2003—$995,000; 2002—$517,000) (Note 2)	437,761	915,317

Total assets	$17,525,620	$19,558,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$760,005	$1,428,601

Total current liabilities	760,005	1,428,601
Long-term capital lease obligations (Note 5)	—	35,018

Total liabilities	760,005	1,463,619
Commitments and contingencies (Note 8)
Stockholders' equity (Notes 6 and 7):
Common stock, $.003 par value; shares authorized:
60,000,000; shares issued:
2003—7,317,573; 2002—7,268,072	21,953	21,804
Additional paid-in capital	64,075,686	63,972,732
Retained-earnings deficit	(43,468,855)	(42,187,861)
Treasury stock at cost: 2,359,341 shares	(3,793,985)	(3,793,985)
Accumulated other comprehensive income (loss)	(69,184)	82,494

Total stockholders' equity	16,765,615	18,095,184

Total liabilities and stockholders' equity	$17,525,620	$19,558,803

See accompanying notes.

QUOTESMITH.COM, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2003	2002	2001
Revenues:
Commissions and fees (Note 1)	$9,717,810	$10,631,467	$8,743,286
Other	19,034	145,327	107,249

Total revenues	9,736,844	10,776,794	8,850,535
Expenses:
Selling and marketing (Note 2)	4,735,438	2,912,547	7,051,893
Operations (Notes 7 and 9)	3,393,936	7,755,693	6,004,239
General and administrative (Note 7)	3,348,968	3,193,797	3,503,173

Total expenses	11,478,342	13,862,037	16,559,305

Operating loss	(1,741,498)	(3,085,243)	(7,708,770)
Interest income, net (Note 2)	367,953	358,675	1,075,695
Realized gain on sale of securities	92,551	—	—

Loss before income taxes	(1,280,994)	(2,726,568)	(6,633,075)
Income tax credit (Note 4)	—	—	—

Net loss	$(1,280,994)	$(2,726,568)	$(6,633,075)

Net loss per common share, basic and diluted	$(0.26)	$(0.55)	$(1.22)

Weighted average common shares and equivalents outstanding, basic and diluted	4,917,314	4,964,500	5,441,039

See accompanying notes.

QUOTESMITH.COM, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
						Accumulated Other Comprehensive Income (Loss)
	Number of Shares Issued	Par Value	Additional Paid-In Capital	Retained- Earnings Deficit	Treasury Stock		Total Stockholders' Equity
2001:
Balance at January 1	7,253,570	21,761	63,836,873	(32,828,218)	(1,360,313)	(2,798)	29,667,305
Net loss	—	—	—	(6,633,075)	—	—	(6,633,075)
Other comprehensive gain—unrealized gain on investments	—	—	—	—	—	22,894	22,894

Total comprehensive loss							(6,610,181)
Stock options issued in connection with acquisition (See Note 1)	—	—	82,250	—	—	—	82,250
Purchase of 581,624 treasury shares	—	—	—	—	(1,235,030)	—	(1,235,030)
Employee stock compensation	—	—	10,938	—	—	—	10,938

Balance at December 31	7,253,570	21,761	63,930,061	(39,461,293)	(2,595,343)	20,096	21,915,282
2002:
Net loss	—	—	—	(2,726,568)	—	—	(2,726,568)
Other comprehensive gain—unrealized gain on investments	—	—	—	—	—	62,398	62,398

Total comprehensive loss							(2,664,170)
Purchase of 446,050 treasury shares	—	—	—	—	(1,198,642)	—	(1,198,642)
Proceeds from sale of common stock:
—exercise of stock options	14,502	43	26,711	—	—	—	26,754
Employee stock compensation	—	—	15,960	—	—	—	15,960

Balance at December 31	7,268,072	$21,804	$63,972,732	$(42,187,861)	$(3,793,985)	$82,494	$18,095,184
2003:
Net loss	—	—	—	(1,280,994)	—	—	(1,280,994)
Other comprehensive loss—unrealized loss on investments	—	—	—	—	—	(151,678)	(151,678)

Total comprehensive loss							(1,432,672)
Proceeds from sale of common stock:
—exercise of stock options	49,501	149	102,954	—	—	—	103,103

Balance at December 31	7,317,573	$21,953	$64,075,686	$(43,468,855)	$(3,793,985)	$(69,184)	$16,765,615

See accompanying notes.

QUOTESMITH.COM, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net loss	$(1,280,994)	$(2,726,568)	$(6,633,075)
Adjustments to reconcile to net cash used by operating activities:
Depreciation expense	575,171	924,700	760,136
Amortization	626,468	339,253	(157,759)
Impairment of computer software	—	336,582	—
Accounts payable and accrued liabilities	(654,292)	422,654	(1,852,324)
Commissions receivable	63,010	225,958	189,013
Stock compensation	—	15,960	10,938
Other assets	(99,029)	(58,267)	232,745

Net cash used by operating activities	(769,666)	(519,728)	(7,450,326)
Cash flows from investing activities:
Purchase of investments	(14,199,621)	(23,455,781)	(21,263,056)
Proceeds from investment maturities	7,800,000	22,900,000	29,100,000
Proceeds from sales of investments	6,217,204	—	2,500,000
Purchase of intangible assets	—	—	(1,350,421)
Purchase of furniture, equipment and software	(64,879)	(102,276)	(498,557)

Net cash provided (used) by investing activities	(247,296)	(658,057)	8,487,966
Cash flows from financing activities:
Proceeds from issuance of common stock	103,103	26,754	—
Purchase of treasury stock	—	(1,198,642)	(1,235,030)
Payment of capital lease obligation	(49,322)	(43,610)	(38,559)

Net cash provided (used) by financing activities	53,781	(1,215,498)	(1,273,589)

Net decrease in cash and equivalents	(963,181)	(2,393,283)	(235,949)
Cash and equivalents at beginning of year	1,639,909	4,033,192	4,269,141

Cash and equivalents at end of year	$676,728	$1,639,909	$4,033,192

See accompanying notes.

QUOTESMITH.COM, INC.

NOTES TO FINANCIAL STATEMENTS

1.     Description of Business

        Quotesmith.com, Inc. (the Company) is an insurance agency and brokerage. The Company owns and operates a comprehensive online consumer insurance information service, accessible at www.Insure.com, which caters to the needs of self-directed insurance shoppers. Since its inception in 1984, the Company has been continuously developing a proprietary and comprehensive insurance price comparison and order-entry system that provides instant quotes from over 200 insurance companies for numerous life and health insurance products. The Company uses this database to provide customers with a large array of comparative life and health insurance quotes online, over the phone or by mail, and allows the customer to purchase insurance from the insurance company of their choice either online or over the phone with the Company's licensed insurance customer service staff. The Company's website also provides insurance information and decision-making tools, among with access to other forms of personal insurance, such as auto, homeowners, renters, long-term care and travel insurance through various partners. The Company generates revenues from the receipt of commissions and fees paid by various sources, that are tied directly to the volume of insurance sales or traffic that we produce. The Company conducts its insurance agency and brokerage operations primarily using salaried, non-commissioned personnel and generates prospective customer interest using traditional direct response advertising methods conducted primarily offline.

        On December 7, 2001, the Company acquired selected assets of Insurance News Network, LLC, including its Web site, www.insure.com. The insure.com Web site at that time comprised an insurance news organization consisting of consumer insurance news, information, and decision-making tools. The cost of the acquisition included $1.4 million in cash, 50,000 stock options with an estimated fair value of $82,000, and expenses of $79,000. The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired, intangible assets of $1,433,000 and furniture, equipment, and software of $128,000, based on the estimated fair values at the date of acquisition.

        The accompanying financial statements reflect the operations of Insurance News Network, LLC, from the date of acquisition. The following table presents unaudited pro forma results as if the acquisition had occurred at the beginning of 2001.

2001
Year Ended December 31, 2001 (in thousands, except per share data)
Total revenues	$10,179
Net loss	(7,341)
Net loss per common share, basic and diluted	$(1.35)

        The unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred at the beginning of the respective years, nor is it necessarily indicative of future operating results.

        In the period covered in the accompanying financial statements, the Company's primary revenue source has been commissions derived from the sale of individual term life insurance. Applications are underwritten and commissions are received from numerous life insurance companies. Revenues from some of these companies have exceeded ten percent of the Company's total revenues. In 2001, these included two companies with revenues of $1.1 million and $975,000. In 2002 and 2003, there were no companies that provided more than ten percent of the Company's total revenues. The Company's business represents one business segment.

2.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change, as more information becomes known, which could impact the amounts reported and disclosed herein.

Revenue Recognition

        The Company recognizes annual first year commissions for term-life business as revenues when the policy has been approved by the underwriter and an initial premium payment (which may be annual, semi-annual, quarterly, or monthly) has been made by the customer. An allowance is provided for estimated commissions that will not be received due to the nonpayment of installment first year premiums.

        Revenues on all other lines of business, as well as for renewal and bonus commissions and other revenues, are recognized when the Company receives notification that such revenues have been earned.

Advertising Costs

        Selling and marketing expenses in the accompanying financial statements are comprised of advertising costs. The costs of producing advertising are expensed in the first period that the advertising takes place. The costs of communicating the advertising are expensed in the period the advertising is communicated.

Investments

        The Company classifies its fixed maturity investments as available-for-sale and, accordingly, such investments are carried at fair value. The cost of fixed maturity investments is adjusted for amortization of premiums and discounts and for declines in value that are other than temporary. Temporary changes in the fair values of investments are reflected directly in stockholders' equity as accumulated other comprehensive income or loss net of income taxes with no effect on net income or loss. Realized gains or losses are calculated using the specific identification method.

Cash and Equivalents

        Money market and certificate of deposit investments are included as part of cash and equivalents.

Stock Compensation

        The Company uses the intrinsic value method to measure compensation expense, if any, relating to stock options. Any compensation expense is determined at the date of grant, or the date of subsequent modification to option terms, based on any excess of the fair value of the related shares over the exercise price, and amortized over the options' vesting periods.

Furniture, Equipment, and Computer Software

        Furniture, equipment, and capitalized application development costs of internal-use computer software are depreciated over useful lives of three to five years using principally the straight-line method of depreciation. Repair and maintenance costs are charged to expense as incurred.

Intangible Assets

        Intangible assets represent the value assigned to the acquired insure.com Web site and are being amortized on a straight-line basis over three years. Amortization expense was $480,000 in 2002, $480,000 in 2003 and is expected to be $435,000 in 2004.

Assets Held under Capital Lease

        Assets held under capital leases are recorded at the net present value of the minimum lease payments at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Treasury Stock

        The cost of reacquiring the Company's common stock is reported as a separate component of stockholders' equity.

Income Taxes

        Deferred income taxes are determined based on the temporary differences between financial reporting and tax bases of assets and liabilities and the effect of net operating loss carryforwards, and are measured using enacted tax rates.

Non-operating Income and Expense

        Interest income, net in the accompanying statements of operations includes the following:

	Years ended December 31,
	2003	2002	2001
Interest income	$376,243	$372,677	$1,094,747
Interest expense	(8,290)	(14,002)	(19,052)

Interest income, net	$376,953	$358,675	$1,075,695

        In 2003, the Company realized gains of $93,000 on the sale of fixed maturity investments.

Net Loss Per Share

        Basic and diluted net loss per share reflects net loss divided by the weighted average number of common shares outstanding. Diluted net loss per share does not include the effect of common share equivalents because the effect would be antidilutive.

Comprehensive Income or Loss

        Comprehensive loss includes net loss and unrealized gain or loss on investments, as follows:

	Years ended December 31,
	2003	2002	2001
Unrealized gain (loss) on investments	$(59,127)	$62,398	$22,894
Less: Reclassification adjustment for realized gains Included in income	(92,551)	—	—

Other comprehensive gain (loss)	$(151,678)	$62,398	$22,894

Stock Options

        The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations, and, accordingly, recognizes no compensation expense for stock options granted to employees where the exercise price is equal to or greater than the market price at the date of the grant. SFAS 123, "Accounting for Stock Based Compensation", requires disclosure of pro forma information regarding net income (loss) per share, using pricing models to estimate the fair value of stock option grants. Had compensation expense for the Company's stock option plans been determined based on the estimated fair value at the date of grant consistent with the methodology prescribed under SFAS 123, approximate net loss and net loss per share would have been as follows:

	Years Ended December 31,
	2003	2002	2001
	(in thousands, except per share data)
Net loss as reported	$(1,281)	$(2,727)	$(6,633)
Add back stock compensation, as reported	—	16	11
Less pro forma stock compensation using fair value method	(147)	(235)	(374)

Pro forma net loss	$(1,428)	$(2,946)	$(6,996)

Pro forma net loss per common share, basic and diluted	$(0.29)	$(0.59)	$(1.29)

3.     Investments

        Investments are classified as available-for-sale securities and are reported at fair value, as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2003:
U.S. Government agency bonds	$1,689,944	$8,095	$—	$1,698,039
Corporate bonds and commercial paper	12,928,945	51,218	128,497	12,851,666

Total	$14,618,889	$59,313	$128,497	$14,549,705

December 31, 2002:
U.S. Government agency bonds	$7,526,079	$21,821	$729	$7,547,171
Corporate commercial paper	7,059,305	66,571	5,169	7,120,707

Total	$14,585,384	$88,392	$5,898	$14,667,878

        As of December 31, 2003, investments maturities are as follows:

	Amortized Cost	Fair Value
Due in one year or less	$4,179,444	$4,204,150
Due in 1-2 years	5,306,106	5,330,641
Due in 2-4 years	5,133,339	5,014,914

Total	$14,618,889	$14,549,705

4.     Income Taxes

        A reconciliation of income taxes (credit) based on the federal tax rate to amounts reported in the statements of operations is as follows:

	Years Ended December 31,
	2003	2002	2001
Pre-tax loss times federal rate	$(436,000)	$(927,000)	$(2,255,200)
State income tax credit	(61,000)	(130,900)	(318,400)
Increase in valuation allowance	554,000	966,000	2,540,000
Stock compensation	0	6,200	4,200
Other	(57,000)	85,700	29,400

Income tax credit	$—	$—	$—

        Deferred income taxes reflect the net tax effect of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and the effect of net operating loss carryforwards.

        Significant components of the Company's deferred tax assets and liabilities are as follows:

	December 31,
	2003	2002
Deferred tax liabilities—other assets	$0	$32,000
Deferred tax assets:
Net operating loss carryforwards	16,097,000	15,759,000
Unamortized cash to accrual adjustment	0	243,000
Depreciation and amortization	600,000	199,000
Other	138,000	112,000

Total gross deferred tax assets	16,835,000	16,313,000
Valuation allowance	(16,835,000)	(16,281,000)

Net deferred tax assets	0	32,000

Net deferred tax amounts	$—	$—

        As of December 31, 2003, the Company had net operating loss carryforwards of approximately $41,488,000 available to offset future taxable income, which expire in 2006 to 2023. There were no income taxes paid or recovered in 2001, 2002 or 2003.

5.     Obligations under Capital Lease

        Furniture, equipment and computer software at December 31, 2003 and 2002 includes gross assets acquired under capital lease of $196,000. Related amortization included in accumulated depreciation was $142,000 and $103,000 at December 31, 2003 and 2002, respectively. Amortization of assets under capital lease is included in depreciation expense.

        The future minimum lease payments required under the capital lease and the present value of the net minimum lease payments as of December 31, 2003 are as follows:

Year Ending December 31,	Amount
2004	$37,040
Imputed interest	(2,023)

Present value of net minimum lease payments	35,017
Current lease obligation	(35,017)

Long-term lease obligations	$—

6.     Stockholders' Equity

Stock Split

        On March 5, 2001, the Board of Directors of the Company approved a one-for-three reverse stock split and a change of par value from $.001 to $.003, effective on March 7, 2001. In the accompanying financial statements and related notes, all share and per share amounts were retroactively adjusted to reflect the stock split. The components of stockholders' equity were not affected by these changes.

Treasury Stock

        As of December 31, 2003, the Company is authorized to repurchase 652,000 additional shares of its common stock.

Private Placement and Related Party Transactions

        In 1999, the Company sold 333,333 shares of its common stock to a company (the Investor) for proceeds of $3,000,000 in a private placement and sold 90,909 shares of its common stock to the Investor for proceeds totaling $3,000,000 in the initial public offering. In 2001, the Company repurchased its shares from the Investor.

Employee Stock Purchase Plan

        The Company has a plan under which employees could purchase shares of the Company's common stock through payroll deductions of up to 10% of each employee's compensation. Shares may be purchased at 85% of the lower of the fair value of the common stock on the first or the last day of each six-month offering period. The Company reserved 83,333 shares for purchase under the plan, of which 63,929 were available at December 31, 2003.

Preferred Stock

        The Company has 5,000,000 authorized shares of $0.001 par value preferred stock. No shares have been issued.

Stockholder Rights Plan

        One preferred stock purchase right is outstanding for each outstanding share of the Company's common stock, and the Company intends to issue those rights along with future issuances of common shares. The rights become exercisable only if a person or group acquires or announces the intent to acquire 15% or more of the Company's common stock. Prior to the rights becoming exercisable, the Company may redeem the rights for $0.03 per right. If the rights become exercisable, the Company may exchange each right for one share of common stock providing that 50% of the Company has not been acquired. The rights expire in 2009.

        If the rights become exercisable and they have not been exchanged, holders of each right, other than the acquiring person or group, would be entitled to acquire three hundredths of a share of the Company's preferred stock at an exercise price equal to five times the initial offering price of the Company's common stock. If issued, each preferred share would entitle the holder to cumulative quarterly dividends of the greater of $1.00 per share or 33.3 times the common share dividends. The preferred shareholders would receive 33 votes per share and have a liquidation preference of $0.333 per share over the common shares.

        In lieu of purchasing preferred shares, holders of each right, other than the acquiring person or group, on payment of the exercise price, would be entitled to acquire the number of shares of the Company's common stock or other assets with a value of two times the exercise price. In addition, if 50% of the Company is acquired, the holders of each right would be entitled to acquire the number of shares of the acquiring company's common stock having a value of two times the exercise price.

7.     Stock Options

        The Company has established a stock option plan (the Plan) to provide additional incentives to its employees, officers, and directors. Under the Plan, an aggregate of 500,000 shares of common stock may be granted to participants in the Plan.

        For purposes of the pro forma disclosures presented in Note 2, the estimated fair values of the option grants are amortized to expense over the options' vesting period. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model for grants made subsequent to the Company's initial public offering in August 1999, and the minimum value method in all prior periods, with the following weighted-average assumptions:

	Years Ended December 31,
	2003	2002	2001
Dividend yield	None Issued	0.0%	0.0%
Risk-free interest rate	—	2.5%	4.5%
Volatility	—	93.5%	105.3%
Expected life (years)	—	5.0	5.0 to 7.0

        In 2002 and 2001, the Company recorded compensation expense of $15,960 and $10,938, respectively relating to stock options granted below the estimated fair value of the Company's common stock, with a corresponding credit to additional paid-in capital. There were no stock options granted below the estimated fair value of the Company's common stock in 2003.

        Transactions related to all stock options are as follows:

	Years Ended December 31,
	2003		2002		2001
	Shares Under Option	Weighted Average Exercise Price	Shares Under Option	Weighted Average Exercise Price	Shares Under Option	Weighted Average Exercise Price
Beginning Balance	360,047	$6.28	712,131	$7.03	377,996	$19.86
Granted with exercise price equal to stock value	—	—	156,500	3.04	522,000	2.00
Exercised	(49,501)	2.08	(14,502)	1.84	—	—
Forfeited	(42,214)	4.51	(494,082)	6.41	(187,865)	19.03

Outstanding	268,332	$7.34	360,047	$6.28	712,131	$7.03

Exercisable at end of year	165,999		129,538		164,056

        Of the options granted in 2001, 50,000 options, with an exercise price of $2.00 per share, were issued as part of the cost of the acquisition discussed in Note 1. Of the options outstanding at December 31, 2003, 25,000, with an exercise price of $2.00 per share, vest in 2007. All of the remaining unexercisable options vest in 2003 and 2004.

        Information regarding options outstanding and exercisable at December 31, 2003 is summarized as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$ 1.25	6,500	7.25	$1.25	2,000	$1.25
$ 2.00 - $ 2.78	62,833	7.92	2.13	30,000	2.13
$ 2.99 - $ 6.38	152,999	7.64	3.84	87,999	4.20
$ 9.00 - $10.32	11,667	5.34	9.11	11,667	9.11
$33.00	34,333	5.59	33.00	34,333	33.00

	268,332	7.34	$7.34	165,999	$10.09

        The options have terms of ten years. Under the Company's Plan, 208,489 shares were available for grant as awards or options at December 31, 2003.

        The weighted average fair value per share of options granted were as follows:

2003	2002	2001
None Issued	$2.20	$1.64

8.     Commitments and Contingencies

        As of December 31, 2003, the Company leases office space in Darien, IL under an operating lease agreement in which the Company is committed to rent expense of approximately $272,000 in 2004, $278,000 in 2005 and $284,000 in 2006. In addition, the Company must pay its proportionate share of taxes and operating costs for the Darien lease site.

        Rent expense was $320,000 in 2001, $428,000 in 2002 and $286,000 in 2003.

        The Company has employment agreements with two of its executives under which the Company would be required to pay severance of one to two years of annual salary to terminate those agreements. The Company has an employment agreement with one additional executive under which the Company would be required to pay severance of one year of annual salary in the event of a change in control.

        The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that are believed to have a material effect on the Company's financial position.

9.     Computer Software

        In connection with its auto insurance brokerage business, the Company had developed an auto rating engine and order fulfillment technology that was launched in January 2002. However, the Company was unable to secure an adequate number of agency appointments and the handling costs of this business were higher than anticipated. Therefore, in the third quarter of 2002, the Company discontinued the use of this software in favor of using an outsourced technology solution. This decision resulted in an impairment of $337,000 representing the entire remaining amount of these computer software costs, included in operations expenses in 2002.

10.   Subsequent Events

        On March 1, 2004, the Company signed an agreement to acquire selected assets of Life Quotes, Inc. for $18,400,000, subject to closing conditions, which include approval of the transaction by the Company's shareholders. Life Quotes is an Evergreen, Colorado-based life insurance brokerage that markets term life insurance utilizing direct response marketing methods combined with a call center staffed with licensed agents. The Company believes that this acquisition provides an important capability that had been missing from its business model, that is, the ability to service customers by telephone in addition to its internet-based service. Allocation of the purchase price to the assets acquired has not yet been completed, pending an independent valuation of those assets. For the year ended December 31, 2003, Life Quotes had revenues of approximately $10 million and net income of approximately $1 million.

        On the same date, the Company signed an agreement to sell 2.36 million shares of its common stock to Zions Bancorporation for $5.50 net per share, thus raising $13 million in new capital to be used by the Company to fund part of the Life Quotes acquisition cost. This agreement is also subject to shareholder approval. Quotesmith.com intends to fund the remainder of the purchase price by using cash on hand and/or mortgage debt.

QUOTESMITH.COM, INC.
BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and equivalents	$1,165,429	$676,728
Fixed maturity investments—available for sale at fair value	5,633,198	4,204,150
Commissions receivable, less allowances (2004—$174,000; 2003—$176,000)	1,176,809	1,062,534
Other assets	654,747	423,715

Total current assets	8,630,183	6,367,127
Fixed maturity investments—available for sale at fair value	7,945,794	10,345,555
Furniture, equipment, and computer software at cost, less accumulated depreciation (2004—$2,962,000; 2003—$2,859,000)	271,894	375,177
Intangible assets at cost, less accumulated amortization (2004—$1,114,000; 2003—$995,000)	318,371	437,761

Total assets	$17,166,242	$17,525,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$927,517	$760,005

Total current liabilities	927,517	760,005
Total liabilities	927,517	760,005
Commitments and contingencies	—	—
Stockholders' equity:
Common stock, $.003 par value; shares authorized: 60,000,000; shares issued: 7,317,573;	21,953	21,953
Additional paid-in capital	64,075,686	64,075,686
Retained-earnings deficit	(44,088,430)	(43,468,855)
Treasury stock at cost: 2,359,341 shares	(3,793,985)	(3,793,985)
Accumulated other comprehensive income (loss)	23,501	(69,184)

Total stockholders' equity	16,238,725	16,765,615

Total liabilities and stockholders' equity	$17,166,242	$17,525,620

See accompanying notes.

QUOTESMITH.COM, INC.
STATEMENTS OF OPERATIONS

	Quarter ended March 31,
	2004	2003
	(unaudited)
Revenues:
Commissions and fees	$2,450,223	$2,557,062
Other	1,991	14,499

Total revenues	2,452,214	2,571,561
Expenses:
Selling and marketing	1,359,910	1,302,573
Operations	896,791	972,412
General and administrative	901,483	800,965

Total expenses	3,158,184	3,075,950

Operating loss	(705,970)	(504,389)
Interest income	86,219	91,597
Realized gain on sale of investments	176	—

Net loss	$(619,575)	$(412,792)

Net loss per common share, basic and diluted	$(0.12)	$(0.08)

Weighted average common shares and equivalents outstanding, basic and diluted	4,958,232	4,909,331

See accompanying notes.

QUOTESMITH.COM, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
						Accumulated Other Comprehensive Income (Loss)
	Number of Shares Issued	Par Value	Additional Paid-In Capital	Retained- Earnings Deficit	Treasury Stock		Total Stockholders' Equity
2003:
Balance at January 1	7,268,072	$21,804	$63,972,732	$(42,187,861)	$(3,793,985)	$82,494	$18,095,184
Net loss	—	—	—	(1,280,994)	—	—	(1,280,994)
Other comprehensive loss—unrealized loss on investments	—	—	—	—	—	(151,678)	(151,678)

Total comprehensive loss							(1,432,672)
Proceeds from sale of common stock: —exercise of stock options	49,501	149	102,954	—	—	—	103,103

Balance at December 31	7,317,573	21,953	64,075,686	(43,468,855)	(3,793,985)	(69,184)	16,765,615
Three months ended March 31, 2004 (unaudited)
Net loss	—	—	—	(619,575)	—	—	(619,575)
Other comprehensive income- unrealized gain on investments	—	—	—	—	—	92,685	92,685

Total comprehensive loss							(526,890)

Balance at March 31, 2003 (unaudited)	7,317,573	$21,953	$64,075,686	$(44,088,430)	$(3,793,985)	$23,501	$16,238,725

See accompanying notes.

QUOTESMITH.COM, INC.
STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net loss	$(619,575)	$(412,792)
Adjustments to reconcile to net cash used by operating activities:
Depreciation expense	103,283	165,440
Amortization	184,362	171,539
Accounts payable and accrued liabilities	180,821	(34,220)
Commissions receivable	(114,275)	36,412
Other assets	(231,032)	(99,093)

Net cash used by operating activities	(496,416)	(172,714)
Cash flows from investing activities:
Purchases of investments	—	(4,132,158)
Proceeds from investment maturities	—	3,900,000
Proceeds of sales of investments	998,426	—

Net cash provided (used) by investing activities	998,246	(232,158)
Cash flows from financing activities:
Issuance of common stock	—	1,250
Payment of capital lease obligation	(13,309)	(11,767)

Net cash used by financing activities	(13,309)	(10,517)

Net increase (decrease) in cash and cash equivalents	488,701	(415,389)
Cash and cash equivalents at beginning of period	676,728	1,639,909

Cash and cash equivalents at end of period	$1,165,429	$1,224,520

See accompanying notes.

QUOTESMITH.COM, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1.     Description of Business

        Quotesmith.com, Inc. (the Company) is an insurance agency and brokerage. The Company owns and operates a comprehensive, online consumer insurance information service, accessible at www.insure.com, which caters to the needs of self-directed insurance shoppers. Since its inception in 1984, the Company has been continuously developing a proprietary and comprehensive insurance price comparison and order-entry system that provides instant quotes from over 200 insurance companies for numerous life and health insurance products. The Company uses this database to provide customers with a large array of comparative life and health insurance quotes online, over the phone or by mail, and allows the customer to purchase insurance from the insurance company of their choice either online or over the phone with the Company's licensed insurance customer service staff. The Company's website also provides insurance information and decision-making tools, along with access to other forms of personal insurance, such as auto, homeowners, renters, long-term care and travel insurance through various partners. The Company generates revenues from the receipt of commissions and fees paid by various sources, that are tied directly to the volume of insurance sales or traffic that it produces. The Company conducts its insurance agency and brokerage operations using both salaried and commissioned personnel, and it generates prospective customer interest using traditional direct response advertising methods conducted primarily offline.

2.     Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, (consisting of normal recurring accruals), considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

        The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.

Stock Options

        The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations, and, accordingly, recognizes no compensation expense for stock options granted to employees where the exercise price is equal to or greater than the market price at the date of the grant. SFAS 123, "Accounting for Stock Based Compensation", requires disclosure of pro forma information regarding net income (loss) per share, using pricing models to estimate the fair value of stock option grants. Had compensation expense for the Company's stock option plans been determined based on the estimated fair value at the date of grant consistent with the methodology prescribed under SFAS 123, approximate net loss and net loss per share would have been as follows:

	Quarter Ended March 31,
	2004	2003
Net loss as reported	$(619,575)	$(412,792)
Less pro forma stock compensation using fair value method	(37,051)	(146,095)

Pro forma net loss	$(656,626)	$(558,887)

Pro forma net loss per common share, basic and diluted	$(.13)	$(.11)

3.     Commitments and Contingencies

        The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that are believed to have a material effect on the Company's financial position.

4.     Acquisition and Related Funding

        On March 1, 2004, the Company signed an agreement to acquire selected assets of Life Quotes, Inc. for $18,400,000, subject to closing conditions. Life Quotes is an Evergreen, Colorado-based life insurance brokerage that markets term life insurance utilizing direct response marketing methods combined with a call center staffed with licensed agents. The Company believes that this acquisition provides an important capability that had been missing from its business model, that is, the ability to service customers by telephone in addition to its internet-based service. As a part of the acquisition, the Company has agreed to grant up to 300,000 options to acquire common shares to employees of Life Quotes, Inc., pending shareholder approval at the upcoming annual meeting of the Company. Allocation of the purchase price to the assets acquired has not yet been completed, pending an independent valuation of those assets. For the year ended December 31, 2003, Life Quotes had revenues of approximately $10 million and net income of approximately $1 million.

        On the same date, the Company signed an agreement to sell 2.36 million shares of its common stock to Zions Bancorporation for $5.50 net per share, thus raising $13 million in new capital to be used by the Company to fund part of the Life Quotes acquisition cost. The investor rights agreement we will enter with Zions, upon consummation of the stock issuance will prohibit us from paying cash dividends on our common stock unless certain conditions are met.    This agreement is also subject to shareholder approval. Quotesmith.com intends to fund the remainder of the purchase price by using cash on hand and/or mortgage debt.

        On May 7, 2004, the Company borrowed $6.5 million from Zions Bancorporation and used these funds, along with funds on hand, to close the acquisition of Life Quotes, Inc. Under the terms of the borrowing agreement, the proceeds of the sale of common shares to Zions Bancorporation must be used first to repay the loan and any accrued interest thereon. The loan agreement also calls for repayment within six months if the sale of common shares has not occurred.

        None of the above-described transactions were recorded in the accompanying March 31, 2004 financial statements, as the respective closings had not taken place as of that date.

LIFE QUOTES, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors

Stockholder
Life Quotes, Inc.

        We have audited the accompanying balance sheets of Life Quotes, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                                                        /s/  ERNST & YOUNG LLP

Chicago, Illinois
January 31, 2004

        Except Note 7, as to which the date is
        March 3, 2004

Life Quotes, Inc.

Balance Sheets

	December 31,
	2003	2002
Assets
Current assets:
Cash (overdraft)	$(61,358)	$36,825
Accounts receivable (Note 3)	462,319	332,629
Prepaid expenses	86,010	59,900
Total current assets	486,971	429,354

Property, plant and equipment—at cost (Note 2):
Furniture, fixtures and equipment	346,468	301,380
Data processing equipment	214,713	174,960
Software	93,633	69,977

	654,814	546,317
Less accumulated depreciation	431,201	300,765

	223,613	245,552

	$710,584	$674,906

Liabilities and stockholder's equity
Current liabilities:
Accounts payable	$49,793	$48,826
Accrued payroll taxes	36,442	—
Other current liabilities	2,962	1,627

Total current liabilities	89,197	50,453
Stockholder's equity:
Common stock, $1 par value, 100 shares authorized, issued and outstanding	100	100
Retained earnings	621,287	624,353

	621,387	624,453
Contingencies (Note 6)

	$710,584	$674,906

See accompanying notes to financial statements

Life Quotes, Inc.

Statements of Income and Retained Earnings

	Year ended December 31,
	2003	2002
Revenues
Commissions	$8,220,630	$6,546,762
Bonuses	2,147,809	2,355,135
Other income	38,469	39,416

	10,406,908	8,941,313
Expenses
Salaries and wages	3,904,971	3,977,923
Payroll taxes	298,338	290,818
Employee benefits	229,391	179,409
Education and training	36,538	22,401
Incentives expense	52,092	79,257
Licensing expense	104,926	93,160
Office rent	400,000	598,893
Building expenses	45,941	47,080
Insurance	33,688	31,264
Advertising and promotion	3,556,851	2,165,988
Telephone and utilities	158,938	153,005
Postage and delivery	120,801	157,934
Office supplies and expense	126,683	150,343
Travel and entertainment	36,002	33,519
Depreciation	130,435	129,568
Other miscellaneous	51,548	46,370

	9,287,143	8,156,932
Net income	1,119,765	784,381
Retained earnings—beginning of year	624,353	420,484
Stockholder distributions	(1,122,831)	(580,512)

Retained earnings—end of year	$621,287	$624,353

See accompanying notes to financial statements

Life Quotes, Inc.

Statements of Cash Flows

	Year ended December 31,
	2003	2002
Operating activities
Net income	$1,119,765	$784,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	130,435	129,568
Changes in assets and liabilities:
Increase in accounts receivable	(129,690)	(71,153)
Increase in prepaid expenses	(26,110)	(38,687)
Increase (decrease) in accounts payable	967	(58,859)
Increase in accrued payroll taxes	36,442	—
Increase (decrease) in other current liabilities	1,336	(36,575)

Net cash provided by operating activities	1,133,145	708,675
Investing activities
Capital expenditures	(108,497)	(46,460)

Net cash used in investing activities	(108,497)	(46,460)
Financing activities
Stockholder's distributions	(1,122,831)	(580,512)

Net cash used in financing activities	(1,122,831)	(580,512)
Net increase (decrease) in cash and cash equivalents	(98,183)	81,703
Cash (overdraft) at beginning of year	36,825	(44,878)

Cash (overdraft) at end of year	$(61,358)	$36,825

See accompanying notes to financial statements.

Life Quotes, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

1.     Nature of Operations

        Life Quotes, Inc. operates as an insurance agency marketing primarily individual term life insurance. The Company generates revenue from commissions and bonuses paid by numerous life insurance companies based on new first year premium and renewal premium in force. For the years ended December 31, 2003 and 2002, the Company had approximately $35,410,000 and $29,062,000 of premium in force, respectively. During the years ended December 31, 2003 and 2002, approximately 97% of these premiums were underwritten by four insurance companies. The Company conducts its insurance agency business using a combination of commissioned marketing agents, and salaried or hourly support staff. After a short initiation period, marketing agents are paid entirely by commission. The Company generates prospective customer interest through a combination of advertising methods, primarily radio, print, and through their web site.

2.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company recognizes revenue, including first year commissions, renewal commissions, and volume-based bonuses, when notified by the insurance company that the commissions and bonuses have been earned. Receivables are recognized for revenue earned prior to the end of an accounting period, but not received until after the end of the period.

Advertising Costs

        The Company recognizes advertising costs as incurred. Production costs are expensed in the first period that the advertising takes place. The costs of communicating the advertising are expensed in the period in which the advertising is communicated.

Cash

        The Company maintains its available cash in demand checking accounts in federally insured banks.

Furniture, Equipment, and Computer Software

        Furniture, equipment, and computer software are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives ranging from three to five years. Repair and maintenance costs are charged to expense as incurred.

Income Taxes

        No provision for income taxes has been included in the accompanying financial statements as the Company has elected to be treated as an S corporation for tax purposes. Consequently all items of income and expense are reflected in the income tax returns of the stockholder.

3.     Accounts Receivable

        Accounts receivable at December 31, 2003 and 2002 represent commissions earned prior to year end, but not received and deposited until the following period. No allowance for doubtful accounts has been included in the accompanying financial statements as all receivables were collected subsequent to their respective year end.

4.     Lease Obligations

        The Company leases its office space from the Company's sole stockholder under an informal month-to-month lease. Lease payments made to the stockholder for the years ended December 31, 2003 and 2002, was $400,000 and $599,000, respectively.

5.     Retirement Plan and Employee Benefits

        The Company maintains a contributory retirement plan under Internal Revenue Code Section 401(k) for all of its full time employees. Under the terms of the plan, employees may contribute a portion of their salary, with an annual limit as established by law, $12,000 and $11,000 for the years ended December 31, 2003 and 2002. The Company is obligated to contribute an amount equal to 15% of the employee's contribution. Employees vest in company contributions after three years of employment. Retirement expense for the years ended December 31, 2003 and 2002 was $23,000 and $48,000, respectively.

        The Company provides health insurance benefits to its full time employees under the terms of several plans. The employee may choose coverage levels and deductible amounts based on their personal and family situation. The Company pays for the employee and withholds premium from the employee's wage for dependents. The Company does not have any agreements to provide post retirement benefits.

6.     Commitments and Contingencies

        The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that are believed to have a material effect on the Company's financial position.

7.     Subsequent Event

        On March 1, 2004 the Company entered into an agreement to sell the majority of the Company's assets and liabilities to Quotesmith.com, Inc., an insurance agency and brokerage. This agreement is subject to shareholder and regulatory approval. The sale is expected to close in the first half of 2004. The accompanying financial statements do not reflect any adjustments that may be made in conjunction with the sale.

Life Quotes, Inc.

Balance Sheets

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash	$148,796	$(61,358)
Accounts receivable	490,121	462,319
Prepaid expenses	—	86,010

Total current assets	638,917	486,971
Property, plant, and equipment—At cost:
Furniture, fixtures and equipment	347,847	346,468
Data processing equipment	238,710	214,713
Software	95,090	93,633

	681,647	654,814
Less: Accumulated depreciation	466,046	431,201

	215,601	223,613

	$854,518	$710,584

Liabilities and stockholder's equity
Current liabilities:
Accounts payable	$9,938	$49,793
Accrued payroll taxes	4,902	36,442
Other current liabilities	105,600	2,962

Total current liabilities	120,440	89,197
Stockholder's equity:
Common stock, $1 par value, 100 shares authorized, issued, and outstanding	100	100
Retained earnings	733,978	621,287

	734,078	621,387
Contingencies (Note 3)

	$854,518	$710,584

See accompanying notes to financial statements.

Life Quotes, Inc.

Statements of Income and Retained Earnings

	Three Months Ended March 31
	2004	2003
	(Unaudited)
Revenues
Commissions	$2,108,856	$2,234,587
Bonuses	935,739	409,269
Other income	60	50

	3,044,655	2,643,906
Expenses
Salaries, wages and benefits	861,467	1,036,845
Selling and marketing	1,107,087	975,000
Other	294,416	461,571

	2,262,970	2,473,416

Net income	781,685	170,490
Retained earnings—Beginning of year	621,287	624,353
Stockholder distributions	(668,994)	(189,378)

Retained earnings—End of year	$733,978	$605,465

See accompanying notes to financial statements

Life Quotes, Inc.

Statements of Cash Flows

	Three months ended March 31
	2004	2003
	(Unaudited)
Operating activities
Net income	$781,685	$170,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34,845	32,609
Changes in assets and liabilities:
Increase in accounts receivable	(27,802)	(33,966)
Decrease in prepaid expenses	86,010	59,900
Decrease in accounts payable	(39,855)	(39,273)
Increase (decrease) in accrued payroll taxes	(31,540)	1,502
Increase in other current liabilities	102,638	269,609

Net cash provided by operating activities	905,981	460,871
Investing activities
Capital expenditures	(26,833)	(38,158)

Net cash used in investing activities	(26,833)	(38,158)
Financing activities
Stockholder's distributions	(668,994)	(189,378)

Net cash used in financing activities	(668,994)	(189,378)

Net increase in cash and cash equivalents	210,154	233,335
Cash (overdraft) at beginning of period	(61,358)	36,825

Cash at end of period	$148,796	$270,160

See accompanying notes to financial statements.

Life Quotes, Inc.

Notes to Financial Statements

(Unaudited)

1.    Description of Business

        Life Quotes, Inc. operates as an insurance agency marketing primarily individual term life insurance. The Company generates revenue from commissions and bonuses paid by numerous life insurance companies based on new first year premium and renewal premium in force. During the years ended December 31, 2003 and 2002, approximately 97% of these premiums were underwritten by four insurance companies. The Company conducts its insurance agency business using a combination of commissioned marketing agents, and salaried or hourly support staff. After a short initiation period, marketing agents are paid entirely by commission. The Company generates prospective customer interest through a combination of advertising methods, primarily; radio, print, and through their web site.

2.    Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, (consisting of normal recurring accruals), considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

        The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.

3.    Commitments and Contingencies

        The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that are believed to have a material effect on the Company's financial position.

4.    Subsequent Event

        On May 7, 2004, the Company closed a sale of the majority of the Company's assets and liabilities to Quotesmith.com, Inc., an insurance agency and brokerage. The accompanying financial statements do not reflect any adjustments that may be made in conjunction with the sale.

Annex A-1

February 27, 2004

Member of the
Board of Directors
Quotesmith.com, Inc.
8205 South Cass Avenue
Darien, IL 60561

Members of the Board:

        You have asked us to advise you with respect to the fairness to Quotesmith.com, Inc. (the "Company") from a financial point of view of the Company's acquisition of certain of the assets of Life Quotes, Inc. (the "Seller") pursuant to that certain Asset Purchase Agreement among the Company, Life Quotes Acquisition, Inc. ("Acquisition Co."), Seller and Kenneth L. Manley (the "Asset Agreement") and the purchase of certain real property pursuant to that certain real estate purchase agreement among the Company, Acquisition Co., Seller and The Kenneth L. Manley Revocable Trust dated as of June 10, 1987 (the "Real Estate Agreement") (collectively, the "Transaction").

        Mystic Capital Advisors Group, LLC as part of its investment banking services, is regularly engaged in consulting on structuring, financing and the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board in connection with the Transaction and will receive a fee and indemnification for our services, none of which is contingent upon the consummation of the Transaction.

        In arriving at the opinion set forth below, we have reviewed certain private and publicly available business and financial information relating to the Company and Seller and drafts of the Asset Agreement and the Real Estate Agreement. We have also reviewed certain other information, including historical financial information, provided to us by the Seller, and have met with the management of the Company and the Seller to discuss the business and prospects of the Seller. We have also considered certain financial and market data of the Seller, and we have compared that data with other publicly available data for similar sales. The data was collected by contacting several third party sources and analyses were performed by us to compare the terms and structure of the Transaction to the terms for similar transactions. We also considered such other information, public filings, financial studies, analyses, and investigations and financial, economic and market criteria which we deemed relevant.

167 Madison Avenue #605, New York, NY 10016
Phone: 212.251.0972 • Fax: 212.545.9045
www.mysticcapital.com

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        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information, have relied on its being complete and accurate in all material respects, and have further relied on assurances of the Company that they are not aware of any material facts or circumstances that would make such information misleading. We have also assumed that the Asset Agreement and the Real Estate Agreement will conform to the drafts reviewed by us in all respects material to our analysis. We have not been requested to make, and have not made, an independent evaluation or appraisal of the real property nor of the Seller's assets or liabilities (contingent or otherwise) or other data related to the physical condition of the real property. A third party real estate appraiser was retained by the Company to perform an appraisal on the subject property during February 2004. While we have retained a copy of the executive summary provided in conjunction with the appraisal report, we make no representation as to the qualifications of the appraiser and do not provide an opinion as to the accuracy of the report.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this opinion and the information made available to us as of the date of this opinion. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We are not rendering any opinion regarding the future performance of the Seller.

        This letter is provided solely for the information of the directors and stockholders of the Company and may not be used for any other purpose, or reproduced, disseminated, quoted, referred to or disclosed or otherwise made available to, or relied upon by any other person or entity, nor may reference be made hereto or to our firm or our engagement without our prior written consent except that this letter may be included in any Securities and Exchange Commission filing of the Company.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction is fair to the Company and its stockholders from a financial point of view.

Very truly yours,

Mystic Capital Advisors Group, LLC

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Annex A-2

EXECUTIVE SUMMARY

CONCLUDED SUBJECT VALUE

$5,500,000

"As Is" Fee Simple Market Value

Cost Approach:	$5,850,000
Direct Sales Comparison Approach:	$5,860,000
Income Approach:	$5,210,000

Location:	32045 Castle Court
Property Type:	Office building
Assessor's Parcel Number:	71-042-03-10017
Interest Appraised:	Fee Simple
Effective Date:	February 17, 2004
Date of Report:	February 25, 2004
Intended use or user:	Quotesmith.com, Inc.
Ownership:	Kenneth L. Manley Revocable Trust
Exposure Time:	Less than 12 Months
Highest and Best Use
If Vacant:	Office Use
As Improved:	Office Use
Site & Improvements
Zoning:	PUD, Jefferson County
Flood Zone:	Zone X, FEMA Map 180087 0240 C (07/04/789)
Land Area:	138,041 Square Feet, 3.169 Acres
Type:	Single-tenant
Gross Building Area:	43,401 Square Feet (Jefferson County Assessor records)
Rentable Area:	43,401 Square Feet (See appraisers' comments)
Number of Stories:	Three
Quality & Condition:	Class B Above Average Building
Parking:	106 Spaces In Common
Year built:	2000
Operating Data & Projections
Current Vacancy:	0%
Net Operating Income (NOI):	$494,828
Capitalization Rate:	9.5%
Expenses:	$6.42 per square foot (Pro-forma)

APPRAISERS' COMMENTS

        The subject property is an owner occupied office building that serves as the corporate headquarters for Life Quotes, Inc. The improvements are contained within a three-story, 43,401 gross square foot office building that was constructed in 2000, according to Jefferson County Assessor records. A physical inspection of the subject property on February 17, 2004 confirms that the subject has approximately 43,401 gross square feet.

        In addition to county assessment records and a physical inspection of the subject, the appraisers' were provided with an update of an appraisal report of the subject dated July 25, 2003. This report

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states in numerous places throughout the report that the subject is 42,000 square feet and on page 1 of the report it is stated that the subject has 25,286 square feet of net rentable area. The 25,286 square feet is not mentioned again within that report including the income approach to value where the appraiser applied the 42,000 square feet as the net rentable area.

        The appraisers note that the subject has a large two story open foyer, a three story elevator, common area bathrooms and minimal common area hallways that would normally be considered common areas, however this space is not anywhere near the 16,714 square feet of common area that the previous appraisal indicates. The appraisers also note that the subject serves as a corporate headquarters and that most office buildings that serve as corporate headquarters are not leased and therefore have no defined common areas. These types of buildings are typically valued based on their total gross square footage due to the fact that the market does not recognize common areas within this type of property.

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Annex A-3

Execution Copy

ASSET PURCHASE AGREEMENT

dated as of January 31, 2004

by and among

Quotesmith.com Inc.

Life Quotes Acquisition, Inc.

Kenneth L. Manley

and

Life Quotes, Inc.

Page
ARTICLE I SALE OF ASSETS		A-3-1
1.1	Purchase and Sale of Assets	A-3-1
1.2	Liabilities	A-3-3
1.3	Purchase Price	A-3-4
1.4	The Closing Payment and Preliminary Settlement Statement	A-3-5
1.5	Further Assurances; Post-Execution Cooperation	A-3-6
1.6	Third-Party Consents	A-3-7
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MANLEY		A-3-7
2.1	Organization of the Company	A-3-7
2.2	Authority	A-3-7
2.3	No Conflicts	A-3-8
2.4	Governmental Approvals and Filings	A-3-8
2.5	Books and Records	A-3-8
2.6	Financial Statements; Expenses	A-3-8
2.7	Absence of Changes	A-3-8
2.8	No Undisclosed Liabilities	A-3-9
2.9	Taxes	A-3-9
2.10	Legal Proceedings	A-3-10
2.11	Compliance With Laws and Orders	A-3-10
2.12	Benefit Plans; ERISA	A-3-11
2.13	Real Property	A-3-11
2.14	Tangible Personal Property	A-3-11
2.15	Accounts Receivable	A-3-11
2.16	Work-in-Process	A-3-12
2.17	Renewals	A-3-12
2.18	Intellectual Property Rights	A-3-12
2.19	Contracts	A-3-12
2.20	Licenses	A-3-13
2.21	Insurance	A-3-14
2.22	Affiliate Transactions	A-3-14
2.23	Employees; Labor Relations	A-3-14
2.24	Environmental Matters	A-3-14

i

2.25	Business Forms and Policy Statements	A-3-15
2.26	No Guarantees	A-3-15
2.27	Entire Business	A-3-15
2.28	Brokers	A-3-15
2.29	Commissions	A-3-16
2.30	Disclosure	A-3-16
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		A-3-16
3.1	Organization	A-3-16
3.2	Authority	A-3-16
3.3	No Conflicts	A-3-16
3.4	Brokers	A-3-16
3.5	Governmental Approvals and Filings	A-3-17
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT		A-3-17
4.1	Organization	A-3-17
4.2	Authority	A-3-17
4.3	No Conflicts	A-3-17
4.4	Governmental Approvals and Filings	A-3-17
ARTICLE V CONDITIONS PRECEDENT		A-3-18
5.1	Conditions Precedent—General	A-3-18
5.2	Conditions Precedent—the Purchaser	A-3-18
5.3	Conditions Precedent—the Company and Manley	A-3-19
ARTICLE VI CLOSING		A-3-19
6.1	Closing and Closing Date	A-3-19
6.2	Closing Documents—General	A-3-20
6.3	Closing Documents—The Company and Manley	A-3-20
6.4	Closing Documents—Purchaser and Parent	A-3-20
ARTICLE VII COVENANTS		A-3-21
7.1	Pre-Closing Affirmative Covenants—Company and Manley	A-3-21
7.2	Pre-Closing Negative Covenants—Company and Manley	A-3-21
7.3	Pre-Closing Affirmative Covenants—Purchaser and Parent	A-3-22
7.4	Post-Closing Covenants	A-3-22
7.5	Due Diligence	A-3-23
7.6	Cost of Financial Statements	A-3-23
7.7	Sale and Use Taxes	A-3-23

7.8	Confidentiality	A-3-23
ARTICLE VIII LIMITATIONS		A-3-24
8.1	Disclaimers Regarding Warranties	A-3-24
8.2	Reliance	A-3-24
8.3	Damages	A-3-24
ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS		A-3-25
9.1	Survival of Representations, Warranties, Covenants and Agreements	A-3-25
ARTICLE X INDEMNIFICATION		A-3-25
10.1	Indemnification	A-3-25
10.2	Method of Asserting Claims	A-3-26
ARTICLE XI DEFINITIONS		A-3-28
11.1	Definitions	A-3-28
11.2	Interpretation	A-3-33
ARTICLE XII MISCELLANEOUS		A-3-33
12.1	Notices	A-3-33
12.2	Entire Agreement	A-3-34
12.3	Expenses	A-3-34
12.4	Public Announcements	A-3-34
12.5	Confidentiality	A-3-35
12.6	Waiver	A-3-35
12.7	Amendment	A-3-35
12.8	No Third Party Beneficiary	A-3-35
12.9	No Assignment; Binding Effect	A-3-35
12.10	Headings	A-3-35
12.11	Invalid Provisions	A-3-35
12.12	Governing Law	A-3-35
12.13	WAIVER OF JURY TRIAL	A-3-36
12.14	Counterparts; Facsimile	A-3-36
12.15	Preparation and Review of Agreement	A-3-36

EXHIBITS

Exhibit A	Real Estate Agreement
Exhibit A-1	Lease Agreement
Exhibit B	Non-Competition Agreement
Exhibit C	Escrow Agreement
Exhibit D	Bill of Sale and Assumption Agreement
Exhibit E	Opinion of Company's Counsel
Exhibit F	Officer's Certificate of the Company
Exhibit G	Opinion of Duane Morris LLP
Exhibit H	Officer's Certificate of Purchaser
Exhibit I	Form of Preliminary Settlement Statement
Exhibit J	Option Shares
Exhibit K	Agreement

SCHEDULES

1.1(a)(i)	Tangible Personal Property
1.1(a)(ii)	Personal Property Leases
1.1(a)(iii)	Assumed Contracts
1.1(a)(iv)	Prepaid Expenses
1.1(a)(v)	Intangible Personal Property
1.1(a)(vi)	Licenses
1.1(a)(viii)	Other Assets and Properties
1.1(a)(ix)	Accounts Receivable
1.1(a)(x)	Work-in-Process
1.1(a)(xi)	Renewals
1.1(b)	Excluded Assets
1.1(c)	Revenues/Expenses
1.2(a)(ii)	Accounts Payable
1.2(a)(iii)	Other Liabilities
1.2(b)	Excluded Liabilities
1.3(a)	Purchase Price Computation
2.3	No Conflicts
2.4	Governmental Approval and Filings
2.7	Absence of Changes
2.8	No Undisclosed Liabilities
2.10	Legal Proceedings
2.11	Compliance With Laws and Orders
2.12	Benefit Plans; ERISA
2.18	Intellectual Property Rights
2.19(a)	Contracts
2.19(c)	Termination Rights
2.20	Licenses
2.21	Insurance
2.22	Affiliate Transactions
2.23	Employees; Labor Relations
2.29	Commissions
3.5	Governmental Approvals and Filings
4.4	Governmental Approvals and Filings
10.1(a)	Other Matters

ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT, dated as of January 31, 2004 (this "Agreement"), is made and entered into by and among Quotesmith.com Inc. (the "Parent"), a Delaware corporation, Life Quotes Acquisition, Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of the Parent, Life Quotes, Inc. (the "Company"), a Michigan corporation, and Kenneth L. Manley ("Manley"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 10.1.

RECITALS

        A.    The Company is a domestic insurance agency operating in all states throughout the United States of America (the "Business").

        B.    The Company desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, certain of the assets of the Company relating to the operation of the Business, and in connection therewith, the Purchaser has agreed to assume certain specifically identified liabilities of the Company relating to the Business, all on the terms set forth herein.

        C.    Concurrently with the execution and delivery of this Agreement, The Kenneth L. Manley Revocable Trust dated as of June 10, 1987 (the "Trust") and the Purchaser will enter into that certain Real Estate Purchase Agreement of even date herewith (the "Real Estate Agreement") substantially in the form attached hereto as Exhibit A, pursuant to which the Trust will sell, transfer and assign to the Purchaser, and the Purchaser will purchase and acquire from the Trust, the Real Property (defined below), for a purchase price not to exceed $5,000,000 in cash, so long as the third party appraisal is equal to or greater than $5,000,000.

        D.    The Trust and Purchaser are also concurrently entering into a lease agreement of even date herewith, in the form attached hereto as Exhibit A-1, pursuant to which the Trust shall lease the Real Property to the Purchaser for $1 for the Interim Period (defined below).

        E.    Manley is the sole shareholder of the Company and therefore will receive substantial benefits (financial and otherwise) from the transactions contemplated by this Agreement.

        F.     On the Closing Date, Manley will enter into that certain Non-Competition Agreement dated as of the Closing Date (the "Non-Competition Agreement") by and among Manley, the Parent and the Purchaser substantially in the form attached hereto as Exhibit B.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE OF ASSETS

        1.1    Purchase and Sale of Assets.

          (a)    Assets Transferred.    On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser hereby agrees to purchase and acquire, free and clear of all Liens, all of the Company's right, title and interest in, to and under the following Assets and Properties of the Company used or held for use in the operation of the Business (collectively, the "Assets"), except as otherwise provided in Section 1.1(b), as of January 31, 2004 at 11:59 P.M. local time in Evergreen, Colorado (the "Effective Date"). Subject to the terms and conditions of this Agreement,

A-3-1

  the purchase and sale of the Assets shall be closed at a Closing held on the Closing Date under Article VI below, and shall be effective for all purposes as of the Effective Date.

            (i)    Tangible Personal Property.    All furniture, fixtures, equipment, machinery, office supplies, Business Forms and Policy Statements, brochures and other marketing materials and other tangible personal property used or held for use in the conduct of the Business at the locations at which the Business is conducted, or otherwise used or held for use or otherwise useful in the operation of the Business (including but not limited to the items listed in Section 1.1(a)(i) of the Disclosure Schedule) (the "Tangible Personal Property");

            (ii)    Personal Property Leases.    (A) The leases or subleases of Tangible Personal Property described in Section 1.1(a)(ii)(A) of the Disclosure Schedule as to which the Company is the lessor or sublessor and (B) the leases or subleases of Tangible Personal Property described in Section 1.1(a)(ii)(B) of the Disclosure Schedule as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property;

            (iii)    Assumed Contracts.    The Contracts listed in Section 1.1(a)(iii) of the Disclosure Schedule (the "Assumed Contracts");

            (iv)    Prepaid Expenses.    All prepaid expenses (other than Taxes) relating to the Assets, including but not limited to the items listed in Section 1.1(a)(iv) of the Disclosure Schedule;

            (v)    Intangible Personal Property.    All Intellectual Property used or held for use in the operation of the Business (including the Company's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including the name "Life Quotes," any websites, domain names (including, "www.lifequotes.com") and including but not limited to the items listed in Section 1.1(a)(v) of the Disclosure Schedule;

            (vi)    Licenses.    The licenses, permits, certificates of authority, authorizations, approvals, franchises and similar consents granted or issued by Governmental or Regulatory Authorities as listed in Section 1.1(a)(vi) of the Disclosure Schedule (the "Licenses");

            (vii)    Books and Records.    Subject to Section 6.3(c) of this Agreement, all Books and Records used or held for use in the operation of the Business or otherwise relating to the Assets, including but not limited to, the Company's financial books and records (the "Business Books and Records");

            (viii)    Other Assets and Properties.    All other Assets and Properties of the Company used or held for use in the operation of the Business as specifically set forth on Section 1.1(a)(viii) of the Disclosure Schedule;

            (ix)    Accounts Receivable.    All rights to receive payments arising out of the conduct of the Business comprised of deferred and unpaid first year commissions on life insurance policies, together with all other trade accounts receivable, notes and other Indebtedness due or owed to the Company and arising out of the conduct of the Business and as specifically set forth on Section 1.1(a)(ix) of the Disclosure Schedule (the "Accounts Receivable");

            (x)    Work-in-Process.    All pending life insurance policies and applications therefor actually submitted to insurance companies and not withdrawn or declined and in underwriting based on quotes and applications for life insurance actually submitted by customers and as specifically set forth on Section 1.1(a)(x) of the Disclosure Schedule (the "Work-In-Process");

            (xi)    Insurance Renewals.    All rights to receive renewal payments, service fees and renewal policy fee bonuses from in-force life insurance policies as specifically set forth on Section 1.1(a)(xi) of the Disclosure Schedule (the "Renewals"); and

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            (xii)   all goodwill of the Business as a going concern.

          (b)    Excluded Assets.    Notwithstanding anything in this Agreement to the contrary, the Company's rights under this Agreement and those items listed in Section 1.1 (b) of the Disclosure Schedule shall be excluded from and shall not constitute Assets, and shall be reserved to and retained by the Company.

          (c)    Revenues/Expenses.    It is the specific intent of the parties to this Agreement that all income and revenue pertaining to the operation of the Business or the Assets paid by cash, check, wire transfer, credit or other means be allocated and belong to (i) the Company if earned prior to the Effective Date, and (ii) the Purchaser if earned after the Effective Date, regardless of the date the Company receives such income and revenue. For example, commissions paid on an insurance carrier's commission statements covering the period prior to the Effective Date belong to the Company, even if payment is received after the Effective Date, and commissions paid on an insurance carrier's commission statements covering the period after the Effective Date belong to the Purchaser regardless of when payment is actually received. In applying the foregoing, the total aggregate commissions, including bonus commissions, set forth in commission statements covering a time period that overlaps the Effective Date shall be prorated in the proportion that the number of days preceding the Effective Date bears to the number of days following the Effective Date, as provided in the example set forth in Section 1.1(c) of the Disclosure Schedule. Similarly, it is the specific intent of the parties to this Agreement that all costs and expenses pertaining to the operation of the Business or the Assets be allocated to and borne by (iii) the Company if incurred prior to the Effective Date, and (iv) the Purchaser if incurred after the Effective Date. For example, expenses for advertising that is aired or run prior to the Effective Date shall be borne by the Company regardless of the date of the vendor's invoice or when payment is made, and expenses for advertising that is aired or run after the Effective Date shall be borne by the Purchaser regardless of the date of the vendor's invoice or when payment is made. All such income and revenue shall be collected and all such costs and expenses shall be allocated in accordance with the policies set forth in Section 1.1(c) of the Disclosure Schedule. Notwithstanding the foregoing, the allocation of income, revenues, costs and expenses under clauses (ii) and (iv) above shall be made at the Closing and accounted for under Section 1.4 of this Agreement in determining the Closing Payment (as defined herein) to be paid at Closing. In addition, ad valorem Taxes on the Tangible Personal Property will be prorated between the Company and the Purchaser as of the Effective Date such that the Purchaser bears such Taxes for the period after the Effective Date and the Company bears such Taxes for the period prior to the Effective Date.

          (d)    Risk of Loss.    Except as otherwise provided in this Agreement and subject to the Closing occurring, the Company assumes all risk of loss with respect to the Assets prior to the Effective Date and Purchaser assumes all risk of loss with respect to the Assets from and after the Effective Date. In order to effect the foregoing, the Company will cause the Purchaser to be named "loss payee" and "additional insured" on all certificates of insurance concerning the Business and the Assets as of the Effective Date.

        1.2    Liabilities.

          (a)    Assumed Liabilities.    In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall, effective as of the Effective Date, but subject to Closing, assume and agree to pay, perform and discharge when due only the following specified listed obligations of the Company, as the same shall exist on the Effective Date (the "Assumed Liabilities"), and no others:

            (i)    Obligations Under Assumed Contracts and Licenses.    All obligations of the Company under the Assumed Contracts and Licenses arising and to be performed on or after the

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    Effective Date, and excluding any such obligations arising or to be performed prior to the Effective Date; and

            (ii)    Accounts Payable.    All obligations of the Company with respect to accounts payable listed in Section 1.2(a)(ii) of the Disclosure Schedule.

            (iii)    Other Liabilities.    All other liabilities specifically listed in Section 1.2(a)(iii) of the Disclosure Schedule.

          (b)    Excluded Liabilities.    Notwithstanding anything to the contrary contained in this Agreement, and regardless of whether such liability is disclosed in this Agreement or on any schedule or exhibit hereto or thereto, the Purchaser shall not assume, agree to pay, perform or discharge or in any way be responsible for any Excluded Liabilities. As used herein, the term "Excluded Liabilities" means any and all debts, liabilities or obligations of the Company, of any kind or nature whatsoever other than the Assumed Liabilities (whether due or to become due, fixed or unfixed, choate or inchoate, secured or unsecured, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, and regardless of whether such debts, liabilities or obligations relate to the Business or the Assets). Unless such items are otherwise specifically included in the Assumed Liabilities, the Excluded Liabilities shall include, without limitation, (i) any liabilities or obligations whatsoever relating, directly or indirectly, to any Excluded Assets, including without limitation, any trade creditors, payroll or payroll tax liabilities, payments due to any current or former employee of the Company for amounts due under any Benefit Plan, bonus plan or incentive arrangement, income tax liabilities, severance liabilities to any current or former employees of the Company, or liabilities with respect to any vacation pay or 401(a) contribution of such employees, (ii) any environmental or product liability claims arising out of or relating to the past, present or future operations of the Company or with respect to contamination of the Real Property that occurred prior to the Closing Date, (iii) any contractual obligations or liabilities relating to any existing facilities used in connection with the Business or the Assets, (iv) any liability of the Company for Taxes, costs and expenses incurred in connection with this Agreement, (v) the liability of the Company under any "bulk sales" or similar law or statute relating to the transfer of the Assets hereunder, (vi) any liability for Taxes (A) imposed on the Company or Manley at any time, or (B) attributable to the operation of the Business, with respect to any period (or a portion thereof) ending on or prior to the Effective Date, and (vii) the items listed on Section 1.2(b) of the Disclosure Schedule.

        1.3    Purchase Price.

          (a)   Subject to the terms and conditions of this Agreement, the Purchaser shall acquire the Assets in exchange for (i) assuming the Assumed Liabilities and (ii) a payment of Thirteen Million, Three Hundred Ninety Five Thousand and No/100 Dollars ($13,395,000) (the "Purchase Price") in cash in immediately available funds. The Purchase Price shall be paid by the Purchaser to the Company on the Closing Date. Notwithstanding the foregoing, Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the "Escrowed Amount") shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement in the form attached hereto as Exhibit C and released in accordance with the terms of the Escrow Agreement and Section 1.3(c). The allocation of the Purchase Price among the Assets shall be made in accordance with Section 1060 of the Code. Except for the payment of the Purchase Price, the Closing Payment and payment to the Trust for the Real Property in accordance with the Real Estate Agreement, there is no additional consideration paid or due to the Company, the Trust or anyone else.

          (b)   The Purchase Price is allocated among the Assets in accordance with the methodology contained in Section 1060 of the Code. Each party hereto agrees to complete jointly and to file separately IRS Form 8594 with its federal Tax Return consistent with such allocation for the tax

A-3-4

  year in which the Closing occurs, to file, or cause to be filed, all other Tax Returns in a manner consistent with such allocation, and not to take any actions inconsistent therewith.

          (c)   The Escrowed Amount shall be deposited with the Escrow Agent on the Closing Date. Within thirty days after the one year anniversary of the Closing Date, the Purchaser shall deliver to the Company a statement evidencing the dollar amount of the Accounts Receivable collected by the Purchaser during such one year period (the "Collected Receivables"). If the Collected Receivables as of such one year anniversary date exceed the sum of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000), then the Escrowed Amount shall promptly be released to the Company in accordance with the terms of the Escrow Agreement and the Purchaser shall retain the amount by which Collected Receivables exceeds $2,450,000. If the Collected Receivables are less than the sum of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000.00), then the difference (the "Shortfall Amount"), shall promptly be paid to the Purchaser from the Escrowed Amount and the remainder of the Escrowed Amount after Purchaser is so paid shall promptly be paid to the Company, all such payments to be made in accordance with the terms of the Escrow Agreement. If the Shortfall exceeds the Escrowed Amount, the Purchaser shall be entitled to the entire Escrowed Amount but shall have no right to recover any excess from the Company or Manley.

        1.4    The Closing Payment and Preliminary Settlement Statement.

          (a)   Subject to Section 1.4(b) and Section 1.4(c) hereof, the parties shall account for all income and revenue and for all costs and expenses pertaining to the Assets and the Business during the period commencing on the Effective Date and continuing until the Closing Date (the "Interim Period") in accordance with this Section 1.4(a). Such accounting shall be in accordance with Section 1.1(c) of the Disclosure Schedule. Company's Credits shall include revenues earned by the Company minus expenses borne by the Company in accordance with Section 1.1(c) of the Disclosure Schedule. Purchaser's Credits shall include revenues earned by the Purchaser minus expenses borne by the Purchaser in accordance with Section 1.1(c) of the Disclosure Schedule. If as a result of such accounting, Purchaser Credits exceed Company's Credits, then the Company shall pay the amount of the positive difference to the Purchaser, or (ii) Company's Credits exceed Purchaser Credits, then the Purchaser shall pay the amount of the positive difference to the Company (such amount as the case may be is hereinafter referred to as the "Closing Payment").

          (b)   Not later than ten (10) business days prior to the scheduled Closing Date (such ten-day period is the "Statement Period"), the Company shall prepare, execute and deliver a preliminary settlement statement (the "Preliminary Settlement Statement") in the form attached hereto as Exhibit I. The Preliminary Settlement Statement shall set forth the Closing Payment and the calculation thereof used in determining the Closing Payment.

            Upon receipt of the Preliminary Settlement Statement, the Purchaser (and at Purchaser's sole expense, independent certified public accountants chosen and hired by the Purchaser) shall be permitted during the succeeding five (5) day period to examine, and the Company and Manley shall make available, the books, records and work papers relied upon by the Company in preparing the Preliminary Settlement Statement. As promptly as practicable, and in no event later than the last day of such five (5) day period, the Purchaser shall either inform the Company and Manley in writing that the Preliminary Settlement Statement is acceptable or object to the Preliminary Settlement Statement by delivering to Company and Manley a written notice of disagreement (the "Notice of Disagreement"). Any Notice of Disagreement shall specify in reasonable detail the nature of such disagreement and set forth the amount of the Closing Payment determined by the Purchaser' and the calculation thereof.

            If the Purchaser shall fail to deliver a Notice of Disagreement within such five (5) day period, the Preliminary Settlement Statement shall be deemed to have been accepted by the

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    Purchaser and shall constitute the final settlement statement (the "Final Settlement Statement") and the Company or the Purchaser, as the case may be, shall promptly pay the Closing Payment to the other party. If a Notice of Disagreement is delivered, Purchaser and the Company shall attempt in good faith to resolve any dispute within ten (10) days after delivery. If the Company and the Purchaser are unable to resolve the dispute within such ten (10) days, the Purchaser and the Company shall engage a mutually selected and acceptable independent accounting firm of national or regional reputation that has not previously performed services for any of the parties (the "Arbitrating Accountant"). The Arbitrating Accountant's resolution of the dispute shall be conclusive and binding upon the parties and nonappealable. The Arbitrating Accountant shall allocate its costs and expenses between the Purchaser, on the one hand, and the Company, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

            The foregoing notwithstanding (i) if the difference between the Closing Payment due as determined by the Company and by the Purchaser is less than $5,000, then the amount of the Closing Payment shall be the arithmetic average of the two.

            Not later than thirty (30) calendar days after the Closing Date, the Company shall prepare, execute and deliver a settlement statement in the form of Exhibit I for the Statement Period. The Company and the Purchaser shall use the same procedures outlined in this Section 1.4(b) to resolve disputes and finalize the Settlement Statement for the Statement Period.

          (c)   After resolution of all disputes related thereto, the Company or the Purchaser, as the case may be, shall promptly pay the Closing Payment and the payment due under the Statement Period to the other party.

        1.5    Further Assurances; Post-Execution Cooperation.

          (a)   At any time and from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto shall execute and deliver to the requesting party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the requesting party may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put the Purchaser in actual possession and operating control of the Business and the Assets and to assist the Purchaser in exercising all rights with respect thereto, and otherwise to cause the parties to fulfill their respective obligations under this Agreement.

          (b)   Subject to Closing having occurred and effective as of the Closing Date, the Company hereby constitutes and appoints the Purchaser the true and lawful attorney of the Company, with full power of substitution, in the name of the Company or the Purchaser, but on behalf of and for the benefit of the Purchaser: (i) to demand and receive from time to time any and all the Assets sold to Purchaser and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as the Purchaser shall deem desirable. The Company hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

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          (c)   If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Assets not referred to above, and such information, documents or records are in the possession or control of the other party, such other party shall use its reasonable best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by a party in accordance with this Section 1.5(c) shall be held confidential by such party in accordance with Section 12.5.

          (d)   At Closing, or as soon as reasonably practicable thereafter, Purchaser and Company shall cooperate to transfer the entire content of the "lifequotes.com" URL server farm, with minimal website interruption, to an internet service provider mutually acceptable to both Company and Purchaser. Purchaser shall bear any costs associated with such transfer.

        1.6    Third-Party Consents.    To the extent that any Assumed Contract or License is not assignable without the consent of another party, each of the Company and Manley shall use its or his respective best efforts to obtain the consent of such other party to the assignment of any such Assumed Contract or License to the Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, each of the Company and Manley shall cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser the benefits intended to be assigned to the Purchaser under the relevant Assumed Contract or License, including enforcement at the cost and for the account of the Purchaser of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, the Purchaser shall have no obligation pursuant to Section 1.2 or otherwise with respect to any such Assumed Contract or License.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND MANLEY

        The Company and Manley hereby jointly and severally represent and warrant to the Purchaser as follows:

        2.1    Organization of the Company.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has full power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

        2.2    Authority.    The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to sell and transfer the Assets pursuant to this Agreement. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by Manley as the sole shareholder of the Company and by the Board of Directors of the Company, no other action being necessary. This Agreement has been duly and validly executed and delivered by each of the Company and Manley and constitutes legal, valid and binding obligations of each of the Company and Manley enforceable against each of the Company and Manley in accordance with its terms. Upon payment of the Purchase Price to the Company, Purchaser will be vested with good and marketable title to the Assets, free and clear of all Liens.

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        2.3    No Conflicts.    The execution, delivery and consummation by each of the Company and Manley of this Agreement does not, and the performance by each of the Company and Manley of their respective obligations under this Agreement will not:

          (a)   subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.4 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Manley, the Company or any of the Company's Assets and Properties; or

          (b)   except as disclosed in Section 2.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require either the Company or Manley to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person under the terms of, any Contract or License to which either the Company or Manley is a party or by which any of the Assets and Properties is bound.

        2.4    Governmental Approvals and Filings.

          (a)   Except as disclosed in Section 2.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of each of the Company or Manley is required in connection with the execution, delivery, performance and consummation of this Agreement.

          (b)   All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to Purchaser.

        2.5    Books and Records.    The Business Books and Records and the Business Forms and Policy Statements, as recorded, stored, or otherwise maintained or held (whether by means of electronic, mechanical or photographic process, whether computerized or not), are under the exclusive ownership and direct control of the Company.

        2.6    Financial Statements; Expenses.    The Company has delivered to the Purchaser true and complete copies of audited balance sheets of the Company as of December 31, 2003 and December 31, 2002, and related audited consolidated statements of operations and cash flows, including all schedules and applicable notes thereto, for each of the fiscal years then ended, prepared by Cannon & Schleicher, C.P.A. (the "Company Financial Statements"), together with all letters from such accountants with respect to the results of such audits. Ernst & Young, the auditor of Parent, will use the Company Financial Statements to prepare audited financial statements for the Parent and the Purchaser (the "Annual Financial Statements"). Except as set forth in the notes thereto, the Company Financial Statements were prepared from the Business Books and Records of the Company in accordance with GAAP, are complete and accurate in all material respects and fairly present the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby.

        2.7    Absence of Changes.    Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the date hereof, since the Annual Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business or the Company or the Assets. Without limiting the foregoing, except as disclosed in Section 2.7 of the Disclosure Schedule, there has not occurred, between the Annual Financial Statement Date and the date hereof, any of the following:

          (a)   (i) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $5,000 or more; (ii) any establishment or modification of salary ranges, increase guidelines or similar provisions in respect

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  of any Benefit Plan or any employment Contract or other compensation arrangement with or for Employees; or (iii) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law;

          (b)   (i) incurrences by the Company of Indebtedness with respect to the Assets in an aggregate principal amount exceeding $5,000 (excluding Indebtedness incurred by the Company in the ordinary course of its business with trade creditors), or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company with respect to the conduct of the Business;

          (c)   any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets in an aggregate amount exceeding $5,000;

          (d)   (i) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than acquisitions or dispositions not exceeding $5,000 in the aggregate; or (ii) any creation or incurrence of a Lien on any Assets and Properties used or held in the conduct of the Business;

          (e)   any entering into of an agreement to do or engage in any of the foregoing; or

          (f)    any other transaction involving or development affecting the Business or the Assets outside the ordinary course of business.

        2.8    No Undisclosed Liabilities.    Except as disclosed in Section 2.8 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Assets or the Business other than Liabilities incurred in the ordinary course of business consistent with past practice, which in the aggregate are not material to the Condition of the Business.

        2.9    Taxes.

          (a)   (i) The Company has duly and timely filed or caused to be filed all Tax Returns which are required to be filed by it or which relate to the Assets or the Business and has paid all Taxes shown as due on such Tax Returns or pursuant to any assessments received by it, and all such Tax Returns are correct and complete in all material respects, (ii) all Taxes owed by the Company, or that if unpaid may become chargeable as a Lien upon any of the Assets, whether or not shown on any Tax Return, have been paid in full and the provisions for current Taxes made on the Company Financial Statements are sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of such date, other than Taxes which are being contested in good faith and by appropriate proceedings and as to which the Company has set aside on its books and records adequate reserves, and (iii) all monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes (including without limitation for income, Social Security or unemployment insurance Taxes) have been collected or withheld, and either duly or timely paid to the appropriate Taxing Authorities or set aside in accounts for such purposes and reflected on the Company Financial Statements.

          (b)   No agreement or other document extending, or having the effect of extending, the time for filing any Tax Return or the period of assessment or collection of any Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Taxing Authority by, on behalf of or with respect to the Company, the Assets or the Business.

          (c)   (i) There are no Taxes relating to the Company, the Assets or the Business asserted in writing by any Taxing Authority to be due and (ii) no issue has been raised in writing by any Taxing Authority in the course of any audit with respect to Taxes relating to the Company, the Assets or the Business. No Taxes relating to the Company, the Assets or the Business are currently under audit by any Taxing Authority. Neither the IRS nor any other Taxing Authority is now asserting or,

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  to the best Knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes or any adjustment of Taxes, and the Company has no Knowledge of any reasonable basis for any such assertion.

          (d)   The Company has not received any notice nor does the Company have any Knowledge of any claim by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code. The Company does not have liability for Taxes of any person as a transferee or successor, by contract, or otherwise.

          (e)   The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the date hereof as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the date hereof, (ii) "closing agreement" as described in Code Section 712l (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the date hereof; (iii) installment sale or open transaction disposition made on or prior the date hereof, or (iv) prepaid amount received on or prior to the date hereof.

          (f)    The Company has been properly classified as a subchapter S corporation for federal income tax purposes since its incorporation on October 17, 1979.

        2.10    Legal Proceedings.    Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a)   there are no Actions or Proceedings pending or threatened against, relating to or affecting each of the Company or Manley with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Purchaser, or (ii) if determined adversely to the Company or Manley, could reasonably be expected to result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $5,000.

          (b)   there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c)   there are no Orders outstanding against the Company or Manley with respect to the Assets or the Business.

    The Company has delivered to the Purchaser true and complete copies of all responses of counsel to auditors' requests for information delivered in connection with the Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Assets.

        2.11    Compliance with Laws and Orders.    Except as disclosed in Section 2.11 of the Disclosure Schedule, neither the Company nor Manley has at any time within the last five (5) years been, nor has either received any notice that either is or has at any time within the last five (5) years been, in violation of or in default under, in any respect, any Law or Order applicable to the Business or the Assets. In particular, except as set forth in Section 2.11 of the Disclosure Schedule, neither the Company nor Manley is, nor has either the Company nor Manley received any notice that either is in violation, not previously resolved without any ongoing liability, of the rules or regulations of any Governmental or Regulatory Authorities, with respect to the Business or the Assets. If any such notices

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have been received and not resolved without ongoing liability, each of the Company and Manley has disclosed its receipt and disposition to the Purchaser in writing prior to the execution of this Agreement.

        2.12    Benefit Plans; Erisa.    Except as set forth in Section 2.12 of the Disclosure Schedule:

          (a)   each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Laws, including ERISA and the Code;

          (b)   each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since the date of its adoption been so qualified for favorable tax treatment under Section 401(a) of the Code;

          (c)   the Company is not now, and at no time has been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other enterprise;

          (d)   the Company does not presently maintain or contribute to, and at no time has maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) or any multiemployer plan (within the meaning of Section 3(37) of ERISA) subject to Title IV of ERISA, and there are no circumstances pursuant to which the Company could have liability to any party under Title IV of ERISA;

          (e)   the Company has not incurred any material liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA;

          (f)    no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

          (g)   no Actions or Proceedings (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; and

          (h)   all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Effective Date, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

        2.13    Real Property.    The Real Property and the improvements thereon located at 32045 Castle Court, Evergreen, Colorado (the "Real Property") and to be purchased from the Trust concurrently with this Agreement pursuant to the Real Estate Agreement is the only real property used or held for use in the operation of the Business. The Company does not own any real property. The only real property leased by the Company is the Real Property. The Trust owns the Real Property. The Company leases the Real Property from the Trust from month to month under an oral lease, which lease is in full force and effect.

        2.14    Tangible Personal Property.    Section 1.1(a)(i) of the Disclosure Schedule sets forth all of the Tangible Personal Property as of the Effective Date. The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property. The Tangible Personal Property is free and clear of all Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

        2.15    Accounts Receivable.    Subject to Section 1.1(b), Section 1.1(a)(ix) of the Disclosure Schedule sets forth all of the Accounts Receivable as of the Effective Date. The Company has all right, title and interest in the Accounts Receivable, free and clear of all Liens. The Accounts Receivable are and shall be valid receivables, and are and shall be subject to no valid counterclaims or setoffs in excess of any reserves therefor, as disclosed in the Company Financial Statements.

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        2.16    Work-in-Process.    Section 1.1(a)(x) of the Disclosure Schedule sets forth all of the Work-in-Process as of the Effective Date. The Company has all right, title and interest in the Work-in-Process, free and clear of all Liens. All Work-in-Process are and shall be valid pending applications for life insurance policies in connection with the Business.

        2.17    Renewals.    Section 1.1(a)(xi) of the Disclosure Schedule sets forth all of the Renewals as of the Effective Date. The Company has all right, title and interest in the Renewals, free and clear of all Liens. The Renewals are and shall be valid rights to receive insurance payments and service fees under existing in-force life insurance policies in connection with the Business.

        2.18    Intellectual Property Rights.

          (a)   The Company has interests in or uses only the Intellectual Property disclosed in Section L.1(a)(v) of the Disclosure Schedule in connection with the conduct of the Business, each of which the Company either has all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the Business.

          (b)   Except as disclosed in Section 2.18 of the Disclosure Schedule, (i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 1.1(a)(v) of the Disclosure Schedule and the Company has not granted to any third Persons, nor are there any third Persons who claim to have been granted, the rights to any Intellectual Property, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) the Company has delivered to the Purchaser documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Assets, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) the Intellectual Property is not being infringed by any other Person. The Company has not received notice that the Company's use of the Intellectual Property or any other aspect of the Company's conduct of the Business, is infringing any Intellectual Property Rights of any other Person, no such claim is pending or has been made to such effect that has not been resolved and the Company is not infringing any Intellectual Property Rights of any other Person in connection with the use of the Intellectual Property or any other aspect of the Company's conduct of the Business.

        2.19    Contracts.

          (a)   Section 2.19(a) of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if oral, reasonably complete and accurate written descriptions) of which, together with all amendments and supplements thereto and all waivers of any terms thereof have been delivered to the Purchaser to which the Company is a party or by which any of the Assets is bound:

              (i)  (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to any independent contractor or Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or

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    unwritten representations, commitments, promises, communications, practices or courses of conduct (excluding Benefit Plans and not embodied in a Contract) involving an obligation of the Company to make payments in any year to any independent contractor or Employee exceeding $5,000 or any group of independent contractors or Employees exceeding $5,000 in the aggregate;

             (ii)  all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person in connection with the Assets or the Business or prohibiting or limiting the ability of any Person to compete with the Company in connection with the Assets;

            (iii)  all partnership, joint venture or other similar Contracts with any Person in connection with the Assets or the Business;

            (iv)  all Contracts with suppliers, service providers and other vendors with whom the Company deals in connection with the Assets or the Business;

             (v)  all Contracts relating to the future disposition or acquisition of any Assets or the Business; and

            (vi)  all other Contracts with respect to the Assets or the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $5,000 and (B) cannot be terminated within ninety (90) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company.

          (b)   Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither the Company nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

          (c)   Except as disclosed in Section 2.19(c) of the Disclosure Schedule, (i) the execution, delivery, performance and consummation by the Company of this Agreement will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Assumed Contract, and (ii) the Company is not a party to or bound by any Assumed Contract that has been, individually or in the aggregate with any other Assumed Contract, materially adverse to the Condition of the Business.

        2.20    Licenses.    Section 1.1(a)(vi) of the Disclosure Schedule contains a true and complete list of all Licenses used or held for use in the Business, setting forth the function and the effective and renewal date of each. The Company has delivered to the Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure Schedule:

          (a)   the Company owns or validly holds all Licenses to conduct the Business;

          (b)   each License and authorization is valid, binding and in full force and effect, and no License has lapsed or been revoked since January 1, 1998;

          (c)   the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and

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          (d)   the execution, delivery, performance and consummation by the Company of this Agreement will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Company or any of the Assets and Properties under, any License.

        2.21    Insurance.    Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets and Properties. Each such insurance policy is valid and binding and in full force and effect and the Company has not received any notice of cancellation, termination or non-renewal in respect of any such policy or is in default thereunder.

        2.22    Affiliate Transactions.    Except as listed in Section 2.22 of the Disclosure Schedule, no officer, director, Affiliate or Associate of the Company or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Company and the Company does not provide or cause to be provided any Assets, services or facilities to any such officer, director, Affiliate or Associate. There are no shared facilities or services, which are used in connection with any business or operation of any of the Company's Affiliates or Associates other than the Business.

        2.23    Employees; Labor Relations.

          (a)   Section 2.23 of the Disclosure Schedule contains a list of the name of each Employee, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. The Company has not received any information that would lead it to believe that any such Employees will or may cease to be Employees, or will refuse offers of employment from the Purchaser, because of the consummation of this Agreement.

          (b)   Except as disclosed in Section 2.23 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company with respect to the conduct of the Business before the National Labor Relations Board or any other Governmental or Regulatory Authority. Since January 1, 1998, there has been no work stoppage, strike or other concerted action by employees of the Company engaged in the Business. The Company has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

        2.24    Environmental Matters.

          (a)   The Company is not required under applicable Environmental Laws to maintain any Licenses in respect of the Business or the Assets. The Company has conducted the Business in compliance in all respects with the terms and conditions of all applicable Environmental Law.

          (b)   The Company has not handled any Hazardous Material on the Real Property; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been treated, stored, recycled, transported, disposed of or "released" as defined in 42 U.S.C. Section 9601(22) (collectively, a "Release") in a quantity

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  reportable under, or in violation of, any Environmental Law, at, on or under the property during any period that the Company leased such property or prior thereto.

          (c)   The Company has not transported or arranged for the transportation of any Hazardous Material to any location that could lead to claims against the Purchaser for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

          (d)   No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of the Company and the Real Property is not listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

          (e)   There are no Liens arising under or pursuant to any Environmental Law or Order on the Real Property, and no action of any Governmental or Regulatory Authority has been taken or is in process which could subject the Real Property to such Liens, and no notice or restriction relating to the presence of Hazardous Material at, on or under the Real Property would be required to be placed in any deed to such property.

          (f)    There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company in relation to the Real Property, which have not been delivered to the Purchaser prior to the execution of this Agreement.

        2.25    Business Forms and Policy Statements.    The Company has delivered to the Purchaser true and complete copies of all Business Forms and Policy Statements. The Business has been conducted in accordance with the Business Forms and Policy Statements and all relevant standards imposed by applicable Governmental and Regulatory Authorities and other applicable Laws. The Company has submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, for the Business to all Governmental or Regulatory Authorities, which were so requested. All forms and records of the Business have been prepared, completed, maintained and filed in all respects in accordance with all applicable Laws, and are true and correct in all respects.

        2.26    No Guarantees.    No Liability of the Business related to the Assets, or of the Company incurred in connection with the conduct of the Business, is guaranteed by or subject to a similar contingent obligation of any other Person, nor has the Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any Person with whom the Company or Manley has significant business relationships in the conduct of the Business.

        2.27    Entire Business.    The sale of the Assets by the Company to the Purchaser pursuant to this Agreement will effectively convey to the Purchaser all of the tangible and intangible property used or held by or necessary to the Company (whether owned, leased or held under license by the Company, by any of the Company's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by the Company (except for the Excluded Assets) including, without limitation, all tangible Assets and Properties of the Company reflected in the balance sheet included in the Company Financial Statements and Assets and Properties acquired since the Annual Financial Statement Date in the conduct of the Business, other than Assets and Properties disposed of since such date, consistent with Section 2.7 and the Excluded Assets. There are no shared facilities or services, which are used in connection with any business or other operations of any of the Company's Affiliates or Associates other than the Business.

        2.28    Brokers.    All negotiations relative to the consummation of this Agreement have been carried out by the Company or Manley directly with the Purchaser without the intervention of any Person on behalf of the Company in such manner as to give rise to any claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.

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        2.29    Commissions.    The aggregate gross revenue received by the Company attributable to the Business and the identity of all insurance companies during calendar years 2001, 2002 and 2003 are listed in Section 2.29 of the Disclosure Schedule. Section 2.29 of the Disclosure Schedule also lists all commissions and insurance companies that owe such commissions that are outstanding under all insurance policies generated by the Company as of the Effective Date. All insurance brokerage or agency business placed by all employees, brokers, sub-brokers or agents of the Company have been placed by them through and in the name of the Company and all commissions on such business have been paid to and are the property of the Company. None of the insurance sales agents, brokers, sub-brokers or employees of the Company have indicated a desire to terminate their relationship with the Company.

        2.30    Disclosure.    No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to Manley and the Company as follows:

        3.1    Organization.    The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full power and authority to enter into and consummate this Agreement and to perform its obligations hereunder.

        3.2    Authority.    The Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to purchase the Assets pursuant to this Agreement. The execution, delivery and consummation by the Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly and validly authorized by the board of directors of the Purchaser, no other action on the part of the Purchaser being necessary. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms.

        3.3    No Conflicts.    The execution, delivery and consummation by the Purchaser of this Agreement, the performance by the Purchaser of its obligations under this Agreement will not:

          (a)   conflict with or result in a violation or breach of (i) the Certificate of Incorporation of Bylaws of the Purchaser, or (ii) any term or provision of any Law or Order applicable to the Purchaser; or

          (b)   (i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) request the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, any Person, as a result or under the terms of any contract or license to which Purchaser is a party or by which any of its assets or properties is bound.

        3.4    Brokers.    All negotiations relative to this Agreement and the transactions consummated hereby have been carried out by the Purchaser directly with the Company without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.

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        3.5    Governmental Approvals and Filings.

          (a)   Except as disclosed in Section 3.5 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery, performance and consummation of this Agreement.

          (b)   All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT

        The Parent hereby represents and warrants to Manley and the Company as follows:

        4.1    Organization.    The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Parent has full power and authority to enter into and consummate this Agreement and to perform its obligations hereunder.

        4.2    Authority.    The Parent has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and consummation by the Parent of this Agreement, and the performance by the Parent of its obligations hereunder, have been duly and validly authorized by the board of directors of the Parent, no other action on the part of the Parent being necessary. This Agreement has been duly and validly executed and delivered by the Parent and constitutes legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with its terms.

        4.3    No Conflicts.    The execution, delivery and consummation by the Parent of this Agreement, the performance by the Parent of its obligations under this Agreement will not:

          (a)   conflict with or result in a violation or breach of (i) the Certificate of Incorporation of Bylaws of the Parent, or (ii) any term or provision of any Law or Order applicable to the Parent; or

          (b)   (i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) request the Parent to obtain any consent, approval or action of, make any filing with or give any notice to, any Person, as a result or under the terms of any contract or license to which Parent is a party or by which any of its assets or properties is bound.

        4.4    Governmental Approvals and Filings.

          (a)   Except as disclosed in Section 4.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Parent is required in connection with the execution, delivery, performance and consummation of this Agreement.

          (b)   All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to the Company.

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ARTICLE V

CONDITIONS PRECEDENT

        5.1    Conditions Precedent—General.    The obligations of each of the parties to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following conditions (all or any of which may be waived in whole or in part by the parties, other than a party obligated with respect thereto, in their sole discretion):

          (a)    Real Estate Agreement.    The Trust and the Purchaser shall have entered into the Real Estate Agreement and closed the purchase and sale of the Real Property in accordance therewith. The closing under the Real Estate Agreement and the Closing under this Agreement shall occur simultaneously and the closing of each such transaction is a condition precedent to the closing of the other.

          (b)    Escrow Agreement.    The Company, Manley, the Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

          (c)    Regulatory Approvals.    The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, including without limitation, regulatory approvals required under the HSR Act (if applicable), all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect and receipt of any other governmental regulatory consents and approvals shall have been obtained.

          (d)    No Action or Order.    No Action or Proceeding shall be pending or threatened before any Governmental or Regulatory Authority seeking to enjoin or restrain the Closing nor shall any party to this Agreement be subject to any Order of any Governmental or Regulatory Authority that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

        5.2    Conditions Precedent—The Purchaser.    The obligations of the Purchaser to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following additional conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

          (a)    Representations, Warranties and Covenants.    The representations and warranties of the Company and Manley contained in this Agreement shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) on and as of the Closing Date as though made as of the Closing Date, and the covenants and agreements to be performed by the Company and Manley on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

          (b)    Closing Documents.    On or prior to the Closing Date, the Company and Manley shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and documents required to be delivered by the Company and Manley pursuant to Sections 6.2 and 6.3.

          (c)    Name Change.    The Company shall have ceased using the names "Life Quotes," "Life Quotes Insurance Services" and "lifequotes.com' (collectively, "Life Quotes Names"), shall have changed its legal name to a name dissimilar to the Life Quotes Names, and shall have delivered to Purchaser documents filed with the necessary government office evidencing such name change and any other consent or form necessary for Purchaser to change its name to "Life Quotes, Inc.'

          (d)    Assignment of Domain Name.    The requirements of Section 1.5(d) shall have been satisfied to Purchaser's reasonable satisfaction and the Company shall have caused its domain name, www.lifequotes.com, and all rights relating thereto to be assigned to the Purchaser.

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          (e)    Non-Competition Agreement.    Manley shall have executed the Non-Competition Agreement, the form of which is attached hereto as Exhibit B.

          (f)    Fairness Opinion.    As provided in Section 7.3(a) of this Agreement, the Purchaser shall have received the Fairness Opinion satisfactory in form and substance to the Purchaser in its sole and absolute discretion, and the Fairness Opinion shall not have been withdrawn or modified.

          (g)    Due Diligence.    As provided in Section 7.3(b) of this Agreement, the Purchaser shall have completed a satisfactory due diligence investigation of the Assets, the Business and the Condition of the Business to the extent deemed necessary by the Purchaser in its sole and absolute discretion.

          (h)    Financing.    As provided in Section 7.3(c) of this Agreement, the Purchaser shall have obtained financing from third party lenders or investors in order to pay the Purchase Price under the terms of this Agreement on terms satisfactory to the Purchaser in its sole and absolute discretion.

          (i)    Closing Payment.    The Company shall pay to the Purchaser the Closing Payment, if applicable.

          (j)    Other Documents.    The Company and Manley shall have provided to the Purchaser such other documents and instruments as the Purchaser or its counsel may reasonably request in connection with the consummation of the transactions in accordance with the terms of this Agreement, including, without limitation any assignments in favor of the Purchaser as may be required by law, contract or otherwise, including, assignments of the Renewals.

          5.3    Conditions Precedent—The Company and Manley.    The obligations of the Company and Manley to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company or Manley in their sole discretion):

          (a)    Representations, Warranties and Covenants.    The representations and warranties of the Purchaser and Parent contained in this Agreement shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) on and as of the Closing Date as though made as of the Closing Date, and the covenants and agreements to be performed by the Purchaser and Parent on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

          (b)    Closing Documents.    On or prior to the Closing Date, the Purchaser and Parent shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and documents required to be delivered by the Purchaser and Parent pursuant to Sections 6.2 and 6.4.

          (c)    Payment of the Purchase Price.    The Purchaser shall pay to the Company the Purchase Price in accordance with Section 1.3 and Section 6.4.

          (d)    Other Documents.    The Purchaser and Parent shall have provided to the Company such other documents and instruments as the Purchaser or its counsel may reasonably request in connection with the consummation of the transactions in accordance with the terms of this Agreement.

ARTICLE VI

CLOSING

        6.1    Closing and Closing Date.    The purchase and sale of the Assets under this Agreement shall be closed at a closing (the "Closing"), which shall be held on or before April 1, 2004 (the "Closing

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Date"), at 10:00 a.m., local time, at the offices of the Purchaser in Darien, Illinois, or on such other date, time and place as the Company and the Purchaser may otherwise agree to in writing. Notwithstanding the foregoing, Purchaser may by written notice to the Company and Manley, extend the Closing Date to a date no later than August 1, 2004. If Purchaser elects to extend the Closing Date, the Purchase Price shall be increased by an amount equal to the sum of (i) interest on $18,395,000 at the rate of 4.5% per annum from April 1, 2004 to the date Closing occurs, and (ii) $5,000 per week for Manley's services from April 1, 2004 to the date Closing occurs. If Closing has not occurred on or before April 1, 2004 (or on or before August 1, 2004 if the Closing Date has been extended by the Purchaser), then this Agreement shall terminate and be null and void and of no force and effect, provided however that the rights and obligations of the parties under Article X of this Agreement shall survive such termination with respect to any breach of a party's representations, warranties and covenants under this Agreement.

        6.2    Closing Documents—General.    At the Closing, the Company and the Purchaser shall execute and deliver, or cause to be executed and delivered, the following:

          (a)    Non-Competition Agreement.    Manley, the Purchaser and Parent shall execute and deliver the Non-Competition Agreement, the form of which is attached hereto as Exhibit B.

          (b)    Escrow Agreement.    Manley, the Company, the Purchaser and the Escrow Agent shall have entered into the Escrow Agreement, the form of which is attached hereto as Exhibit C.

          (c)    Bill of Sale and Assumption Agreement.    The Company and the Purchaser shall execute and deliver the Bill of Sale and Assumption Agreement in the form attached hereto as Exhibit D.

          (d)    Preliminary Settlement Statement.    Not later than ten (10) days prior to the Closing Date, the Company and Manley shall prepare and deliver to the Purchaser the Preliminary Settlement Statement in accordance with Section 1.4(b).

        6.3    Closing Documents—The Company and Manley.    At the Closing, the Company and Manley shall execute and deliver, or cause to be executed and delivered, the following:

          (a)    Legal Opinion.    The Company shall cause the legal opinion of the Company's counsel to be executed and delivered to the Purchaser in the form attached hereto as Exhibit E.

          (b)    Officer's Certificate.    The Company shall execute and deliverer to the Purchaser an Officer's Certificate which includes true and correct copies of the Company's currently effective (Articles of Incorporation/Certificate of Incorporation), Bylaws and primary shareholder and director resolutions approving this Agreement and the transaction contemplated hereby in the form attached hereto as Exhibit F.

          (c)    Business Books and Records.    The Company shall deliver to the Purchaser the Business Books and Records (originals to the extent available) provided that the Company may, at its sole expense, make and retain copies thereof for general corporate purposes and for purposes of preparing tax returns and other filings required to be made by the Company.

        6.4    Closing Documents—Purchaser and Parent.    At the Closing, the Purchaser shall pay the Purchase Price under Section 1.3 to the Company or to the Company's account (at such bank as may be designated by the Company in a written notice delivered to the Purchaser not less than five (5) days prior to the Closing) in immediately available funds (wire transfer or certified check). In addition, the Purchaser and Parent shall execute and deliver, or cause to be executed and delivered at the Closing, the following:

          (a)    Legal Opinion.    The Purchaser shall cause the legal opinion of the Purchaser's counsel to be executed and delivered to the Company in the form attached hereto as Exhibit G.

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          (b)    Officer's Certificate.    Purchaser shall have delivered to the Company an Officer's Certificate which includes the true and correct copies of the Purchaser's currently effective Certificate of Incorporation, Bylaws, board of director and shareholder resolutions approving this Agreement and the transaction contemplated hereby in the form attached hereto as Exhibit H.

ARTICLE VII

COVENANTS

        7.1    Pre-Closing Affirmative Covenants—Company and Manley.    During the Interim Period, if a Closing shall have occurred, and subject to the terms and conditions of this Agreement, the Company and Manley shall operate the Business and utilize the Assets in their respective capacities for the benefit of the Purchaser, consistent with past practice. Further, during the Interim Period, the Company and Manley shall:

          (a)   keep the Purchaser informed regarding the Assets and the Business and day to day operations pertaining thereto;

          (b)   conduct the Business only in the usual and ordinary course of business in accordance with past custom and practice;

          (c)   keep in full force and effect the Company's corporate existence and all rights, franchises and intellectual property relating to or pertaining to the Business;

          (d)   use best efforts to retain the Company's employees and sales and other agents and preserve its present business relationships, and continue to compensate its employees and sales and other agents in accordance with past custom and practice;

          (e)   maintain the Assets in good and customary repair, order and condition and maintain insurance comparable to that in effect on the date of this Agreement; replace in accordance with past practice its inoperable, worn out and obsolete assets with assets of comparable quality; in the event of any casualty, loss or damage to any of the Assets prior to Closing, either repair or replace such assets with assets of comparable quality or, if Purchaser agrees in writing, transfer to Purchaser at Closing the proceeds of any insurance recovery with respect thereto;

          (f)    maintain the Company's advertising and marketing campaigns comparable to that in effect on the date of this Agreement and expend at least $70,000 per week on such campaigns consistent with current media and direct mail allocations;

          (g)   maintain the Company's books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements and timely file with the appropriate taxing authorities any and all returns required to be filed by it for the periods covered thereby and timely pay all Taxes shown thereon to be due; and

          (h)   subject to Section 7.5 of this Agreement, permit Purchaser and Parent and their respective employees, agents, accounting and legal representatives and potential lenders and their representatives to have access during normal business hours to its books, records, invoices, contracts, leases, key personnel, independent accountants, property, facilities, equipment and other things related to the Business or the Assets.

        7.2    Pre-Closing Negative Covenants—Company and Manley.    Prior to the Closing, without the prior written consent of the Purchaser, the Company and Manley shall not:

          (a)   directly or indirectly (including through any agent, broker, finder or other third party), offer to sell, merge, consolidate or otherwise dispose of, negotiate for the sale, merger, consolidation or other disposition of, initiate or continue discussions concerning the sale, merger,

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  consolidation or other disposition of, the Company as a whole, or the sale or other disposition of any of its shares of capital stock or any of the Assets (other than in the ordinary course of business); and

          (b)   take or omit to take any action, or permit its affiliates to take or omit to take any action, which would reasonably be anticipated to have an adverse effect upon the Business or the Assets.

        7.3    Pre-Closing Affirmative Covenants—Purchaser and Parent.    Prior to the Closing, the Purchaser and Parent shall:

          (a)   retain Mystic Capital Advisors Group, LLC, for purposes of providing a fairness opinion with regard to the transactions to be consummated pursuant to the terms of this Agreement (the "Fairness Opinion"), which shall be provided as promptly as practicable and at the sole cost, risk and expense of Purchaser and Parent;

          (b)   subject to Section 7.5, undertake and complete a due diligence review of the Business and the Assets as promptly as reasonably practicable; and

          (c)   promptly apply for and diligently pursue financing from third party lenders or investors in order to pay the Purchase Price under the terms of this Agreement.

The Purchaser and Parent shall keep the Company and Manley reasonably informed of the status of the conditions to Closing contained in subsections (f), (g) and (h) of Section 5.2. If any of the conditions to Closing contained in subsections (f) or (h) of Section 5.2 are not satisfied, and by reason thereof the Purchaser and Parent terminate this Agreement on or after March 1, 2004, then Parent and the Purchaser shall, jointly and severally, be liable for and shall pay to the Company immediately upon demand, an amount equal to the documented reasonable accounting and legal fees actually incurred by the Company related to the transactions contemplated under this Agreement and the Real Estate Agreement; provided, however, such amount shall not exceed $60,000. The payment obligation of Parent and the Purchaser under the preceding sentence is conditioned upon the Company and Manley having performed in all material respects (except that such representations, warranties or covenants that contain materiality qualifiers shall be true in all respects) their respective obligations under this Agreement and the Real Estate Agreement.

        7.4    Post-Closing Covenants

          (a)    Employee Matters.    The Purchaser anticipates a need for qualified employees of the Company after the Closing and will evaluate employee retention issues in connection with its due diligence investigation and prior to Closing. Purchaser is under no legal obligation to employ any personnel presently or previously employed by the Company. Prior to the Closing Date, Purchaser may, but shall not be required to, offer employment to such persons currently employed by the Company as Purchaser in its sole discretion shall determine. Purchaser shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, for any employees of the Company to whom it chooses to make an offer of employment to be employed by Purchaser. Further, it is expressly agreed that Purchaser is not bound to assume, implement or continue any wages, terms and conditions of employment, benefits or benefit plans which may currently exist for the Company's employees. All such offers of employment shall be on terms and conditions established by the Purchaser and shall be contingent upon employment commencing with the Purchaser only following the Closing Date. The Company agrees not to discourage any individuals who are offered employment or an agency relationship with Purchaser from accepting such employment or agency relationship with Purchaser. Consistent with its 401K plan, the Purchaser shall permit such new employees the opportunity to "roll over" their funds into the Purchaser's 401K plan.

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          (b)    Options.    From and after the Closing Date, the Parent agrees to use its reasonable best efforts to offer to certain employees of the Company (who are hired by the Purchaser on the Closing Date) the option to purchase an aggregate of 300,000 shares of Parent common stock consistent with Exhibit J. Such stock options shall vest over a period of three-years and shall be on terms similar to those terms offered to other employees of Parent.

          (c)    Manley.    From and after the Closing Date and for a period not to exceed one (1) month, if requested by Purchaser, Manley agrees to assist the Purchaser and Parent with the day-to-day operation of the Asset and the Business. Following such one (1) month period and for an additional period of three (3) months, if requested by Purchaser, Manley agrees to consult with the Purchaser and Parent regarding the Assets and the Business, and the operation thereof, including, but not limited to, procuring any licenses or in making any filings as reasonably requested by the Purchaser or Parent and in assisting in any marketing and advertising campaigns; provided however, that Manley shall not be required to devote more than twenty percent (20%) of his time thereto. Manley shall not be entitled to additional compensation for providing such assistance or consulting, provided that all costs and expenses associated with such assistance shall be borne solely by the Purchaser and Parent, and Manley shall be reimbursed for all reasonable out of pocket expenses incurred in connection with the foregoing, including travel, meals, telephone and communication expenses.

          (d)    Agreements.    Notwithstanding the Non-Competition Agreement, Manley, the Company, and his spouse and children, either individually or as owners of an entity, together with their respective employees, shall be permitted to sell life insurance products so long as all such insurance products are placed directly through the Parent (or an Affiliate or Associate of Parent) in their capacity as agents of Parent and such placements collectively shall not exceed $2.0 million in annual first-year commissionable premium (such threshold annually increased based on the rate of inflation as specified by the Consumer Price Index for all urban consumers), in accordance with the terms of the agreements in the form attached hereto as Exhibit K.

        7.5    Due Diligence.    The Purchaser and Purchaser's officers, employees, representatives, consultants and advisors, at their sole risk, cost and expense (a) shall have access at reasonable times to the Company's offices and, in a manner so as not to interfere unduly with the operation of the Business, to the Business Books and Records insofar as the Company may do so (i) without violating legal constraints or any legal obligation or waiving any attorney/client work product or like privilege, and (ii) subject to any required consent of any third person, and (b) may, at reasonable times and conduct an inspection of the Business and the Assets; provided however, the Purchaser and Parent, jointly and severally, shall be responsible for any material loss, damage or injury directly caused by Purchaser or Parent arising out of or in connection with such access and inspection.

        7.6    Cost of Financial Statements.    The parties agree that the costs and expenses of the Company's Financial Statements will be borne equally by the Company and the Purchaser. The costs and expenses of the Annual Financial Statement shall be borne by the Purchaser and Parent.

        7.7    Sale and Use Taxes.    The Purchaser shall bear any sales or use taxes arising in connection with the Closing and the purchase and sale of the Assets pursuant to this Agreement.

        7.8    Confidentiality.    The Purchaser and Parent agree to maintain all information made available to them pursuant to this Agreement confidential and to cause their respective officers, employees, representatives, consultants and advisors to maintain all information made available to them pursuant to this Agreement confidential.

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ARTICLE VIII

LIMITATIONS

        8.1    Disclaimers Regarding Warranties.    IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER THE COMPANY NOR MANLEY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, THE REAL ESTATE AGREEMENT OR THE NON-COMPETITION AGREEMENT, AND IT IS UNDERSTOOD THAT, SUBJECT TO SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, PURCHASER AND PARENT TAKE THE ASSETS "AS IS" AND "WHERE IS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, THE COMPANY AND MANLEY HEREBY (i) EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIAL), (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO PURCHASER AND PARENT REGARDING THE ASSETS OR IN CONNECTION WITH THE DUE DILIGENCE REVIEW CONDUCTED BY PURCHASER AND PARENT UNDER THIS AGREEMENT; (c) THE PRESENT OR FUTURE VALUE OR THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; or (d) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR WITH RESPECT TO THE ASSETS, and (ii) NEGATE ANY RIGHTS OF PURCHASER AND PARENT UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND CLAIMS BY PURCHASER AND PARENT FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF THE PARTIES THAT THE ASSETS ARE TO BE ACCEPTED BY PURCHASER AND PARENT IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

        8.2    Reliance.    Notwithstanding the foregoing and notwithstanding any right of the Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement and the Real Estate Agreement, the Company and Manley, on the one hand, and the Purchaser and Parent, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

        8.3    Damages.    NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, THE COMPANY AND MANLEY, ON THE ONE HAND, AND PURCHASER AND PARENT, ON THE OTHER HAND, AGREE THAT THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY EITHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR

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AGREEMENTS HEREUNDER. PROVIDED, HOWEVER, IF AS A RESULT OF THE BREACH BY A PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARE AWARDED AGAINST OR PAID BY THE NON-BREACHING PARTY TO ANY THIRD PARTY, THEN IF OTHERWISE ENTITLED TO INDEMNITY HEREUNDER, SUCH NON-BREACHING PARTY SHALL BE ENTITLED TO BE INDEMNIFIED FOR ALL DAMAGES PAYABLE TO THE THIRD PARTY, INCLUDING ALL ACTUAL AND ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES AWARDED AGAINST OR PAID BY THE NON-BREACHING PARTY.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS

        9.1    Survival of Representations, Warranties, Covenants and Agreements.    The representations, warranties, covenants and agreements of the Company and Manley, on the one hand, and the Purchaser and Parent, on the other hand, contained in this Agreement hereby survive the execution of this Agreement (a) indefinitely with respect to the representations and warranties contained in Sections 2.2, 2.13, 2.14, 2.18, 2.27, 2.30, 3.2, 3.4, and 4.2 of this Agreement, (b) until ninety (90) calendar days after the fourth anniversary of the Closing Date with respect to matters covered by Sections 2.9, 2.12, 2.22 and 2.24 of this Agreement, (c) until the second anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement in this Agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

ARTICLE X

INDEMNIFICATION

        10.1    Indemnification.

          (a)   The Company and Manley, jointly and severally, shall indemnify the Purchaser, Parent and each of its respective officers, shareholders, directors, employees, agents, representatives and Affiliates ("Purchaser Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Losses asserted against, imposed upon, suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to directly, indirectly or in connection with (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement (determined in all cases as if the terms "material' or "materially" were not included therein), (ii) the Benefit Plans, (iii) the Excluded Liabilities, (iv) any Taxes imposed upon Purchaser as a result of the transactions contemplated hereby (other than sales and use taxes provided for under Section 7.7), (v) any claim or other cause of action asserted or brought by an unaffiliated third party that alleges any statement of facts or other circumstances which, if meritorious, would result in or constitute a breach or violation of any of the representations or warranties made by the Company or Manley in this Agreement, (vi) those items listed on Section 10.1(a) of the Disclosure Schedule and (vii) any action taken by the Company or Manley during the Interim Period with respect to the Assets or the Business that constitutes a breach of either of their respective obligations under this Agreement or under the Real Estate Agreement.

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          (b)   The Purchaser and Parent, severally and not jointly, agree to indemnify Manley and the Company and the Company's shareholders, directors, officers, employees, agents and Affiliates ("Seller Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser or Parent contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein) and (ii) any Assumed Liability.

          (c)   Notwithstanding subsections (a) and (b), the following terms and conditions shall apply to the parties' indemnification obligations under this Agreement:

              (i)  The indemnification obligations of the Company and Manley under Section 10.1(a) shall in no event exceed the aggregate amount of the Purchase Price paid under the terms of this Agreement and the purchase price paid under the Real Estate Agreement.

             (ii)  Except with respect to the Assumed Liabilities and the Excluded Liabilities, neither the Purchaser Indemnified Parties nor the Seller Indemnified Parties (collectively the "Indemnified Parties" and each individually an "Indemnified Party") shall be entitled to indemnity under this Article X unless the Indemnified Party has delivered a written notice of such Loss on or before the fourth anniversary of the Closing Date.

            (iii)  With respect to the Assumed Liabilities and the Excluded Liabilities, the indemnification obligations of the parties under this Article X shall continue indefinitely.

            (iv)  The indemnity obligations of a party under this Article X shall be reduced to the extent of any amounts actually received by the Indemnified Parties pursuant to the terms of insurance policies (if any) covering such claim.

             (v)  The indemnification obligations of the parties under this Article X are subject to the limitations contained in Section 8.3 hereof and shall not include incidental, consequential, indirect, punitive or exemplary Losses or damages.

            (vi)  The indemnification provisions in this Article X and the termination rights and remedies provided elsewhere in this Agreement, in the Real Estate Agreement and in the Non-Competition Agreement shall be the exclusive remedies with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, the indemnification limitations with respect to time periods and dollar amounts shall not be applicable in the case of any action or claim arising due to fraud on the part of any party to this Agreement.

           (vii)  No claim for indemnification hereunder shall be made until the aggregate amount of claims exceeds $5,000, at which point the amount of indemnification hereunder shall apply to all claims, including without limitation, those claims below $5,000.

        10.2    Method of Asserting Claims.    All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

          (a)   In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 10.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, the Purchaser, Parent or any Affiliate of the Company, the Purchaser or Parent (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.

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  The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.1 and whether the Indemnifying Party desires, other than in connection with a Third Party Claim involving Taxes, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

              (i)  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.2(a)(i), then the Indemnifying Party will have the right to defend, other than in connection with a Third Party Claim involving Taxes, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 10.1). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 10.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.2(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 10.1 with respect to such Third Party Claim.

             (ii)  If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.2(a)(i), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period or if the Third Party Claim involves Taxes, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions this Section 10.2(a)(ii) , if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in

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    the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 10.2(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable Costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.2(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

            (iii)  If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (b)   In the event any Indemnified Party should have a claim under Section 10.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights, hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (c)   An Indemnified Party shall be entitled to set off against payments such Indemnified Party owes to an Indemnifying Party (including payments owed under this Agreement), the sum of all obligations that such Indemnified Party is entitled to from the indemnifying Party pursuant to this Article X

ARTICLE XI

DEFINITIONS

        11.1    Definitions.    As used in this Agreement, the following defined terms shall have the meanings indicated below:

        "Accounts Receivable" has the meaning ascribed to it in Section 1.1(a)(ix).

        "Actions or Proceedings" means any action, suit, proceeding, arbitration, or investigation or audit performed by or to be filed with any Governmental or Regulatory Authority.

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        "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified.

        "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and any other documents delivered by the parties in connection with the transactions contemplated hereto, as the same shall be amended from time to time.

        "Annual Financial Statement Date" means December 31, 2003.

        "Annual Financial Statements" has the meaning ascribed to it in Section 2.6.

        "Arbitrating Accountant" has the meaning ascribed to it in Section 1.4(d).

        "Assets" has the meaning ascribed to it in Section 1.1(a).

        "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

        "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

        "Assumed Contracts" has the meaning ascribed to it in Section 1.1(a)(iii).

        "Assumed Liabilities" has the meaning ascribed to it in Section 1.2(a).

        "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of the Company, existing on the date hereof or prior thereto, to which the Company contributes or has contributed on behalf of any Employee, former Employee or trustee, or under which any Employee, former Employee or trustee of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

        "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

        "Business" has the meaning ascribed to it in the forepart of this Agreement.

        "Business Books and Records" has the meaning ascribed to it in Section 1.1(a)(vii).

        "Business Forms and Policy Statements" means any forms used in the conduct of the Business as well as all written policy manuals and other written statements of regulatory compliance.

        "Cercla" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder or any successor thereto.

        "Claim Notice" means written notification pursuant to Section 10.2(a) of a Third Party Claim as to which indemnity under Section 10.1 is sought by an Indemnified Party, enclosing a copy of all papers

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served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.2, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

        "Closing" has the meaning ascribed to it in Section 6.1.

        "Closing Date" has the meaning ascribed to it in Section 6.1.

        "Closing Payment" has the meaning ascribed to it in Section 1.4.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Collected Receivables" has the meaning ascribed to it in Section 1.3.

        "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties, liabilities and prospects of the Business, taken as a whole.

        "Company" has the meaning ascribed to it in the forepart of this Agreement.

        "Company Financial Statements" has the meaning ascribed to it in Section 2.6.

        "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral), including, without limitation, any insurance policies issued by the Company to any third parties in connection with the Business.

        "Defined Benefit Plan" means each Plan, which is subject to Part 3 of Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

        "Disclosure Schedule" means the record delivered to the Purchaser by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

        "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

        "Effective Date" has the meaning ascribed to it in Section 1.1(a).

        "Employee" means each employee, officer or consultant of the Company engaged primarily in the conduct of the Business.

        "Environmental Law" means any Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material, as in effect from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Escrow Agent" means Zions Bank.

        "Escrow Agreement" means that certain Escrow Agreement dated as of the Effective Date by and among Manley, the Company, the Purchaser and the Escrow Agent.

        "Escrowed Amount" has the meaning ascribed to it in Section 1.3(a).

        "Excluded Assets" has the meaning ascribed to it in Section 1.1(b).

        "Excluded Liabilities" has the meaning ascribed to it in Section 1.2(b).

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        "Fairness Opinion" has the meaning ascribed to it in Section 7.3(a).

        "Final Settlement Statement" has the meaning ascribed to it in Section 1.4(d).

        "Financial Statements" means any and all of the financial statements delivered to the Purchaser pursuant to Section 2.6.

        "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

        "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder.

        "Hazardous Material" means (a) any petroleum or petroleum products. radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances,' "hazardous wastes," "hazardous materials," "extremely hazardous wastes,' "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority.

        "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

        "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

        "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

        "Indemnity Notice" means written notification pursuant to Section 10.2(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith of such claim.

        "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, trade dress, service marks and service mark rights, service names and service name rights, brand names, inventions (whether or not patentable and whether or not reduced to practice), processes, formulae, copyrights and copyright rights (including, but not limited to the content of the "lifequotes.com" website), business and product names, corporate names (including, but not limited to the "lifequotes.com" name), logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, URLs, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

        "Interim Period" has the meaning ascribed to it in Section 1.4.

        "IRS" means the United States Internal Revenue Service.

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        "Knowledge" shall mean the knowledge, after inquiry, of Kenneth L. Manley with respect to the Company.

        "Law" or "Laws" means all laws, statutes, rules, regulations, ordinances, standards and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

        "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

        "Licenses" has the meaning ascribed to it in Section 1.1(a)(vi).

        "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

        "Life Quotes Names" has the meaning ascribed to it in Section 5.2(c).

        "Loss" means any and all demands, claims, actions, causes of action, assessments, liabilities, damages, fines, fees, penalties, deficiencies, losses, Taxes and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other expense or other expenses of litigation or other proceedings or of any claim, default or assessment).

        "Manley" means Kenneth L. Manley, the sole shareholder of the Company.

        "Notice of Disagreement" has the meaning ascribed to it in Section 1.4(d).

        "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

        "Parent" has the meaning ascribed to it in the forepart of this Agreement.

        "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

        "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

        "Preliminary Settlement Statement" has the meaning ascribed to it in Section 1.4(d).

        "Purchase Price" has the meaning ascribed to it in Section 1.3(a).

        "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

        "Real Estate Agreement" has the meaning ascribed to it in the Recitals.

        "Real Property" has the meaning ascribed to it in Section 2.13.

        "Receivables Amount" has the meaning ascribed to it in Section 1.3.

        "Release" or "Released" has the meaning ascribed to it in Section 2.24(b).

        "Renewals" has the meaning ascribed to it in Section 1.1(a)(xi).

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        "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

        "Shortfall Amount" has the meaning ascribed to it in Section 1.3(c).

        "Statement Period" has the meaning ascribed to it in Section 1.4(b).

        "Tangible Personal Property" has the meaning ascribed to it in Section 1.1(a)(ii).

        "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

        "Tax or Taxes" means any and all federal, state, local or foreign taxes or assessments of any kind or nature whatsoever, including any and all net or gross income, franchise, gross receipts, sales, use, alternative or add-on, minimum, employment, real property, personal property, business, capital stock, occupancy, ad valorem, value added, transfer, license, excise, stamp, estimated, withholding, service, payroll, social security, excise, environmental, recording or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any related penalties, charges, interest and other additions to tax or additional amounts with respect thereto.

        "Taxing Authority" means any and all federal, state, local or foreign authorities empowered to assess or collect Taxes.

        "Third Party Claim" has the meaning ascribed to it in Section 10.2(a).

        "Trust" has the meaning ascribed to it in the Recitals.

        "Work-in-Process" has the meaning ascribed to in Section 1.1(a)(x).

        11.2    Interpretation.    Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company in connection with the Business. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE XII

MISCELLANEOUS

        12.1    Notices.    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or delivered by a recognized overnight courier service to the parties at the following addresses or facsimile numbers:

If to the Purchaser or Parent, to:
Quotesmith.com, Inc. 8205 South Cass Avenue, No. 102 Darien, Illinois 60561
Facsimile:	(630) 515-0276
Attention:	Robert S. Bland, Chairman, Chief Executive Officer and President

A-3-33

with a copy to:
Duane Morris LLP 227 West Monroe Street Suite 3400 Chicago, Illinois 60606
Facsimile:	(312) 499-6701
Attention:	David J. Kaufman
If to the Company or Manley, to:
Kenneth L. Manley 758 Soda Creek Drive Evergreen, Colorado 80439
Facsimile:	(800) 690-6550
with a copy to:
Welborn, Sullivan, Meck & Tooley, P.C. 821 17th Street Suite 500 Denver, Colorado 80202
Facsimile:	(303) 832-2366
Attention:	John F. Meck

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section (and followed by another method provided herein), be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        12.2    Entire Agreement.    This Agreement, the Real Estate Agreement and the Non-Compete Agreement supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

        12.3    Expenses.    Except as provided in Section 7.3 and Section 7.6, each party shall pay all of its expenses in connection with the preparation, negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

        12.4    Public Announcements.    The Company, on the one hand, and the Purchaser, on the other hand, will not issue or make any reports, statements or releases to the public or generally to the employees, or other Persons to whom the Company provides services in connection with the Business or with whom the Company otherwise has business relationships in connection with the Business with respect to this Agreement or the transactions consummated hereby without the consent of the other; provided, however, that the Parent may make such public announcements as it deems reasonable in its sole discretion in order to comply with any applicable law, including securities laws. The Company, on

A-3-34

the one hand, and the Purchaser, on the other hand, will also use reasonable efforts to obtain the other party's prior approval of any press release to be issued immediately following the execution of the Agreement and the Real Estate Agreement.

        12.5    Confidentiality.    During the term of this Agreement, Purchaser and Parent shall maintain the confidentiality of all information and materials received by them, except for the approved press release referenced in Section 12.4 and any information required to be disclosed pursuant to applicable Law. During the term of this Agreement, the Company and Manley shall maintain the confidentiality of all information and materials regarding the transactions contemplated hereby and all information and materials regarding the Purchaser, Parent and their respective Affiliates except for any information required to be disclosed pursuant to applicable Law.

        12.6    Waiver.    Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in anyone or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

        12.7    Amendment.    This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        12.8    No Third Party Beneficiary.    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

        12.9    No Assignment; Binding Effect.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that the Purchaser or Parent may assign any or all of its respective rights, interests and obligations hereunder (including without limitation its respective rights under Article X) to a wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective legal heirs, beneficiaries, successors and permitted assigns.

        12.10    Headings.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        12.11    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        12.12    Governing Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

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        12.13    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT, OR OTHER ACTION OF ANY SUCH PARTY.

        12.14    Counterparts; Facsimile.    This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A signed facsimile copy of this Agreement shall be deemed an original for all purposes.

        12.15    Preparation and Review of Agreement.    Each of the parties hereto agree that this Agreement has been thoroughly reviewed by its respective choice of counsel and, in the event of an ambiguity or conflict in the terms hereof, there shall be no presumption against the Parent, Purchaser or their counsel as the drafters hereof.

[Signature page follows]

A-3-36

        WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer or signatory of each party as of the date first above written.

LIFE QUOTES, INC.
By:	/s/ KENNETH L. MANLEY Kenneth L. Manley, President
KENNETH L. MANLEY
/s/ KENNETH L. MANLEY
LIFE QUOTES ACQUISITION, INC.
By:	/s/ ROBERT S. BLAND Robert S. Bland, President
QUOTESMITH.COM INC
By:	/s/ ROBERT S. BLAND Robert S. Bland, Chairman, Chief Executive Officer and President

A-3-37

Annex A-4

EXECUTION COPY

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

QUOTESMITH.COM, INC.

AND

ZIONS BANCORPORATION

Dated as of March 1, 2004

1. Purchase and Sale of the Shares		A-4-1
1.1	Issuance and Sale of Common Stock	A-4-1
1.2	Closing	A-4-1
2. Representations and Warranties of the Company		A-4-1
2.1	Organization, Good Standing and Qualification	A-4-1
2.2	Corporate Authority	A-4-2
2.3	Capitalization and Voting Rights	A-4-2
2.4	Subsidiaries	A-4-3
2.5	Authorization	A-4-3
2.6	Valid Issuance of Common Stock	A-4-3
2.7	Third Party Consents	A-4-3
2.8	Offering	A-4-4
2.9	Litigation	A-4-4
2.10	Intellectual Property	A-4-4
2.11	Compliance with Other Instruments and Laws	A-4-5
2.12	Agreements; Actions	A-4-5
2.13	Related-Party Transactions	A-4-6
2.14	Permits	A-4-6
2.15	Environmental and Safety Laws	A-4-6
2.16	Disclosure	A-4-7
2.17	Registration Rights	A-4-7
2.18	Corporate Documents	A-4-7
2.19	Title to Real Property and Assets	A-4-7
2.20	Financial Reports	A-4-7
2.21	Reports	A-4-8
2.22	Changes	A-4-8
2.23	Employee Benefit Plans	A-4-9
2.24	Tax Returns, Payments and Elections	A-4-10
2.25	Insurance	A-4-10
2.26	Minute Books	A-4-10
2.27	Labor Agreements and Actions	A-4-10
2.28	Employees	A-4-11
2.29	Use of Proceeds	A-4-11
2.30	Proprietary Information and Inventions Assignment Agreements	A-4-11
3. Representations and Warranties of the Investor		A-4-11
3.1	Organization and Good Standing	A-4-11
3.2	Corporate Authority	A-4-11
3.3	Purchase Entirely for Own Account	A-4-11
3.4	Investment Experience	A-4-12
3.5	Accredited Investor	A-4-12
3.6	Restricted Securities	A-4-12
3.7	Legends	A-4-12
4. Conditions of the Investor's Obligations at Closing		A-4-12
4.1	Representations and Warranties	A-4-12
4.2	Performance	A-4-12
4.3	Absence of Changes	A-4-13
4.4	Notices, Consents, Permits and Waivers	A-4-13
4.5	Compliance Certificate	A-4-13

i

4.6	Legal Investment; Orders	A-4-13
4.7	Proceedings and Documents	A-4-13
4.8	Board of Directors	A-4-13
4.9	Opinion of Company Counsel	A-4-13
4.10	Investor Rights Agreement	A-4-13
4.11	Secretary's Certificate	A-4-13
4.12	Employee Matters	A-4-14
4.13	Due Diligence	A-4-14
4.14	Bankruptcy, etc	A-4-14
4.15	Absence of Liabilities	A-4-14
4.16	Life Quotes, Inc. Acquisition	A-4-14
4.17	Rights Plan	A-4-14
4.18	Shareholder Approval	A-4-14
4.19	Waivers to Employment Agreements	A-4-14
5. Conditions of the Company's Obligations at Closing		A-4-15
5.1	Representations and Warranties	A-4-15
5.2	Legal Investment; Orders	A-4-15
5.3	Notices, Consents, Permits and Waivers	A-4-15
5.4	Shareholder Approval	A-4-15
6. Miscellaneous		A-4-15
6.1	Survival of Representations and Warranties	A-4-15
6.2	Indemnification	A-4-15
6.3	Successors and Assigns	A-4-17
6.4	Governing Law and Venue; Waiver of Jury Trial	A-4-17
6.5	Titles and Subtitles	A-4-18
6.6	Notices	A-4-18
6.7	Publicity	A-4-19
6.8	Delay or Omissions	A-4-19
6.9	Securities Laws	A-4-19
6.10	Broker's Fees	A-4-19
6.11	Expenses	A-4-19
6.12	Attorney's Fees	A-4-19
6.13	Specific Performance	A-4-20
6.14	Termination and Effect	A-4-20
6.15	Covenants of the Company	A-4-20
6.16	Amendments and Waivers	A-4-20
6.17	Severability	A-4-20
6.18	Entire Agreement	A-4-20
6.19	Counterparts	A-4-20

EXHIBITS AND SCHEDULES

DEFINITIONS ADDENDUM

EXHIBITS

EXHIBIT A	FORM OF COMMON STOCK CERTIFICATE
EXHIBIT B	FORM OF INVESTOR RIGHTS AGREEMENT
EXHIBIT C	IDENTIFIED STOCKHOLDERS
EXHIBIT D	OPINION OF DUANE MORRIS LLP, SPECIAL COUNSEL TO THE COMPANY
EXHIBIT E	OPINION OF RICHARD C. CLAAHSEN, GENERAL COUNSEL TO THE COMPANY SCHEDULE OF EXCEPTIONS

ii

Section 2.3(d)	Pro Forma Capitalization
Section 2.7	Third Party Consents
Section 2.10	Intellectual Property
Section 2.12(f)	Agreements; Actions
Section 2.18	Corporate Documents
Section 2.22	Changes
Section 2.23	Employee Benefit Plans
Section 2.24	Tax Returns, Payments and Elections
Section 2.27	Labor Agreements and Action
Section 2.28	Employees
Section 4.12	Employee Matters

iii

QUOTESMITH.COM, INC.

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time and including all Exhibits and Schedules hereto, this "Agreement"), is made as of the 1st day of March, 2004, by and between QUOTESMITH.COM, INC., a Delaware corporation (the "Company"), and ZIONS BANCORPORATION, a Utah corporation (the "Investor"). The Company and the Investor are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

        Terms defined in the text of this Agreement shall have the meanings set forth therein. Other capitalized terms not otherwise defined herein shall have the meanings set forth in the Definitions Addendum, which is attached hereto and incorporated herein by this reference.

THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.    Purchase and Sale of the Shares.

          1.1    Issuance and Sale of Common Stock.    Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to issue and sell to the Investor at the Closing, two million three hundred sixty three thousand six hundred thirty six (2,363,636) shares of the Company's Common Stock (as defined below), which represent an equal number of preferred stock purchase rights pursuant to the Rights Agreement, dated as of July 30, 1999 (the "Rights Agreement"), between the Company and the Harris Trust and Savings Bank (collectively, the "Shares"), for the purchase price of thirteen million dollars ($13,000,000) (the "Purchase Price").

          1.2    Closing.    Subject to the satisfaction or waiver of the conditions to Closing set forth in Sections 4 and 5 hereof, the purchase and sale of the Shares shall take place at the offices of Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, at 10:00 a.m. (local time), on the same date as the closing of the transactions contemplated by the Asset Purchase Agreement, dated as of January 31, 2004 (the "APA"), by and among the Company, Life Quotes Acquisition, Inc. ("Life Quotes Acquisition"), Kenneth L. Manley and Life Quotes, Inc. ("Life Quotes"), or at such other time and place as the Company and the Investor mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor one or more Common Stock certificates in substantially the form of Exhibit A hereto representing the Common Stock being purchased under this Agreement against payment of the Purchase Price therefor by wire transfer of immediately available funds to the Company's account (for credit to account number 385-974-1 at Harris Trust and Savings Bank, 111 W. Monroe, Chicago, IL 60606, ABA number 071000288, account name Quotesmith.com, Inc. or such other bank account of the Company designated by the Company in writing no later than the second Business Day immediately preceding the Closing) or to a designee of the Company.

        2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") attached hereto and made a part hereof, specifically identifying the relevant subparagraph hereof:

          2.1    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

A-4-1

          2.2    Corporate Authority.    The Company has full corporate power and authority to enter into this Agreement and the Investor Rights Agreement, in the form attached hereto as Exhibit B (the "Investor Rights Agreement"), to authorize, issue, sell and deliver the Shares and to carry out the other provisions of this Agreement and the Investor Rights Agreement. No consent or approval of stockholders or of any Governmental Entity is required as a condition to the validity or performance by the Company or any of its Subsidiaries of this Agreement or the Investor Rights Agreement.

          2.3    Capitalization and Voting Rights.    The authorized capital of the Company is 65,000,000 shares, consisting of (i) 60,000,000 authorized shares of common stock, par value $0.003 per share ("Common Stock"), of which 4,958,232 shares are issued and outstanding and of which (a) 426,821 shares are reserved for issuance pursuant to the Company's 1997 Employee Stock Option Plan (the "Option Plan"), (b) 63,929 shares are reserved for issuance pursuant to the 1999 Employee Stock Purchase Plan (the "ESPP"), (c) 300,000 shares are reserved for issuance to employees of Life Quotes retained by the Company as contemplated by Section 7.4(b) of the APA (the "Life Quotes Options") and (d) 50,000 shares are reserved for issuance pursuant to the Stock Option Agreement, effective as of December 1, 2001, between the Company and Prospector Partners Connecticut Fund, L.P., a Delaware limited partnership (the "Prospector Options"), and (ii) 5,000,000 authorized shares of preferred stock, par value $.001 per share ("Preferred Stock" ), of which no shares are issued and outstanding. There are no other classes or series of capital stock of the Company authorized or issued and outstanding.

            (a)   Each of the stockholders of the Company specified on Exhibit C hereto (each, an "Identified Stockholder" and, collectively, the "Identified Stockholders") beneficially owns the number and percentage of outstanding shares of Common Stock specified therein.

            (b)   The outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

            (c)   Except for (i) the preemptive rights granted to the Investor pursuant to Section 3.2 of the Investor Rights Agreement, (ii) preferred stock purchase rights issued under the Rights Agreement, (iii) currently outstanding options to purchase 218,332 shares of Common Stock granted to employees pursuant to the Option Plan, (iv) the Life Quotes Options; (v) the Prospector Options and (vi) rights to purchase up to an aggregate of 63,929 shares of Common Stock granted to employees pursuant to the ESPP, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than federal and state securities laws), the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party, by which any of them or their property is subject to or bound or of which either of them has any knowledge. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and, to their knowledge, there is no agreement or understanding between any Persons which affects or relates to the voting or giving of written consents with respect to any security of the Company or any of its Subsidiaries, or by a director of the Company or any of its Subsidiaries.

            (d)   The pro forma capitalization of the Company after giving effect to the transactions contemplated by this Agreement is illustrated on SECTION 2.3(d) of the Schedule of

A-4-2

    Exceptions and reflects that the Shares to be purchased by the Investor pursuant to the terms of this Agreement shall constitute twenty-eight and ninety-six hundredths percent (28.96%) of the issued and outstanding shares of capital stock of the Company on a Fully Diluted Basis as a result of the purchase of such Shares pursuant to Section 1.1 hereof. For purposes of this Agreement, "Fully Diluted Basis" means (without duplication) issued and outstanding shares of Common Stock plus (i) shares of any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock, (ii) shares of Common Stock issuable pursuant to or upon the conversion, exercise or exchange of all rights set forth in agreements (written or oral), plans, warrants, puts, calls, options, convertible securities or other commitments or securities convertible into, exchangeable or exercisable for, shares of Common Stock or any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock, (iii) shares of Common Stock reserved for issuance pursuant to the Option Plan, (iv) shares of Common Stock reserved for issuance pursuant to the ESPP and (v) shares of Common Stock reserved for issuance pursuant to the Life Quotes Options.

          2.4    Subsidiaries.    The Company has two Subsidiaries, Insure.com, Inc., a Delaware corporation, and Life Quotes Acquisition, a Delaware corporation. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are directly owned by the Company. The Company does not presently own or control, directly or indirectly, any interest in any other Person nor is the Company a participant in any joint venture, partnership or similar arrangement.

          2.5    Authorization.    All corporate action on the part of the Company and its stockholders necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws. The issuance and sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          2.6    Valid Issuance of Common Stock.    The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any Liens (other than Liens created by the Investor).

          2.7    Third Party Consents.    Except as set forth in SECTION 2.7 of the Schedule of Exceptions, no consent, permission, waiver, approval, order, exemption, license or authorization of, or registration, application, notification, request, qualification, designation, declaration or filing with, any (i) Governmental Entity or (ii) any party to any Contract to which the Company or any of its Subsidiaries is a party or is bound or to which any of their property is subject, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares or the consummation of the other transactions contemplated by this Agreement and the Investor Rights Agreement, except (i) if required, filings or qualifications under applicable blue-sky laws, which filings or qualifications, if required, shall be timely filed or obtained and (i) filing of a

A-4-3

  Notification Form: Listing of Additional Shares (the "Nasdaq Notice") with The Nasdaq Stock Market, Inc. ("Nasdaq"), which shall be timely filed.

          2.8    Offering.    Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3 of this Agreement, the offer, issuance, sale and delivery of the Shares will be exempt from the registration requirements of the Securities Act and applicable blue-sky laws and neither the Company nor any of its Subsidiaries or any authorized agent acting on the Company's or any of its Subsidiaries' behalf will take any action hereafter that would cause the loss of such exemption.

          2.9    Litigation.    There is no action, suit, proceeding or investigation pending or, to the Company's and its Subsidiaries' knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity or enforceability of this Agreement or the Investor Rights Agreement or the right of the Company to enter into either of such agreements, to authorize, issue, sell or deliver the Shares or to consummate the other transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or result in any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company or any of its Subsidiaries) involving the prior employment of any of the employees of the Company or any of its Subsidiaries, their use in connection with the Company's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Government Entity. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

          2.10    Intellectual Property.    Each of the Company and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes ("Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, and, to the Company's and its Subsidiaries' knowledge, without any conflict with or infringement of the rights of others. SECTION 2.10 of the Schedule of Exceptions contains a complete list of trademarks and pending trademark applications of the Company and its Subsidiaries. There are no outstanding options, licenses or other Contracts of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or other Contracts of any kind with respect to the Intellectual Property Rights of any other Person other than such licenses to the Company or any of its Subsidiaries (i) arising from the purchase by either of them of "off the shelf" standard products or (ii) that are not material to the business now conducted or proposed to be conducted by either of them. Neither the Company nor any of its Subsidiaries has received any written communication alleging that it has violated or, by conducting its business as now conducted or proposed to be conducted, would violate any of the Intellectual Property Rights of any other Person. To the knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any order, writ, injunction, judgment or decree of any Governmental Entity, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the business of the Company and its Subsidiaries as now conducted or proposed to be conducted. Neither the Company nor any of its Subsidiaries believes that it is or will be necessary to utilize any Intellectual Property Rights developed or acquired by any of its employees (or

A-4-4

  people it currently intends to hire) prior to their employment by the Company or any of its Subsidiaries, as the case may be.

          2.11    Compliance with Other Instruments and Laws.    Neither the Company nor any of its Subsidiaries is in violation or default of (i) any term of its certificate of incorporation or bylaws, (ii) any provision of any Contract to which it is a party or by which it is bound or by which any of its property is subject or (iii) any provision of any judgment, decree, order, writ, statute, rule or regulation applicable it or its properties except, in the case of clauses (ii) or (iii), for any violation or default that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and/or giving of notice, a default under any term of any such certificate of incorporation or bylaws or any provision of any such Contract or any such judgment, decree, order, writ, statute, rule or regulation or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any Contract, permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

          2.12    Agreements; Actions.

            (a)   The execution, delivery and performance of this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby and thereby, will not trigger any options, warrants, puts, calls or other rights of any kind (including conversion or preemptive rights and rights of first refusal) for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than federal and state securities laws), the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party, by which any of them or their property is subject to or bound or of which either of them has any knowledge.

            (b)   There are no Contracts, proposed transactions, judgments, decrees, orders, writs or injunctions to which the Company or any of its Subsidiaries is a party or by which they are bound or by which any of their property is subject that may involve (i) Liabilities or other obligations (contingent or otherwise) of, or payments to the Company or any of its Subsidiaries in excess of, $500,000, (ii) the license of any Intellectual Property Rights to or from the Company or any of its Subsidiaries, other than such licenses to the Company or any of its Subsidiaries (a) arising from the purchase by either of them of "off the shelf" standard products or (b) that are not material to the business now conducted or proposed to be conducted by either of them, (iii) provisions restricting or affecting the development, marketing, sale or delivery of the products or services of the Company or any of its Subsidiaries or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of Intellectual Property Rights.

            (c)   Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) created, incurred, assumed or guaranteed any Indebtedness or any other Liabilities individually in excess of $250,000 or, in the case of Indebtedness and/or Liabilities

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    individually less than $250,000, in excess of $500,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business and consistent with past practice.

            (d)   For the purposes of subsections (b) and (c) above, all Indebtedness, Liabilities, Contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (e)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Contract, or subject to any restriction under its certificate of incorporation or bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition taken as a whole.

            (f)    Except as set forth in Section 2.12(f) of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has engaged in the past 6 months in any discussion (i) with any representative of any Person regarding the consolidation or merger of it with or into any such Person, (ii) with any Person regarding the sale, conveyance or disposition of all or substantially all of its assets or a transaction or series of related transactions in which more than 50% of the voting power of the Company or any of its Subsidiaries is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any of its Subsidiaries.

          2.13    Related-Party Transactions.    There are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable business expenses incurred on behalf of the Company or any of its Subsidiaries and (iii) for other standard employee benefits made generally available to all employees (including, without limitation, under the Option Plan and the ESPP). No employee, officer or director of the Company or any of its Subsidiaries, or member of his or her immediate family, is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such Persons has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any Person that competes with the Company or any of its Subsidiaries, in each case other than ownership of less than 1% of the outstanding capital stock of publicly traded companies. No such employee, officer or director, or any member of his or her immediate family, is, directly or indirectly, interested in any material Contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any Indebtedness of any other Person.

          2.14    Permits.    Each of the Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted by it or as proposed to be conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any of such franchises, permits, licenses or other similar authority, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.15    Environmental and Safety Laws.    Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law, rule or regulation relating to the environment or occupational health and safety, except for any violation that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and to their knowledge, no material

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  expenditures are or will be required in order to comply with any such existing statute, law, rule or regulation.

          2.16    Disclosure.    Each of the Company and its Subsidiaries have provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, the Investor Rights Agreement or any other statements or certificates or information made, delivered or provided by or on behalf of the Company or any of its Subsidiaries in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.17    Registration Rights.    Except as provided in the Investor Rights Agreement, neither the Company nor any of its Subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any Person. The Investor Rights Agreement, dated as of February 10, 1999, by and among the Company and Intuit, Inc. has terminated and is no longer of any force or effect (including, without limitation, the registration rights granted pursuant thereto).

          2.18    Corporate Documents.    The certificate of incorporation and bylaws of the Company and its Subsidiaries disclosed on the Schedule of Exceptions are in full force and effect as of the date hereof.

          2.19    Title to Real Property and Assets.    The Company does not own any real property. Life Quotes Acquisition will own real estate pursuant to that certain Real Estate Purchase Agreement, dated as of January 31, 2004 (the "Real Estate Agreement"), by and among Life Quotes Acquisition and The Kenneth L. Manley Revocable Trust dated June 10, 1987 executed in conjunction with the APA. Each of the Company and its Subsidiaries has good title to its leasehold estates and personal property owned by it, in each case subject to no Lien other than (i) Liens for Taxes which have not yet become due or payable and (ii) minor Liens which do not materially detract from the value of the property subject thereto or materially impair its ownership or use. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, except for normal wear and tear, and are reasonably fit and usable for the purposes for which they are being used, other than where the failure to be in good operating condition and repair or reasonably fit and usable would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of each lease to which it is a party or is otherwise bound.

          2.20    Financial Reports.    The Company has delivered to the Investor its audited consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows, including notes thereto) at December 31, 2002 and for the fiscal year then ended, and its unaudited, reviewed, consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows) as at and for the three-month period ended September 30, 2003 and the nine-month period ended September 30, 2003 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, except that the unaudited reviewed Financial Statements may not contain all the footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited reviewed Financial Statements to the absence of complete notes and to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any Liabilities, other than (i) Liabilities incurred in the ordinary course of business subsequent to September 30, 2003 and (ii) obligations under Contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or

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  operating results of the Company or any of its Subsidiaries. The Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

          2.21    Reports.

            (a)   The Company has made available to the Investor each registration statement, prospectus, report, proxy statement or information statement filed by it since December 31, 2002 and prior to the date hereof, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, together with all amendments thereto filed with the SEC prior to the date hereof, if any, and (ii) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2003, June 30, 2003 and September 30, 2003, together with all amendments thereto filed with the SEC prior to the date hereof, if any, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof and prior to the Closing, the "Reports"). As of their respective filing dates, the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

            (b)   Each of the consolidated balance sheets included in or incorporated by reference into any Reports (including the related notes and schedules) fairly presents, or in the case of any Reports filed with the SEC subsequent to the date hereof will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, statements of stockholders' equity and statements of cash flows included in or incorporated by reference into any Reports (including any related notes and schedules) fairly presents, or in the case of any Reports filed with the SEC subsequent to the date hereof will fairly present, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of complete notes and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

            (c)   The Company has timely filed with the SEC all Reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (d)   The Company has timely filed with Nasdaq all reports or other documents required to be filed by it for continued listing on the Nasdaq SmallCap Market.

          2.22    Changes.    Except as set forth in Section 2.22 of the Schedule of Exceptions, or disclosed in the Company's Reports, since September 30, 2003 there has not been:

            (a)   any change in the assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries from that reflected in the Financial Statements, except for changes in the ordinary course of business which are not material, individually or in the aggregate, to the financial condition or operating results of the Company or any of its Subsidiaries;

            (b)   any damage, destruction or loss, whether or not covered by insurance, except any such damage, destruction or loss that is not material to the assets, properties, financial condition, operating results, business or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

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            (c)   any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

            (d)   any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results, business or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

            (e)   any material change or amendment to a material Contract by which the Company or any of its Subsidiaries, or any of its respective assets or properties, is bound or subject;

            (f)    any material change in any compensation arrangement or Contract with any director, officer, employee or consultant;

            (g)   any material sale, assignment or transfer of any Intellectual Property Rights or other intangible assets;

            (h)   any resignation or termination of employment of any officer or key employee of the Company or any of its Subsidiaries; and the Company and its Subsidiaries, to their knowledge, do not know of the impending resignation or termination of employment of any such officer or key employee;

            (i)    any mortgage, pledge, transfer of a security interest in, or Lien, created, incurred or assumed by the Company or any of its Subsidiaries, with respect to any of its material properties or material assets, except Liens for Taxes not yet due or payable;

            (j)    any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

            (k)   any declaration, setting aside or payment or other distribution in respect of any of the Company's or any of its Subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such capital stock by the Company or any of its Subsidiaries, as the case may be;

            (l)    to the Company's or any of its Subsidiaries' knowledge, any other event or condition of any character that might reasonably be expected to have a Material Adverse Effect; or

            (m)  any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.22.

          2.23    Employee Benefit Plans.    Except as set forth on Section 2.23 of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. Except as set forth on Section 2.23 of the Schedule of Exceptions, neither the execution nor the delivery of this Agreement or the Investor Rights Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) entitle any employee to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company's or any of its Subsidiaries' benefit plans, (iii) limit or restrict the right of the Company or any of its Subsidiaries to amend or terminate any of its benefit plans or (iv) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.

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          2.24    Tax Returns, Payments and Elections.    Each of the Company and its Subsidiaries has timely filed all Tax Returns required by applicable law. These Tax Returns are true and correct in all material respects. Each of the Company and its Subsidiaries has paid all Taxes and other assessments due, except those contested by it in good faith that are listed in Section 2.24 of the Schedule of Exceptions. The provision for Taxes of the Company and its Subsidiaries as shown in the Financial Statements is adequate for Taxes due or accrued as of the date thereof. Neither the Company nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code that would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has ever had any Tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or governmental charge. None of the Company's or any of its Subsidiaries' Tax Returns has ever been audited or the subject of inquiry by governmental authorities. Since September 30, 2003, each of the Company and its Subsidiaries has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Each of the Company and its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.25    Insurance.    Each of the Company and its Subsidiaries has in full force and effect property and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties or assets that might be damaged or destroyed. The Company has in full force and effect directors' and officers' insurance, on customary terms and conditions in an amount not less than five million dollars ($5,000,000) and which expires on August 3, 2004, along with products Liability, errors and omissions and such other insurance of the types and in amounts customary for companies similarly situated. All such insurance policies are with reputable insurers and provide full and adequate coverage for all normal risks incident to the business of the Company, its Subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

          2.26    Minute Books.    The minute books of each of the Company and its Subsidiaries provided to the Investor contain a fair and accurate summary of all meetings of, and any actions taken by, the directors (including any committees thereof) and the stockholders of the Company and its Subsidiaries since the date of their respective incorporation.

          2.27    Labor Agreements and Actions.    Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, Contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's or any of its Subsidiaries' knowledge, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, that could reasonably be expected to have a Material Adverse Effect, nor is the Company or any of its Subsidiaries aware of any labor organization activity involving its employees. Except as set forth in Section 2.27 of the Schedule of Exceptions, the employment of each officer and employee of the Company and its Subsidiaries is terminable at the will of the Company or such Subsidiary. To its knowledge, each of the Company and its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

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          2.28    Employees.    To the knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries; and to the knowledge of the Company and its Subsidiaries, the continued employment by the Company or any of its Subsidiaries, of their respective present employees, and the performance of the contracts of the Company and its Subsidiaries with their respective independent contractors, will not result in any such violation except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except as set forth in Section 2.28 of the Schedule of Exceptions, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee intends to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any such officer or key employee.

          2.29    Use of Proceeds.    The Company will use the Purchase Price to fund the transactions contemplated by the APA and the Real Estate Agreement.

          2.30    Proprietary Information and Inventions Assignment Agreements.    Each employee, consultant and officer of the Company and its Subsidiaries and any other Person developing intellectual property on behalf of the Company or any of its Subsidiaries has executed an agreement with the Company or such Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to the Investor. Neither the Company nor any of its Subsidiaries is aware that any of its employees or consultants is in violation thereof.

        3.    Representations and Warranties of the Investor.    The Investor hereby represents and warrants to the Company that:

          3.1    Organization and Good Standing.    The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

          3.2    Corporate Authority.    The Investor has full power and authority to enter into this Agreement and the Investor Rights Agreement and to carry out its obligations hereunder and thereunder. This Agreement and the Investor Rights Agreement have been duly authorized by all proper and necessary corporate action on the part of the Investor. This Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

          3.3    Purchase Entirely for Own Account.    This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any Contract or

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  arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

          3.4    Investment Experience.    The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor acknowledges that the Company has afforded the Investor the opportunity to discuss the investment in the Common Stock and to ask questions concerning the condition (financial or otherwise), business, properties, assets, results of operations and prospects of the Company and its Subsidiaries.

          3.5    Accredited Investor.    The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6    Restricted Securities.    The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7    Legends.    The Investor understands that the Shares and any securities issued in respect thereof or exchange therefor, shall bear the following legend until such time, if any, as (A) the Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or pursuant to an effective registration statement under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision) or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

      "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

        4.    Conditions of the Investor's Obligations at Closing.    The obligations of the Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent in writing thereto:

          4.1    Representations and Warranties.    The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

          4.2    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

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          4.3    Absence of Changes.    There has been no event, occurrence, change, development or state of affairs that had or would reasonably be expected to have a Material Adverse Effect.

          4.4    Notices, Consents, Permits and Waivers.    The Company shall have complied with any and all notice requirements (including the timely filing of the Nasdaq Notice), and obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Investor Rights Agreement.

          4.5    Compliance Certificate.    The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.15 have been fulfilled.

          4.6    Legal Investment; Orders.    The authorization, issuance, sale and delivery of the Shares shall be legally permitted by all laws and regulations to which the Investor and the Company are subject. No court or other Governmental Entity or authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of any such authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement.

          4.7    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, and they shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request.

          4.8    Board of Directors.    The Company and the Identified Stockholders shall have taken all necessary corporate action to appoint the Investor Director (as defined in the Investor Rights Agreement) to the Board of Directors of the Company and to fix the number of members of the Board of Director in accordance with Section 3.5 of the Investor Rights Agreement (including the adoption by the Board of Directors of any necessary corporate resolutions with respect thereto).

          4.9    Opinions of Counsel.    The Investor shall have received opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to it and its counsel, of:

            (a)   Duane Morris LLP, special counsel to the Company, to the effect set forth in Exhibit D attached hereto; and

            (b)   Richard C. Claahsen, general counsel to the Company, to the effect set forth in Exhibit E attached hereto.

          4.10    Investor Rights Agreement.    The Company, the Identified Stockholders and the Investor shall have entered into the Investor Rights Agreement.

          4.11    Secretary's Certificate.    The Investor shall have received a recent good standing certificate from the Secretary of State of the State of Delaware for the Company and its Subsidiaries, and a certificate of the Secretary of the Company certifying as to (i) the Certificate of Incorporation of the Company and its Subsidiaries, as amended and in effect as of the Closing, (ii) the by-laws of the Company and its Subsidiaries, as amended and in effect as of the Closing, (iii) the resolutions of the Board of Directors of the Company, authorizing and approving all

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  matters in connection with the transactions contemplated by this Agreement and the Investor Rights Agreement and (iv) the duly elected officers of the Company and the incumbency of each.

          4.12    Employee Matters.    The officers and employees of the Company and its Subsidiaries identified on Section 4.12 of the Schedule of Exceptions shall be bound by employment, confidentiality, non-compete, non-solicitation and work product agreements in form and substance satisfactory to the Investor.

          4.13    Due Diligence.    The Investor shall have completed and be satisfied, in its sole discretion, with its confidential due diligence review of the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted).

          4.14    Bankruptcy, etc.    Neither the Company nor any of its Subsidiaries shall have dissolved or liquidated or taken an equivalent action nor shall an involuntary petition have been filed under any federal or state bankruptcy, reorganization, insolvency, moratorium or similar statute against the Company or any of its Subsidiaries, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official have been appointed to take possession, custody or control of the property of the Company or any of its Subsidiaries; nor shall the Company or any of its Subsidiaries have admitted in writing its inability to pay any of its debts as they mature, or have filed any petition or action for relief relating to any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors; nor shall the Company or any of its Subsidiaries have made a general assignment for the benefit of creditors or entered into an agreement of composition with its creditors.

          4.15    Absence of Liabilities.    Neither the Company nor any of its Subsidiaries shall have any Liabilities other than (i) Liabilities set forth in the Financial Statements or (ii) Liabilities (of any amount) incurred since September 30, 2003 in the ordinary course of conducting the Company's business.

          4.16    Life Quotes, Inc. Acquisition.    The APA and Real Estate Purchase Agreement (i) shall be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) shall have been duly authorized, executed and delivered by the parties thereto and approved by their respective stockholders, if necessary, (iii) shall constitute a valid, binding and enforceable obligation of the parties thereto and shall be in full force and effect, (iv) shall not have been amended or otherwise modified without the prior written consent of the Investor, (v) the conditions for the closing of the transactions set forth or contemplated therein shall have been satisfied or waived and (vi) the closing of the transactions set forth or contemplated therein shall occur simultaneously with the Closing.

          4.17    Rights Plan.    The Company shall amend the Rights Agreement and such amendment shall (i) be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) be duly authorized, executed and delivered by the parties thereto, (iii) constitute a valid, binding and enforceable obligation of the parties thereto and (iv) be in full force and effect and shall not have been amended or otherwise modified without the prior written consent of the Investor.

          4.18    Shareholder Approval.    The issuance and sale of the Shares to the Investor shall have been duly approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

          4.19    Waivers to Employment Agreements.    The Investor shall have received from each of the Identified Stockholders an amendment and waiver (each, an "Amendment and Waiver") to their respective employment agreements with respect to consequences of the purchase of the Shares by the Investor with respect to the "change of control" provisions therein. Each Amendment and Waiver shall (i) be in form and substance reasonably satisfactory to the Investor and its counsel,

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  (ii) be duly authorized, executed and delivered by the parties thereto, (iii) constitute a valid, binding and enforceable obligation of the parties thereto and (iv) be in full force and effect and shall not have been amended or otherwise modified without the prior written consent of the Investor.

        5.    Conditions of the Company's Obligations at Closing.    The Company's obligation to sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          5.1    Representations and Warranties.    The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

          5.2    Legal Investment; Orders.    The authorization, issuance, sale and delivery of the Shares shall be legally permitted by all laws and regulations to which the Investor and the Company are subject. No court or other Governmental Entity or authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered an Order, and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of the authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement.

          5.3    Notices, Consents, Permits and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Investor Rights Agreement.

          5.4    Shareholder Approval.    The issuance and sale of the Shares to the Investor shall have been duly approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

        6.    Miscellaneous.

          6.1    Survival of Representations and Warranties.    The representations and warranties of the Parties contained in (a) Sections 2.3, 2.5, 2.7, 2.16, 2.17, 2.19, 3.4, 3.5, 3.6 and 3.7 shall survive indefinitely, (b) Sections 2.6, 2.8, 2.17, 2.20 and 2.21 shall survive until the applicable statue of limitations has expired under applicable Law and (c) the remaining representations and warranties contained herein shall survive until the first anniversary of the Closing Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company or any agents, employees, attorneys, advisors or representatives thereof.

          6.2    Indemnification.

            (a)    Company Breach.    In the event that the Investor suffers an Adverse Consequence as a result of (i) the Company's breach of (or a third Person alleging facts that, if true, would mean the Company has breached) any of the Company's representations, warranties and covenants contained herein or in any of the Exhibits or (ii) the Company's actions or failure to act (including statements, actions or omissions made or information provided by the Company, its agents, employees, advisors, representatives or the Board of Directors of the Company) in connection with or relating to this Agreement or the Investor Rights Agreement, then the Company agrees to indemnify the Investor from and against the entirety of any such Adverse Consequence the Investor may suffer through and after the date of the claim for

A-4-15

    indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach, action or failure to act (or the alleged breach, action or failure to act).

            (b)    Matters Involving Third Parties.

              (i)    If any third Person shall notify the Investor (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Company (the "Indemnifying Party") under this Section 6.2, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              (ii)   The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (iii)  So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.2(b)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

              (iv)  In the event any of the conditions in Section 6.2(b)(ii) above is or becomes unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 6.2.

            (c)    Indemnification Sole Remedy.    Subject to Section 6.13, the indemnification provisions in this Section 6.2 shall be the exclusive remedy with respect to the transactions contemplated by this Agreement.

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            (d)    Limitations.    In no event shall the indemnification obligations hereunder exceed the Purchase Price. In addition, no claim for indemnification hereunder shall be made until the aggregate amount of all claims exceeds twenty-five thousand dollars ($25,000), at which point the amount of indemnification hereunder shall apply to all claims, including without limitation, those claims below twenty-five thousand dollars ($25,000).

          6.3    Successors and Assigns.    Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by either Party without the prior written consent of the other Party; provided, however, that the Investor may assign its rights and delegate its obligations hereunder, in whole or in part (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or a part of the Purchase Price), to any affiliates of the Investor; provided, further, that any such assignee shall, as a condition to such assignment, agree to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties (including transferees of any Shares). Subject to applicable securities laws, the Investor may transfer any Shares to any Person without the prior consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.4    Governing Law and Venue; Waiver of Jury Trial.

            (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY

A-4-17

    UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

          6.5    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          6.6    Notices.    All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third (3rd) day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

If to the Investor:	Zions Bancorporation One South Main Street, Suite 1138 Salt Lake City, Utah 84111 Attention: John B. Hopkins Telephone No.: (801) 844-8587 Facsimile No.: (801) 524-2129
With a copy, which shall not constitute notice, to:	Sullivan & Cromwell LLP 1888 Century Park East, Suite 2100 Los Angeles, California 90067 Attention: Stanley F. Farrar Telephone No.: (310) 712-6600 Facsimile No.: (310) 712-8800
If to the Company:	Quotesmith.com, Inc. 8205 South Cass Avenue Darien, Illinois 60561 Attention: Bob Bland Telephone No.: (630) 515-0170 ext. 101 Facsimile No.: (630) 515-0276
With a copy, which shall not constitute notice, to:	Duane Morris LLP 227 West Monroe, Suite 3400 Chicago, Illinois 60606 Attention: David J. Kaufman Telephone No: (312) 499-6741 Facsimile No: (312) 499-6701

A-4-18

    Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.6.

          6.7    Publicity.    No press releases shall be issued by a Party before the Closing without the prior review and written consent of the other Party. Thereafter, the Parties shall consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements (other than information contained in any Reports required to be filed with the SEC by either Party) with respect to the transactions contemplated hereby and by the Investor Rights Agreement. Except as may be required by applicable law, court process or by obligations pursuant to any listing agreement or similar arrangement with any national securities exchange or automated quotation system, neither Party shall issue any press release, public announcement or other public statement (except as aforesaid) with respect to the transactions contemplated hereby or by the Investor Rights Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing or anything else to contrary in this Agreement or the Investor Rights Agreement, each Party (and each employee, representative or other agent of any such Party) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure; provided, however, that the foregoing shall in no way permit any such Party to make any disclosure in violation of any applicable securities laws.

          6.8    Delay or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to either Party upon any breach, default or noncompliance by the other Party under this Agreement or the Investor Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by either Party of any breach, default or noncompliance under this Agreement or the Investor Rights Agreement or any waiver by either Party of any provisions or conditions of this Agreement or the Investor Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Investor Rights Agreement, by law or otherwise afforded to either Party shall be cumulative and not alternative.

          6.9    Securities Laws.    Each Party acknowledges that the federal securities laws and other laws prohibit any Person who has material, non-public information concerning a Party, or any of their respective affiliates, from purchasing or selling any of the securities of such Party, and from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

          6.10    Broker's Fees.    Each Party represents and warrants that no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of such Party is or will be entitled to any broker's or finder's fee or any other commission, directly or indirectly, in connection with the transactions contemplated herein other than, in the case of the Investor, fees and reimbursable expenses payable to the Appleby Group, Inc. Each Party further agrees to indemnify the other Party for any claims, losses or expenses incurred by such other Party as a result of the representation in this Section 6.10 being untrue.

          6.11    Expenses.    Each Party shall bear its own expenses and legal fees in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Investor Rights Agreement and all of the transactions contemplated herein and therein.

          6.12    Attorney's Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Investor Rights Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

A-4-19

          6.13    Specific Performance.    The Investor shall be entitled to specific enforcement of its rights under this Agreement and the Investor Rights Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement or the Investor Rights Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

          6.14    Termination and Effect.

            (a)   This Agreement may be terminated at any time prior to the Closing:

              (i)    by mutual consent of the Company and the Investor;

              (ii)   by either the Company or the Investor if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within five (5) Business Days following receipt by the breaching Party of notice of such breach, or if any Order preventing the consummation of the transactions contemplated by this Agreement or the Investor Rights Agreement shall have become final and non-appealable; or

              (iii)  by either the Company or the Investor, so long as such Party has not materially breached its obligations hereunder, if the Closing has not occurred on or before June 1, 2004.

            (b)   In the event of termination of this Agreement pursuant to Section 6.14(a), the transactions contemplated by this Agreement shall be deemed abandoned and this Agreement shall immediately become void, without Liability on the part of either Party hereto, except as provided in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.10, 6.11, 6.12, 6.16, 6.17, 6.18 and 6.19.

          6.15    Covenants of the Company.    On or after the date hereof and prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company (i) shall not take, or permit or cause its Subsidiaries to take, directly or indirectly, any action or enter into any transaction outside the ordinary course of the business of the Company or any of its Subsidiaries, as the case may be, without the Investor's prior written consent, (ii) shall take, and cause its Subsidiaries to take, all necessary corporate action to comply with their respective obligations under, and satisfy all conditions set forth in, Article IV of this Agreement and (iii) shall take, or cause it or any of its Subsidiaries to take, all actions and do, or cause it or any of its Subsidiaries to do, and to assist and cooperate with the Investor in doing, all things, in each case, reasonably necessary or appropriate to permit the consummation of all transactions and obligations contemplated by or referred to in this Agreement and the Investor Rights Agreement.

          6.16    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          6.17    Severability.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.18    Entire Agreement.    This Agreement, the Exhibits and the Schedules hereto, the Investor Rights Agreement and the documents delivered pursuant hereto and thereto constitute the full and entire agreement between the Parties with regard to the subject matter hereof and thereof.

          6.19    Counterparts.    This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

A-4-20

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:
QUOTESMITH.COM, INC.
By:	/s/ ROBERT S. BLAND
	Name:	Robert S. Bland
	Title:	Chairman, President and Chief Executive Officer
INVESTOR:
ZIONS BANCORPORATION
By:	/s/ JOHN B. HOPKINS
	Name:	John B. Hopkins
	Title:	Vice President of Finance

A-4-21

DEFINITIONS ADDENDUM

        This Definitions Addendum is an attachment to and part of that certain Stock Purchase Agreement, dated as of March 1, 2004 (the "Stock Purchase Agreement"), between Quotesmith.com, Inc. and Zions Bancorporation. Except as otherwise stated in the Stock Purchase Agreement, the following terms shall have the following meanings:

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, writs, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, including indirect, consequential and punitive damages.

        "Business Day" means any day other than (i) a Saturday, Sunday or legal holiday or (ii) a day on which commercial banks in the State of California, New York or Utah are authorized or required by law or executive order to close.

        "Closing Date" means the date of the Closing.

        "Contract" or "Contracts" means any mortgage, indenture, security agreement, evidence of Indebtedness, lease, license, agreement, understanding, instrument, undertaking or other contract.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis throughout the period involved.

        "Governmental Entity" means any governmental or regulatory authority, agency, commission, body, corporation, court, tribunal or other governmental entity or authority of any kind or nature.

        "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

        "Knowledge" an individual will be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual could reasonably be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer or employee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

        "Liability" or "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

        "Lien" or "Liens" means, with respect to any Person, any security interest, claim, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

        "Material Adverse Effect" means a material adverse effect upon the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or upon the validity or enforceability of this Agreement, the Investor Rights Agreement or the Shares, or upon the ability of the Company to perform its obligations hereunder or under the Investor Rights Agreement, or upon the rights of the Investor hereunder or thereunder.

A-4-22

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "SEC" means the Securities and Exchange Commission or any successor agency.

        "Subsidiary" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

        "Tax" and "Taxes" means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

        "Tax Returns" means any return, amended return or other report (including elections, declarations, forms, disclosures, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes including, without limitation, any documentation required to be filed with any taxing authority or to be retained in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law.

A-4-23

EXHIBIT A

FORM OF COMMON STOCK CERTIFICATE

A-1

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

B-1

EXHIBIT C

IDENTIFIED STOCKHOLDERS

	Number of shares of Common Stock beneficially owned	Percent of Common Stock beneficially owned on a Fully Diluted Basis
Robert S. Bland	2,356,445	28.87%
William V. Thoms	720,500	8.83%

C-1

EXHIBIT D

OPINION OF DUANE MORRIS LLP, SPECIAL COUNSEL TO THE COMPANY

D-1

EXHIBIT E

OPINION OF RICHARD C. CLAAHSEN, GENERAL COUNSEL TO THE COMPANY

E-1

Annex A-5

REAL ESTATE PURCHASE AND SALE AGREEMENT

        This Real Estate Purchase and Sale Agreement (the "Agreement") is made and entered into as of January 31, 2004, by and between The Kenneth L. Manley Revocable Trust Dated as of June 10, 1987 (the "Seller"), and Life Quotes Acquisition, Inc., a Delaware corporation (the "Buyer").

        WHEREAS, the Seller desires to sell certain Property (as herein defined) and the Buyer desires to become the owner of the Property, on the terms and conditions set forth in this Agreement.

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Buyer, the Seller and others will enter into the Asset Purchase Agreement (as hereinafter defined), and the Buyer and others will enter into the Non-Competition Agreement (as hereinafter defined).

        NOW, THEREFORE, in consideration of the recitals hereinabove set forth, and for other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound, the Seller and the Buyer hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

        1.1   The recitals set forth above are true and correct and are hereby incorporated herein by this reference.

        1.2   The following terms used in this Agreement shall have the meanings set forth below:

          (A)  "Agreement" shall have the meaning given in the Recitals.

          (B)  "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement of even date herewith among the Buyer, the Seller, Quotesmith.com Inc. (the "Parent"), Kenneth L. Manley ("Manley") and Life Quotes, Inc.

          (C)  "Business Day" shall mean any day other than Saturday, Sunday or a day banks are authorized or required to be closed in Denver, Colorado.

          (D)  "Buyer" shall have the meaning given in the Recitals.

          (E)  "Buyer's Closing Deliveries" shall have the meaning set forth in Section 3.3.

          (F)   "Closing" shall mean the consummation of all transactions contemplated by this Agreement, which shall occur on the Closing Date.

          (G)  "Closing Date" shall mean the "Closing Date" as such term is defined in the Asset Purchase Agreement.

          (H)  "Closing Escrow" shall have the meaning set forth in Section 3.1.

          (I)   "Closing Statement" shall have the meaning set forth in Section 3.4.

          (J)   "Deed" shall mean a warranty deed conveying to the Buyer fee simple title to the Property, subject only to Permitted Encumbrances, in the form of Exhibit B attached hereto and made a part hereof.

          (K)  "Due Diligence Contingency Period" shall have the meaning set forth in Section 4.1.

          (L)  "FIRPTA Affidavit" shall have the meaning set forth in Section 3.2.

A-5-1

          (M) "Governmental Entity" shall mean any federal, state, municipal or local court, legislature, governmental agency, commission or regulatory authority or instrumentality.

          (N)  "Improvements" shall mean all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, including, without limitation, the roof, foundation, load-bearing walls and other structural elements thereof; heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems; environmental control, remediation and abatement systems; sewer, storm and waste water systems; irrigation and other water distribution systems; parking facilities; fire protection, security and surveillance systems; and telecommunications, computer, wiring and cable installations, all as related to the Property as of the date of this Agreement.

          (O)  "Joint Closing Deliveries" shall have the meaning set forth in Section 3.4.

          (P)  "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

          (Q)  "Non-Competition Agreement" shall mean that certain Non-Competition Agreement of even date herewith amount the Buyer, Manley and the Parent.

          (R)  "Permitted Encumbrances" shall mean collectively: (a) all applicable zoning and building laws, restrictions and ordinances, provided they do not materially impair the use of the Property for its existing use and purpose or materially and adversely affect the value of the Property; (b) real estate taxes and assessments, and water and sewer charges and other similar charges which are not yet due and payable prior to the date of the Closing (subject to proration as provided for in this Agreement); and (c) all matters set forth on the Title Commitment prepared by the Title Company that are not Unpermitted Exceptions.

          (S)   "Person" shall mean any individual, group, corporation, partnership, limited liability company or other organization or entity.

          (T)  "Property" shall have the meaning set forth in Section 2.1.

          (U)  "Property Laws" shall have the meaning set forth in Section 5.1.

          (V)  "Purchase Price" shall have the meaning set forth in Section 2.2.

          (W) "Seller" shall have the meaning given in the Recitals.

          (X)  "Seller's Closing Deliveries" shall have the meaning set forth in Section 3.2.

          (Y)  "Survey" shall have the meaning set forth in Section 7.3.

          (Z)  "Title Commitment" shall have the meaning set forth in Section 7.2.

          (AA) "Title Company" shall mean Chicago Title of Colorado, Inc., located at 1875 Lawrence Street, Suite 1300, Denver, CO 80202.

          (BB) "Title Cure Period" shall have the meaning set forth in Section 7.4.

          (CC) "Title/Survey Notice" shall have the meaning set forth in Section 7.4.

          (DD) "Title Policy" shall have the meaning set forth in Section 7.2.

          (EE) "Unpermitted Exceptions" shall have the meaning set forth in Section 7.4.

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ARTICLE 2
SALE AND PURCHASE OF REAL PROPERTY

        2.1   Property. The Seller agrees to sell to the Buyer and the Buyer agrees to buy from the Seller the real property which is more particularly described on Exhibit A attached hereto, commonly known as 32045 Castle Court, Evergreen, Colorado, together with all easements, rights of way, servitudes, tenements, hereditaments, appurtenances, privileges and other rights with respect thereto owned by the Seller, and the Improvements (collectively the "Property").

        2.2   Purchase Price. The total purchase price for the Property shall be Five Million and No/100 Dollars ($5,000,000.00)] as adjusted for prorations pursuant to Section 2.3 hereof (the "Purchase Price").

        2.3   Purchase Price Adjustments. As of the Closing Date, the following items shall be prorated and applied as an adjustment to the Purchase Price to be paid by the Buyer for the Property: real estate taxes and assessments. The aforesaid prorations shall be made based upon the actual amounts assessed or becoming due during the current period, to the extent available on the Closing Date, or, if such actual amounts are not then available, upon the actual amounts paid for the most recent prior period for which actual amounts are available, multiplied by one hundred ten percent (110%). Prorations shall be based upon the actual number of days elapsed during the current period. All such prorations will be final.

ARTICLE 3
CLOSING

        3.1   Closing. The Closing shall occur on the Closing Date, concurrent with the closing under the Asset Purchase Agreement, at the offices of the Title Company, unless otherwise mutually agreed to in writing by the Buyer and the Seller. The Closing shall occur through a deed and money escrow to be held by the Title Company (the "Closing Escrow"). Upon the creation of the Closing Escrow, anything herein contained to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed and the other closing deliveries specified herein shall be made through the Closing Escrow.

        3.2   The Seller's Obligations at Closing. On the Closing Date, the Seller shall deliver or cause to be delivered to the Title Company the following (the "Seller's Closing Deliveries"):

          (A)  the Deed;

          (B)  All affidavits, undertakings and similar documents reasonably required by the Title Company to issue the Title Policy;

          (C)  Certified copy of the Trust Agreement creating the Seller, as amended;

          (D)  Consent of the trustee of the Seller authorizing the Seller to sell the Property to the Buyer;

          (E)  A non-foreign affidavit dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code so that the Buyer is exempt from withholding any portion of the Purchase Price thereunder (the "FIRPTA Affidavit"); and

          (F)   Such other documents reasonably requested by the Title Company or the Buyer to consummate the transaction contemplated by this Agreement.

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        3.3   The Buyer's Obligations at Closing. On the Closing Date, the Buyer shall deliver or cause to be delivered to the Title Company the following (the "Buyer's Closing Deliveries"):

          (A)  Via wire transfer to the bank and account designated in writing by the Seller, in immediately available funds, the Purchase Price, adjusted for prorations; and

          (B)  Such other documents as may be reasonably requested by the Title Company or the Seller to consummate the transaction contemplated by this Agreement.

        3.4   Closing Obligations. On the Closing Date, the Seller and the Buyer shall jointly deliver or cause to be delivered to the Title Company the following (the "Joint Closing Deliveries"):

          (A)  The Seller and the Buyer shall jointly execute all required state, county and municipal transfer tax declarations;

          (B)  The Seller and the Buyer shall execute a closing statement reflecting the Purchase Price as adjusted pursuant to Section 2.3 (the "Closing Statement");

          (C)  The Seller shall deliver to the Buyer the keys, combinations to safes or security systems, and passwords, if any, concerning the Improvements; and

          (D)  The Seller and the Buyer shall, together with the Title Company, jointly execute and deliver the Closing Escrow provided for in Section 3.1 hereof to effect the Closing.

        3.5   Costs and Expenses. The Seller shall pay for the cost of the Survey and all title charges (including charges for extended coverage and endorsements reasonably required by the Buyer) incurred in connection with the Title Commitment and the Title Policy. The Buyer shall pay all of the costs and expenses of the recording of the Deed and all recording fees for all mortgages/deeds of trust and UCC-1's relating to any financing obtained by the Buyer to purchase the Property; provided, however, that the Buyer's obligations under this Agreement shall not be contingent upon The Buyer's obtaining any such financing. The Seller shall be responsible for the payment of all recording fees for all releases of mortgages, deeds of trust, UCC-3's and other monetary liens recorded against the Property necessary to convey title to the Property subject only to Permitted Encumbrances. The Seller shall be responsible for the payment of all sales, transfer, recording, stamp or similar taxes to the State of Colorado, Jefferson County and the City of Evergreen, if any, incurred in connection with the transfer of the Property.

ARTICLE 4
DUE DILIGENT AND ENVIRONMENTAL CONTINGENCIES

        4.1   Due Diligence Contingency Period. The Buyer shall have a period of thirty (30) days following the date the Seller executes this Agreement and delivers same to the Buyer (the "Due Diligence Contingency Period") to conduct all reasonable due diligence reviews, inspections, investigations, feasibility studies and tests (physical and otherwise) on the Property as the Buyer determines is necessary to evaluate the Property. All such due diligence shall be completed at the sole cost and expense of the Buyer. The Buyer shall indemnify, defend and hold harmless the Seller and its officers, directors and shareholders from any and all actual loss, costs, damages, and Liabilities caused solely by the Buyer and its agents, consultants, engineers, contractors, subcontractors and representatives arising out of or relating to the Buyer's due diligence review, inspection, investigation and testing of the Property and not relating to any pre-existing condition. No later than two (2) Business Days following the date of this Agreement, the Seller shall provide the Buyer with copies, to the extent that the same are in the possession or control of the Seller, of all existing site plans, surveys, engineering plans, environmental studies, licenses and permits, if any, relating to the Property. In addition, the Seller shall extend all reasonable property access and cooperation to the Buyer, its agents and employees, to facilitate the Buyer's evaluation of the Property.

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        If, during the Due Diligence Contingency Period, the Buyer shall determine that its evaluation of the Property reveals any matter(s) or any condition(s) for which the repair or remediation would cost, individually or in the aggregate, in excess of Fifty Thousand and No/100 Dollars ($50,000.00) (excluding from such amount any matter(s) or condition(s) for which the Buyer had actual knowledge thereof before the execution of this Agreement), the Buyer may, at its option, terminate this Agreement, after which this Agreement shall be null and void, and both parties shall be released from further liability hereunder. The failure of the Buyer to deliver to the Seller written notice of termination of this Agreement prior to the expiration of the Due Diligence Contingency Period shall be deemed to be a waiver of the Buyer's right to terminate this Agreement under Section 4.1.

        4.2   General Provisions Relating to Due Diligence Inspection and Testing of Property. The Buyer shall deliver or cause to be delivered to the Seller, at no cost or expense to the Seller, accurate and complete copies of any reports which the Buyer obtains from third parties relating to the Property, or any portion thereof. The Buyer agrees to hold and treat all information regarding the environmental condition of the Property in the strictest of confidence, and the Buyer will not disclose or permit any of its agents, consultants, engineers, contractors, subcontractors and representatives to disclose such confidential information to any Person or Governmental Entity without the Seller's prior written authorization, except to the extent required by applicable law, regulation or legal process. The Buyer shall not perform, permit or conduct any physically invasive testing of the Property (including, without limitation, soil borings or trenching), without giving reasonable advance written notice to the Seller. The Seller shall have the right to have its own consultant, engineer, representative or agent present during any such physically invasive testing of the Property. In the event the Buyer or the Buyer's agents, consultants, engineers, contractors or subcontractors shall damage the Property or any portion thereof in connection with or arising out of the Buyer's due diligence reviews, inspections, investigations, feasibility studies and tests (physical and otherwise) of the Property, the Buyer shall repair and/or restore the Property to the condition in which it existed before the Buyer's and the Buyer's agents, consultants, engineers, contractors and subcontractors entry upon the Property. The Buyer's obligations under this Section 4.2 shall survive any termination of this Agreement by the Buyer.

        4.3   As Is. The Buyer acknowledges and agrees that it has conducted its own independent reviews, inspections, investigations, feasibility studies and tests (physical and otherwise) of the Property as the Buyer determines is necessary to evaluate the Property, and that if the Buyer proceeds beyond the contingencies provided for herein, The Buyer is satisfied with the physical condition of the Property. Except to the extent expressly set forth in Section 5.1 hereof, the Seller is not making and hereby expressly disclaims any and all warranties and representations concerning the status of the maintenance, repair, condition, or design of the Property or any portion thereof, including, without limitation, any implied or express warranty of merchantability and any implied or express warranty of fitness for a particular purpose, it being the express intention of the Seller and the Buyer that, except as expressly set forth in Section 5.1 hereof, the Property will be conveyed and transferred to the Seller in its present condition and state of repair, "AS IS" and "WHERE IS" and WITH ALL FAULTS.

ARTICLE 5
THE SELLER REPRESENTATIONS AND WARRANTIES

        5.1   The Seller represents and warrants that:

          (A)  Organization. The Seller is a trust duly organized and validly existing under the laws of the State of Colorado. The Seller has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own its properties and assets.

          (B)  Authorization of Transaction. The Seller has full and requisite trust power and authority to execute and deliver this Agreement and the Seller's Closing Deliveries and to perform its obligations hereunder and thereunder.

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          (C)  Enforceability of Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the other agreements to be executed and delivered by the Seller pursuant hereto upon their execution and delivery will constitute, a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

          (D)  Title; Rights of Other Persons. With respect to the Property (i) the Seller warrants good and marketable title to the Property, except for the Permitted Encumbrances, against the lawful claims of all persons claiming by, through or under the Seller, but none other; (ii) the Seller has not leased or otherwise granted to any Person the right to use or occupy the Property or any portion thereof; and (iii) other than the right of the Buyer pursuant to this Agreement, the Seller has granted no outstanding options, rights of first offer or rights of first refusal to purchase the Property or any portion thereof or interest therein.

          (E)  Condemnation and Litigation. There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Seller's knowledge, threatened, affecting the Property or any portion thereof or interest therein. There is no injunction, decree, order, writ, or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings pending or, to the Seller's knowledge, threatened, relating to the ownership, lease, use or occupancy of the Property or any portion thereof, or the operation of the business thereon.

          (F)   Compliance with Laws. To the Seller's knowledge, (i) the Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use Laws, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Property (collectively, the "Property Laws"), and (ii) the current use or occupancy of the Property or operation of the business thereon does not violate in any material respect any Property Laws not known to the Buyer. The Seller has not received any written or other notice of violation of any Property Law which is not also known to the Buyer, and, to the Seller's knowledge, there is no basis for the issuance of any such notice or the taking of any action for such violation. To the Seller's knowledge, there is no pending or anticipated change in any Property Law that will have a material adverse effect on the ownership, lease, use or occupancy of the Property or any portion thereof.

          (G)  Access. The Property has direct access to a public street adjoining the Property, and such access is not dependent on any land or other real property interest which is not included in the Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Property.

          (H)  Availability of Utility Services. All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Property have been installed and are operational and sufficient for the operation of the business as currently conducted thereon, and all hook-up fees or other similar fees or charges have been paid in full. Each such utility service enters the Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Property.

          (I)   Survival. All representations and warranties contained in this Article and this Agreement shall specifically survive the Closing and delivery of the Deed for a period of one (1) year after Closing and delivery of the Deed.

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ARTICLE 6
THE BUYER'S REPRESENTATIONS AND WARRANTIES

        6.1   The Buyer represents and warrants that:

          (A)  Authorization of Transaction. The Buyer has the power and authority to execute and deliver this Agreement and the Buyer's Closing Deliveries and to perform its obligations hereunder and thereunder.

          (B)  Enforceability of Agreement. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the other agreements to be executed and delivered by the Buyer pursuant hereto upon their execution and delivery will constitute, a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms.

          (C)  Survival. All representations and warranties contained in this Article and this Agreement shall specifically survive the Closing and delivery of the Deed for a period of one (1) year after Closing and delivery of the Deed by the Seller to the Buyer (or to the Title Company on behalf of the Buyer).

ARTICLE 7
COVENANTS

        7.1   Condition of Property. From and after the date hereof until the Closing Date, the Seller hereby covenants to maintain the Property in substantially the same condition as existed as of the date of this Agreement, except for normal wear and tear or damage or destruction caused by fire or other casualty and condemnation.

        7.2   Title Insurance. The Seller shall obtain and shall deliver to the Buyer within twenty (20) days from the date hereof, a commitment for an ALTA Owner's Policy of Title Insurance for the Property together with a copy of all documents referenced therein (the "Title Commitment"), issued by the Title Company in the amount of the Purchase Price, containing the agreement by the Title Company to insure fee simple title to the Property in the Buyer's name as of the Closing Date. The Seller shall cause the Title Company to issue to the Buyer a title insurance policy based upon the Title Commitment, subject only to the Permitted Encumbrances (the "Title Policy"), on the Closing Date. The Seller will deliver to the Title Company all affidavits, undertakings, and other title clearance documents reasonably necessary to cause the Title Company to issue the Title Policy. The Title Policy will be dated as of the Closing Date and insure title to the Property subject only to the Permitted Encumbrances. The Title Policy shall be in a form and substance reasonably satisfactory to the Buyer and shall include the following endorsements: (i) extended coverage endorsement (insuring over the general or standard exceptions); (ii) ALTA Form 3.1 zoning endorsement (with parking), (iii) a survey accuracy endorsement (insuring that the Property described therein is the real property shown on the Survey delivered with respect thereto and that such Survey is an accurate survey thereof); (iv) access endorsement (insuring that the Property described therein is adjacent to a public street and has direct and unencumbered pedestrian and vehicular access to and from such public street); (v) ALTA Form 9 owner's comprehensive endorsement; (vi) tax parcel number endorsement (insuring that the tax parcel number in the endorsement includes all of the Property insured thereunder and no other real property); (vii) if the Property insured therein consists of one or more adjacent parcels, a contiguity endorsement (insuring that all of such parcels are contiguous to one another without any gaps or gores); and (viii) utilities endorsement (insuring the availability of utilities to the Property). The Seller shall pay all costs and expenses of the Title Commitment, Title Policy, and all related work charges.

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        7.3   Survey. Within thirty (30) days of the execution of this Agreement, the Seller shall, at the Seller's sole expense, obtain a current ALTA survey of the Property (the "Survey") prepared by a licensed surveyor, which shall be in a form and substance reasonably satisfactory to the Buyer, certified to the Buyer, the Title Company, any lender of the Buyer and any other person to whom the Buyer reasonably requests: (i) confirming the legal description of the Property and determining the actual square footage of the Property; (ii) showing the location of all easements, zoning restrictions, set back lines or other space limitations, and all the other rights or matters located upon or affecting the land; (iii) showing adjoining public and private streets (if any); (iv) certifying that the improvements, if any, are entirely within the boundaries of the property and the existence of any encroachments upon the Property; and (v) indicating whether any part of the Property or improvements is located within a flood plain or flood hazard area as defined under the laws of the United States or the State of Illinois, or any subdivision thereof and if no part of the Property is within a flood plain, a certification to such effect, and (vi) showing such other matters as may reasonably be required by the Buyer, its lender or the Title Company as a condition for the removal of any survey exception from the Title Policy.

        7.4   Title and Survey Defects. If the Title Commitment or the Survey shall disclose any exceptions or other matters that are not acceptable to the Buyer in its reasonable discretion (the "Unpermitted Exceptions"), then the Buyer shall have ten (10) Business Days from the date of delivery to the Buyer of the Title Commitment and the Survey to deliver a written notice (the "Title/Survey Notice") to the Seller requesting removal of such Unpermitted Exceptions, whereupon the Seller shall have twenty (20) days thereafter (such period, the "Title Cure Period") during which it shall make all reasonable efforts to cause such Unpermitted Exceptions to be removed from the Title Commitment. If, despite all such reasonable efforts, the Seller fails to have any Unpermitted Exception removed, within the specified time, then the Buyer, as its sole and exclusive remedy therefor, may (i) terminate this Agreement upon notice to the Seller after expiration of the thirty (30) day period, and such failure to have such Unpermitted Exceptions removed from the title subject to any such Unpermitted Exception shall not be deemed a breach of this Agreement by the Seller, or (ii) elect to take title subject to any such Unpermitted Exception. If the Buyer elects to take title to the Property, all Unpermitted Exceptions not so removed or corrected by the Seller shall be deemed additional Permitted Encumbrances.

ARTICLE 8
CONDITIONS TO THE BUYER'S AND THE SELLER'S OBLIGATIONS TO CLOSE

        8.1   Conditions to Each Party's Obligations. Each party's respective obligations to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (A)  There shall not be in effect any statute, regulation, order, appeal, stay, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

        8.2   Conditions to Obligations of the Buyer. The Buyer's obligation to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

          (A)  The representations, warranties, and covenants of the Seller set forth in Article V shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

          (B)  The Seller shall have executed and delivered the Seller's Closing Deliveries.

          (C)  The Seller shall have executed and delivered the Joint Closing Deliveries to which the Seller is a party.

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          (D)  The Title Company shall have issued to the Buyer the Title Policy.

          (E)  The closing shall have concurrently occurred under the Asset Purchase Agreement and the Non-Competition Agreement shall have been concurrently fully executed.

        8.3   Conditions to the Seller's Obligations. The Seller's obligations to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

          (A)  The representations, warranties, and covenants of the Buyer set forth in Article VI shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

          (B)  The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (C)  The Buyer shall have executed and delivered the Buyer's Closing Deliveries.

          (D)  The Buyer shall have executed and delivered the Joint Closing Deliveries to which the Buyer is a party.

          (E)  The Title Cure Period, if applicable, shall have expired.

ARTICLE 9
EVENTS OF DEFAULT

        9.1   Defaults by the Seller. In the event of the Seller's breach of any provision of this Agreement prior to the Closing Date, and the failure of the Seller to cure such default within ten (10) days after being given written notice thereof, the Buyer will have the right to terminate this Agreement and pursue all other rights and remedies in the Buyer's favor at law or in equity, including without limitation, any action for specific performance and/or injunctive or other equitable relief.

        9.2   Defaults by the Buyer. The Seller and the Buyer agree and acknowledge that as a result of the passage of time, fluctuating market conditions and other reasons, damages as a result of a breach of this Agreement by the Buyer would be difficult, if not impossible, to calculate. Therefore, in the event of the Buyer's breach of any provision of this Agreement prior to the Closing Date, and the failure of the Buyer to cure such default within ten (10) days after being given written notice thereof, the Seller will have the right at its option, to terminate this Agreement.

ARTICLE 10
MISCELLANEOUS

        10.1   Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or

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mailed (first class postage prepaid) or delivered by a recognized overnight courier service to the parties at the following addresses or facsimile numbers:

If to the Buyer, to:
Life Quotes Acquisition, Inc. 8205 South Cass Avenue, No. 102 Darien, Illinois 60561
Facsimile:	(630) 515-0276
Attention:	Robert S. Bland
with a copy to:
Duane Morris LLP 227 West Monroe Street Suite 3400 Chicago, Illinois 60606
Facsimile:	(312) 499-6701
Attention:	David J. Kaufman
If to the Seller, to:
The Kenneth L. Manley Revocable Trust c/o Kenneth L. Manley 758 Soda Creek Drive Evergreen, Colorado 80439
Facsimile:	(800) 690-6550
with a copy to:
Welborn, Sullivan, Meck & Tooley, P.C. 821 17th Street Suite 500 Denver, Colorado 80202
Facsimile:	(303) 832-2366
Attention:	John F. Meck

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section (and followed by another method provided herein), be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to rime may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        10.2   Further Assurances. Each party to this Agreement agrees to use its best efforts to cause the conditions of its obligations hereunder to be satisfied on or prior to the Closing Date. Each party agrees to execute and deliver and provide access to any and all further agreements, documents and instruments reasonably necessary to effectuate this Agreement or the transactions referred to herein or which may reasonably be requested by the other party or parties to perfect or evidence its or their rights hereunder.

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        10.3   Expenses. Each of the parties hereto will bear its respective expenses incurred by and in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorney's and accountant's fees.

        10.4   Counterparts; Facsimile Execution. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all the parties. Counterparts of this Agreement may be executed and delivered via facsimile transmission, and any such signed counterparts delivered via facsimile transmission shall be deemed to be valid, effective and enforceable as if delivered in person.

        10.5   Successors and Assigns. Neither party hereto shall assign or transfer any rights or Liabilities hereunder. Notwithstanding the prior sentence, the rights and interests of the Buyer under this Agreement may be assigned by the Buyer to any affiliate of the Buyer, which shall include any entity or partnership of which the Buyer owns or controls, directly or indirectly. From and after any such assignment, said assignee shall be substituted for the Buyer under this Agreement and the Buyer shall have no further obligation with respect thereto.

        10.6   Entire Agreement; Governing Law. This Agreement sets forth the entire agreement of the Seller and the Buyer, and this Agreement shall not be changed or terminated orally; shall be binding on or inure to the benefit of the successors or assigns of the Seller and the Buyer; and shall be governed by the laws of the State of Illinois.

        10.7   Disclosure. Any information set forth in any Exhibit attached to this Agreement or incorporated in any Section of this Agreement shall be considered to have been set forth in each other Exhibit to this Agreement. The information contained in the Exhibits hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

        10.8   Brokers. The Buyer and the Seller each to the other warrants and represents that no brokers have been retained and that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with this Agreement. The Buyer and the Seller hereby agree to hold harmless and indemnify the other party in the event any such claims or demands are made based on arrangements allegedly made on or on behalf of the party so representing.

        10.9   Tax Deferred Exchange. In the event the Seller desires to effectuate a tax deferred like kind exchange (an "Exchange") with respect to the sale of the Property, the Buyer agrees to cooperate with the Seller to allow the Seller to effectuate such Exchange, provided, however, that (i) the Buyer shall have no liability whatsoever to the Seller if the Seller is unable to effectuate an Exchange for any reason (except by reason of a default by the Buyer under this Agreement); (ii) the Seller's ability to effectuate an Exchange shall not be a condition precedent to the Seller's obligation to close the sale of the Property under this Agreement; and (iii) the Buyer shall not be obligated to incur any costs, expenses or liabilities with respect to the Exchange of the Seller; (iv) the Buyer shall not be obligated to take title or make available to the Seller any real property which the Seller desires to obtain in connection with such Exchange.

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        IN WITNESS WHEREOF, the Seller and the Buyer have executed this Real Estate Purchase and Sale Agreement as of the day and year first above written.

SELLER
THE KENNETH L. MANLEY REVOCABLE TRUST DATED JUNE 10, 1987
By:	/s/ KENNETH L. MANLEY
Name:	Kenneth L. Manley, Trustee
BUYER
LIFE QUOTES ACQUISITION, INC.
By:	/s/ ROBERT S. BLAND
Name:	Robert S. Bland
Title:	President

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EXHIBIT A

        Lot 6C, The Village at Soda Creek, First Filing, Amendment No. 1, Exemption Survey No. 1, County of Jefferson, State of Colorado

Common Address:	32045 Castle Court Evergreen, Colorado

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EXHIBIT B

Form of Warranty Deed

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Annex A-6

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

        This INVESTOR RIGHTS AGREEMENT is made as of the 1st day of March, 2004, by and among QUOTESMITH.COM, INC., a Delaware corporation (the "Company"), ZIONS BANCORPORATION, a Utah corporation ("Zions"), and the individuals listed on the signature pages hereto, each of whom is herein referred to individually as an "Identified Stockholder". The Company, Zions and each of the Identified Stockholders are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

RECITALS

        WHEREAS, the Company and Zions are parties to a Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement");

        WHEREAS, in order to induce the Zions to enter into the Stock Purchase Agreement and to invest funds in the Company pursuant to the Stock Purchase Agreement, each of the Identified Stockholders and the Company have agreed to enter into this Agreement with Zions.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.    Definitions. For purposes of this Agreement, the following terms shall have the followings meanings:

          1.1.    "Additional Stock" has the meaning set forth in Section 3.2 of this Agreement.

          1.2.    "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act.

          1.3.    "Agreement" means this Investor Rights Agreement, dated as of the date set forth above, by and among the Company, Zions and the Identified Stockholders, as amended, restated, supplemented or modified from time to time.

          1.4.    "APA" means the Asset Purchase Agreement, dated as of January 31, 2004, by and among the Company, Life Quotes Acquisition, Inc. and Kenneth L. Manley.

          1.5.    "Board of Directors" means the board of directors of the Company.

          1.6.    "Common Stock" has the meaning set forth in the Stock Purchase Agreement.

          1.7.    "Company" has the meaning set forth in the preamble to this Agreement.

          1.8.    "Company Option Period" has the meaning set forth in Section 5.2(b) of this Agreement.

          1.9.    "Contract" or "Contracts" means any mortgage, indenture, security agreement, evidence of Indebtedness, lease, license, agreement, understanding, instrument, undertaking or other contract.

          1.10.    "ESPP" means the 1999 Employee Stock Purchase Plan as in effect on the date of this Agreement.

          1.11.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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          1.12.    "Exempt Transactions" means any sale or other disposition of Common Stock by the Seller Parties, taken as a whole, which does not result in sales or other dispositions in excess of 200,000 shares of Common Stock in any three (3) month period.

          1.13.    "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.14.    "Fully Diluted Basis" means (without duplication) issued and outstanding shares of Common Stock plus (i) shares of any class or series of capital stock of the Company or its Subsidiaries that votes together with the Common Stock, (ii) shares of Common Stock issuable pursuant to or upon the conversion, exercise or exchange of all rights set forth in agreements (written or oral), plans, warrants, puts, calls, options, convertible securities or other commitments or securities convertible into, exchangeable or exercisable for, shares of Common Stock or any class or series of capital stock of the Company or its Subsidiaries that votes together with the Common Stock; (iii) 426,821 shares of Common Stock reserved for issuance pursuant to the Option Plan; (iv) 63,929 shares of Common Stock reserved for issuance pursuant to the ESPP; (v) 300,000 shares of Common Stock reserved for issuance to employees of Life Quotes, Inc. retained by the Company as contemplated by Section 7.4(b) of the APA (the "Life Quotes Options") and (vi) 50,000 shares of Common Stock reserved for issuance pursuant to the Stock Option Agreement, effective as of December 1, 2001, between the Company and Prospector Partners Connecticut Fund, L.P., a Delaware limited partnership (the "Prospector Options").

          1.15.    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis throughout the period involved.

          1.16.    "Governmental Entity" means any governmental or regulatory authority, agency, commission, body, corporation, court, tribunal or other governmental entity or authority of any kind or nature.

          1.17.    "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any Indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (i) to purchase the guaranteed obligations or any property constituting security therefor; (ii) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (iii) to lease property or to purchase any debt or equity securities or other property or services.

          1.18.    "Holder" means any Person owning or having the right to acquire Registrable Securities or any assignee or transferee thereof in accordance with Section 2.12 hereof.

          1.19.    "Identified Stockholder" has the meaning set forth in the preamble to this Agreement.

          1.20.    "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          1.21.    "Intellectual Property Rights" has the meaning set forth in Section 2.10 to the Stock Purchase Agreement.

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          1.22.    "Investor" means Zions, its Affiliates and their respective successors or any transferee or assignee of all of the shares of Common Stock purchased by Zions pursuant to the Stock Purchase Agreement.

          1.23.    "Investor Offer Price" has the meaning set forth in Section 5.2(a) of this Agreement.

          1.24.    "Investor Offered Shares" has the meaning set forth in Section 5.2(a) of this Agreement.

          1.25.    "Investor Option Period" has the meaning set forth in Section 5.1(b) of this Agreement.

          1.26.    "Investor Tag-Along Notice" has the meaning set forth in Section 3.3(c) of this Agreement.

          1.27.    "Investor Transfer Notice" has the meaning set forth in Section 5.2(a) of this Agreement.

          1.28.    "Investor Director" has the meaning set forth in Section 3.5(a) of this Agreement.

          1.29.    "Liability" or "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          1.30.    "Lien" or "Liens" means, with respect to any Person, any security interest, claim, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

          1.31.    "Majority Holders" has the meaning set forth in Section 2.1(a) of this Agreement.

          1.32.    "Material Adverse Effect" means a material adverse effect upon the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or upon the validity or enforceability of this Agreement, the Stock Purchase Agreement or the shares of Common Stock, or upon the ability of the Company to perform its obligations hereunder or under the Stock Purchase Agreement, or upon the rights of the Investor hereunder or thereunder.

          1.33.    "NASDAQ" means The Nasdaq Stock Market, Inc.

          1.34.    "Notice" has the meaning set forth in Section 3.2(a) of this Agreement.

          1.35.    "Option Plan" means the Company's 1997 Stock Option Plan as in effect on the date of this Agreement.

          1.36.    "Party" or "Parties" have the meanings set forth in the preamble to this Agreement.

          1.37.    "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, Governmental Entity or other entity of any kind or nature.

          1.38.    "Prohibited Transferee" means any Person that is listed on Schedule A attached hereto.

          1.39.    The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or similar document.

          1.40.    "Registrable Securities" means any (i) Common Stock purchased pursuant to the Stock Purchase Agreement and (ii) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or

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  other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above.

          1.41.    The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          1.42.    "SEC" means the United States Securities and Exchange Commission and any successor commission or agency having similar powers.

          1.43.    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.44.    "Seller Party" or "Seller Parties" has the meaning set forth in Section 3.3(a) of this Agreement.

          1.45.    "Stock Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

          1.46.    "Stockholder Offer Price" has the meaning set forth in Section 5.1(a) of this Agreement.

          1.47.    "Stockholder Offered Shares" has the meaning set forth in Section 5.1(a) of this Agreement.

          1.48.    "Stockholder Offeror" has the meaning set forth in Section 5.1(a) of this Agreement.

          1.49.    "Stockholder Option Period" has the meaning set forth in Section 5.2(b) of this Agreement.

          1.50.    "Stockholder Transfer Notice" has the meaning set forth in Section 5.1(a) of this Agreement.

          1.51.    "Subsidiary" or "Subsidiaries" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. As of the date of execution of this Agreement, the Company has only two Subsidiaries, Insure.com, Inc., a Delaware corporation, and Life Quotes Acquisition, Inc., a Delaware corporation.

          1.52.    "Tag-Along Allotment" has the meaning set forth in Section 3.3(a) of this Agreement.

          1.53.    "Tag-Along Notice Date" has the meaning set forth in Section 3.3(a) of this Agreement.

          1.54.    "Tag-Along Sale" has the meaning set forth in Section 3.3(a) of this Agreement.

          1.55.    "Tag-Along Sale Date" has the meaning set forth in Section 3.3(b) of this Agreement.

          1.56.    "Tag-Along Sale Notice" has the meaning set forth in Section 3.3(b) of this Agreement.

          1.57.    "Tax" and "Taxes" means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and

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  additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

          1.58.    "Transfer" means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or Lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any shares of Common Stock.

          1.59.    "Violation" has the meaning set forth in Section 2.9(a) of this Agreement.

          2.    Registration Rights.    The Company hereby covenants and agrees as follows:

          2.1.    Request for Registration by the Holders.

          (a)    If the Company shall receive at any time after the date hereof a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "Majority Holders") that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding, then the Company shall:

                (i)  within ten (10) days of the receipt thereof, give written notice of such request to all other Holders; and

               (ii)  use commercially reasonable efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Majority Holders request to be registered and which all other Holders request to be registered in writing within thirty (30) days after the sending of such notice by the Company pursuant to subsection 2.1(a)(i).

            (b)   If the Majority Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter shall be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement (together with the Company as provided in subsection 2.3(e)) with the underwriter or underwriters selected for such underwriting and shall execute any custody agreement, power of attorney or other related document in customary form as may be required by any such underwriting agreement. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Majority Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Majority Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and shares shall be included in such underwriting according to the following priorities: (i) first, pro rata among the Holders of Registrable Securities according to the total amount of Registrable Securities entitled to be included therein by each Holder of Registrable Securities and (ii) lastly, pro rata among any other holders of the Company's securities seeking registration.

            (c)   Notwithstanding the foregoing, if the Company shall furnish to the Majority Holders within five (5) business days after they request a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable business judgment of the Board of Directors, it would not be in the best

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    interests of the Company and its stockholders for such registration statement to be filed and it is therefore prudent to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Majority Holders; provided, however, that the Company may not utilize this right more than once (1) in any twelve (12) month period.

            (d)   In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                (i)  for three hundred sixty (360) days from the closing of the Stock Purchase Agreement;

               (ii)  for one hundred eighty (180) days from declaration of the effectiveness of a registration statement filed by the Company pursuant to this Section 2.1;

              (iii)  after the Company has effected three (3) registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

              (iv)  during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date sixty (60) days after the effective date of, a registration subject to Section 2.2 hereof; provided that (i) the Company is using commercially reasonable efforts to cause such registration statement to become effective and the Holders of Registrable Securities shall have been entitled to join in such registration pursuant to this Agreement and all Registrable Securities requested by the Holders to be registered shall have been so registered and (ii) the delay of any registration requested pursuant to Section 2.1, as a result of this clause (iv), shall not exceed an aggregate of one hundred eighty (180) days; or

               (v)  If the Majority Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made in accordance with Section 2.11 below.

          2.2.    Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such stock solely for cash (other than a registration statement on Form S-4 or Form S-8 or any other form relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within thirty (30) days after the sending of such notice by the Company, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          2.3.    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

            (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective for the lesser of three hundred sixty (360) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such three hundred sixty (360)-day period shall be extended for a period of time equal to the period the Holder refrains from

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    selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such three hundred sixty (360)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

            (b)   Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c)   Promptly furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d)   Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to general taxation or file a general consent to service of process in any such jurisdiction.

            (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter or underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f)    Promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g)   Cause all such Registrable Securities registered pursuant hereto to be listed on any securities exchange or quoted on any interdealer quotation system on which similar securities issued by the Company are then listed or quoted, as the case may be, not later than the effective date of such registration.

            (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (i)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an

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    underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          2.4.    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          2.5.    Expenses of Demand Registration.    All expenses (other than underwriting discounts and commissions) incurred in connection with all registrations, filings or qualifications pursuant to Section 2.1, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders (to be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)) shall be borne by the Company; provided, however, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000; provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Majority Holders (in which case all participating Holders of Registrable Securities shall bear such expenses in their entirety), unless the Majority Holders agree to forfeit one (1) demand registration pursuant to Section 2.1; provided, further, that if at the time of such withdrawal, the Majority Holders have learned of a material adverse change in the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company or its Subsidiaries from that known to the Majority Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Majority Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

          2.6.    Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 2.2 for each Holder, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders (to be selected by the Holders of a majority of the Registrable Securities to be registered, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)), but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000.

          2.7.    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting agreement as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion shall not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion shall not jeopardize the success of the offering (the securities so included to be apportioned (i) first, pro rata among the Holders of Registrable Securities according to the total

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  amount of Registrable Securities entitled to be included therein by each Holder of Registrable Securities and (ii) lastly, pro rata among the other selling stockholders according to the total amount of securities entitled to be included therein owned by each other selling stockholder or in such other proportions as shall mutually be agreed to by such other selling stockholders).

          2.8.    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration hereunder as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.9.    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

            (a)   To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any the following statements, omissions or violations (collectively, a "Violation" ): (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus or any amendments or supplements thereto; (ii) the omission or alleged omission to state in any such prospectus a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendments or supplements thereto; (iv) the omission or alleged omission to state in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state law; and the Company shall pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Holder, underwriter or controlling Person.

            (b)   To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (and only to such extent) that occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by

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    any Person intended to be indemnified pursuant to this subsection 2.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; provided, that, in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any action by any Governmental Entity), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding.

            (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein or is insufficient to hold such indemnified party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such statement or omission. The Parties agree that it would be neither just nor equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

            (f)    The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 2 and otherwise. The indemnity and contribution agreements contained in this

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    Section 2.9 are in addition to any liability that an indemnifying party may have to an indemnified party at law or in equity.

          2.10.    Reports Under the Exchange Act. So long as any Registrable Securities are outstanding, with a view to making available to the Holders the benefits of (i) Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration and (ii) selling securities to the public pursuant to a registration on Form S-3, the Company agrees to:

          (a)   make and keep available current public information satisfying SEC Rule 144(c) (or any successor provision thereto);

          (b)   take such action, including maintaining the registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

          (c)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d)   furnish to any Holder, so long as the Holder owns any of the Registrable Securities, promptly upon request (i) a copy of the most recent periodic or special report or proxy or information statement of the Company and such other reports and documents filed by the Company with the SEC and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any securities without registration or pursuant to such form.

          2.11.    Form S-3 Registration. In case the Company shall receive from the Majority Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Majority Holders, the Company shall:

            (a)   within twenty (20) days of the receipt thereof, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Majority Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (i) if Form S-3 is not available for such offering by the Holders; (ii) if in the reasonable business judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of such Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Majority Holders under this Section 2.11 provided, however, that the Company shall not utilize this right more than once (1) in any twelve month period; (iii) after the Company has effected three (3) registrations pursuant to this Section 2.11 and such registrations have been declared or ordered effective; and (iv) in any particular jurisdiction in which the Company would be required to qualify to do business, to subject itself to general taxation or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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        Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Majority Holders. All expenses incurred in connection with a registration requested pursuant to Section 2.11, including, without limitation, all registration, filing, qualification, printer's and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders so long as such fees shall not exceed $50,000 (to be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)), but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company; provided, however, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000; provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.11 if the registration request is subsequently withdrawn at the request of the Majority Holders (in which case all participating Holders of Registrable Securities shall bear such expenses in their entirety), unless the Majority Holders agree to forfeit one (1) registration pursuant to Section 2.11; provided, further, that if at the time of such withdrawal, the Majority Holders have learned of a material adverse change in the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company or its Subsidiaries from that known to the Majority Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Majority Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.11. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

          2.12.    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by Zions or any subsequent Holder of Registrable Securities to a transferee or assignee of such securities, PROVIDED such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement relating to registration of Registrable Securities including without limitation the provisions of Section 2.14 below and the Company shall receive written notice of such assignment.

          2.13.    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy five percent (75%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed pursuant to this Agreement unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities shall not reduce the amount of the Registrable Securities of the Holders which may be included therein.

          2.14.    Expiration of Registration Rights. The registration rights granted to Zions and the other Holders under this Section 2 shall expire when Zions and all other Holders are eligible to sell all of their Registrable Securities pursuant to Rule 144(k) (or any successor provision thereto) under the Securities Act.

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          3.    Covenants of the Company.

          3.1.    Delivery of Financial Statements.  For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company shall deliver to the Investor:

            (a)   as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such year and a statement of operations, statement of stockholders' equity and statement of cash flows for such fiscal year, such year-end financial reports in reasonable detail, prepared in accordance with GAAP and audited and certified by an independent public accounting firm of nationally recognized standing;

            (b)   as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of such fiscal quarter and an unaudited statement of operations, statement of stockholders' equity and statement of cash flows for such fiscal quarter, and comparisons to budget and prior year, in reasonable detail; and

            (c)   as soon as practicable, copies of all material correspondence to and from Nasdaq.

          The Company and its Subsidiaries shall also permit the Investor and its agents and representatives upon reasonable request and during normal business hours to visit and conduct a reasonable inspection of all the properties of the Company and its Subsidiaries and a reasonable examination of all their respective books of account, records, reports and other papers and to make copies and extracts therefrom, at their own expense. In addition, the Company and its Subsidiaries shall also permit the Investor and its agents and representatives to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants all at and for such reasonable times and as often as may be reasonably requested.

          3.2.    Preemptive Rights. Subject to the terms and conditions specified in this Section 3.2 and for so long as the Investor hold shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company hereby grants to the Investor a preemptive right to subscribe for future issuances and sales by the Company of its Additional Stock (as defined below).

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class or series of its capital stock ("Additional Stock"), other than (i) the issuance of any authorized but unissued options under the Option Plan, (ii) the issuance of the Life Quotes Options, (iii) any shares purchased by employees under the ESPP or (v) any offering of securities pursuant to an effective registration statement under the Securities Act, the Company shall first make an offering of such Additional Stock to the Investor in accordance with the following provisions:

            (a)   The Company shall deliver a written notice by certified mail, postage prepaid ("Notice"), to the Investor stating (i) its bona fide intention to offer such Additional Stock, (ii) the number of shares of such Additional Stock to be offered and (iii) the price and terms upon which it proposes to offer such Additional Stock.

            (b)   Within thirty (30) days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Stock which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion or exercise of any other security then held, by the Investor bears to the total number of shares of Common Stock of the Company then outstanding on a Fully Diluted Basis.

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            (c)   If all Additional Stock which the Investor is entitled to obtain pursuant to subsection 3.2(a) is not elected to be obtained as provided in subsection 3.2(a) hereof, the Company may, during the thirty (30)-day period following the expiration of the period provided in subsection 3.2(a) hereof, offer the remaining unsubscribed portion of such Additional Stock to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Additional Stock within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Stock shall not be offered unless first reoffered to the Investor in accordance herewith.

          3.3.    Tag-Along Rights. For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Identified Stockholders agree as follows:

            (a)   If at any time any one or more of the Identified Stockholders (each, a "Seller Party" and, collectively, the "Seller Parties") propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or Affiliated parties) to sell or otherwise dispose of for value Common Stock in one or more related transactions other than in one or more related Exempt Transactions (such sale or other disposition for value being referred to as a "Tag-Along Sale"), then such Seller Party or Seller Parties shall afford the Investor the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 3.3. The number of shares of Common Stock that the Investor shall be entitled to include in such Tag-Along Sale (the "Tag-Along Allotment") shall be determined by multiplying (i) the number of shares of Common Stock to be sold or otherwise disposed pursuant to the Tag-Along Sale by (ii) a fraction, the numerator of which shall equal the number of shares of Common Stock beneficially owned by the Investor on a Fully Diluted Basis as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the "Tag-Along Notice Date") and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by the Seller Party or Seller Parties, as the case may be, and the Investor on a Fully Diluted Basis as of the close of business on the day immediately prior to the Tag-Along Notice Date.

            (b)   The relevant Seller Party or Seller Parties, as the case may be, shall provide the Investor with written notice (the "Tag-Along Sale Notice") not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed transferee of shares of Common Stock in the Tag-Along Sale, (ii) the number of shares of Common Stock proposed to be transferred by such Seller Party or Seller Parties, as the case may be, (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by each proposed transferee, (iv) the aggregate number of shares of Common Stock beneficially owned by the Seller Party or Seller Parties, as the case may be, on a Fully Diluted Basis as of the close of business on the day immediately prior to the Tag-Along Notice Date, (v) the Investor's Tag-Along Allotment assuming the Investor elected the sell the maximum number of shares of Common Stock possible, (vi) confirmation that the proposed transferee has been informed of the Tag-Along Rights provided for herein and has agreed to purchase shares of Common Stock from the Investor in accordance with the terms hereof and (vii) the Tag-Along Sale Date.

            (c)   If the Investor wishes to participate in the Tag-Along Sale, it shall provide written notice (the "Investor Tag-Along Notice") to the relevant Seller Party or Seller Parties, as the

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    case may be, no less than fifteen (15) days prior to the Tag-Along Sale Date. The Investor Tag-Along Notice shall set forth the number of shares of Common Stock that the Investor elects to include in the Tag-Along Sale, which shall not exceed the Tag-Along Allotment. The Investor Tag-Along Notice shall constitute the Investor's binding agreement to sell the shares of Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Investor (including without limitation any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after the Investor gives the Investor Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Investor shall have the right to withdraw from participation in the Tag-Along Sale with respect to all, but not less than all, of its shares of Common Stock affected thereby. If the proposed transferee does not consummate the purchase of all of the shares of Common Stock requested to be included in the Tag-Along Sale by the Investor on the same terms and conditions applicable to the Seller Party or Seller Parties, as the case may be, then such Seller Party or Seller Parties, as the case may be, shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such transferee, unless the shares of Common Stock of such Seller Party or Seller Parties, as the case may be, and the Investor to be sold are reduced or limited pro rata in proportion to the respective number of shares of Common Stock actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Seller Party or Seller Parties, as the case may be, and the Investor.

          If an Investor Tag-Along Notice from the Investor is not received by such Seller Party or Seller Parties, as the case may be, prior to the fifteen (15) day period specified above, such Seller Party or Seller Parties, as the case may be, shall have the right to consummate the Tag-Along Sale without the participation of the Investor, but only on terms and conditions which are no more favorable in any material respect to such Seller Party or Seller Parties, as the case may be, (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within thirty (30) days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such thirty (30) day period, the shares of Common Stock that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 3.3.

          3.4.    Affirmative Covenants.    For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company agrees as follows:

            (a)   Each of the Company and its Subsidiaries shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful Taxes, assessments and governmental charges or levies imposed upon their income, profits, property or business; provided, however, that any such Tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP, and provided, further, that each of the Company and its Subsidiaries shall pay all such taxes, assessments, charges or levies promptly upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor. Each of the Company and its Subsidiaries shall promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other Indebtedness incident to the operations of the Company or such Subsidiary;

            (b)   Each of the Company and its Subsidiaries shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make

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    all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and its Subsidiaries shall at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

            (c)   Each of the Company and its Subsidiaries shall keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and each of the Company and its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance against all other hazards, risks and liabilities to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company shall maintain with a financially sound and reputable insurer, directors' and officers' insurance in an amount of not less than five million dollars ($5,000,000) on such terms as are customary in the case of Persons of established reputations engaged in the same or a similar business and similarly situated;

            (d)   Each of the Company and its Subsidiaries shall keep records and books of account in which correct and complete entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP;

            (e)   Each of the Company and its Subsidiaries shall duly observe and conform to all valid material requirements of any Governmental Entity relating to the conduct of their respective businesses or to their respective property or assets;

            (f)    Each of the Company and its Subsidiaries shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company or such Subsidiary to be necessary to the conduct of its business (as now conducted or as proposed to be conducted);

            (g)   The Company shall retain an independent public accounting firm of recognized national standing which shall certify the Company's consolidated financial statements at the end of each fiscal year. In the event the services of the independent public accounting firm so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company shall promptly thereafter notify the Investor and shall request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investor, the Company shall state whether the change of accountants was recommended or approved by the Audit Committee of the Board of Directors;

            (h)   Each of the Company and its Subsidiaries shall comply with all applicable requirements of law or of any Governmental Entity in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and except for such noncompliances as shall not, individually or in the aggregate, have a Material Adverse Effect;

            (i)    The Company certifies that it shall use the proceeds from the Stock Purchase Agreement only for the purposes set forth in the Stock Purchase Agreement; and

            (j)    The Company shall not engage in any other business other than that business currently engaged in by it.

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          3.5.    Board of Directors.

            (a)   Subject to the terms and conditions specified in this Section 3.5 and for so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company, each of the Identified Stockholders and the Investor agree that (i) the number of directors on the Board of Directors shall be fixed at seven (7) and (ii) the Investor shall be entitled to nominate or appoint one (1) director to the Board of Directors (such director, who may be an officer, director, employee or agent of the Investor or any of its Affiliates, the "Investor Director"). Each of the Identified Stockholders agrees to vote their shares of capital stock of the Company, and any shares of capital stock of the Company for which any of the Identified Stockholders have voting rights, in order to comply with the obligations of this Section 3.5 (including, without limitation, in favor of the election of the Investor Director). As a condition of any Transfer (other than one constituting an Exempt Transaction), each of the Identified Stockholders agrees to cause any transferee of all or a portion of such Identified Stockholder's shares of capital stock of the Company to join and be subject to the terms and conditions of this Agreement, including the provisions of this Section 3.5. The Investor Director shall be entitled to all of the rights and privileges of any other director, including without limitation: (i) subject to applicable Nasdaq listing requirements and applicable law, the opportunity to serve on any committee of the Board of Directors, (ii) the right to receive fees and compensation paid to directors, including for service on any committee, if applicable, and (iii) the reimbursement of all reasonable expenses incurred by the Investor Director in the fulfillment of his or her duties as a director. The Investor Director may not be removed as a director other than for cause or by the Investor. In the event the Investor Director resigns or is removed, with or without cause, the vacancy caused by such removal shall be filled only by the Investor if, at the time of such resignation or removal, the Investor continues to be entitled to nominate an Investor Director pursuant to this Section 3.5(a).

            (b)   For so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the consent of the majority of the members of the Board of Directors shall be required for the Company or any of its Subsidiaries to:

                (i)  make any capital expenditures in excess of (i) $500,000 in any single transaction or (ii) 115% of the amount approved for capital expenditures in the operating budget of the Company for any fiscal year;

               (ii)  make any loan or advance, other than travel advances to employees in the ordinary course of business;

              (iii)  adopt any new or amend any existing employee benefit, severance, bonus or stock plan, or amend any outstanding grant or other agreement entered into in connection with any existing employee benefit, severance, bonus or stock plan;

              (iv)  engage in any transaction with any Affiliate or officer, director or stockholder (or members of their immediate families), other than in the ordinary course of business and at arms length;

               (v)  enter into any material Contracts or commitments;

              (vi)  approve the annual operating and capital budget, or any amendments thereto or deviations therefrom;

             (vii)  establish board committees;

            (viii)  waive any material rights or consent to settle any material litigation;

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              (ix)  institute litigation or similar proceedings outside the ordinary course of business; or

               (x)  make decisions to employ or terminate the Company's senior executives and fix their compensation;

            (c)   For so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the consent of seventy-five percent (75%) of the members of the Board of Directors, shall be required for the Company or any of its Subsidiaries to:

                (i)  authorize, issue or sell any equity security (including, without limitation, the granting of any options), other than (i) any authorized but unissued options under the Option Plan or the exercise of any such options, (ii) the issuance of the Life Quotes Options or the exercise of any such options, (iii) the exercise of any of the Prospector Options or (iv) any shares purchased by employees under the ESPP;

               (ii)  increase the aggregate authorized number of shares of Common Stock or any other class or series of common stock or preferred stock;

              (iii)  enter into any agreement with any holder of any securities of the Company giving such holder the right to require the Company to initiate any registration of the Company's securities under the Securities Act;

              (iv)  repurchase or redeem any of its securities other than on a pro rata basis amongst all securities of the same class being repurchased or redeemed;

               (v)  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any Person, (ii) purchase, or agree to purchase, all or substantially all of the securities of, any Person or (iii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any Person, in each case, for consideration in an amount, which when combined with all other such transactions in any fiscal year, exceeds $5,000,000;

              (vi)  (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any Person in which it is not the surviving Person or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets;

             (vii)  sell or dispose of businesses or assets in excess of $1,000,000 in any fiscal year;

            (viii)  alter or change materially and adversely the rights of holders of Common Stock;

              (ix)  incur Indebtedness or Guarantees in excess of $2,500,000 individually or $5,000,000 in the aggregate;

               (x)  amend or propose to amend its certificate of incorporation or by-laws;

              (xi)  liquidate or dissolve, effect any recapitalization or reorganization, or any stock split, reverse stock split or, in each case, obligate itself to do so;

             (xii)  engage in any other business other than that business currently engaged in by it; or

            (xiii)  declare any dividends or distributions.

            (d)   At all times, the Company shall cause to be maintained directors' and officers' liability insurance covering the Investor Director: (i) to the same extent as that maintained for all other directors of the Company and (ii) on material terms no less favorable than the

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    coverage provided for the Company's directors as currently maintained, and in any event, in an amount of at least five million dollars ($5,000,000).

            (e)   The Company shall indemnify and hold harmless, to the fullest extent permitted under applicable law, the Investor Director to the same extent as all other directors of the Company, and on terms no less favorable than under the Company's certificate of incorporation, by-laws and form of director indemnification agreement in effect on the date hereof.

            (f)    The Company and the Identified Stockholders shall take all other actions necessary to ensure that the certificate of incorporation and by-laws of the Company do not at any time conflict with the provisions of this Agreement.

          4.    Restrictions on Certain Actions. Without the prior consent of the majority of the members of the Board of Directors, Zions and its Affiliates shall not:

          (a)   prior to the first (1st) anniversary of the date of this Agreement, acquire or offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or otherwise (except in connection with (i) a stock split, reverse split or other reclassification or reorganization affecting the Company's Common Stock generally or (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding Common Stock) any Common Stock or shares of capital stock exchangeable or convertible into Common Stock or any assets of the Company; or

          (b)   prior to the first (1st) anniversary of the date of this Agreement, initiate, propose or otherwise cause a special meeting of the stockholders of the Company to elect directors of the Company; or

          (c)   prior to the first (1st) anniversary of the date of this Agreement, deposit any Common Stock into a voting trust, or, other than as contemplated by this Agreement, subject any Common Stock to any agreement or arrangement with respect to the voting of any Common Stock; or

          (d)   prior to the first (1st) anniversary of the date of this Agreement, other than with respect to the Investor Director, (i) seek, encourage or support, either alone or in connection with others, the election of members to the Board of Directors except as nominated by the Board's Nominating Committee or (ii) seek the removal of any member of the Board of Directors; or

          (e)   prior to the first (1st) anniversary of the date of this Agreement, request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend, waive or modify any provision of this Section 4; or

          (f)    prior to the first (1st) anniversary of the date of this Agreement, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; or

          (g)   prior to the first (1st) anniversary of the date of this Agreement, make any public announcement with respect to, or publicly submit a proposal for or offer of (with or without conditions), any extraordinary transaction involving the Company or its securities or assets; or

          (h)   prior to the first (1st) anniversary of the date of this Agreement, form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing.

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        5.     Rights of First Refusal.

          5.1.    Right of First Refusal of the Investor.

            (a)   If at any time any one of the Identified Stockholder (such Identified Stockholder, the "Stockholder Offeror") desires to Transfer (other than a Transfer constituting an Exempt Transaction) any or all of such Stockholder Offeror's shares of Common Stock, such Stockholder Offeror shall give written notice of such Transfer (the "Stockholder Transfer Notice") to the Investor. The Stockholder Transfer Notice shall state the terms and conditions of such Transfer, including the name of the prospective transferee, the proposed purchase price per share, including a description of any proposed non-cash consideration (the "Stockholder Offer Price"), payment terms, the type of disposition and the number of shares of Common Stock to be transferred (the "Stockholder Offered Shares").

            (b)   For a period of twenty (20) days after the receipt of the Stockholder Transfer Notice (the "Investor Option Period"), the Investor may, by notice in writing to the Stockholder Offeror, elect in writing to purchase any or all of the Stockholder Offered Shares at the Stockholder Offer Price.

            (c)   If the Investor does not elect to purchase any of the Stockholder Offered Shares, the Stockholder Offeror shall be permitted to Transfer such Stockholder Offered Shares which the Investor does not elect to purchase to the original transferee named in the Stockholder Transfer Notice, upon the original terms set forth in the Stockholder Transfer Notice, within forty-five (45) days following the termination of the Investor Option Period. If such Transfer is not completed within such forty-five (45) day period, the Stockholder Offeror may not transfer such Stockholder Offered Shares without again complying with this Section 5.1.

            (d)   The closing of the purchase and sale of any Stockholder Offered Shares to be acquired by the Investor hereunder shall be held on such dates and times as the Investor and the Stockholder Offeror may agree but in all events within twenty (20) days following the termination of the Investor Option Period. At such closing, the Investor shall deliver to the Stockholder Offeror, against delivery of certificates duly endorsed and stock powers representing the Stockholder Offered Shares being acquired by the Investor, the Stockholder Offer Price, on the same terms as set forth in the Stockholder Transfer Notice (including any non-cash consideration described therein or the equivalent cash value thereof), payable in respect of the Stockholder Offered Shares being purchased.

          5.2.    Right of First Refusal of the Identified Stockholders.

            (a)   So long as there shall continue to be an Investor Director on the Board of Directors, if at any time the Investor desires to Transfer any or all of the Investor's shares of Common Stock to a Prohibited Transferee, the Investor shall give written notice of such Transfer (the "Investor Transfer Notice") to the Company and each of the Identified Stockholders; provided, however, that the provisions of this Section 5.2 shall still apply if the reason there is no longer an Investor Director on the Board of Directors is due to the death or resignation of such Investor Director or the failure of the Investor to appoint an Investor Director. The Investor Transfer Notice shall state the terms and conditions of such Transfer, including the name of the prospective transferee, the proposed purchase price per share, including a description of any proposed non-cash consideration (the "Investor Offer Price"), payment terms, the type of disposition and the number of shares of Common Stock to be transferred (the "Investor Offered Shares").

            (b)   For a period of ten (10) days after receipt of the Investor Transfer Notice (the "Company Option Period"), the Company may, by notice in writing to the Investor, elect in writing to purchase any or all of the Investor Offered Shares at the Investor Offer Price.

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            (c)   If the Company does not elect to purchase all of the Investor Offered Shares, or exercises such right with respect to a portion of the Investor Offered Shares, then for a period of ten (10) days commencing on the earlier of (i) the date, if any, that the Investor notifies the Identified Stockholders in writing that the Company has determined either not to exercise such right of purchase or to exercise such right only with respect to a portion of the Investor Offered Shares and (ii) the expiration of the Company Option Period (the "Stockholder Option Period"), each of the Identified Stockholders shall have the right to purchase all or any portion of the Investor Offered Shares not so elected to be purchased by the Company at the Investor Offer Price by giving notice in writing to the Investor. The specific number of such Investor Offered Shares remaining after the Company has exercised its right pursuant to subsection (b) to which each Identified Stockholder shall be entitled to purchase shall be determined on a pro rata basis in proportion to the respective number of shares of Common Stock beneficially owned by each, on a Fully Diluted Basis, as of the date of the Investor Transfer Notice in relation to the total number of shares of Common Stock beneficially owned by all of the Identified Stockholders on a Fully Diluted Basis as of such date.

            (d)   If the Company and the Identified Stockholders do not elect to purchase any of the Investor Offered Shares, the Investor shall be permitted to Transfer such Investor Offered Shares which the Company and the Identified Stockholders do not elect to purchase to the original transferee named in the Transfer Notice, upon the original terms set forth in the Investor Transfer Notice, within forty-five (45) days following the termination of the Stockholder Option Period. If such Transfer is not completed within such forty-five (45) day period, the Investor may not transfer such Investor Offered Shares without again complying with this Section 5.2.

            (e)   The closing of the purchase and sale of any Investor Offered Shares to be acquired by the Company or the Identified Stockholders hereunder shall be held on such dates and times as the parties may agree but in all events within twenty (20) days following the later of the termination of the Company Option Period and the termination of the Stockholder Option Period. At such closing, the Company and each Identified Stockholder electing to purchase Investor Offered Shares shall deliver to the Investor, against delivery of certificates duly endorsed and stock powers representing the Investor Offered Shares being acquired by the Company or such Identified Stockholder, as the case may be, the Investor Offer Price, on the same terms as set forth in the Investor Transfer Notice (including any non-cash consideration described therein or the equivalent cash value thereof), payable in respect of the Investor Offered Shares being purchased.

          5.3.    Improper Transfer. Any attempt to make any Transfer of any shares of Common Stock subject to this Agreement otherwise than in compliance with this Agreement shall be null and void, ab initio, and the Company shall not give any effect on the Company's stock ledger to such attempted Transfer.

          6.    Miscellaneous.

          6.1.    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, estates, beneficiaries, heirs, trusts and legal representatives of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything else to the contrary herein, Zions may assign its rights under Section 3 of this Agreement to (i) any of its Affiliate or (ii) any Person acquiring all, but not less than all, of the shares of Common Stock purchased by Zions pursuant to the Stock Purchase Agreement, provided that such

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  assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Notwithstanding anything else to the contrary herein, if any of the Identified Stockholders shall die, all rights, remedies, obligations or liabilities of such Identified Stockholder (other than the rights, remedies, obligations or liabilities of such Identified Stockholder pursuant to Sections 3.5 or 5.1 and the related definitions) under or by reason of this Agreement shall terminate and be of no further force or effect.

          6.2.    Governing Law and Venue; Waiver of Jury Trial.

            (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the District of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in the District of Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.2.

          6.3.    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.4.    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

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          6.5.    Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third (3rd) day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

If to the Investor:	Zions Bancorporation One South Main Street, Suite 1138 Salt Lake City, Utah 84111 Attention: John B. Hopkins Telephone No.: (801) 844-8587 Facsimile No.: (801) 524-2129
With a copy, which shall not constitute notice, to:	Sullivan & Cromwell LLP 1888 Century Park East, Suite 2100 Los Angeles, California 90067 Attention: Stanley F. Farrar Telephone No.: (310) 712-6600 Facsimile No.: (310) 712-8800
If to the Company:	Quotesmith.com, Inc. 8205 South Cass Avenue Darien, Illinois 60561 Attention: Bob Bland Telephone No.: (630) 515-0170 ext. 101 Facsimile No.: (630) 515-0276
With a copy, which shall not constitute notice, to:	Duane Morris LLP 227 West Monroe, Suite 3400 Chicago, Illinois 60606 Attention: David J. Kaufman Telephone No: (312) 499-6741 Facsimile No: (312) 499-6701
If to any of the identified Stockholders:	To the address or facsimile number of such Identified Stockholder specified on the signature pages hereof.

    Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.5.

          6.6.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach, default or noncompliance by any other Party under this Agreement or the Stock Purchase Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance

A-6-23

  thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Party of any breach, default or noncompliance under this Agreement or the Stock Purchase Agreement or any waiver by any Party of any provisions or conditions of this Agreement or the Stock Purchase Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Stock Purchase Agreement, by law or otherwise afforded to any Party shall be cumulative and not alternative.

          6.7.    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties.

          6.8.    Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.9.    Entire Agreement. This Agreement, the Stock Purchase Agreement and the documents delivered pursuant hereto and thereto constitute the full and entire agreement among the Parties with regard to the subject matter hereof and thereof.

          6.10.    No Restrictions on Post-Closing Competitive Activities: Corporate Opportunities.

            (a)   It is the explicit intent of each of the Parties that the provisions of this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by the Parties. Accordingly, each of the Parties acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on (i) the ability of any Party to engage in any business or other activity which competes with the business of any other Party hereto or (ii) the ability of any Party to engage in any specific line of business or engage in any business activity in any specific geographic area.

            (b)   Except as would otherwise result in a violation of law by the Investor or any of its Affiliates (excluding, for purposes of this Section 5.10(b), the Company to the extent it may be considered to be an Affiliate thereof), the Investor and its Affiliates shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, (ii) do business with any client or customer of the Company and its Subsidiaries and (iii) employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries, and neither the Investor nor any of its Affiliates nor any officer or director thereof shall be liable to the Company, its Subsidiaries or their respective stockholders for breach of any fiduciary duty by reason of any such activities of the Investor and its Affiliates or of such Persons' participation therein. Except as would otherwise result in a violation of law by the Company or any of its Subsidiaries, the Company and its Subsidiaries shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Investor and its Affiliates, (ii) do business with any client or customer of the Investor and its Affiliates and (iii) employ or otherwise engage any officer or employee of the Investor and its Affiliates and neither the Company nor its Subsidiaries nor any officer or director thereof shall be liable to the Investor and its Affiliates or their stockholders for breach of any fiduciary duty by reason of any such activities of the Company or its Subsidiaries or of such Persons' participation therein. In the event that the Investor or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Investor or any of its Affiliates and the Company or any of its Subsidiaries, neither the Investor nor its Affiliates shall have any

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    duty to communicate or present such corporate opportunity to the Company or its Subsidiaries and shall not be liable to the Company or any of its Subsidiaries or to the Company's stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Investor or its Affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Company and its Subsidiaries. In the event that the Company or its Subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Investor or any of its Affiliates and the Company or its Subsidiaries, neither the Company nor its Subsidiaries shall have any duty to communicate or present such corporate opportunity to the Investor or any of its Affiliates and shall not be liable to the Investor or any of its Affiliates or to the Investor's stockholders for breach of any fiduciary duty by reason of the fact that the Company or any of its Subsidiaries pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Investor or any of its Affiliates. For the purposes of this Section 5.10, "corporate opportunities" of the Company and its Subsidiaries shall include, but not be limited to, business opportunities which the Company or its Subsidiaries are financially able to undertake, which are, by their nature, in a line of business of the Company or its Subsidiaries, are of practical advantage to them and are ones in which the Company or its Subsidiaries have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Investor or its Affiliates or any of their respective officers or directors shall be brought into conflict with that of the Company and its Subsidiaries, and "corporate opportunities" of the Investor and its Affiliates shall include, but not be limited to, business opportunities which the Investor and its Affiliates are financially able to undertake, which are, by their nature, in a line of business of the Investor or its Affiliates, are of practical advantage to them and are ones in which the Investor or its Affiliates have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Company or its Subsidiaries or any of their respective officers or directors shall be brought into conflict with that of the Investor and its Affiliates.

          6.11.    Specific Performance. The Investor shall be entitled to specific enforcement of its rights under this Agreement and the Stock Purchase Agreement. Each of the Company and the Identified Stockholders acknowledges that money damages would be an inadequate remedy for its breach of this Agreement or the Stock Purchase Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

[Signature pages follow]

A-6-25

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:
QUOTESMITH.COM, INC.
By:	/s/ PHILLIP A. PERILLO
	Name:	Phillip A. Perillo
	Title:	Senior Vice President and Chief Financial Officer
THE INVESTOR:
ZIONS BANCORPORATION
By:	/s/ JOHN B. HOPKINS
	Name:	John B. Hopkins
	Title:	Vice President of Finance
THE IDENTIFIED STOCKHOLDERS:
ROBERT S. BLAND
/s/ ROBERT S. BLAND
Address for Notices: 1512 Willow Creek Lane Darien, IL 60561
WILLIAM V. THOMS
/s/ WILLIAM V. THOMS
Address for Notices: 630 North Edgewood LaGrange Park, IL 60526

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SCHEDULE A

PROHIBITED TRANSFEREES

InsWeb Corporation
SelectQuote Insurance Services, Inc.
Byron Udell & Associates, Inc., dba AccuQuote
Answer Financial, Inc.

A-6-27

Annex A-7

EXECUTION COPY

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of May 7, 2004 by and among Zions Bancorporation, a Utah corporation ("Zions"), on the one hand, and Robert S. Bland, Maureen A. Bland and Southcote Partners, L.P., a Delaware limited partnership, on the other hand, (each, a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, Quotesmith.com, Inc., a Delaware corporation ("Quotesmith"), has entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of January 31, 2004 (executed on March 1, 2004), by and among Quotesmith, Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc.;

        WHEREAS, Life Quotes Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Quotesmith ("Life Quotes Acquisition"), has entered into that certain Real Estate Purchase and Sale Agreement (the "Real Estate Purchase Agreement"), dated as of January 31, 2004 (executed on March 1, 2004), by and between the Kenneth L. Manley Revocable Trust dated as of June 10, 1987 and Life Quotes Acquisition;

        WHEREAS, Zions and Quotesmith have entered into that certain Stock Purchase Agreement (as amended, extended or otherwise modified, the "Stock Purchase Agreement"), dated as of March 1, 2004, pursuant to which Zions has agreed to purchase and Quotesmith has agreed to issue and sell to Zions (the "Stock Sale"), subject to the terms and conditions set forth therein, 2,363,636 shares of Quotesmith's common stock, par value $0.003 per share ("Common Stock"), for the purchase price of $13,000,000;

        WHEREAS, the Stock Purchase Agreement currently contemplates that the proceeds from the Stock Sale will be used by Quotesmith to fund in part the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement;

        WHEREAS, the Stock Sale cannot be consummated until such time as Quotesmith convenes a meeting of its stockholders and the Stock Sale is approved by the affirmative vote of a majority of the total votes cast on such matter in person or by proxy at such meeting;

        WHEREAS, Zions is willing to lend $6,500,000 to Quotesmith on the terms set forth in that certain Promissory Note (the "Note"), dated as of the date hereof, made by Quotesmith for the benefit of Zions, so that Quotesmith can consummate the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement prior to stockholder approval and consummation of the Stock Sale;

        WHEREAS, the terms of the Note and Amendment No. 1 to Stock Purchase Agreement, dated as of the date hereof, by and between Quotesmith and Zions require that the proceeds from the Stock Sale be used to pay in full in cash any outstanding amounts owed to Zions under the Note; and

        WHEREAS, as a condition to making such loan to Quotesmith, Zions has required that each of the Stockholders enter into, and each of the Stockholders has agreed to enter into, this Voting Agreement so as to ensure that the Stock Sale will be approved by the stockholders of Quotesmith, the transactions contemplated by the Stock Purchase Agreement will be consummated and the Note will be paid in full in cash upon the consummation of such transactions;

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        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Zions as follows:

          (a)   Authority. Such Stockholder has all necessary power and authority to enter into this Voting Agreement and perform all of such Stockholder's obligations hereunder.

          (b)   Binding Obligation. This Voting Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c)   Ownership of Shares. Such Stockholder is the beneficial owner of the number of shares of Common Stock and options exercisable for shares of Common Stock set forth on Annex A hereto (the "Existing Shares" and, together with any shares of Common Stock or options exercisable for shares of Common Stock the beneficial ownership of which is acquired by such Stockholder after the date hereof, the "Shares") and, as of the date hereof, the Existing Shares constitute all of the shares of Common Stock or options exercisable for shares of Common Stock beneficially owned by such Stockholder. With respect to the Existing Shares, except to the extent shared or deemed shared with Zions or any other Stockholder, such Stockholder has sole voting power and sole power to issue the instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise.

          (d)   No Conflicts. Neither the execution, delivery and performance of this Voting Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, stockholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which such Stockholder is a party or which such Stockholder is subject to or bound.

        2.     Voting Agreement. Each of the Stockholders hereby agrees to vote or caused to be voted all of such Stockholder's Shares (i) in favor of the issuance and sale of 2,363,636 shares of Common Stock to Zions pursuant to terms of the Stock Purchase Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement and the Investor Rights Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Quotesmith under the Stock Purchase Agreement; and (iii) against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the benefit to Zions of the transactions contemplated by the Stock Purchase Agreement. Each of the Stockholders agrees not to enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        3.     Stockholder Capacity. Each of the Stockholders is entering this Voting Agreement in such Stockholder's capacity as the beneficial owner of the Shares, and not in such Stockholder's capacity as a director or officer of Quotesmith. Nothing in this Voting Agreement shall be deemed in any manner to limit the discretion of any Stockholder to take any action, or fail to take any action, in such

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Stockholder's capacity as a director or officer of Quotesmith that may be required of such Stockholder under applicable law.

        4.     Termination. The obligations of each of the Stockholders hereunder shall terminate upon the consummation of the transactions contemplated by the Stock Purchase Agreement. If the transactions contemplated by the Stock Purchase Agreement are not consummated, the obligations of each of the Stockholders hereunder shall terminate upon the termination of the Stock Purchase Agreement in accordance with its terms. The "Termination Date" for any particular provision hereunder shall be the date of termination of such Stockholder's obligations pursuant to this Section 4.

        5.     Specific Performance. Each of the Stockholders acknowledges that such Stockholder would be impossible to determine the amount of damages that would result from any breach of any of such Stockholder's obligations under this Voting Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that Zions shall, in addition to any other rights or remedies which such Stockholder may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain such Stockholder from violating any of such Stockholder's obligations under this Voting Agreement. In connection with any action or proceeding for such equitable or injunctive relief, each of the Stockholders hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have the obligations of such Stockholder under this Voting Agreement specifically enforced against them, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against such Stockholder enjoining or restraining any breach or threatened breach of this Voting Agreement.

        6.    Miscellaneous.

        (a)   Definitional Matters.

          (i)    For purposes of this Agreement, beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 under the United States Securities Exchange Act of 1934, as amended.

          (ii)   All capitalized terms used but not defined in this Voting Agreement shall have the respective meanings that the Stock Purchase Agreement ascribes to such terms.

          (iii)  The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Voting Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (b)   Entire Agreement. This Voting Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

        (c)   Parties in Interest. This Voting Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Voting Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

        (d)   Assignment. This Voting Agreement and the rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by any Stockholder without the prior written consent of Zions. This Voting Agreement and the rights, interests and obligations hereunder, may be assigned, by operation of law or otherwise, in whole or in part, by Zions to any Affiliate thereof. Any attempted assignment by any Stockholder contrary to the provisions of this Section 6(d) shall be null and void.

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        (e)   Modifications; Waivers. This Voting Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

        (f)    Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        (g)   Governing Law; Venue. THIS VOTING AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Each of the parties hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Voting Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that such party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Voting Agreement may not be enforced in or by such courts, and each of the parties hereto irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in Delaware. The parties hereby consent to and grant any such court jurisdiction over the person and property of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(k) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        (h)   Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(h).

        (i)    Attorney's Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Voting Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award

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resulting from any other Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

        (j)    Counterparts. This Voting Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

        (k)   Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Voting Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

  If to Zions, to:

    Zions Bancorporation
    One South Main Street, Suite 1138
    Salt Lake City, Utah 84111
    Attention: John B. Hopkins
    Telephone No.: (801) 844-8587
    Facsimile No.: (801) 524-2129

  With a copy, which shall not
  constitute notice, to:

    Sullivan & Cromwell LLP
    1888 Century Park East, Suite 2100
    Los Angeles, CA 90067
    Attention: Stanley F. Farrar
    Telephone No.: (310) 712-6600
    Facsimile No.: (310) 712-8800

  If to any of the Stockholders, to:

    Robert S. Bland
    1512 Willow Creek Lane
    Darien, IL 60561
    Telephone No.: (630) 515-0170 ext. 101
    Facsimile No.: (630) 515-0276

  With a copy, which shall not
  constitute notice, to:

    Duane Morris LLP
    227 West Monroe, Suite 3400
    Chicago, Illinois 60606
    Attention: David J. Kaufman
    Telephone No: (312) 499-6741
    Facsimile No: (312) 499-6701

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

ZIONS BANCORPORATION
By:	/s/ JOHN B. HOPKINS Name: John B. Hopkins Title: Vice President of Finance
/s/ ROBERT S. BLAND Robert S. Bland
/s/ MAUREEN A. BLAND Maureen A. Bland
SOUTHCOTE PARTNERS, L.P.
By:	/s/ ROBERT S. BLAND Name: Robert S. Bland Title: General Partner
By:	/s/ MAUREEN A. BLAND Name: Maureen A. Bland Title: General Partner

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ANNEX A(1)

Name of Stockholder	Number of shares of Common Stock beneficially owned	Number of options exercisable for shares of Common Stock beneficially owned	Percent of Common Stock beneficially owned on a fully diluted basis
Robert S. Bland	2,356,445	3,333	47.5%
Maureen A. Bland	2,356,445	0	47.5%
Southcote Partners, L.P.	2,356,445	0	47.5%

(1)
Does not include any shares owned by William V. Thoms or Susan E. Thoms which may be deemed to be beneficially owned by Robert S. Bland, Maureen A. Bland or Southcote Partners, L.P.

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Annex A-8

EXECUTION COPY

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of May 7, 2004 by and among Zions Bancorporation, a Utah corporation ("Zions"), on the one hand, and William V. Thoms and Susan E. Thoms, on the other hand, (each, a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, Quotesmith.com, Inc., a Delaware corporation ("Quotesmith"), has entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of January 31, 2004 (executed on March 1, 2004), by and among Quotesmith, Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc.;

        WHEREAS, Life Quotes Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Quotesmith ("Life Quotes Acquisition"), has entered into that certain Real Estate Purchase and Sale Agreement (the "Real Estate Purchase Agreement"), dated as of January 31, 2004 (executed on March 1, 2004), by and between the Kenneth L. Manley Revocable Trust dated as of June 10, 1987 and Life Quotes Acquisition;

        WHEREAS, Zions and Quotesmith have entered into that certain Stock Purchase Agreement (as amended, extended or otherwise modified, the "Stock Purchase Agreement"), dated as of March 1, 2004, pursuant to which Zions has agreed to purchase and Quotesmith has agreed to issue and sell to Zions (the "Stock Sale"), subject to the terms and conditions set forth therein, 2,363,636 shares of Quotesmith's common stock, par value $0.003 per share ("Common Stock"), for the purchase price of $13,000,000;

        WHEREAS, the Stock Purchase Agreement currently contemplates that the proceeds from the Stock Sale will be used by Quotesmith to fund in part the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement;

        WHEREAS, the Stock Sale cannot be consummated until such time as Quotesmith convenes a meeting of its stockholders and the Stock Sale is approved by the affirmative vote of a majority of the total votes cast on such matter in person or by proxy at such meeting;

        WHEREAS, Zions is willing to lend $6,500,000 to Quotesmith on the terms set forth in that certain Promissory Note (the "Note"), dated as of the date hereof, made by Quotesmith for the benefit of Zions, so that Quotesmith can consummate the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement prior to stockholder approval and consummation of the Stock Sale;

        WHEREAS, the terms of the Note and Amendment No. 1 to Stock Purchase Agreement, dated as of the date hereof, by and between Quotesmith and Zions require that the proceeds from the Stock Sale be used to pay in full in cash any outstanding amounts owed to Zions under the Note; and

        WHEREAS, as a condition to making such loan to Quotesmith, Zions has required that each of the Stockholders enter into, and each of the Stockholders has agreed to enter into, this Voting Agreement so as to ensure that the Stock Sale will be approved by the stockholders of Quotesmith, the transactions contemplated by the Stock Purchase Agreement will be consummated and the Note will be paid in full in cash upon the consummation of such transactions;

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        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Representations and Warranties of the Stockholders.    Each of the Stockholders hereby represents and warrants to Zions as follows:

          (a)    Authority.    Such Stockholder has all necessary power and authority to enter into this Voting Agreement and perform all of such Stockholder's obligations hereunder.

          (b)    Binding Obligation.    This Voting Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c)    Ownership of Shares.    Such Stockholder is the beneficial owner of the number of shares of Common Stock and options exercisable for shares of Common Stock set forth on Annex A hereto (the "Existing Shares" and, together with any shares of Common Stock or options exercisable for shares of Common Stock the beneficial ownership of which is acquired by such Stockholder after the date hereof, the "Shares") and, as of the date hereof, the Existing Shares constitute all of the shares of Common Stock or options exercisable for shares of Common Stock beneficially owned by such Stockholder. With respect to the Existing Shares, except to the extent shared or deemed shared with Zions or any other Stockholder, such Stockholder has sole voting power and sole power to issue the instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise.

          (d)    No Conflicts.    Neither the execution, delivery and performance of this Voting Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, stockholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which such Stockholder is a party or which such Stockholder is subject to or bound.

        2.    Voting Agreement.    Each of the Stockholders hereby agrees to vote or caused to be voted all of such Stockholder's Shares (i) in favor of the issuance and sale of 2,363,636 shares of Common Stock to Zions pursuant to terms of the Stock Purchase Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement and the Investor Rights Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Quotesmith under the Stock Purchase Agreement; and (iii) against any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the benefit to Zions of the transactions contemplated by the Stock Purchase Agreement. Each of the Stockholders agrees not to enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        3.    Stockholder Capacity.    Each of the Stockholders is entering this Voting Agreement in such Stockholder's capacity as the beneficial owner of the Shares, and not in such Stockholder's capacity as a director or officer of Quotesmith. Nothing in this Voting Agreement shall be deemed in any manner to limit the discretion of any Stockholder to take any action, or fail to take any action, in such

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Stockholder's capacity as a director or officer of Quotesmith that may be required of such Stockholder under applicable law.

        4.    Termination.    The obligations of each of the Stockholders hereunder shall terminate upon the consummation of the transactions contemplated by the Stock Purchase Agreement. If the transactions contemplated by the Stock Purchase Agreement are not consummated, the obligations of each of the Stockholders hereunder shall terminate upon the termination of the Stock Purchase Agreement in accordance with its terms. The "Termination Date" for any particular provision hereunder shall be the date of termination of such Stockholder's obligations pursuant to this Section 4.

        5.    Specific Performance.    Each of the Stockholders acknowledges that such Stockholder would be impossible to determine the amount of damages that would result from any breach of any of such Stockholder's obligations under this Voting Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that Zions shall, in addition to any other rights or remedies which such Stockholder may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain such Stockholder from violating any of such Stockholder's obligations under this Voting Agreement. In connection with any action or proceeding for such equitable or injunctive relief, each of the Stockholders hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have the obligations of such Stockholder under this Voting Agreement specifically enforced against them, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against such Stockholder enjoining or restraining any breach or threatened breach of this Voting Agreement.

        6.    Miscellaneous.

          (a)    Definitional Matters.

              (i)  For purposes of this Agreement, beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 under the United States Securities Exchange Act of 1934, as amended.

             (ii)  All capitalized terms used but not defined in this Voting Agreement shall have the respective meanings that the Stock Purchase Agreement ascribes to such terms.

            (iii)  The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Voting Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (b)    Entire Agreement.    This Voting Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

          (c)    Parties in Interest.    This Voting Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Voting Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

          (d)    Assignment.    This Voting Agreement and the rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by any Stockholder without the prior written consent of Zions. This Voting Agreement and the rights, interests and

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  obligations hereunder, may be assigned, by operation of law or otherwise, in whole or in part, by Zions to any Affiliate thereof. Any attempted assignment by any Stockholder contrary to the provisions of this Section 6(d) shall be null and void.

          (e)    Modifications; Waivers.    This Voting Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

          (f)    Severability.    Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (g)    Governing Law; Venue.    THIS VOTING AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Each of the parties hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Voting Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that such party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Voting Agreement may not be enforced in or by such courts, and each of the parties hereto irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in Delaware. The parties hereby consent to and grant any such court jurisdiction over the person and property of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(k) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          (h)    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(h).

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          (i)    Attorney's Fees.    The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Voting Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any other Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

          (j)    Counterparts.    This Voting Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          (k)    Notices.    All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Voting Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

          If to Zions, to:

      Zions Bancorporation
      One South Main Street, Suite 1138
      Salt Lake City, Utah 84111
      Attention: John B. Hopkins
      Telephone No.: (801) 844-8587
      Facsimile No.: (801) 524-2129

    With a copy, which shall not
    constitute notice, to:

      Sullivan & Cromwell LLP
      1888 Century Park East, Suite 2100
      Los Angeles, CA 90067
      Attention: Stanley F. Farrar
      Telephone No.: (310) 712-6600
      Facsimile No.: (310) 712-8800

    If to any of the Stockholders, to:

      William V. Thoms
      630 North Edgewood
      LaGrange Park, IL 60526
      Telephone No.: (630) 515-0170 ext. 202
      Facsimile No.: (630) 515-0276

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    With a copy, which shall not
    constitute notice, to:

      Duane Morris LLP
      227 West Monroe, Suite 3400
      Chicago, Illinois 60606
      Attention: David J. Kaufman
      Telephone No: (312) 499-6741
      Facsimile No: (312) 499-6701

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

ZIONS BANCORPORATION
By:	/s/ John B. Hopkins Name: John B. Hopkins Title: Vice President of Finance
/s/ William V. Thoms William V. Thoms
/s/ Susan E. Thoms Susan E. Thoms

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ANNEX A(1)

Name of Stockholder	Number of shares of Common Stock beneficially owned	Number of options exercisable for shares of Common Stock beneficially owned	Percent of Common Stock beneficially owned on a fully diluted basis
William V. Thoms	710,500	6,000	14.4%
Susan E. Thoms	710,500	0	14.4%

(1)
Does not include any shares owned by Robert S. Bland, Maureen A. Bland or Southcote Partners, L.P. which may be deemed to be benefically owned by William V. Thoms or Susan E. Thoms.

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Annex A-9

EXECUTION COPY

NON-COMPETITION AGREEMENT

        THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of this 7th day of May, 2004, by and among Kenneth L. Manley ("Shareholder"), Life Quotes Acquisition, Inc., a Delaware corporation (the "Company") and Quotesmith.com Inc., a Delaware corporation (the "Parent").

W I T N E S S E T H

        WHEREAS, Life Quotes, Inc., a Michigan corporation (the "Seller"), the Company, the Parent and the Shareholder have entered into an Asset Purchase Agreement dated as of January 31, 2004 ("APA"), pursuant to which the Seller and the Shareholder have agreed to sell to the Company substantially all of the assets of the Seller;

        WHEREAS, an affiliate of Shareholder is selling certain real estate to the Company (the "Real Estate") in connection with the APA pursuant to a Real Estate Purchase Agreement (the "Real Estate Agreement");

        WHEREAS, Shareholder is the sole shareholder of the Seller, and will therefore receive a direct and substantial economic benefit from the sale of the assets of the Seller to the Company pursuant to the APA and the Sale of the Real Estate to the Company pursuant to the Real Estate Agreement;

        WHEREAS, Shareholder, Parent and the Company agree that the assets being acquired by the Company from Seller under the APA and the Real Estate under the Real Estate Agreement would be of little or no value unless Shareholder is restricted from competing with the Company and the Parent as herein provided; and

        WHEREAS, it is an express condition precedent to the Company's and the Parent's respective obligations under the APA that Shareholder execute and deliver this Agreement and Shareholder is executing and delivering this Agreement in satisfaction of such condition precedent.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto (intending to be legally bound) hereby agree as follows:

        1.    Non-Competition.

        (a)   Shareholder acknowledges and agrees that (1) the business being acquired by the Company from the Seller pursuant to the APA is the "Business" as defined in the APA; (2) the Business territory is comprised of all fifty states of the United States of America (the "Territory"); and (3) the Company and the Parent will suffer substantial and irreparable harm in the event Shareholder and his affiliates (as defined by the rules and regulations of the United States Securities and Exchange Commission) should enter into competition with the Company or the Parent or disclose any of the affairs of the Company, the Parent, the Seller or of Shareholder relating to the Business to any third parties. Accordingly, and in order to induce the Company and the Parent to enter into the APA and to consummate the transactions contemplated thereby, Shareholder hereby agrees on his own behalf and that of his affiliates that from the date hereof until the date which is three (3) years after the date hereof (the "Term") that he and his affiliates:

          (i)    will not, directly or indirectly, whether as an officer, manager, director, consultant (independent or otherwise), agent, employee, partner, shareholder, participant, member, owner or otherwise, engage in nor, participate in, become associated in any manner whatsoever or have any financial interest in or aid or assist in any person or entity in the conduct of, or otherwise engage

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  in any aspect or segment of the Business (except as expressly permitted by the APA) or any other business which competes with the Business in the Territory;

          (ii)   will not, directly or indirectly, interfere with, disrupt, or attempt to disrupt or induce, persuade or entice, any past, present, or prospective relationship, contractual or otherwise, between the Company or the Parent and any insurance company, insurance agent, insurance provider, landlord, dealer, distributor, agent, principal, customer, supplier or employee of the Company or Parent;

          (iii)  will not, directly or indirectly, call on, employ, engage or solicit the employment or engagement by others of any employee or former employee of the Company, the Parent or the Business or otherwise encourage any employee or independent contractor of parent or company to terminate his or her employment with parent or company or to enter into employment with any person or entity, as the case may be, unless such employee or former employee has not been employed by the Company, the Parent or the Business, as the case may be, for a period in excess of twelve (12) months; and

          (iv)  will not, directly or indirectly, slander, libel, disparage or through any other means take any action which is intended to be or might be negative or detrimental to the Company, the Parent, the Business or the Company's or Parent's respective assets, business, personnel, prospects or operations, including but not limited to making comments on any internet "Message Board" or website or similar service or means of communication.

        (b)   Shareholder acknowledges that the restricted period of time (three years), geographical area (Territory) and line of business (Business) under Section 1(a) hereof are reasonable, in view of the nature of the Business, the Shareholder's knowledge of the Business, as well as the fact that Shareholder and his affiliates received a substantial portion of the consideration paid under the APA and the Real Estate Agreement. Notwithstanding the foregoing, if any provision, or any part hereof, of this Section 1 is held to be unenforceable because of the duration thereof, the area covered thereby or with respect to any particular activity, the parties agree that the court making the determination shall have the power to reduce the duration or the scope of such provision, or to delete specific words or phrases, and in its reduced or amended form, such provision shall then be enforceable and be enforced.

        (c)   Shareholder and his affiliates intend to, and do hereby, confer jurisdiction to enforce the covenants contained in this Section 1 upon the courts of (i) any jurisdiction within the State of Illinois or (ii) if Shareholder or his affiliates is alleged to be competing with the Company or the Parent or otherwise acting in violation of this Section 1 in any other jurisdiction, then in any other jurisdiction in which such alleged competition or action takes place. If the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, such determination shall not bar or in any way affect the right of the Company or the Parent to the relief provided above in the courts of any other jurisdiction in which such covenants may be enforced as provided herein, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable in diverse and independent covenants.

        (d)   Section 7.4(d) of the APA provided that Shareholder, together with certain affiliates of Shareholder, may sell life insurance products so long as all such insurance products are placed directly through the Parent, the Company, or their respective affiliates, in accordance with the terms of an Agency Agreement in the form attached as Exhibit K to the APA. The parties to this Agreement acknowledge and agree that Shareholder shall not be in violation of this Agreement so long as Shareholder and his affiliates comply with the terms and conditions of Section 7.4(d) of the APA and any such Agency Agreement entered into pursuant thereto.

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        2.    Nondisclosure.

        Except with the prior written consent of the Company or the Parent in each instance, Shareholder shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any "Confidential Information" relating to (a) the Business or assets acquired by the Company from the Seller or (b) the Company, Parent or any parent, subsidiary or affiliate thereof. Confidential Information shall include, but shall not be limited to, information or data relating to (i) the Business, operations, systems, services, know-how, trade secrets, dealer, potential and actual distributor and customer lists, pricing policies, operational methods, marketing plans, product plans, acquisition plans, design and design projects, technical or non-technical data, formulas, patterns, compilations, programs, inventions and research projects and all other plans of the Company or the Parent or which are embodied in the Assets acquired pursuant to the APA, and (ii) the business, operations, personnel, activities, financial affairs, and other information relating to the Company or the Parent and their respective customers and employees; provided, however, Confidential Information shall not include any information that Shareholder can demonstrate: (a) is generally publicly available, (b) is obtained from a source other than the Company, Parent or Seller, which source is not under a confidentiality obligation to the Company, Parent or Seller; or (c) is legally required to be disclosed, after giving prior written notice to the Company and Parent.

        3.    Remedies for Certain Breaches.

        If Shareholder or his affiliates commits a breach, or threatens to commit a breach, of any of the provisions of Section 1 or Section 2, the Company and the Parent shall have the following rights and remedies, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to the Company and the Parent:

          (i)    the right and remedy to have the provisions of Section 1 and/or Section 2 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of the Company and the Parent, it being acknowledged and agreed that any breach or threatened breach of Section 1 and/or Section 2 by Shareholder will cause irreparable injury to the Company and the Parent and that money damages will not provide an adequate remedy to the Company or the Parent; and

          (ii)   the right and remedy to require Shareholder or his affiliates to account for and pay over to the Company all compensation, profits, monies, accruals, distributions, increments or other benefits (collectively, "Benefits") derived or received by Shareholder or his affiliates as the result of any transaction constituting a breach of any of the provisions of Section 1 and/or Section 2 and Shareholder or his affiliates hereby agree to account for such Benefits and pay over all such Benefits to the Company.

        4.    Survivability; Affiliates.

        For purposes of Section 1, 2, 3 and 7(b), the "Company" and the "Parent" shall be deemed to include any of their respective affiliates. The rights and remedies of the Company and the Parent pursuant to Section 3 of this Agreement shall survive the expiration of this Agreement with regard to any breach of the obligations of Shareholder under (a) Section 1 that occurs prior to the expiration of the Term or (b) Section 2.

        5.    Assignment.

        The Company shall have the right to assign its rights under this Agreement in connection with any sale or disposition of all or substantially all of the assets of the Company or any merger or consolidation of the Company.

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        6.    Notices.

        All notice, request, instruction, correspondence, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid and return receipt requested to the address shown below unless changed by notices given as herein provided:

    (a)
    if to the Shareholder, to:

Kenneth L. Manley 758 Soda Creek Drive Evergreen, Colorado 80439
Facsimile:	(800) 690-6550

    with a copy to:

Welborn, Sullivan, Meck & Tooley, P.C. 821 17th Street Suite 500 Denver, Colorado 80202
Facsimile:	(303) 832-2366
Attention:	John F. Meck
    (b)
    if to the Company or to Parent, to:

Quotesmith.com Inc. 8205 South Cass Avenue, No. 102 Darien, Illinois 60561
Facsimile:	(630) 515-0276
Attention:	Robert S. Bland, Chairman, Chief Executive Officer and President

    with a copy to:

Duane Morris LLP 227 West Monroe Street Suite 3400 Chicago, Illinois 60606
Facsimile:	(312) 499-6701
Attention:	David J. Kaufman

        7.    Miscellaneous.

        (a)   This Agreement and the APA constitute the sole and entire agreement between the Shareholder, the Parent and the Company with respect to the matters referred to herein and shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced.

        (b)   This Agreement shall inure to the benefit of, and be binding upon (i) the parties hereto, (ii) the heirs, administrators, executors and personal representatives of Shareholder, (iii) the Company, the Parent and their respective affiliates, as set forth in Section 4 and (iv) the respective successors and permitted assigns of the Company and the Parent, as provided for herein.

        (c)   The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

        (d)   It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

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        (e)   This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

[Signature page follows]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ KENNETH L. MANLEY Kenneth L. Manley
LIFE QUOTES ACQUISITION, INC.
By	/s/ ROBERT S. BLAND Robert S. Bland, President
QUOTESMITH.COM INC.
By	/s/ ROBERT S. BLAND Robert S. Bland, President

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Annex A-10

EXECUTION COPY

AGENCY AGREEMENT

        THIS AGENCY AGREEMENT (the "Agreement") is made and entered into as of this 7th day of May, 2004, by and among Kenneth L. Manley ("KLM"), Life Quotes Acquisition, Inc., a Delaware corporation (the "LQA") and Quotesmith.com Inc., a Delaware corporation (the "Parent").

W I T N E S S E T H

        WHEREAS, Life Quotes, Inc., a Michigan corporation (the "Seller"), LQA, the Parent and the Shareholder have entered into an Asset Purchase Agreement dated as of January 31, 2004 ("APA"), pursuant to which the Seller and KLM have agreed to sell to LQA substantially all of the assets of the Seller;

        WHEREAS, pursuant to the terms of the APA, the parties hereto are entering into a Non-Competition Agreement (the "Non-Competition Agreement") contemporaneously herewith; and

        WHEREAS, the APA and the Non-Competition Agreement contemplate that LQA and Parent will enter into one or more agency agreements with KLM and his spouse and children, either individually or as owners of an entity, provided such individuals or entities hold valid insurance agent licenses in good standing all in accordance with the APA, (collectively, "Manley"), so that Manley shall only be permitted to sell life insurance products through LQA, the Parent and their respective affiliates (collectively, the "Company").

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

  1.
  Appointment as Agent. LQA and Parent hereby agree to use commercially reasonable efforts to appoint Manley as a general agent with each insurance carrier as Manley may request and with which the Company has the ability to appoint agents under the terms of its respective managing general agent agreement or insurance marketing agreement, to the extent that each such appointment is acceptable and agreed to by the insurance carrier. Such appointment will be made promptly upon notice from KLM to the Company.

  2.
  Compensation. As compensation for policies placed in force as a general agent hereunder, Manley shall be entitled to receive the highest commission made available by each insurance carrier to general agents appointed under the Company for first year and renewal commission, along with 75% of any production bonus commission resulting from business placed directly by Manley based on the production level that the Company qualifies for, whether such commissions are paid by the insurance carriers to the Company or directly to Manley. If commissions are paid by the Company to Manley, such payments shall not be made less frequently than monthly.

  3.
  Direct Contracts. The Company agrees to use commercially reasonable efforts to enable Manley to become contracted directly with insurance carriers as a general agent under the Company's managing general agent or marketing organization agreement so that Manley may operate directly with such insurance carriers and be compensated directly by such insurance carriers at the highest commission available according to each insurance carrier's business practices as determined by each such carrier.

  4.
  Non-Competition. Manley acknowledges and agrees that (1) the business being acquired by LQA from the Seller pursuant to the APA is the "Business" as defined in the APA; (2) the

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    Business territory is comprised of all fifty states of the United States of America (the "Territory"); and (3) LQA and the Parent will suffer substantial and irreparable harm in the event Manley and his affiliates (as defined by the rules and regulations of the United States Securities and Exchange Commission) should enter into competition with LQA or the Parent or disclose any of the affairs of LQA, the Parent, the Seller or of LQA relating to the Business to any third parties. Accordingly, and in order to induce LQA and the Parent to enter into the APA and to consummate the transactions contemplated thereby, Manley hereby agrees on his own behalf and that of his affiliates that for the Term (defined in Section 8 below) he and his affiliates:

            (i)    will not, directly or indirectly, whether as an officer, manager, director, consultant (independent or otherwise), agent, employee, partner, shareholder, participant, member, owner or otherwise, engage in nor, participate in, become associated in any manner whatsoever or have any financial interest in or aid or assist in any person or entity in the conduct of, or otherwise engage in any aspect or segment of the Business (except as expressly permitted by the APA or this Agreement) or any other business which competes with the Business in the Territory;

            (ii)   will not, directly or indirectly, interfere with, disrupt, or attempt to disrupt or induce, persuade or entice, any past, present, or prospective relationship, contractual or otherwise, between LQA or the Parent and any insurance company, insurance agent, insurance provider, landlord, dealer, distributor, agent, principal, customer, supplier or employee of LQA or Parent;

            (iii)  will not, directly or indirectly, call on, employ, engage or solicit the employment or engagement by others of any employee or former employee of LQA, the Parent or the Business or otherwise encourage any employee or independent contractor of Parent or LQA to terminate his or her employment with Parent or LQA or to enter into employment with any person or entity, as the case may be, unless such employee or former employee has not been employed by LQA, the Parent or the Business, as the case may be, for a period in excess of twelve (12) months; and

            (iv)  will not, directly or indirectly, slander, libel, disparage or through any other means take any action which is intended to be or might be negative or detrimental to LQA, the Parent, the Business or LQA's or Parent's respective assets, business, personnel, prospects or operations, including but not limited to making comments on any internet "Message Board" or website or similar service or means of communication.

            (v)   Manley acknowledges that the restricted period of time (Term), geographical area (Territory) and line of business (Business) under this Section hereof are reasonable, in view of the nature of the Business, Manley's knowledge of the Business, as well as the fact that Manley and his affiliates received a substantial portion of the consideration paid under the APA and the Real Estate Agreement. Notwithstanding the foregoing, if any provision, or any part hereof, of this Section 1 is held to be unenforceable because of the duration thereof, the area covered thereby or with respect to any particular activity, the parties agree that the court making the determination shall have the power to reduce the duration or the scope of such provision, or to delete specific words or phrases, and in its reduced or amended form, such provision shall then be enforceable and be enforced.

            (vi)  Manley and his affiliates intend to, and do hereby, confer jurisdiction to enforce the covenants contained in this Section 1 upon the courts of (i) any jurisdiction within the State of Illinois or (ii) if Manley or his affiliates is alleged to be competing with LQA or the Parent or otherwise acting in violation of this Section in any other jurisdiction, then in any other jurisdiction in which such alleged competition or action takes place. If the courts of any one

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    or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, such determination shall not bar or in any way affect the right of LQA or the Parent to the relief provided above in the courts of any other jurisdiction in which such covenants may be enforced as provided herein, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable in diverse and independent covenants.

            (vii)  Except with the prior written consent of LQA or the Parent in each instance, Manley shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any "Confidential Information" relating to (a) the Business or assets acquired by LQA from the Seller or (b) LQA, Parent or any parent, subsidiary or affiliate thereof. Confidential Information shall include, but shall not be limited to, information or data relating to (i) the Business, operations, systems, services, know-how, trade secrets, dealer, potential and actual distributor and customer lists, pricing policies, operational methods, marketing plans, product plans, acquisition plans, design and design projects, technical or non-technical data, formulas, patterns, compilations, programs, inventions and research projects and all other plans of LQA or the Parent or which are embodied in the Assets acquired pursuant to the APA, and (ii) the business, operations, personnel, activities, financial affairs, and other information relating to LQA or the Parent and their respective customers and employees; provided, however, Confidential Information shall not include any information that Manley can demonstrate: (a) is generally publicly available, (b) is obtained from a source other than LQA, Parent or Seller; or (c) is legally required to be disclosed, after giving prior written notice to LQA and Parent.

            (viii)   If Manley or his affiliates commits a breach, or threatens to commit a breach, of any of the provisions of this Section, LQA and the Parent shall have the following rights and remedies, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to LQA and the Parent:

              (a)   the right and remedy to have the provisions of this Section enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of LQA and the Parent, it being acknowledged and agreed that any breach or threatened breach of Section by Manley will cause irreparable injury to LQA and the Parent and that money damages will not provide an adequate remedy to LQA or the Parent; and

              (b)   the right and remedy to require Manley or his affiliates to account for and pay over to LQA all compensation, profits, monies, accruals, distributions, increments or other benefits (collectively, "Benefits") derived or received by Manley or his affiliates as the result of any transaction constituting a breach of any of the provisions of this Section and Manley or his affiliates hereby agree to account for such Benefits and pay over all such Benefits to LQA.

            (viii)   During such periods as both this Agreement and the Non-Competition Agreement continue in effect, Manley's obligations under this Section 4 are the same as, and not in addition to, Manley's obligations under the Non-Competition Agreement.

  5.
  Advertising and Marketing. Manley shall have the right to operate and advertise using Manley's name, at Manley's expense. In addition, Manley shall have the right to use the Company's name on Manley's advertising with the Company's website and Manley's telephone contact, provided that any such advertisement has first been approved by the Company in writing, such approval not to be unreasonably withheld. The Company shall also provide Manley continuous access (including remote access) to the Company's quoting, sales, marketing, application

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    completion software, systems and programs, provided, however, that Manley shall reimburse any costs incurred by the Company in connection with providing such access.

  6.
  License and Renewal Fees. At Manley's request, the Company shall assist Manley in connection with licensing and renewal applications at a cost equal to two times the actual license or renewal fee. As the Company is performing this function at Manley's direction and for his convenience, Manley shall indemnify and hold harmless the Company and its affiliates for any errors, omissions, penalties or damages suffered in assisting Manley in performing or failing to perform these actions. In no event shall the Company be responsible for any fees, charges or penalties incurred in connection with this function.

  7.
  Company Obligations. The Company hereby agrees that for the Term (defined in Section 8 below) it:

            (i)    will not, directly or indirectly, call on, employ, engage or solicit the employment or engagement by others of any employee or former employee of Manley (other than former employees of Seller who are hired by LQA as contemplated in the APA) or otherwise encourage any employee or independent contractor of Manley to terminate his or her employment with Manley or to enter into employment with any person or entity unless such employee or former employee has not been employed by Manley for a period in excess of twelve (12) months; and

            (ii)   will not, directly or indirectly, slander, libel, disparage or through any other means take any action which is intended to be or might be negative or detrimental to Manley or Manley's assets, business, personnel, prospects or operations, including but not limited to making comments on any internet "Message Board" or website or similar service or means of communication.

  8.
  Term, Termination and Limitations. The term of this Agreement shall be for an initial period of three years commensurate with the three-year term provided for in Section 1 of the Non-Competition Agreement, which initial period shall automatically be extended for successive terms of one-year on an "evergreen" basis (meaning it shall therefore renew for successive one-year periods thereafter without any action on either party's part), provided however, that this Agreement may be terminated (i) at any time by the Company for cause, and (ii) by any party at any time after such initial three-year period on thirty-days prior written notice to the other parties hereto, such termination to be effective as of a date specified in such written notice. No such termination shall affect such rights and obligations of the parties as those shall have accrued prior to the date such termination is effective. Notwithstanding the foregoing and subject to the last two sentences of this Section 8, the term of this Agreement with respect to Section 4 hereof and the rights and obligations of the parties thereunder (the "Term"), shall continue in effect during the effectiveness of this Agreement and for the three-year period beginning on the later to occur of: (a) the end of the three-year term provided for in Section 1 of the Non-Competition Agreement, or (b) termination of this Agreement in accordance with its terms. If this Agreement is terminated by the Company other than for "cause," the immediately preceding sentence shall not apply and this Agreement shall terminate as of the effective date of such termination. For purposes hereof, termination for "cause" shall be cause as determined by Parent in its reasonable best judgment with prior written notice to Manley and a reasonable opportunity to cure. Manley agrees that Manley shall be permitted to sell life insurance products so long as all such insurance products are placed directly through Parent (or an affiliate or associate of Parent) in their capacity as agents of Parent and such placements under this Agreement and all other similar agency agreements with Manley shall collectively not exceed $2.0 million in

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    annual first year commissionable premium (such threshold annually increased based on the rate of inflation as specified by the Consumer Price Index for all urban consumers).

  9.
  Notices. All notices, requests, instruction, correspondence, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid and return receipt requested to the address shown below unless changed by notices given as herein provided:

  (a)
  if to Manley, to:

Kenneth L. Manley 758 Soda Creek Drive Evergreen, Colorado 80439
Facsimile:	(800) 690-6550

    with a copy to:

Welborn, Sullivan, Meck & Tooley, P.C. 821 17th Street Suite 500 Denver, Colorado 80202
Facsimile:	(303) 832-2366
Attention:	John F. Meck
    (b)
    if to LQA or to Parent, to:

Quotesmith.com Inc. 8205 South Cass Avenue, No. 102 Darien, Illinois 60561
Facsimile:	(630) 515-0276
Attention:	Robert S. Bland, Chairman, Chief Executive Officer and President

    with a copy to:

Duane Morris LLP 227 West Monroe Street Suite 3400 Chicago, Illinois 60606
Facsimile:	(312) 499-6701
Attention:	David J. Kaufman
  10.
  Miscellaneous.

        (a)   This Agreement, the APA and the Non-Competition Agreement constitute the sole and entire agreement between KLM, LQA and the Parent with respect to the matters referred to herein and shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced.

        (b)   This Agreement shall inure to the benefit of, and be binding upon (i) the parties hereto, (ii) the heirs, administrators, executors and personal representatives of KLM, and (iii) the respective successors and assigns of LQA and the Parent.

        (c)   The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

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        (d)   It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

        (e)   This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ KENNETH L. MANLEY Kenneth L. Manley
LIFE QUOTES ACQUISITION, INC.
By	/s/ ROBERT S. BLAND Robert S. Bland, President
QUOTESMITH.COM INC.
By	/s/ ROBERT S. BLAND Robert S. Bland, President

A-10-7

Annex A-11

EXECUTION COPY

QUOTESMITH.COM, INC.

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 to that certain Stock Purchase Agreement, dated as of the 1st day of March, 2004 (the "Agreement"), by and between QUOTESMITH.COM, INC., a Delaware corporation (the "Company"), and ZIONS BANCORPORATION, a Utah corporation (the "Investor"), is made as of this 7th day of May, 2004 (this "Amendment"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement or in the Definitions Addendum attached thereto.

  1.
  Amendment. The Agreement is hereby amended in the following respects:

  1.1
  Section 1.1 is amended and restated in its entirety as follows:

      "Issuance and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to issue and sell to the Investor at the Closing two million three hundred sixty three thousand six hundred thirty six (2,363,636) shares of the Company's Common Stock (as defined below), which represent an equal number of preferred stock purchase rights pursuant to the Rights Agreement, dated as of July 30, 1999 (the "Rights Agreement"), between the Company and the Harris Trust and Savings Bank (collectively, the "Shares"), for a purchase price (the "Purchase Price") equal to (i) thirteen million dollars ($13,000,000) less (ii) any and all amounts (including, without limitation, principal and interest) payable to Zions under the Promissory Note as of the date of the Closing. Upon the consummation of the Closing, the Promissory Note shall be deemed to have been paid in full by the Company and shall automatically be discharged. Immediately following the consummation of the Closing, the Investor shall mark the Promissory Note as cancelled and return the Promissory Note to the Company."

    1.2
    Section 1.2 is amended and restated in its entirety as follows:

      "Closing. Subject to the satisfaction or waiver of the conditions to Closing set forth in Sections 4 and 5 hereof, the purchase and sale of the Shares shall take place at the offices of Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, at 10:00 a.m. (local time), on the third (3rd) Business Day after the satisfaction or waiver of the conditions to Closing set forth in Sections 4 and 5 hereof, or at such other time and place as the Company and the Investor mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor one or more Common Stock certificates in substantially the form of Exhibit A hereto representing the Common Stock being purchased under this Agreement against payment of the Purchase Price therefor by wire transfer of immediately available funds to the Company's account (for credit to account number 385-974-1 at Harris Trust and Savings Bank, 111 W. Monroe, Chicago, IL 60606, ABA number 071000288, account name Quotesmith.com, Inc. or such other bank account of the Company designated by the Company in writing no later than the second Business Day immediately preceding the Closing) or to a designee of the Company."

    1.3
    Section 2.20 is amended and restated in its entirety as follows.

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      "Financial Reports. The Company has delivered to the Investor its audited consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows, including notes thereto) at December 31, 2003 and for the three fiscal year then ended, and its unaudited, reviewed, consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows) as at and for the three-month period ended March 31, 2004 and the three-month period ended March 31, 2003 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, except that the unaudited reviewed Financial Statements may not contain all the footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited reviewed Financial Statements to the absence of complete notes and to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any Liabilities, other than (i) Liabilities incurred in the ordinary course of business subsequent to March 31, 2004 and (ii) obligations under Contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its Subsidiaries. The Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP."

    1.4
    In Section 2.22, the date "September 30, 2003" is deleted and replaced with "March 31, 2004".

    1.5
    Section 2.29 is amended and restated in its entirety as follows:

      "Use of Proceeds. The Company will use the Purchase Price (i) to repay any amounts payable to Zions under the Promissory Note and (ii) for general corporate purposes.

    1.6
    In Section 4.15, the date "September 30, 2003" is deleted and replaced with "March 31, 2004".

    1.7
    Section 4.16 is amended and restated in its entirety as follows:

      "Life Quotes, Inc. Acquisition. The APA and Real Estate Purchase Agreement (i) shall be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) shall have been duly authorized, executed and delivered by the parties thereto and approved by their respective stockholders, if necessary, (iii) shall constitute a valid, binding and enforceable obligation of the parties thereto and shall be in full force and effect, (iv) shall not have been amended or otherwise modified without the prior written consent of the Investor, (v) the conditions for the closing of the transactions set forth or contemplated therein shall have been satisfied or waived and (vi) the closing of the transactions set forth or contemplated therein shall occur prior to the Closing."

    1.8
    Section 4.18 is amended and restated in its entirety as follows:

      "Shareholder Approval. The issuance and sale of the Shares to the Investor shall have been duly approved at a meeting of the Company's stockholders by the affirmative vote of a majority of the total votes cast on the matter in person or by proxy at such meeting."

    1.9
    Section 5 is amended and restated in its entirety as follows:

      "5.1 Legal Investment; Orders. The authorization, issuance, sale and delivery of the Shares shall be legally permitted by all laws and regulations to which the Investor and the

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      Company are subject. No court or other Governmental Entity or authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered an Order.

      5.2 Shareholder Approval. The issuance and sale of the Shares to the Investor shall have been duly approved at a meeting of the Company's stockholders by the affirmative vote of a majority of the total votes cast on the matter in person or by proxy at such meeting."

    1.10
    Section 6.14(a)(iii) is amended and restated in its entirety as follows:

      "by either the Company or the Investor, so long as such Party has not materially breached its obligations hereunder, if the Closing has not occurred on or before November 7, 2004."

    1.11
    The following definition is inserted in the Definitions Addendum between the definition of "Adverse Consequences" and the definition of "Business Day":

      "APA" means that certain Asset Purchase Agreement, dated as of January 31, 2004, by and among the Company, Life Quotes Acquisition, Kenneth L. Manley and Life Quotes."

    1.12
    The following definitions are inserted in the Definitions Addendum between the definition of "Lien or Liens" and the definition of "Material Adverse Effect":

      "Life Quotes Acquisition" means Life Quotes Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company."

      "Life Quotes, Inc." means Life Quotes, Inc., a Michigan corporation."

    1.13
    The following definition is inserted in the Definitions Addendum between the definition of "Person" and the definition of "SEC":

      "Promissory Note" means that certain Promissory Note, dated as of May 7, 2004, made by Quotesmith for the benefit of Zions whereby Quotesmith unconditionally promises to pay to Zions, the principal sum of $6,500,000, together with accrued and unpaid interest, in lawful money of the United States of America and in immediately available funds on the earlier of (i) November 7, 2004 and (ii) the Closing."

    2.
    Miscellaneous.

    2.1
    No Other Changes. Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

    2.2
    Representations and Warranties. Each of the Company and the Investor hereby represents and warrants that:

    (a)
    It has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment; and

    (b)
    This Amendment has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

    2.3
    Reaffirmation of the Stock Purchase Agreement and Investor Rights Agreement. Each of the Company and the Investor hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any amend, impair, invalidate or otherwise affect any of its obligations under the Agreement or the Investor Rights Agreement extent to the extent expressly amended hereby and (b) except as expressly amended hereby, the Agreement and the Investor

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      Rights Agreement shall remain in full force and effect as written and constitute valid, enforceable obligations thereof.

    2.4
    Severability. In case any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    2.5
    Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

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        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

THE COMPANY:
QUOTESMITH.COM, INC.
By:	/s/ ROBERT S. BLAND Name: Robert S. Bland Title: Chairman, President and Chief Executive Officer
INVESTOR:
ZIONS BANCORPORATION
By:	/s/ JOHN B. HOPKINS Name: John B. Hopkins Title: Vice President of Finance

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Annex A-12

QUOTESMITH.COM, INC.
2004 LIFE QUOTES NON-QUALIFIED STOCK OPTION PLAN

1.     Purpose

        The purpose of the Quotesmith.com, Inc. 2004 Life Quotes Non-Qualified Stock Option Plan (the "Plan") is to foster and promote the long-term financial success of Quotesmith.com, Inc., a Delaware corporation, and its subsidiaries (the "Company"). The Plan provides for the award of stock options to certain former employees of Life Quotes who are now employees of a subsidiary of the Company.

2.     Definitions

        For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

          2.1   "Board" means the Board of Directors of the Company.

          2.2   "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K, as in effect as of the Effective Date, promulgated pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to the reporting requirements of the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if:

            (a)   there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets;

            (b)   the stockholders of the Company approve any plan or proposal of liquidation or dissolution of the Company;

            (c)   there shall be consummated any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least a 67% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger;

            (d)   any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) shall become, after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then-outstanding voting securities ordinarily having the right to vote for the election of directors;

            (e)   individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Board" generally, and as of the Effective Date, the "Incumbent Board") shall cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

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            (f)    a proceeding is instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding remains undismissed or unstayed and in effect for a period of 60 consecutive days or such court enters a decree or court granting the relief sought in such proceeding; or

            (g)   the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of or for any substantial part of its property, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing.

          2.3   "Code" means the Internal Revenue Code of 1986, as amended.

          2.4   "Committee" shall have the meaning provided in Section 3 of the Plan.

          2.5   "Common Stock" means the common stock, $0.003 par value per share, of the Company.

          2.6   "Continuous Service" means that the Participant's service with the Company or any Subsidiary as an employee is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an employee of the Company to an employee of a Subsidiary will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence by that party, including sick leave, military leave or any other personal leave.

          2.7   "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to persist for an indefinite duration exceeding one year.

          2.8   "Effective Date" shall have the meaning provided in Section 19 of the Plan.

          2.9   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.10 "Fair Market Value" means, as determined by the Committee, the closing price as quoted on the Nasdaq National Market on the trading day immediately preceding the date for which the determination is being made; or, in the event that no such closing price exists due to no sale having taken place on such day, the average of the reported closing bid and asked prices on such day; or, if the Common Stock of the Company is listed on a national securities exchange, the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made; or, if no such closing price exists due to no sale having taken place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or if the Common Stock is not quoted on such Nasdaq national Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day immediately

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  preceding the date for which the determination is being made in the over-the-counter market as reported by Nasdaq; or, if bid and asked prices for the Common Stock on such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof; or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

          2.11 "Participant" shall mean any employee of the Company or any Subsidiary to whom an award is granted under the Plan.

          2.12 "Sale Event" means any (a) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets, (b) sale, exchange or other transfer of all of the Company's outstanding capital stock to a third party or group of third parties acting in concert or (c) consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least a 67% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger.

          2.13 "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

          2.14 "Subsidiary" means a company, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

          2.15 "Term of the Plan" means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 16 and (ii) the day before the tenth anniversary of the Effective Date.

3.     Administration

        The Plan shall be administered by a committee of the Board (the "Committee") consisting solely of two or more members of the Board, each of whom shall qualify as a "Non-employee Director" within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an "outside director" within the meaning of Section 162(m) of the Code and regulations pursuant thereto. The Committee shall have the power and authority to grant Stock Option awards to eligible persons pursuant to the terms of the Plan.

        The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom Stock Option awards shall be awarded under the Plan; to determine the size of each such Stock Option award; to determine the time when the Stock Option awards shall be granted; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

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        The Committee also shall have authority, in its discretion, to vary the terms of the Plan to the extent necessary to comply with federal, state or local law.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

        All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

4.     Common Stock Subject to the Plan

          4.1   Share Reserve. There shall be reserved and available for issuance under the Plan 300,000 shares of Common Stock, subject to such adjustment as may be made pursuant to Section 14.

          4.2   Source of Shares/Reversion of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option which for any reason expires or is terminated unexercised, becomes unexercisable or is forfeited or otherwise terminated, or surrendered or canceled shall thereafter be available for further Stock Option awards under the Plan. No Stock Option awards may be granted following the end of the Term of the Plan.

          4.3   Code Section 162(m) Limitation. The total number of shares of Common Stock for which Stock Options that are subject to the attainment of performance criteria to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any Participant during any twelve-month period shall not exceed 200,000 in the aggregate, subject to adjustment pursuant to Section 14.

5.     Eligibility to Receive Stock Option

        Stock Option awards may be granted to any employee of the Company or any Subsidiary. The Committee shall have the sole authority to select the persons to whom an award of Stock Options is to be granted hereunder and to determine the award to be granted to each such person.

6.     Stock Options

        A Stock Option shall be subject to the following terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          6.1   Option Price. The Stock Option exercise price shall be fixed by the Committee and shall be equal to 100 percent of the Fair Market Value of the shares of Common Stock subject to the Stock Option at the time the option is granted. No Stock Option exercise price shall be re-priced or adjusted upward or downward other than as provided for in Section 14.

          6.2   Vesting Period. No Stock Option may be exercised during the first year after its date of grant. After the first anniversary of the date of grant, Stock Options may be exercised as to one-third of the shares of Common Stock available for purchase under the Stock Options, after the second anniversary of the date of grant, it may be exercised as to an additional one-third of such shares and all Stock Options shall be fully vested and exercisable after the third anniversary of the date of grant.

          6.3   Exercise Term. Subject to Section 6.2, each Stock Option may be exercised in whole or in part, and from time to time, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof.

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          6.4   Payment for Shares. A Stock Option shall be deemed to be exercised when notice of such exercise has been given to the Company by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company or its designated agent. Payment shall be by any of the following or a combination thereof, at the election of the Participant:

            (a)   cash;

            (b)   check;

            (c)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

            (d)   Surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of a Stock Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the exercise shares of Common Stock.

          No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company or its designated agent receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 14 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

          6.5   Rights upon Termination of Continuous Service. In the event that a Participant's Continuous Service terminates for any reason, other than death or Disability, the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date 90 days after the effective date of such termination of Continuous Service, or such other date as otherwise determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option. To the extent the Participant was not entitled to exercise the Stock Option at the time of termination of Continuous Service, or if the Participant does not exercise the Stock Option within the time specified herein, such Stock Option shall terminate.

          Notwithstanding the foregoing, the Participant (or any successor or legal representative) shall not have any rights under the Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under the Plan upon exercise of the Stock Option if the Committee shall determine in its sole discretion that the Participant's Continuous Service shall have been terminated for cause, including, but not limited to, the Participant having engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under such Stock Option to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5, which has the effect of

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  eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

          In the event that a Participant's Continuous Service terminates because such Participant either dies or is determined by the Committee to have a Disability prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, the Participant or his successor or legal representative shall be fully vested in the Stock Option and shall have the right to exercise the Stock Option until the earlier of (i) the date twelve months following such event, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option. If the Participant does not exercise the Stock Option within the time specified herein, such Stock Option shall terminate.

7.     No Stock Option Re-Pricing

        Neither the Board nor the Committee shall re-price or adjust upward or downward the exercise price of any Stock Option, other than as provided for in Section 14.

8.     Rights of a Stockholder

        The recipient of any Stock Option award under the Plan shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to the recipient.

9.     No Right to Continue Employment or Service

        Nothing in the Plan or any Stock Option award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate the employment of an employee with or without notice and with or without cause.

10.   Withholding

        The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Option shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan shall be paid by the Participant.

11.   Indemnification

        No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

12.   Non-Assignability

        No Stock Option award under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

13.   Nonuniform Determinations

        The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, and the terms and

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provisions of such awards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Option awards under the Plan, whether or not such persons are similarly situated.

14.   Adjustments

        In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate adjustments in (A) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants may be made to any Participant, and (iii) covered by outstanding unexercised grants denominated in shares or units of Common Stock; (B) the exercise price applicable to outstanding Stock Option awards or grants; and (C) shall make such other adjustments as may be appropriate under the circumstances; provided that the number of shares subject to any award or grant always shall be a whole number.

15.   Provisions Relating to Sale Events.

          (a)   The Company, at its option, may give each Participant at least ten business days written notice (or, if such notice period is not practicable, such shorter notice period as the Company determines in good faith is practicable) prior to the anticipated date of the consummation of a Sale Event. Upon receipt of such notice, and for a period of five business days thereafter (or such other period as may be specified in the Company's notice with respect to the Sale Event), each Participant will be permitted to exercise, in whole or in part, the unexercised portion of each Stock Option held by such Participant in accordance with the terms and conditions of the Plan and the award agreement relating such Option.

          (b)   Upon the consummation of the Sale Event, all Options will be canceled and forfeited to the extent they have not been exercised in accordance with the provisions of Section 15(a).

          (c)   If the Sale Event is not consummated, all Options exercised pursuant to the Company's notice of the Sale Event will be deemed not to have been exercised and will thereafter be exercisable to the same extent and on the same terms and conditions as if notice of the Sale Event had not been given by the Company.

          (d)   In lieu of delivering notice of a Sale Event pursuant to the provisions of Section 15(a), the Company, at its option, may cause the successor or acquiring corporation in connection with any Sale Event or, if applicable, the corporate parent of any such corporation (the "Successor Corporation"), to assume in writing the obligations of the Company under the Plan and the outstanding Stock Options awarded pursuant to the Plan. In such event, the number and kind of shares acquirable upon the exercise of the Stock Options and the exercise price applicable thereto will be adjusted appropriately and the Stock Options as so adjusted will be deemed solely to represent rights to acquire shares of the Successor Corporation in the manner provided in the agreements between the Company and the Successor Corporation.

16.   Termination and Amendment

        The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company. No amendment, termination or modification of the Plan shall affect any Stock Option award theretofore granted in any material adverse way without the consent of the recipient.

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17.   Severability

        If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) of the Code with respect to awards subject to, or governed by, Section 162(m) of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) of the Code. If this Plan does not contain any provision required to be included herein under Section 162(m) of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

18.   Effect on Other Plans

        Participation in this Plan shall not affect a Participant's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any Stock Option awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary.

19.   Effective Date of the Plan

        The Plan shall become effective on April 1, 2004, but no Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company at the next annual meeting to be held in 2004, or any adjournment thereof. If the Plan is not approved by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented at the meeting and entitled to vote thereon, the Plan shall not be, or become, effective and any Stock Options granted under the Plan prior thereto shall terminate and shall become null and void.

20.   Governing Law

        This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

21.   Gender and Number

        Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

22.   No Strict Construction

        No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

23.   Plan Provisions Control

        The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

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24.   Headings

        The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

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Annex A-13

Quotesmith.com, Inc.
Audit Committee Charter

Organization

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the Nasdaq Stock Market listing standards. At least annually the committee shall review the independence of its members and confirm that the members meet these requirements. All committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by SEC regulations.

Purpose

        The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: the integrity and quality of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the Company's system of disclosure controls; the performance of the Company's independent auditors; the independent auditor's qualifications and independence; independent auditor partner rotation; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

        In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. In meeting these responsibilities, the committee shall meet at least four times a year or more frequently as circumstances dictate.

        The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and

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responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

        The committee shall be directly responsible for the appointment and termination (subject to stockholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

        At least annually, the committee shall obtain and review a report by the independent auditors describing:

  •
  The firm's internal quality control procedures.

  •
  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  All relationships between the independent auditor and the Company (to assess the auditor's independence).

        In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq Stock Market listing standards.

        The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

        The committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management's response.

        The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

        The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

        The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

        The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing

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standards. The chair of the committee may represent the entire committee for the purposes of this review.

        The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

        The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

        The committee shall review management's monitoring of the Company's compliance with the Company's ethical code.

        The committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

        The committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

        The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

A-13-3

Quotesmith.com, Inc.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert S. Bland and William V. Thoms jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.03 per share, of Quotesmith.com, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on [    •    ] , 2004 or any adjournment or postponement thereof, as follows.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

A.	Election of Directors
	1.	The Board of Directors recommends a vote FOR the listed nominees:
			For	Withhold
		01—Admiral Jeremiah A. Denton	☐	☐
		02—John B. Hopkins	☐	☐
B.	Issues
The Board of Directors recommends a vote FOR the following proposals.
			For	Against	Abstain
	2.	Approval of Stock Issuance to Zions Bancorporation	☐	☐	☐
			For	Against	Abstain
	3.	Establishment of Life Quotes Employee Stock Option Plan	☐	☐	☐
			For	Against	Abstain
	4.	Proposal to ratify Ernst & Young LLP as the Company's independent auditors for the 2004 year.	☐	☐	☐

In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder.
C.
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed. Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians, should indicate their status when signing.

Signature 1—Please keep signature within the box		Signature 2—Please keep signature within the box
[	]	[	]
Date
(MM/DD/YYYY)
[ / / ]

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ • ], 2004

FORWARD LOOKING STATEMENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
SUMMARY
SELECTED FINANCIAL AND OTHER DATA OF QUOTESMITH.COM
SELECTED FINANCIAL DATA OF LIFE QUOTES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
RISK FACTORS
THE ANNUAL MEETING AND PROXY SOLICITATION
MARKET PRICE INFORMATION
PROPOSAL 1. APPROVAL OF STOCK ISSUANCE TO ZIONS BANCORPORATION
THE ASSET PURCHASE AGREEMENT
THE STOCK PURCHASE AGREEMENT
OTHER AGREEMENTS
OUR BUSINESS
QUOTESMITH.COM FINANCIAL INFORMATION
QUOTESMITH.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
INFORMATION ABOUT LIFE QUOTES
LIFE QUOTES FINANCIAL INFORMATION
LIFE QUOTES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSAL 2. ESTABLISHMENT OF LIFE QUOTES EMPLOYEE STOCK OPTION PLAN
PROPOSAL 3. ELECTION OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 4. RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
ADDITIONAL INFORMATION
2005 STOCKHOLDER PROPOSALS
QUOTESMITH.COM, INC. INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
QUOTESMITH.COM, INC. BALANCE SHEETS
QUOTESMITH.COM, INC. STATEMENTS OF OPERATIONS
QUOTESMITH.COM, INC. STATEMENTS OF STOCKHOLDERS' EQUITY
QUOTESMITH.COM, INC. STATEMENTS OF CASH FLOWS
QUOTESMITH.COM, INC. NOTES TO FINANCIAL STATEMENTS
LIFE QUOTES, INC. INDEX TO FINANCIAL STATEMENTS
Report of Independent Auditors
Life Quotes, Inc. Balance Sheets
Life Quotes, Inc. Statements of Income and Retained Earnings
Life Quotes, Inc. Statements of Cash Flows
Life Quotes, Inc. Notes to Financial Statements
Life Quotes, Inc. Balance Sheets
Life Quotes, Inc. Statements of Income and Retained Earnings
Life Quotes, Inc. Statements of Cash Flows
Life Quotes, Inc. Notes to Financial Statements (Unaudited)
  Annex A-1
EXECUTIVE SUMMARY CONCLUDED SUBJECT VALUE $5,500,000 "As Is" Fee Simple Market Value
APPRAISERS' COMMENTS
  Annex A-3

  Annex A-4

  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D
  EXHIBIT E
  Annex A-5
REAL ESTATE PURCHASE AND SALE AGREEMENT
  Annex A-6
  EXECUTION VERSION
INVESTOR RIGHTS AGREEMENT
RECITALS
  SCHEDULE A
VOTING AGREEMENT
VOTING AGREEMENT
  Annex A-9
  Annex A-10
  Annex A-11 EXECUTION COPY
QUOTESMITH.COM, INC. AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
  Annex A-12
  Annex A-13